Post-Qualification Amendment No. 17
File No. 024-10951

This Post-Qualification Amendment No. 17 amends the Offering Statement of Otis Gallery LLC originally qualified on July 17, 2019, as previously amended, to add, update and/or replace information contained in the Offering Statement.

Preliminary Offering Circular, Dated January 15, 2021

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. TO THE EXTENT NOT ALREADY QUALIFIED UNDER REGULATION A, THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

Otis Gallery LLC
335 Madison Ave, 16th Floor
New York, NY 10017
(201) 479-4408; www.withotis.com

Best Efforts Offering of Series Membership Interests

Otis Gallery LLC, a Delaware series limited liability company (which we refer to as “we,” “us,” “our” or “our company”), is offering, on a best efforts basis, the membership interests of each of the series of our company in the “Series Offering Table” beginning on page 1.
All of the series of our company offered hereunder may collectively be referred to in this offering circular as the “series” and each, individually, as a “series.”  The interests of all series described above may collectively be referred to in this offering circular as the “interests” and each, individually, as an “interest” and the offerings of the interests may collectively be referred to in this offering circular as the “offerings” and each, individually, as an “offering.” See “Securities Being Offered” for additional information regarding the interests.

An offering statement was filed with the Securities and Exchange Commission, or the Commission, with respect to the Series #KW Interests offering and was originally qualified by the Commission on July 17, 2019. This Post-Qualification Amendment No. 17 to such original offering circular describes each individual series found in the “Series Offering Table” section.
The interests are non-voting limited liability company membership interests in a series of our company. Each series is treated as a unique legal entity. Purchasing an interest in a series does not confer to the investor any ownership in our company or any other series. Each series is managed by Otis Wealth, Inc. (which we refer to as our manager), which also serves as the asset manager for the asset owned by each series. Our manager has full authority to determine how to best utilize the asset owned by the series. Investors will not have any say in the management of the asset or the series.
We conduct separate closings with respect to each offering. The closing of an offering will occur on the earliest to occur of (i) the date subscriptions for the maximum number of interests offered for a series have been accepted or (ii) a date determined by our manager in its sole discretion, provided that subscriptions for the minimum number of interests offered for a series have been accepted.  If closing has not occurred, an offering shall be terminated upon (i) the date which is one year from the date such offering circular or amendment thereof, as applicable, is qualified by the Commission, which period may be extended with respect to a particular series by an additional six months by our manager in its sole discretion, or (ii) any date on which our manager elects to terminate the offering for a particular series in its sole discretion, such date not to exceed the date which is 18 months from the date such offering circular or amendment thereof, as applicable, is qualified by the Commission.  No securities are being offered by existing securityholders.
Each offering is being conducted on a “best efforts” basis pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended, or the Securities Act, for Tier 2 offerings.  The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest bearing escrow account with North Capital Private Securities Corporation and will not be commingled with the operating account of any series until, if and when there is a closing with respect to that investor.  See “Series Offering Table,” “Plan of Distribution and Selling Securityholders” and “Securities Being Offered” for additional information.

Price to public	Underwriting discount and commissions(1)	Proceeds to Issuer(2)(3)
Series Gallery Drop 013
Per Interest	$60	$0.59	$59.41
Total Minimum	$84,150	$825	$83,325
Total Maximum	$90,000	$882	$89,118

Series Gallery Drop 031
Per Interest	$24.00	$0.24	$23.76
Total Minimum	$43,752	$429	$43,323
Total Maximum	$48,000	$470	$47,530

Series Gallery Drop 033
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$21,480	$211	$21,269
Total Maximum	$24,000	$235	$23,765

Series Gallery Drop 040
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$33,220	$326	$32,894
Total Maximum	$35,500	$348	$35,152

Series Gallery Drop 043
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$63,000	$630	$62,370
Total Maximum	$67,000	$670	$66,330

Series Gallery Drop 044
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$416,700	$4,167	$412,533
Total Maximum	$466,700	$4,667	$462,033

Series Gallery Drop 045
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$216,000	$2,160	$213,840
Total Maximum	$230,000	$2,300	$227,700

Series Gallery Drop 046
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$50,400	$504	$49,896
Total Maximum	$53,000	$530	$52,470

Series Gallery Drop 047
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$28,800	$288	$28,512
Total Maximum	$30,000	$300	$29,700

Series Gallery Drop 048
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$56,250	$563	$55,687
Total Maximum	$58,000	$580	$57,420

Series Gallery Drop 049
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$214,500	$2,145	$212,355
Total Maximum	$225,000	$2,250	$222,750
Total Maximum with Bonus Interests(4)	$229,500	$2,250	$222,750

Series Gallery Drop 050
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$25,000	$250	$24,750
Total Maximum	$29,500	$295	$29,205

Series Gallery Drop 051
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$29,000	$290	$28,710
Total Maximum	$31,000	$310	$30,690

Series Gallery Drop 053
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$78,000	$780	$77,220
Total Maximum	$79,500	$795	$78,705

Series Gallery Drop 054
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$18,000	$180	$17,820
Total Maximum	$19,000	$190	$18,810

Series Gallery Drop 055
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$45,100	$451	$44,649
Total Maximum	$47,500	$475	$47,025

Series Gallery Drop 056
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$20,100	$201	$19,899
Total Maximum	$21,200	$212	$20,988
Total Maximum with Bonus Interests(4)	$21,620	$212	$20,988

Series Gallery Drop 057
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$17,100	$171	$16,929
Total Maximum	$18,000	$180	$17,820
Total Maximum with Bonus Interests(4)	$18,360	$180	$17,820

Series Gallery Drop 058
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$21,260	$213	$21,047
Total Maximum	$22,400	$224	$22,176
Total Maximum with Bonus Interests(4)	$22,840	$224	$22,840

Series Gallery Drop 059
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$73,700	$737	$72,963
Total Maximum	$77,600	$776	$76,824
Total Maximum with Bonus Interests(4)	$79,160	$776	$76,824

Series Gallery Drop 060
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$48,500	$485	$48,015
Total Maximum	$51,100	$511	$50,589

Series Gallery Drop 061
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$21,990	$220	$21,770
Total Maximum	$23,100	$231	$22,869
Total Maximum with Bonus Interests(4)	$23,560	$231	$22,869

Series Gallery Drop 062
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$15,400	$154	$15,246
Total Maximum	$16,200	$162	$16,038

Series Gallery Drop 063
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$20,000	$200	$19,800
Total Maximum	$21,100	$211	$20,889
Total Maximum with Bonus Interests(4)	$21,520	$211	$20,889

Series Gallery Drop 064
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$32,000	$320	$31,680
Total Maximum	$33,700	$337	$33,363
Total Maximum with Bonus Interests(4)	$34,380	$337	$33,363

Series Gallery Drop 065
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$20,080	$201	$19,879
Total Maximum	$21,100	$211	$20,889

Series Gallery Drop 066
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$90,000	$900	$89,100
Total Maximum	$94,700	$947	$93,753
Total Maximum with Bonus Interests(4)	$96,600	$947	$93,753

Series Gallery Drop 067
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$60,000	$600	$59,400
Total Maximum	$63,200	$632	$62,568

Series Gallery Drop 068
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$24,000	$240	$23,760
Total Maximum	$25,300	$253	$25,047

Series Gallery Drop 069
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$35,130	$351	$34,779
Total Maximum	$37,000	$370	$36,630

(1)
Dalmore Group, LLC, or the Broker, will be acting as our executing broker in connection with each offering and will be paid the Brokerage Fee. See “Plan of Distribution and Selling Securityholders—Fees and Expenses.” We intend to distribute each series of our interests principally through the Otis Platform. See “Plan of Distribution and Selling Securityholders.”
v

North Capital Private Securities Corporation, or North Capital Private Securities, previously acted as our executing broker in connection with each offering. As of September 16, 2020, our company has (a) sold the maximum number of Series #KW Interests, Series Drop 002 Interests, Series Drop 003 Interests, Series Drop 004 Interests, Series Drop 005 Interests, Series Drop 008 Interests, Series Drop 009 Interests, Series Drop 010 Interests, Series Gallery Drop 011 Interests, Series Gallery Drop 012 Interests, Series Gallery Drop 014 Interests, Series Gallery Drop 015 Interests, Series Gallery Drop 016 Interests, Series Gallery Drop 018 Interests, Series Gallery Drop 019 Interests, Series Gallery Drop 020 Interests, Series Gallery Drop 022 Interests, Series Gallery Drop 024 Interests, Series Gallery Drop 026 Interests and Series Gallery Drop 027 Interests (we refer to these, collectively, as the Closed Drops) and closed each such offering; (b) received subscriptions for the maximum number of Series Gallery Drop 017 Interests, Series Gallery Drop 021 Interests, Series Gallery Drop 023 Interests, Series Gallery Drop 28 Interests, Series Gallery Drop 029 Interests, Series Gallery Drop 030 Interests, Series Gallery Drop 032 Interests and Series Gallery Drop 034 Interests (we refer to these, collectively, as the Fully Subscribed Drops) but the initial closings have not yet taken place; and (c) received subscriptions for 883 Series Gallery Drop 013 Interests, 267 Series Gallery Drop 025 Interests, 1,360 Series Gallery Drop 031 Interests, 48 Series Gallery Drop 033 Interests, 1,776 Series Gallery Drop 035 Interests, 3,881 Series Gallery Drop 036 Interests and 405 Series Gallery Drop 037 Interests (we refer to these, collectively, as the Open Drops) but the initial closings have not yet taken place. Total commissions in the above chart represent: (w) $12,259 in brokerage fees paid to North Capital Private Securities in connection with this offering with respect to the Closed Drops; (x) $6,110 in brokerage fees to be paid to North Capital Private Securities in connection with this offering with respect to the Fully Subscribed Drops; (y) $1,755 in brokerage fees to be paid to North Capital Private Securities in connection with respect to the Open Drops; and (z) the amounts payable to the Broker. See “Plan of Distribution and Selling Securityholders.”
(2)
Because these are best efforts offerings, the actual public offering amounts, brokerage fees and proceeds to us are not presently determinable and may be substantially less than each total maximum offering set forth above.
(3)
Our manager has assumed and will not be reimbursed for offering expenses. Note that certain proceeds will be used to pay interest on the promissory note entered between the respective series and our manager. See “Use of Proceeds to Issuer” for additional information.
(4)
We may issue, but will not be compensated for, additional interests, having up to the following maximum aggregate values, as set forth in the table below pursuant to the terms of the Bonus Interest Program. See “Plan of Distribution and Selling Securityholders—Bonus Interest Program.” No brokerage fees are payable, and each such series will receive no additional proceeds, with respect to the issuance of such interests.
Series Name	Maximum Bonus Interests	Maximum Bonus Interest Value
Series Gallery Drop 049	450	$4,500
Series Gallery Drop 056	42	$420
Series Gallery Drop 057	36	$440
Series Gallery Drop 058	44	$440
Series Gallery Drop 059	156	$1,560
Series Gallery Drop 061	46	$460
Series Gallery Drop 063	42	$420
Series Gallery Drop 064	68	$680
Series Gallery Drop 066	190	$1,900

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and, as such, may elect to comply with certain reduced reporting requirements for this offering circular and future filings after the offerings.
An investment in our interests involves a high degree of risk. See “Risk Factors” for a description of some of the risks that should be considered before investing in our interests.

Generally, no sale may be made to you in any offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.
THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF ANY OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.
This offering circular is following the offering circular format described in Part II (a)(1)(i) of Form 1-A.

We are offering to sell, and seeking offers to buy, our interests only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with any information other than the information contained in this offering circular. The information contained in this offering circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our interests. Neither the delivery of this offering circular nor any sale or delivery of our interests shall, under any circumstances, imply that there has been no change in our affairs since the date of this offering circular. This offering circular will be updated and made available for delivery to the extent required by the federal securities laws.
The information contained in this offering circular includes some statements that are not historical and that are considered “forward-looking statements.”  Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company, our manager, each series of our company and the Otis Platform; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations).  These forward-looking statements express our manager’s expectations, hopes, beliefs, and intentions regarding the future.  In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements contained in this offering circular are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither we nor our manager can guarantee future performance, or that future developments affecting our company, our manager or the Otis Platform will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.  You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SERIES OFFERING TABLE
The table below shows key information related to the offering of each series. Please also refer to “The Underlying Assets” and “Use of Proceeds” for further details.
Series Name	Underlying Asset(s)	Offering Price per Interest	Maximum Offering Size	Minimum/ Maximum Membership Interests(1)(2)	Opening Date	Closing Date	Status
Series #KW	2018 Saint Jerome Hearing the Trumpet of Last Judgement painting by Kehinde Wiley	$25.00	$250,000	10,000	07/17/19	11/27/19	Closed
Series Drop 002	Nike MAG Back to the Future (2016) sneakers	$33.00	$33,000	1,000	11/26/19	04/13/20	Closed
Series Drop 003	The Incredible Hulk #181 comic	$35.00	$35,000	1,000	11/29/19	03/18/20	Closed
Series Drop 004	Collection of Supreme skate decks (select limited-edition artist collaborations)	$47.00	$47,000	1,000	12/19/19	03/11/20	Closed
Series Drop 005	2018 DOB and Arrows: Patchworks Skulls painting by Takashi Murakami and Virgil Abloh	$76.00	$95,000	1,250	11/26/19	03/06/20	Closed
Series Drop 008	2019 series of commissioned paintings by fnnch	$40.00	$32,000	800	12/10/19	03/17/20	Closed
Series Drop 009	2012 Gone and Beyond painting by Kaws	$100.00	$325,000	3,250	12/19/19	10/02/20	Closed
Series Drop 010	Collection of Nike SB Dunks sneakers	$25.00	$25,000	1,000	12/10/19	03/06/20	Closed
Series Gallery Drop 011	2019 commissioned painting by Shelby and Sandy	$25.00	$20,000	800	03/03/20	05/21/20	Closed
Series Gallery Drop 012	2011 Love Is What You Want neon sculpture by Tracey Emin	$75.00	$150,000	2,000	04/09/20	08/24/20	Closed

Series Gallery Drop 013	2019 Grey Selenite Newspaper Machine sculpture by Daniel Arsham	$60.00	$90,000	1,403/1,500(3)	03/23/20		Open
Series Gallery Drop 014	Collection of 1985 Jordan 1 OG sneakers	$33.00	$33,000	1,000	02/18/20	04/21/20	Closed
Series Gallery Drop 015	Collection of Supreme skate decks – Bundle II	$27.00	$27,000	1,000	03/03/20	04/03/20	Closed
Series Gallery Drop 016	Collection of Nike and Adidas Yeezy sneakers	$21.00	$21,000	1,000	04/15/20	05/29/20	Closed
Series Gallery Drop 017	2017 Colorbar Constellation 6 painting by Derrick Adams	$54.00	$54,000	1,000	05/25/20	10/16/20	Closed
Series Gallery Drop 018	Tomb of Dracula #10 comic	$25.00	$12,000	480	06/05/20	08/14/20	Closed
Series Gallery Drop 019	2020 CHROMADYNAMICA MSS painting by Felipe Pantone	$30.00	$22,500	750	06/18/20	08/18/20	Closed
Series Gallery Drop 020	X-Men #1 comic	$75.00	$136,500	1,820	06/30/20	09/30/20	Closed
Series Gallery Drop 021	Collection of artist collaboration Nike sneakers	$25.00	$27,500	1,100	06/12/20	11/04/20	Closed
Series Gallery Drop 022	Collection of Nike Air Jordan 1 sneakers	$32.00	$32,000	1,000	06/25/20	08/14/20	Closed
Series Gallery Drop 023	2019 Cape Woman painting by Katherine Bradford	$19.00	$19,000	1,000	07/07/20	10/23/20	Closed
Series Gallery Drop 024	Fantastic Four #52 comic	$24.00	$24,000	1,000	07/01/20	08/17/20	Closed
Series Gallery Drop 025	2018 No. 90 painting by Derek Fordjour	$70.00	$70,000	1,000	07/07/20	12/04/20	Sold
Series Gallery Drop 026	Avengers #1 comic	$50.00	$100,000	2,000	06/30/20	09/11/20	Closed
Series Gallery Drop 027	Teenage Mutant Ninja Turtles #1 comic	$12.50	$62,500	5,000	07/21/20	09/11/20	Closed
Series Gallery Drop 028	Nike SB Dunk Low “Freddy Krueger” sneakers	$10.00	$20,000	2,000	08/04/20	11/20/20	Closed

Series Gallery Drop 029	Collection of Travis Scott collaboration Nike sneakers	$11.00	$55,000	5,000	08/13/20	11/06/20	Closed
Series Gallery Drop 030	2020 A Perfect Trade painting by Cleon Peterson	$14.00	$28,000	2,000	08/18/20	12/01/20	Closed
Series Gallery Drop 031	2020 Sneakers, Computers, Capri Sun painting by Katherine Bernhardt	$24.00	$48,000	1,823/2,000(4)	08/20/20		Open
Series Gallery Drop 032	Super Mario Bros. 3 “Right” NES game	$1.00	$5,000	5,000	08/19/20	12/31/20	Closed
Series Gallery Drop 033	Collection of 1985 Nike Air Jordan I sneakers	$10.00	$24,000	2,148/2,400(5)	09/09/20		Open
Series Gallery Drop 034	2003 Police Car painting by Banksy	$20.00	$415,000	20,750	08/19/20	11/02/20	Closed
Series Gallery Drop 035	2020 Triptych: Medical Bill paintings by MSCHF	$20.00	$75,000	3,635	09/25/20	12/22/20	Closed
Series Gallery Drop 036	Collection of streetwear collaboration Nike sneakers	$10.00	$51,000	4,821	09/20/20	12/16/20	Closed
Series Gallery Drop 037	Collection of sample and player-exclusive Nike Air Jordan sneakers	$10.00	$26,500	2,650	09/29/20	11/05/20	Closed
Series Gallery Drop 038	2003 LeBron James Topps Chrome #111 Refractor trading card	$10.00	$73,500	7,350	10/07/20	11/05/20	Closed
Series Gallery Drop 039	1985 Nike Air Jordan 1 TYPS PE sneakers	$10.00	$67,500	6,750	10/14/20	12/14/20	Closed
Series Gallery Drop 040	Collection of Nike Air Max sneakers	$10.00	$35,500	3,322/3,550(6)	11/03/20		Open
Series Gallery Drop 041	Dior Collaboration Nike Air Jordan 1 Low sneakers	$1.00	$5,500	5,500	10/09/20	12/16/20	Closed

Series Gallery Drop 042	Collection of Nike Air Jordan sneakers known as “Kobe 3/ 8 PE Pack”	$10.00	$21,000	2,100	10/28/20	12/01/20	Closed
Series Gallery Drop 043	Futura collaboration Nike SB Dunk High “FLOM” sneakers	$10.00	$67,000	6,300/6,700(7)	11/10/20		Open
Series Gallery Drop 044	Nike Air Jordan 1 High “‘Shattered Backboard’ Origin Story” sneakers	$10.00	$466,700	41,670/46,670(8)	11/19/20		Open
Series Gallery Drop 045	Complete set of 1986 Fleer basketball trading cards	$10.00	$230,000	21,600/23,000(9)	11/17/20		Open
Series Gallery Drop 046	2000 SP Authentic #118 Tom Brady rookie trading card	$10.00	$53,000	5,040/5,300			Not Yet Launched
Series Gallery Drop 047	1981 Topps #216 Joe Montana rookie trading card	$10.00	$30,000	2,880/3,000(10)	01/14/21		Open
Series Gallery Drop 048	2011 Hermès 35cm So Black Birkin handbag	$10.00	$58,000	5,625/5,800			Not Yet Launched
Series Gallery Drop 049	2003 SP Authentic Limited LeBron James #148 trading card	$10.00	$225,000 (excl. 450 Bonus Interests)	21,450/22,500(11) (excl. 450 Bonus Interests)	01/11/21		Open
Series Gallery Drop 050	Zelda II: The Adventure of Link NES game	$10.00	$29,500	2,500/2,950			Not Yet Launched
Series Gallery Drop 051	2009 Topps Chrome Stephen Curry #101 trading card	$10.00	$31,000	2,900/3,100(12)	01/08/21		Open
Series Gallery Drop 052	Pokémon Blue Game Boy game	$10.00	$10,000	1,000	12/22/20	01/12/21	Closed
Series Gallery Drop 053	Pokémon Yellow Game Boy game	$10.00	$79,500	7,800/7,950			Not Yet Launched
Series Gallery Drop 054	Golf NES game	$10.00	$19,000	1,800/1,900(13)	01/05/21		Open
Series Gallery Drop 055	1999 Pokémon 1st Edition Shadowless Holo Blastoise #2 trading card	$10.00	$47,500	4,510/4,750			Not Yet Launched
Series Gallery Drop 056	1999 Pokémon 1st Edition Shadowless Holo Mewtwo #10 trading card	$10.00	$21,200 (excl. 42 Bonus Interests)	2,010/2,120(14) (excl. 42 Bonus Interests)	01/08/21		Open

Series Gallery Drop 057	1999 Pokémon 1st Edition Shadowless Holo Raichu #14 trading card	$10.00	$18,000 (excl. 36 Bonus Interests)	1,710/1,800(15) (excl. 36 Bonus Interests)	01/04/21	Open
Series Gallery Drop 058	2012-13 National Treasures Anthony Davis RPA trading card	$10.00	$22,400 (excl. 44 Bonus Interests)	2,126/2,240 (excl. 44 Bonus Interests)		Not Yet Launched
Series Gallery Drop 059	Super Mario Bros. NES game	$10.00	$77,600 (excl. 156 Bonus Interests)	7,370/7,760 (excl. 156 Bonus Interests)		Not Yet Launched
Series Gallery Drop 060	Daredevil #1 comic	$10.00	$51,100	4,850/5,110		Not Yet Launched
Series Gallery Drop 061	1999 Pokémon 1st Edition Shadowless Holo Venusaur #15 trading card	$10.00	$23,100 (excl. 46 Bonus Interests)	2,199/2,310(16) (excl. 46 Bonus Interests)	01/14/21	Open
Series Gallery Drop 062	Tetris and Tetris II NES games	$10.00	$16,200	1,540/1,620		Not Yet Launched
Series Gallery Drop 063	2002-03 Panini Futebol Portugal Cristiano Ronaldo #137 trading card	$10.00	$21,100 (excl. 42 Bonus Interests)	2,000/2,110 (excl. 42 Bonus Interests)		Not Yet Launched
Series Gallery Drop 064	2004-05 Panini Megacracks La Liga Lionel Messi #71 trading card	$10.00	$33,700 (excl. 68 Bonus Interests)	3,200/3,370 (excl. 68 Bonus Interests)		Not Yet Launched
Series Gallery Drop 065	1996 Topps Chrome Allen Iverson #171 Refractor trading card	$10.00	$21,100	2,008/2,110		Not Yet Launched
Series Gallery Drop 066	2013 Panini Immaculate Collection Giannis Antetokounmpo #131 RPA trading card	$10.00	$94,700 (excl. 190 Bonus Interests)	9,000/9,470 (excl. 190 Bonus Interests)		Not Yet Launched
Series Gallery Drop 067	2003-04 SP Authentic Signatures #LJA LeBron James trading card	$10.00	$63,200	6,000/6,320		Not Yet Launched
Series Gallery Drop 068	2007 Topps Chrome Kevin Durant #131 Refractor trading card	$10.00	$25,300	2,400/2,530		Not Yet Launched
Series Gallery Drop 069	Emerging 15 Index: collection of 15 NBA Panini Prizm Silver trading cards	$10.00	$37,000	3,513/3,700		Not Yet Launched

Note: Gray shading represents series for which an offering has not yet launched.

(1)
For closed offerings, this number represents the actual number of interests sold.

(2)
We may issue, but will not be compensated for, additional interests pursuant to the terms of the Bonus Interest Program. See “Plan of Distribution and Selling Securityholders—Bonus Interest Program.”
(3)
As of the date of this offering circular, we have received subscriptions for 1,500 membership interests, but the initial closing has not yet taken place.
(4)
As of the date of this offering circular, we have received subscriptions for 2,000 membership interests, but the initial closing has not yet taken place.
(5)
As of the date of this offering circular, we have received subscriptions for 2,400 membership interests, but the initial closing has not yet taken place.
(6)
As of the date of this offering circular, we have received subscriptions for 3,549 membership interests, but the initial closing has not yet taken place.
(7)
As of the date of this offering circular, we have received subscriptions for 6,700 membership interests, but the initial closing has not yet taken place.
(8)
As of the date of this offering circular, we have received subscriptions for 41,887 membership interests, but the initial closing has not yet taken place.
(9)
As of the date of this offering circular, we have received subscriptions for 23,000 membership interests, but the initial closing has not yet taken place.
(10)
As of the date of this offering circular, we have received subscriptions for 600 membership interests, but the initial closing has not yet taken place.
(11)
As of the date of this offering circular, we have received subscriptions for 22,049 membership interests, but the initial closing has not yet taken place.
(12)
As of the date of this offering circular, we have received subscriptions for 3,038 membership interests, but the initial closing has not yet taken place.
(13)
As of the date of this offering circular, we have received subscriptions for 1,900 membership interests, but the initial closing has not yet taken place.
(14)
As of the date of this offering circular, we have received subscriptions for 2,120 membership interests, but the initial closing has not yet taken place.
(15)
As of the date of this offering circular, we have received subscriptions for 1,800 membership interests, but the initial closing has not yet taken place.
(16)
As of the date of this offering circular, we have received subscriptions for 232 membership interests, but the initial closing has not yet taken place.

SUMMARY
The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this offering circular.  You should read the entire offering circular and carefully consider, among other things, the matters set forth in the section captioned “Risk Factors.”  You are encouraged to seek the advice of your attorney, tax consultant, and business advisor with respect to the legal, tax, and business aspects of an investment in our interests.  All references in this offering circular to “$” or “dollars” are to United States dollars.
The Company
Overview
We believe that alternative assets have been a cornerstone of wealth accumulation. However, barriers are high, and quality access has been limited to a tiny fraction of our global economy. We believe that those who do have access to top-quality alternative investments are faced with a lack of transparency, operational overhead and high minimums and fees from established gatekeepers. The costs for investing in this asset class are high and transaction volumes are low, with few options for liquidity, resulting in longer holding periods. As a result, the opportunity to build wealth remains inaccessible.
The Otis Platform is our proposed solution to this problem. We plan to create a marketplace for investment-grade art and collectibles and to expand our asset classes into other alternative asset classes such as real estate, wine, precious metals and culture (movies, music royalties, etc.), through one or more affiliated issuers. Our goal is to unlock every type of alternative asset and give investors true uncorrelated diversification.
We plan to target the acquisition of underlying assets ranging in price anywhere from $25,000 to $50,000,000. Some assets may also be below this range. Our mission is to democratize wealth accumulation by providing access, liquidity and transparency.
History and Structure
Our company is a series limited liability company formed on December 18, 2018 pursuant to Section 18-215 of the Delaware Limited Liability Company Act, or the LLC Act.
As a series limited liability company, title to our underlying assets will be held by, or for the benefit of, the applicable series. We intend that each series will own its own underlying assets, which will be works of art or other collectibles.
Section 18-215(b) of the LLC Act provides that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the series limited liability company, and if the records maintained for any such series account for the assets associated with such series separately from the assets of the limited liability company, or any other series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable only against the assets of such series and not against the assets of the limited liability company generally or any other series.  As such, the assets of a series include only the work(s) of art or other collectible(s) associated with that series and other related assets (e.g., cash reserves).
Impact of Coronavirus Pandemic
In December 2019, a novel strain of coronavirus, referred to as COVID-19, was reported in Wuhan, China. COVID-19 has since spread to other countries, including the United States, and was declared a pandemic by the World Health Organization. Efforts to contain the spread of COVID-19 have intensified, and most states and localities in the United States and countries in Europe and Asia have implemented severe travel and social restrictions, including social distancing, “shelter-in-place” orders and restrictions on the types of businesses that may continue to operate. The impacts of the outbreak are unknown and rapidly evolving. Our principal office in New York State is closed, and we currently have limited access to our storage facility.

Our manager has taken steps to take care of its employees, including providing the ability for employees to work remotely. Our manager has also taken precautions with regard to employee, facility and office hygiene and implemented significant travel restrictions. Our manager is also assessing business continuity plans for all business units, including ours, in the context of COVID-19. This is a rapidly evolving situation, and our manager will continue to monitor and mitigate developments affecting its workforce. Our manager has reviewed and will continue to carefully review all rules, regulations and orders and will respond accordingly.
The continued spread of COVID-19 has also led to severe disruption and volatility in the global financial markets, which could increase our cost of capital and adversely affect our liquidity and ability to access capital markets in the future. The continued spread of COVID-19 has caused an economic slowdown and may cause a recession or other unpredictable events, each of which could adversely affect our business, results of operations or financial condition. The pandemic has had, and could have a significantly greater, material adverse effect on the United States economy as a whole and in our industry in particular.
If the spread of COVID-19 cannot be slowed and, ideally, contained, our business operations could be further delayed or interrupted. We expect that government and health authorities will announce new, or extend existing, restrictions, which could require us to make further adjustments to our operations in order to comply with any such restrictions. Our manager may also experience limitations in employee resources. In addition, our operations could be disrupted if any employee of our manager is suspected of having the virus, which could require quarantine of any such employees. The duration of any business disruption cannot be reasonably estimated at this time but may materially affect our ability to operate our business and result in additional costs.
The extent to which COVID-19 may impact our results will depend on future developments, which are highly uncertain and cannot be predicted as of the date of this offering circular, including new information that may emerge concerning the severity of the pandemic and steps taken to contain the pandemic or treat its impact, among others. Nevertheless, the pandemic; the current financial, economic and capital markets environment; and future developments in the global supply chain and other areas present material uncertainty and risk with respect to our performance, financial condition, results of operations and cash flows.
Further, the COVID-19 outbreak has caused unprecedented levels of global uncertainty and may impact the value of art and other collectables. We expect the COVID-19 outbreak will result in low transaction volume until confidence in the global economy is restored. The extent and duration of this disruption cannot be accurately estimated, and the art and collectibles industry may take a significant amount of time to recover. Although we intend to hold and manage all of the assets marketed on the Otis Platform for an average of three to seven years, the COVID-19 outbreak and resulting economic uncertainty may impact the value of the underlying assets, and consequently the value of the interests.
Manager
Otis Wealth, Inc., a Delaware corporation incorporated on October 4, 2018 (which we refer to as our manager), is the manager of our company and each series of our company.  Our manager also owns and operates a mobile app-based investment platform called Otis (we refer to the Otis app and any successor platform used by us for the offer and sale of interests as the Otis Platform) through which each series of interests will be sold.
At the closing of each offering, our manager or its affiliates will purchase a minimum of 2% and up to a maximum of 19.99% of the interests sold in such offering for the same price as all other investors, although such minimum and maximum thresholds may be waived or modified by our manager in its sole discretion. Our manager may sell its interests from time to time after closing of any offering. Our manager has no present intention to sell its interests, and any future sales would be based upon our potential need for capital, market prices of the interests at the time of a proposed sale and other factors that a reasonable investor might consider in connection with the sale of securities similar to our interests.
Advisory Board

Our manager intends to assemble an expert network of advisors with experience in relevant industries (which we refer to as the Advisory Board) to assist it in identifying and acquiring the art, collectibles and other alternative assets, to assist the asset manager described below in managing the underlying assets and to advise our manager and certain other matters associated with our business and various series.
The members of the Advisory Board will not be managers or officers of our company or any series and will not have any fiduciary or other duties to the interest holders of any series.
Operating Expenses
Each series of our company will be responsible for the following costs and expenses attributable to the activities of our company related to such series (we refer to these as Operating Expenses):
●
any and all fees, costs and expenses incurred in connection with the management of our underlying assets, including import taxes, income taxes, storage (including property rental fees should our manager decide to rent a property to store a number of underlying assets), security, valuation, custodial, marketing and utilization of the underlying assets;
●
any fees, costs and expenses incurred in connection with preparing any reports and accounts of each series, including any blue sky filings required in order for a series to be made available to investors in certain states and any annual audit of the accounts of such series (if applicable) and any reports to be filed with the Commission;

●
any and all insurance premiums or expenses, including directors and officer’s insurance of the directors and officers of our manager or asset manager, in connection with the underlying assets;
●
any withholding or transfer taxes imposed on our company or a series or any interest holders as a result of its or their earnings, investments or withdrawals;
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any governmental fees imposed on the capital of our company or a series or incurred in connection with compliance with applicable regulatory requirements;
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any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against our company, a series or our asset manager in connection with the affairs of our company or a series;
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the fees and expenses of any administrator, if any, engaged to provide administrative services to our company or a series;
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all custodial fees, costs and expenses in connection with the holding of an underlying asset;
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any fees, costs and expenses of a third-party registrar and transfer agent appointed by our managing member in connection with a series;
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the cost of the audit of the annual financial statements of our company or a series and the preparation of tax returns and circulation of reports to interest holders;
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any indemnification payments;
●
the fees and expenses of counsel to our company or a series in connection with advice directly relating to its legal affairs;
●
the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by our managing member in connection with the operations of our company or a series; and
●
any similar expenses that may be determined to be Operating Expenses, as determined by our managing member in its reasonable discretion.

Our manager has agreed to pay and not be reimbursed for Operating Expenses incurred prior to the initial closing of each offering. Our manager will bear its own expenses of an ordinary nature, including all costs and expenses on account of rent (other than for storage of the underlying assets), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the underlying assets).
If the Operating Expenses exceed the amount of revenues generated from an underlying asset and cannot be covered by any Operating Expense reserves on the balance sheet of such underlying asset, our manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the applicable series, on which our manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by such underlying asset (which we refer to as Operating Expenses Reimbursement Obligation(s)), and/or (c) cause additional interests to be issued in such series in order to cover such additional amounts.
Asset Manager
Each series will appoint our manager to serve as asset manager to manage the underlying asset related to such series pursuant to an asset management agreement. Except as set forth below and any guidance as may be established from time to time by our manager or the Advisory Board, our asset manager will have sole authority and complete discretion over the care, custody, maintenance and management of each underlying asset and to take any action that it deems necessary or desirable in connection therewith.  Our asset manager will be authorized on behalf of each series to, among other things:
●
create the asset maintenance policies for each underlying asset in consultation with the Advisory Board and oversee compliance with such maintenance policies;
●
purchase and maintain insurance coverage for each underlying asset for the benefit of the series related to such asset;
●
engage third-party independent contractors for the care, custody, maintenance and management of each underlying asset;
●
develop standards for the care of each underlying asset while in storage;
●
develop standards for the transportation and care of each underlying asset when outside of storage;
●
reasonably make all determinations regarding the calculation of fees, expenses and other amounts relating to each underlying asset paid by the asset manager;
●
deliver invoices to our manager for the payment of all fees and expenses incurred by the series in connection with the maintenance of its underlying asset and ensure delivery of payments to third parties for any such services; and
●
generally perform any other act necessary to carry out its obligations under the asset management agreement.
Our asset manager will be paid a fee as compensation for sourcing each underlying asset in an amount equal to up to 10% of the gross offering proceeds of each offering; provided that such sourcing fee may be waived by our asset manager.
See “Description of Business—Description of the Asset Management Agreement.”
Distribution Rights
Our manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to holders of each series of interests.

Free Cash Flow consists of the net income (as determined under U.S. generally accepted accounting principles, or GAAP) generated by such series plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the underlying asset related to such series.  Our manager may maintain Free Cash Flow funds in a deposit account or an investment account for the benefit of the series.
Any Free Cash Flow generated by a series from the utilization of the underlying asset related to such series shall be applied within the series in the following order of priority:
●
repay any amounts outstanding under Operating Expenses Reimbursement Obligations plus accrued interest;
●
thereafter to create such reserves as our manager deems necessary, in its sole discretion, to meet future Operating Expenses; and
●
thereafter by way of distribution to holders of the interests of such series (net of corporate income taxes applicable to the series), which may include asset sellers of the underlying asset related to such series or our manager or any of its affiliates.
Asset seller(s) are any individual(s), dealer or auction company, which owns an underlying asset prior to (i) a purchase of an underlying asset by us in advance of a potential offering or (ii) the closing of an offering from which proceeds are used to acquire the underlying asset.
See “Securities Being Offered—Distribution Rights.”
Timing of Distributions
Our manager may make semi-annual distributions of Free Cash Flow remaining to holders of interests subject to it having the right, in its sole discretion, to withhold distributions in order to meet anticipated costs and liabilities of the series.  Our manager may change the timing of potential distributions in its sole discretion.
Distributions upon Liquidation
Upon the occurrence of a liquidation event relating to our company as a whole or any series, our manager (or a liquidator selected by our manager) is charged with winding up the affairs of the series or our company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a series or our company as a whole, as applicable, the underlying assets will be liquidated and any after-tax proceeds distributed: (i) first, to any third-party creditors, (ii) second, to any creditors that are our manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation), and thereafter, (iii) first, 100% to the interest holders of the relevant series of interests, allocated pro rata based on the number of interests held by each interest holder (which may include our manager, any of its affiliates and asset sellers and which distribution within a series will be made consistent with any preferences which exist within such series) until the interest holders receive back 100% of their capital contribution and second, (A) 10% to our manager and (B) 90% to the interest holders of the relevant series of interests, allocated pro rata based on the number of interests held by each interest holder (which may include our manager, any of its affiliates and asset sellers and which distribution within a series will be made consistent with any preferences which exist within such series).  See “Securities Being Offered—Liquidation Rights.”
Transfer Restrictions
Our manager may refuse a transfer by a holder of its interest(s) in any series if such transfer would result in (a) there being more than 2,000 beneficial owners in such series or more than 500 beneficial owners in such series that are not “accredited investors” (provided that our manager may waive such limitations), (b) the assets of such series being deemed “plan assets” for purposes of the Employee Retirement Income Security Act of 1974 and regulations thereunder, as amended, or ERISA, (c) a change of U.S. federal income tax treatment of our company and/or such series, or (d) our company, such series or our manager being subject to additional regulatory requirements. Furthermore, as our interests are not registered under the Securities Act, transfers of our interests may only be effected pursuant to exemptions under the Securities Act and permitted by applicable state securities laws.  See “Securities Being Offered—Transfer Restrictions” for more information.

The Offerings
Securities being offered:
We are offering the minimum and maximum number of interests of each series at a price per interest set forth in the “Series Offering Table” section above. We may issue, but will not be compensated for, additional interests pursuant to the terms of the Bonus Interest Program. See “Plan of Distribution and Selling Stockholders—Bonus Interest Program.” Our manager will own a minimum of 2% and may own a maximum of 19.99% of the interests of each series at closing, although such minimum and maximum thresholds may be waived or modified by our manager in its sole discretion. Our manager may sell these interests at any time after the applicable closing.
Each series of interests is intended to be a separate series of our company for purposes of assets and liabilities.  See “Securities Being Offered” for further details.  The interests will be non-voting except with respect to certain matters set forth in our limited liability company agreement, dated February 1, 2019, as amended from time to time (which we refer to as the operating agreement).  The purchase of a particular series of interests is an investment only in that series of our company and not an investment in our company as a whole.

Minimum and maximum subscription:
The minimum subscription by an investor is one (1) interest and the maximum subscription by any investor is for interests representing 20% of the total interests of a particular series, although such minimum and maximum thresholds may be waived or modified by our manager in its sole discretion. See “Plan of Distribution and Selling Securityholders” for additional information.

Broker:
We have entered into an agreement with the Broker, which is acting as our executing broker in connection with each offering. The Broker is a broker-dealer which is registered with the Commission and will be registered in each state where each offering will be made prior to the launch of such offering and with such other regulators as may be required to execute the sale transactions and provide related services in connection with each offering.  The Broker is a member of Financial Industry Regulatory Authority, Inc., or FINRA, and the Securities Investor Protection Corporation, or SIPC.

Restrictions on investment:
Each investor must be a “qualified purchaser.”  See “Plan of Distribution and Selling Securityholders—Investor Suitability Standards” for further details.  Our manager may, in its sole discretion, decline to admit any prospective investor, or accept only a portion of such investor’s subscription, regardless of whether such person is a “qualified purchaser.”   Furthermore, our manager anticipates only accepting subscriptions from prospective investors located in states where the Broker is registered.
Generally, no sale may be made to you in any offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Escrow account:
The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest bearing escrow account with North Capital Private Securities Corporation, or the Escrow Agent, and will not be commingled with the operating account of any series until, if and when there is a closing with respect to that investor.
When the Escrow Agent has received instructions from our manager or the Broker that an offering will close and the investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such investor’s subscription proceeds in its possession to the account of the particular series.
If any offering is terminated without a closing, or if a prospective investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective investors will be returned promptly to them without interest.  Any costs and expenses associated with a terminated offering will be borne by our manager.

Offering period:
We conduct separate closings with respect to each offering. The closing of an offering will occur on the earliest to occur of (i) the date subscriptions for the maximum number of interests offered for a series have been accepted or (ii) a date determined by our manager in its sole discretion, provided that subscriptions for the minimum number of interests offered for a series have been accepted.  If closing has not occurred, an offering shall be terminated upon (i) the date which is one year from the date such offering circular or amendment thereof, as applicable, is qualified by the Commission, which period may be extended with respect to a particular series by an additional six months by our manager in its sole discretion, or (ii) any date on which our manager elects to terminate the offering for a particular series in its sole discretion, such date not to exceed the date which is 18 months from the date such offering circular or amendment thereof, as applicable, is qualified by the Commission.  No securities are being offered by existing securityholders.

Use of proceeds:
The proceeds received in an offering will be applied in the following order of priority of payment:
●
Brokerage Fee: A brokerage fee equal to 1% of the amount raised through an offering;
●
Acquisition Cost of the Underlying Asset: Actual cost of the underlying assets related to a series paid to the asset sellers;
●
Offering Expenses: In general, these costs include actual fees, costs and expenses incurred in connection with an offering, including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering;
●
Acquisition Expenses: In general, these include costs associated with the acquisition and development of the underlying assets related to a series, which include storage, shipping and transportation, and insurance costs; and
●
Sourcing Fee: Our asset manager will be paid a sourcing fee as compensation for sourcing each underlying asset in an amount equal to up to 10% of the gross offering proceeds of each offering; provided that such sourcing fee may be waived by our asset manager.
Our manager bears all offering expenses and acquisition expenses described above on behalf of each series and will be reimbursed by each series through the proceeds of each offering.  See “Use of Proceeds to Issuer” and “Plan of Distribution and Selling Securityholders—Fees and Expenses” sections for further details.

Risk factors:
Investing in our interests involves risks. See the section entitled “Risk Factors” in this offering circular and other information included in this offering circular for a discussion of factors you should carefully consider before deciding to invest in our interests.

RISK FACTORS
The interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that our investment objectives will be achieved or that a secondary market would ever develop for our interests, whether via the Otis Platform, via third-party registered broker-dealers or otherwise. The risks described in this section should not be considered an exhaustive list of the risks that prospective investors should consider before investing in our interests. Prospective investors should obtain their own legal and tax advice prior to making an investment in our interests and should be aware that an investment in our interests may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in our interests.
Risks Related to the Structure, Operation and Performance of our Company
The COVID-19 outbreak may have a material adverse impact on our results of operations.
In December 2019, a novel strain of coronavirus, referred to as COVID-19, was reported in Wuhan, China. COVID-19 has since spread to other countries, including the United States, and was declared a pandemic by the World Health Organization. Efforts to contain the spread of COVID-19 have intensified, and the United States and countries in Europe and Asia have implemented severe travel and social restrictions, including social distancing and “shelter-in-place” orders. The impacts of the outbreak are unknown and rapidly evolving. The COVID-19 outbreak, or public perception of the outbreak, could adversely affect the value of the underlying assets and the financial condition of our investors or prospective investors, resulting in reduced demand for our offerings and alternative asset classes generally.
The continued spread of COVID-19 has also led to severe disruption and volatility in the global financial markets, which could increase our cost of capital and adversely affect our liquidity and ability to access capital markets in the future. The continued spread of COVID-19 has caused an economic slowdown and may cause a recession or other unpredictable events, each of which could adversely affect our business, results of operations or financial condition. The pandemic has had, and could have a significantly greater, material adverse effect on the United States economy as a whole and in our industry in particular.
If the spread of COVID-19 cannot be slowed and, ideally, contained, our business operations could be further delayed or interrupted. We expect that government and health authorities will announce new, or extend existing, restrictions, which could require us to make further adjustments to our operations in order to comply with any such restrictions. We may also experience limitations in employee resources. In addition, our operations could be disrupted if any employee of our manager is suspected of having the virus, which could require quarantine of any such employees. The duration of any business disruption cannot be reasonably estimated at this time but may materially affect our ability to operate our business and result in additional costs.
The extent to which COVID-19 may impact our results will depend on future developments, which are highly uncertain and cannot be predicted as of the date of this offering circular, including new information that may emerge concerning the severity of the pandemic and steps taken to contain the pandemic or treat its impact, among others. Nevertheless, the pandemic; the current financial, economic and capital markets environment; and future developments in the global supply chain and other areas present material uncertainty and risk with respect to our performance, financial condition, results of operations and cash flows.
An investment in an offering constitutes only an investment in a particular series and not in our company or the underlying assets.

A purchase of our interests does not constitute an investment in either our company or the underlying assets directly.  This results in limited voting rights of the investor, which are solely related to the series.  Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the operating agreement that would adversely change the rights of the interest holders and removal of our manager for “cause.”  Our manager and asset manager thus retain significant control over the management of our company and the underlying assets.  Furthermore, because the interests do not constitute an investment in our company as a whole, holders of interests of a particular series will not receive any economic benefit from, or be subject to the liabilities of, the assets of any other series.  In addition, the economic interest of a holder in a series will not be identical to owning a direct undivided interest in the underlying assets because, among other things, the series will be required to pay corporate taxes before distributions are made to the holders, and the asset manager will receive a fee in respect of its management of the underlying assets.
Our company was recently formed, has no track record and no operating history from which you can evaluate our company or this investment.
Our company was recently formed, has not generated any revenues and has no operating history upon which prospective investors may evaluate their performance. No guarantee can be given that our company or a series will achieve their investment objectives, the value of the underlying assets will increase or the underlying assets will be successfully monetized.
Given our start-up nature, investors may not be interested in making an investment and we may not be able to raise all of the capital we seek, which could have a material adverse effect upon our company and the value of your interests.
Due to the start-up nature of our company, there can be no guarantee that we will reach our funding targets from potential investors. In the event we do not reach a funding target, we may not be able to achieve our investment objectives by acquiring additional underlying assets through the issuance of additional interests and monetizing them together with existing assets to generate distributions for investors. In addition, if we are unable to raise funding for additional interests, this may impact any investors already holding interests as they will not see the benefits which arise from economies of scale following the acquisition by other series of additional underlying assets and other monetization opportunities (e.g., hosting events with the collection of underlying assets).
There are few businesses that have pursued a strategy or investment objective similar to ours, which may make it difficult for our company and interests to gain market acceptance.
We believe that few other companies crowd fund artwork and collectibles or propose to run a platform for crowd funding of interests in artwork and collectibles. Our company and our interests may not gain market acceptance from potential investors, potential asset sellers or service providers within the art and collectibles industry, including insurance companies, appraisers and strategic partners. This could result in an inability of our manager to operate the underlying assets profitably. This could impact the issuance of further interests and additional underlying assets being acquired by us. This would further inhibit market acceptance of our company, and, if we do not acquire any additional underlying assets, investors would not receive any benefits which arise from economies of scale (such as reduction in storage costs as a large number of underlying assets are stored at the same facility, group discounts on insurance and the ability to monetize underlying assets through museums or other programs that would require us to own a substantial number of underlying assets).
The offering amounts will exceed the value of the underlying assets, and, if the underlying assets are sold before they appreciate or generate income, then investors will not receive the amount of their initial investment back.
The size of an offering will exceed the purchase price of the related underlying asset as at the date of such offering (as the proceeds of the offering in excess of the purchase price of the underlying asset will be used to pay fees, costs and expenses incurred in making the offering and acquiring the underlying asset, as well as interest payments to our manager). If the underlying asset had to be sold and there had not been substantial appreciation of the underlying asset prior to such sale, there may not be sufficient proceeds from the sale of the underlying asset to repay investors the amount of their initial investment (after first paying off any liabilities on the underlying asset at the time of the sale, including, but not limited to, any outstanding Operating Expenses Reimbursement Obligation) or any additional profits in excess of this amount.

The use of proceeds will include interest payments to our manager as provided in the promissory note entered into between the respective series and our manager.
Prior to making any series available for investors, our manager may acquire the underlying asset and then sell that asset to the respective series pursuant to a purchase and sale agreement and promissory note. If applicable, under the terms of the relevant promissory note, we are obligated to pay our manager interest as described below when discussing the particular series and asset. The interest rate has been set arbitrarily. Any amounts paid in interest will not be available for use by the series to cover future fees or expenses incurred for the operation of the asset.
Operating Expenses that are incurred after each closing will reduce potential distributions, if any, and the potential return on investment resulting from the appreciation of the underlying assets, if any.
Operating Expenses incurred post-closing shall be the responsibility of the applicable series.  However, if the Operating Expenses exceed the amount of revenues generated from the underlying assets related to such series, our manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the series, on which our manager may impose a reasonable rate of interest, and be entitled to Operating Expenses Reimbursement Obligations, and/or (c) cause additional interests of such series to be issued in order to cover such additional amounts.
If there is an Operating Expenses Reimbursement Obligation, this reimbursable amount between related parties would be taken out of the Free Cash Flow generated by the series and could reduce the amount of any future distributions payable to investors. If additional series interests are issued, this would dilute the current value of the interests held by existing investors and the amount of any future distributions payable to such existing investors.
Our success depends in large part upon our manager and its ability to execute our business plan.
The successful operation of our company (and therefore, the success of each series) is in part dependent on the ability of our manager and asset manager to source, acquire and manage the underlying assets. As our manager has only been in existence since October 2018 and is an early-stage startup company, it has no significant operating history within the art and collectibles sector that would evidence its ability to source, acquire, manage and utilize the underlying assets.
The success of our company (and therefore, each series) will be highly dependent on the expertise and performance of our manager and its team, its expert network and other investment professionals (which include third-party experts) to source, acquire and manage the underlying assets. There can be no assurance that these individuals will continue to be associated with our manager or asset manager. The loss of the services of one or more of these individuals could have a material adverse effect on the underlying assets, in particular, their ongoing management and use to support the investment of the holders of the series interests.
Furthermore, the success of our company and the value of each series is dependent on there being critical mass from the market for the interests and also our ability to acquire a number of underlying assets in multiple series so that the investors can benefit from economies of scale which arise from holding more than one underlying asset. In the event that we are unable to source additional underlying assets due to, for example, competition for such underlying assets or lack of underlying assets available in the marketplace, then this could materially impact our success and our objectives of acquiring additional underlying assets through the issuance of further series interests and monetizing them together with existing assets through revenue-generating events and leasing opportunities.
If our series limited liability structure is not respected, then investors may have to share in any liabilities of our company with all investors and not just those who hold interests of the same series as them.

Our company is structured as a Delaware series limited liability company that issues different series interests for each underlying asset or group of underlying assets. Each series of interests will merely be a separate series and not a separate legal entity. Under the LLC Act, if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of investors holding interests of one series is segregated from the liability of investors holding interests of another series, and the assets of one series are not available to satisfy the liabilities of other series.  Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. state or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation. If our series limited liability company structure is not respected, then investors may have to share any liabilities of our company with all investors and not just those who hold interests in the same series as them. Furthermore, while we intend to maintain separate and distinct records for each series and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a series to the liabilities of another series.  The consequence of this is that investors may have to bear higher than anticipated expenses which would adversely affect the value of their interests or the likelihood of any distributions being made by the series to the investors. In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series should be applied to meet the liabilities of the other series or the liabilities of our company generally where the assets of such other series or of our company generally are insufficient to meet our liabilities.
If any fees, costs and expenses of our company are not allocable to a specific series, they will be borne proportionately across all of the series.  Although our manager will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy (see “Description of Business—Allocations of Expenses”), there may be situations where it is difficult to allocate fees, costs and expenses to a specific series, and therefore, there is a risk that a series may bear a proportion of the fees, costs and expenses for a service or product for which another series received a disproportionately high benefit.
Potential breach of the security measures of the Otis Platform could have a material adverse effect on our company, each series and the value of your investment.
The highly automated nature of the Otis Platform through which potential investors acquire or transfer interests may make it an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions. The Otis Platform processes certain confidential information about investors, asset sellers and the underlying assets. While we intend to take commercially reasonable measures to protect our confidential information and maintain appropriate cybersecurity, the security measures of the Otis Platform, our company, our manager or our service providers (including the Broker) could be breached. Any accidental or willful security breaches or other unauthorized access to the Otis Platform could cause confidential information to be stolen and used for criminal purposes or have other harmful effects. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity, or loss of the proprietary nature of our manager’s and our company’s trade secrets. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in the Otis Platform software are exposed and exploited, the relationships between our company, investors, users and the asset sellers could be severely damaged, and our company or our manager could incur significant liability or have their attention significantly diverted from utilization of the underlying assets, which could have a material negative impact on the value of interests or the potential for distributions to be made on the interests.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we, the third-party hosting used by the Otis Platform and other third-party service providers may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause investors, the asset sellers or service providers within the industry, including insurance companies, to lose confidence in the effectiveness of the secure nature of the Otis Platform. Any security breach, whether actual or perceived, would harm our reputation and the Otis Platform, and we could lose investors and the asset sellers. This would impair our ability to achieve our objectives of acquiring additional underlying assets through the issuance of interests of further series and monetizing them together with existing assets through revenue-generating events and leasing opportunities.
The Otis Platform is highly technical and may be at risk of malfunctioning.
The Otis Platform is a complex system with components and highly complex software, and our business is dependent upon our manager’s ability to prevent system interruptions to operation of the Otis Platform. The Otis Platform software may now, or in the future, contain undetected errors, bugs or vulnerabilities, which may only be discovered after the code has been released or may never be discovered. Problems with or limitations of the software, misconfigurations of the systems or unintended interactions between systems may cause downtime that would impact the availability of the Otis Platform. The Otis Platform relies on third-party datacenters for operation. If such datacenters fail, users of the Otis Platform may experience downtime. Any errors, bugs, vulnerabilities or sustained or repeated outages could reduce the attractiveness of the Otis Platform to investors, cause a negative experience for investors or result in negative publicity and unfavorable media coverage, damage to our reputation, loss of Otis Platform users, loss of revenue, liability for damages, regulatory inquiries or other proceedings, any of which could adversely affect our business and financial results.
Our manager may sell its interests post-closing, which may result in a reduction in value of your interests if there are too many series interests available and not enough demand for those interests.
Our manager may arrange for some of the interests it holds in a specific series to be sold by a broker pursuant to a “10b5-1 trading plan.” Our manager has no present intention to sell its interests, and any future sales would be based upon our potential need for capital, market prices of the interests at the time of a proposed sale and other factors that a reasonable investor might consider in connection with the sale of securities similar to our interests. There is a risk that a sale by our manager may result in too many interests being available for resale and the price of the relevant series interests decreasing as supply outweighs demand.
Non-compliance with regulations may result in the abrupt cessation of business operations, rescission of any contracts entered into, an early termination of any interests sold or, if we were deemed to be subject to the Investment Advisers Act, the liquidation and winding up of any interests sold.
The Broker is acting as our executing broker in connection with each offering. The Broker is a registered broker-dealer under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and will be registered in each state where each offering and sale of the interests will occur prior to the launch of each offering, and it is anticipated that the interests will be offered and sold only in states where the Broker is registered as a broker-dealer. If a regulatory authority determines that our manager, which is not a registered broker-dealer under the Exchange Act or any state securities laws, has itself engaged in brokerage activities, our manager may need to stop operating, and therefore, we will not have an entity managing the underlying assets. In addition, if our manager is required to register as a “broker-dealer,” there is a risk that any interests offered and sold while our manager was not registered may be subject to a right of rescission, which may result in the early termination of the series.

Furthermore, we are not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act, and neither our manager nor our asset manager is or will be registered as an investment adviser under the Investment Advisers Act of 1940, as amended, or the Investment Advisers Act, and thus the interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act.  We and our manager have taken the position that the underlying assets are not “securities” within the meaning of the of the Investment Company Act or the Investment Advisers Act, and thus our assets will be comprised of less than 40% investment securities under the Investment Company Act and our manager and our asset manager will not be advising with respect to securities under the Investment Advisers Act.  This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation.  If we were to be required to register under the Investment Company Act or our manager were to be required to register under the Investment Advisers Act, it could have a material adverse impact on the results of operations and expenses of a series, and our manager may be forced to liquidate and wind up the series or rescind the offering for any series interests.
Non-compliance with regulations with respect to the Liquidity Platform may result in the abrupt cessation of our manager and/or the Liquidity Platform or rescission of any contracts entered into or materially and adversely affect your ability to transfer your interests.
Our manager created a Liquidity Platform (see “Description of Business—Liquidity Platform” for additional information), which serves to communicate indications of interest to the Broker or, in the future, a registered alternative trading system, or ATS. Our manager, as operated of the Otis Platform, engaged the Broker, and secondary purchases and sales will only occur in states where the Broker is registered. Our manager has determined that the creation and operation of the Liquidity Platform would not cause a regulatory authority to determine that our manager is engaging in brokerage activities. However, if a regulatory authority determines that our manager, which is not a registered broker-dealer under the Exchange Act or any state securities laws, has itself engaged in brokerage activities, our manager may need to stop operating and therefore, we will not have an entity managing the underlying assets. Or, our manager may need to stop operating the Liquidity Platform, which may make it difficult or impossible for you to dispose of your interests. In addition, if our manager is required to register as a broker-dealer, there is a risk that any secondary purchase or sale while our manager was not registered may be subject to a right of rescission.
Furthermore, while we do not believe that the Liquidity Platform is itself a securities exchange or an alternative trading system under the Exchange Act, regulators may determine that this is the case, then we would be required to register as a securities exchange or qualify and register as an alternative trading system, either of which could cause our manager to stop operating, meaning we would not have an entity managing the underlying assets. Further, if we are found to be in violation of the Exchange Act due to operation of an unregistered exchange, we could be subject to significant monetary penalties, censure or other actions that may have a material and adverse effect on our manager and may require it to stop operating, meaning we would not have an entity managing the underlying assets, or otherwise be unable to maintain the Liquidity Platform, which would adversely affect your ability to transfer your interests.
There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.
As a Tier 2 issuer under Regulation A, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.
Unpredictable and/or uncontrollable events, such as the COVID-19 outbreak, could adversely affect our business.

Our business could be subject to unpredictable and uncontrollable events, such as earthquakes, power shortages, telecommunications failures, water shortages, floods, hurricanes, typhoons, fires, extreme weather conditions, medical epidemics or pandemics, such as the COVID-19 outbreak, and other natural or manmade disasters or business interruptions. The occurrence of any of these business disruptions could seriously harm our operations and financial condition and increase our costs and expenses. The risk, or public perception of the risk, of a pandemic, or media coverage of infectious diseases, could adversely affect the value of the underlying assets and the financial condition of our investors or prospective investors, resulting in reduced demand for our offerings and alternative asset classes generally. Moreover, an epidemic, pandemic, outbreak or other public health crisis, such as COVID-19, could adversely affect employees of our manager, which serves as the asset manager and in which we rely to manage the logistics of our business. “Shelter-in-place” or other such orders by governmental entities could also disrupt our operations if employees of our manager who cannot perform their responsibilities from home are not able to report to work or carry out necessary actions related to the logistics of our business. Risks related to an epidemic, pandemic or other health crisis, such as COVID-19, could also lead to the complete or partial closure of one or more of our facilities or the storage facility in which we lease space, which could prevent us from accessing the underlying assets. Further, risks related to an epidemic, pandemic or other health crisis, such as COVID-19, could lead to complete or partial cessation of operations of our sourcing partners for the underlying assets.
Risks Related to the Art and Collectibles Industry
Each series is expected to invest only in the related underlying assets; therefore, your investment will not be diversified and will appreciate or depreciate based on the value of the underlying assets regardless of market conditions.
It is not anticipated that any series would own any assets other than its related underlying assets, plus potential cash reserves for maintenance, storage, insurance and other expenses pertaining to the underlying assets and amounts earned by the related series from the monetization of the underlying assets, if any. Investors looking for diversification will have to create their own diversified portfolio by investing in other opportunities in addition to the interests offered hereby.
Each series is expected to invest in art and collectibles.  If there is a downturn in this industry or the economy in general, then the value of the underlying assets is likely to decrease.
Given the concentrated nature of the underlying assets (i.e., only art and collectibles) any downturn in the art and collectibles industry is likely to impact the value of the underlying assets, and consequently the value of the interests. Furthermore, as art and other collectibles are collectible items, the value of such collectables may be impacted if an economic downturn occurs and there is less disposable income for individuals to invest in products such as art and collectables. In the event of a downturn in the industry, the value of the underlying assets is likely to decrease.
The global economy and financial markets and political conditions of various countries can adversely affect the supply of and demand for art and collectibles, and unpredictable and/or uncontrollable events, such as the COVID-19 outbreak, may cause a disruption in the art and collectibles industry.
The art and collectibles industry may be influenced by the overall strength and stability of the global economy and financial markets of various countries, although any correlation may not be immediately evident. In addition, global political conditions and world events may affect our business through their effect on the economies of various countries, as well as on the willingness of potential buyers to purchase art and collectibles in the wake of economic uncertainty. Accordingly, weakness in the global economy and financial markets of various countries may cause a downturn in the art and collectibles industry, which is likely to impact the value of the underlying assets, and consequently the value of the interests.

The COVID-19 outbreak has caused unprecedented levels of global uncertainty and may impact the value of art and other collectables. We expect the COVID-19 outbreak will result in low transaction volume until confidence in the global economy is restored. The extent and duration of this disruption cannot be accurately estimated, and the art and collectibles industry may take a significant amount of time to recover. Although we intend to hold and manage all of the assets marketed on the Otis Platform for an average of three to seven years, the COVID-19 outbreak and resulting economic uncertainty may impact the value of the underlying assets, and consequently the value of the interests.
The volatility in prices for art and other collectibles may result in downward price pressure and adversely affect our objectives.
Volatility of demand for luxury goods as evidenced by the S&P Global Luxury index, in particular high value art and collectibles, may adversely affect a series’ ability to achieve its investment purpose. The art and collectibles market has been subject to volatility in demand in recent periods. Demand for high value art and collectibles depends to a large extent on general, economic, political and social conditions in a given market as well as the tastes of the collector or art enthusiast community resulting in changes in the types of art and collectibles that are most sought after. Volatility in demand may lead to volatility in the value of art and collectibles, which may result in further downward price pressure and adversely affect our ability to achieve our objective of acquiring additional underlying assets through the issuance of further series interests and monetizing them together with existing assets. In addition, the lack of demand may reduce any further issuance of interests and acquisition of more underlying assets, thus limiting the benefits the investors already holding interests could receive from there being economies of scale (e.g., cheaper insurance due to a number of underlying assets requiring insurance) and other monetization opportunities (e.g., hosting shows with the collection of underlying assets as compared to just one or two pieces of art or collectibles). These effects may have a more pronounced impact given the limited number of underlying assets held by our company in the short-term.
Art and collectibles are hard to value, and any valuations obtained are not guarantees of realizable price.
As explained in the “Description of Business,” art and collectibles are difficult to value. Valuations of the underlying assets will be based upon the subjective approach taken by the members of our manager’s expert network and members of the Advisory Board, valuation experts appointed by the asset seller or other data provided by third parties (e.g., auction results and previous sales history). Our manager sources data from reputable valuation providers in the industry; however, it may rely on the accuracy of the underlying data without any means of detailed verification.  Consequently, valuations may be uncertain.
The value of the underlying assets can go down as well as up. Valuations are not guarantees of realizable price and do not necessarily represent the price at which our interests may be sold on the Otis Platform, and the value of the underlying assets may be materially affected by a number of factors outside of our control, including any volatility in the economic markets and the condition of the underlying assets.
Our manager and each series rely on third-party assessments of the market for the types of assets to be acquired, or the value of the specific assets. None of these assessments have been prepared in connection with this offering circular.
Included in this offering circular are references to reports and assessments created by third parties which our manager and each series have relied upon for determining the potential market and current value of particular assets. We have not independently verified the information contained in those reports and assessments, and none were prepared in connection with this offering circular. The references should not be taken as an endorsement of our offering by those third-parties.
Risks Related to the Underlying Assets
Potential loss of or damage to an underlying asset could adversely impact the value of the underlying asset, the series related to the underlying asset or the likelihood of any distributions made by us to investors.

An underlying asset may be lost or damaged by causes beyond our reasonable control when in storage or on display. Any damage to an underlying asset could adversely impact the value of the underlying asset or adversely increase the liabilities or Operating Expenses of its related series.  Although we intend for the underlying assets to be insured at replacement cost (subject to policy terms and conditions), in the event of any claims against such insurance policies, there can be no guarantee that any losses or costs will be reimbursed, that the underlying assets can be replaced on a like-for-like basis or that any insurance proceeds would be sufficient to pay the full market value (after paying for any outstanding liabilities, including, but not limited to, any outstanding balances under Operating Expenses Reimbursement Obligations), if any, of the related series.  In the event that damage is caused to an underlying asset, this will impact the value of the underlying asset, and consequently, the series related to the underlying asset, as well as the likelihood of any distributions being made by us to the investors.
Competition in the art and collectibles industry from other business models may make it difficult to obtain underlying assets.
There is potentially significant competition for the underlying assets from many different market participants. While the majority of transactions continue to be peer-to-peer with very limited public information, other market players, such as arts and collectibles dealers and auction houses, continue to play an increasing role. In addition, the underlying market is being driven by the increasing number of widely popular art and collectibles TV shows, including Antiques Roadshow, Storage Pickers, American Pickers and Pawn Stars. This competition may impact the liquidity of a series, as it is dependent on our acquiring attractive and desirable underlying assets to ensure that there is an appetite of potential investors for the interests. In addition, there are companies that are developing crowd funding models for other alternative asset classes, such as wine, that may decide to enter the art and collectibles market as well.
Potentially high storage, maintenance and insurance costs for the underlying assets may adversely impact the value of the related series and the amount of distributions made to holders of interests.
In order to protect and care for the underlying assets, our manager must ensure adequate storage facilities, maintenance work and insurance coverage. The cost of care may vary from year to year depending on the amount of maintenance performed on a particular underlying asset, changes in the insurance rates for covering the underlying assets and changes in the cost of storage for the underlying assets.  It is anticipated that as we acquire more underlying assets, our manager may be able to negotiate a discount on the costs of storage, maintenance and insurance due to economies of scale. These reductions are dependent on our acquiring a number of underlying assets and service providers being willing to negotiate volume discounts and, therefore, are not guaranteed.
If costs turn out to be higher than expected, this would impact the value of the series, the amount of distributions made to investors holding the series, potential proceeds from a sale of the related underlying asset (if ever) and any capital proceeds returned to investors after paying for any outstanding liabilities, including, but not limited to, any outstanding balances under Operating Expenses Reimbursement Obligation.
Restoration or repair of an underlying asset may result in a decrease in the value of the underlying asset.
Although we do not intend to undertake restoration or repair of the underlying assets, there may be situations in the future that we are required to do so (e.g., due to natural wear and tear and through the use of the underlying assets). Where we do so, we will be dependent on the performance of third-party contractors and sub-contractors and may be exposed to the risks that a project will not be completed within budget, within the agreed timeframe or to the agreed specifications. While we will seek to mitigate our exposure by negotiating appropriate contracts, including appropriate warranty protection, any failure on the part of a contractor to perform its obligations could adversely impact the value of the underlying assets and, therefore, the value of the series related to such underlying assets.

In addition, the successful restoration or repair of the art and collectibles may be dependent on sourcing replacement original and authentic paint or parts. Original paint or parts for arts and collectibles are rare and in high demand and, therefore, at risk of being imitated. There is no guarantee that any paint or parts sourced for the underlying assets will be authentic (e.g., not a counterfeit). If such paint or parts cannot be sourced or those paints or parts that are sourced are not authentic, the value of the underlying assets and, therefore, the value of the series related to such underlying assets may be materially adversely affected.  Furthermore, if an underlying asset is damaged, we may be unable to source original and authentic paint or parts for the underlying asset, and the use of non-original and authentic paint or parts may decrease the value of the underlying asset.
Insurance may not cover all losses, which may result in an operating loss and likelihood that distributions will not be made by us.
Insurance of the underlying assets may not cover all losses. There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war, that may be uninsurable or not economically insurable. Inflation, environmental considerations and other factors, including terrorism or acts of war, also might make insurance proceeds insufficient to repair or replace an asset if it is damaged or destroyed. Under such circumstances, the insurance proceeds received might not be adequate to restore our economic position with respect to any affected underlying assets. Furthermore, the series related to such affected underlying assets would bear the expense of the payment of any deductible.  Any uninsured loss could result in both loss of cash flow from and the value of the affected underlying assets and, consequently, the series that relate to such underlying assets.
We may be associated with third-party liability and exposed to reputational harm as a result of wrongful actions by certain third parties.
Each series will assume all of the ownership risks attached to its underlying assets, including third-party liability risks.  Therefore, the series may be liable to a third party for any loss or damages incurred by it in connection with its underlying assets.  This would be a loss to our company and, therefore, deductible from any income or capital proceeds payable in respect of the series from the related underlying assets, in turn adversely affecting the value of the series to which the underlying assets relate and the likelihood of any distributions being made by us.
We could be exposed to losses and/or reputational harm as a result of various claims and lawsuits incidental to the ordinary course of our business.
We may become involved in various legal proceedings, lawsuits and other claims incidental to the ordinary course of our business. We are required to assess the likelihood of any adverse judgments or outcomes in these matters, as well as potential ranges of probable or reasonably possible losses. A determination of the amount of losses, if any, to be recorded or disclosed as a result of these contingencies will be based on a careful analysis of each individual exposure with, in some cases, the assistance of outside legal counsel. The amount of losses recorded or disclosed for such contingencies may change in the future due to new developments in each matter or a change in settlement strategy.
Any harm to the brand of the artist or manufacturer may adversely impact the value of the underlying assets.
The underlying assets will be comprised of art and collectibles. The demand for the underlying assets and, therefore, interests in each series may be influenced by the general perception of the art and collectibles that artists and manufacturers of products that may become collectible are producing today. In addition, the artists’ or manufacturers’ business practices may result in the image and value of art and collectibles produced by such artists or manufacturers being damaged. This in turn may have a negative impact on the value of the underlying assets made by such artists or manufacturers and, consequently, the value of the interests of the series that relate to such underlying assets.
The value of the underlying assets may depend on a prior owner or association and, therefore, may be out of our control.

The value of an underlying asset may be connected with its prior ownership by, or association with, a certain person or group or in connection with certain pop culture events or films. In the event that such person or group loses public affection, then this may adversely impact the value of the underlying asset and, therefore, the series that relates to such underlying asset.
Title or authenticity claims on an underlying asset may diminish value of the underlying asset, as well as the series that relates to such underlying asset.
There is no guarantee that an underlying asset will be free of any claims regarding title and authenticity (e.g., counterfeit or previously stolen art and collectibles), or that such claims may arise after acquisition of an underlying asset by a series. We may not have complete ownership history or restoration and repair records for an underlying asset. In the event of a title or authenticity claim against us, we may not have recourse against the asset seller or the benefit of insurance, and the value of the underlying asset and the series related to such underlying asset may be diminished.
Forced sale of an underlying asset at a lower value than when the underlying asset was first acquired may diminish the value of the series that relate to the underlying asset.
We may be forced to sell an underlying asset (e.g., upon the bankruptcy of our manager), and such a sale may occur at an inopportune time or at a lower value than when the underlying asset was first acquired or at a lower price than the aggregate of costs, fees and expenses to purchase the underlying asset. In addition, there may be liabilities related to the underlying asset, including, but not limited to, Operating Expenses Reimbursement Obligations, on the balance sheet of the underlying asset at the time of a forced sale, which would be paid off prior to investors receiving any distributions from a sale. In such circumstances, the capital proceeds obtained for the underlying asset and, therefore, the return available to investors may be lower than could have been obtained if the underlying asset continued to be held by us and sold at a later date.
If we are unable to liquidate an underlying asset at a time when we desire to do so or at all, investors may not receive any return on their investment and may lose their entire investment.
Our strategy is to acquire assets, hold such assets for a period of time (on average between three and seven years) and then sell such assets at a premium over our acquisition price so that investors in our company can make a return on their investment. In addition, our plan and mission are to seek to provide liquidity to investors by providing a platform for investors to transfer their interests for cash or for interests in another series. However, Operating Expenses, including fees and costs incurred in connection with the management of an underlying asset, the preparation of reports and accounts for each series, insurance premiums, taxes, governmental fees, legal and accounting fees and other costs and expenses, are the responsibility of each series. If we are unable to liquidate an asset at a time when we desire to do so or at all, these Operating Expenses will accumulate and reduce any return that an investor in a series may hope to make or cause an investor to lose its entire investment. Furthermore, if we are unable to provide investors with liquidity through the ability to make secondary sales on our platform and we are unable to liquidate an underlying asset, then Operating Expenses will over time reduce the value of the interests such investors may hold resulting in a loss to such investors.
Risks Related to Potential Conflicts of Interest
Our operating agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of our manager.
Our operating agreement provides that our manager, in exercising its rights in its capacity as manager, will be entitled to consider only such interests and factors as it desires, including its own interests; will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our investors; and will not be subject to any different standards imposed by our operating agreement, the LLC Act or under any other law, rule or regulation or in equity. These modifications of fiduciary duties are expressly permitted by Delaware law.
We do not have a conflicts of interest policy.

Our company, our manager and their affiliates will try to balance our interests with their own.  However, to the extent that such parties take actions that are more favorable to other entities than our company, these actions could have a negative impact on our financial performance and, consequently, on distributions to investors and the value of the interests of each series. We have not adopted, and do not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.
Conflicts may exist among our manager, our asset manager and their respective employees or affiliates.
Our manager and our asset manager will engage with, on behalf of our company, a number of brokers, dealers, asset sellers, insurance companies, storage and maintenance providers and other service providers and thus may receive in-kind discounts, for example, free shipping or servicing.  In such circumstances, it is likely that these in-kind discounts may be retained for the benefit of our manager or our asset manager and not our company, or may apply disproportionately to other series.  Our manager or our asset manager may be incentivized to choose a broker, dealer or asset seller based on the benefits they are to receive or all series collectively are to receive rather than that which is best for a particular series.
Members of the Advisory Board may be art or collectibles dealers and brokers themselves and, therefore, will be incentivized to sell us their own art and collectibles at potentially inflated market prices. Members of the Advisory Board may also be investors, in particular, if they are holding interests acquired as part of a sale of an underlying asset (i.e., as they were the asset seller).  They may therefore promote their own self-interests when providing advice to our manager or our asset manager regarding an underlying asset (e.g., by encouraging the liquidation of such underlying asset so they can receive a return in their capacity as an investor).
In the event that the Operating Expenses exceed the revenue from an underlying asset, if any, and any cash reserves, our manager has the option to cause the related series to incur an Operating Expenses Reimbursement Obligation to cover such excess. As interest may be payable on such loan, our manager may be incentivized to cause the series to incur an Operating Expenses Reimbursement Obligation to pay Operating Expenses rather than look elsewhere for additional sources of income or to repay any outstanding Operating Expenses Reimbursement Obligation as soon as possible rather than make distributions to investors. Our manager may also choose to issue additional interests of the series to pay for Operating Expenses instead of causing our company to incur an Operating Expenses Reimbursement Obligation, even if any interest payable by the series on any Operating Expenses Reimbursement Obligation may be economically more beneficial to holders of the series than the dilution incurred from the issuance of additional interests.
There may be conflicts related to potential future brokerage activity.
Either our manager or one of its affiliates may in the future register with the Commission as a broker-dealer in order to be able to facilitate liquidity in our interests via the Otis Platform. Our manager or one of its affiliates may be entitled to receive fees based on volume of trading and volatility of the interests on the Otis Platform, and such fees may be in excess of the appreciation in the interests it holds in each series.  Although an increased volume of trading and volatility will benefit investors as it will assist in creating a market for those wishing to transfer their interests, there is the potential that there is a divergence of interests between our manager and those investors; for instance, if the underlying asset does not appreciate in value, this will impact the price of the interests but may not adversely affect the profitability related to the brokerage activities of our manager (i.e., our manager would collect brokerage fees whether the price of the underlying asset increases or decreases).
Ownership in multiple series may cause conflicts of interest.
Our manager or its affiliates will acquire interests in each series for their own accounts and may transfer these interests, either directly or through brokers, via the Otis Platform.  Depending on the timing of the transfers, this could impact the interests held by the investors (e.g., driving price down because of supply and demand and over availability of interests).  This ownership in each of the series may result in a divergence of interests between our manager and the investors who only hold one or certain series (e.g., our manager or one of its affiliates, once registered as a broker-dealer with the Commission, may disproportionately market or promote a certain series, in particular, where they are a significant owner, so that there will be more demand and an increase in the price of such series interests).

Conflicts may arise from allocations of income and expenses as between series.
There may be situations when it is challenging or impossible to accurately allocate income, costs and expenses to a specific series, and certain series may get a disproportionate percentage of the cost or income, as applicable. In such circumstances, our manager would be conflicted from acting in the best interests of our company as a whole or the individual.  While we presently intend to allocate expenses as described in “Description of Business—Allocations of Expenses,” our manager has the right to change this allocation policy at any time without further notice to investors.
There may be conflicting interests among our manager, our asset manager and the investors.
Our manager will determine whether or not to liquidate underlying assets, should an offer to acquire an underlying asset be received. As our manager or one of its affiliates, when and if registered as a broker-dealer with the Commission, may receive fees on the trading volume in the interests connected with an underlying asset, they may be incentivized not to realize such underlying asset even though investors may prefer to receive the gains from any appreciation in value of such underlying asset. Furthermore, when determining to liquidate an underlying asset, our manager will do so considering all of the circumstances at the time, which may include obtaining a price for an underlying asset that is in the best interests of a substantial majority but not all of the investors.
Our manager may be incentivized to use more popular underlying assets at revenue-generating events or in leasing opportunities as this may generate higher Free Cash Flow to be distributed to our manager and investors in the series associated with that particular underlying asset. This may lead the underlying asset of a particular series to generate lower distributions than the underlying assets of other series. The use of art and collectibles at revenue-generating events or in leasing opportunities could increase the risk of the art and collectibles getting damaged and could impact the value of the underlying asset and, as a result, the value of the related series. Our manager may therefore be conflicted when determining whether to use a particular piece of art or a collectible at revenue-generating events or in leasing opportunities to generate revenue or limit the potential of damage being caused to them.  Furthermore, our manager may be incentivized to utilize underlying assets that help popularize the interests via the Otis Platform, which means of utilization may not generate as much immediate returns as other potential utilization methods.
Our manager has the ability to unilaterally amend the operating agreement and allocation policy. As our manager is party, or subject, to these documents, it may be incentivized to amend them in a manner that is beneficial to it as manager of our company or a series or may amend it in a way that is not beneficial for all investors. In addition, the operating agreement seeks to limit the fiduciary duties that our manager owes to its investors. Therefore, our manager is permitted to act in its own best interests rather than the best interests of the investors.  See “Securities Being Offered” for more information.
Fees for arranging events or monetization may cause conflicts of interest.
As our manager will acquire a percentage of each series, it may be incentivized to attempt to generate more earnings with those underlying assets owned by those series in which it holds a greater stake. Any profits generated from the Otis Platform (e.g., through advertising) will be for the benefit of our manager. In order to increase its revenue stream, our manager may, therefore, be incentivized to issue interests of additional series and acquire more underlying assets rather than focus on monetizing any underlying assets already held by existing series.
Conflicts may arise between the Advisory Board and our company.
The operating agreement provides that the resolution of any conflict of interest approved by the Advisory Board shall be deemed fair and reasonable to our company and its interest holders and not a breach of any duty at law, in equity or otherwise.  As part of the remuneration package for Advisory Board members, they may receive an ownership stake in our manager.  This may incentivize the Advisory Board members to make decisions in relation to the underlying assets that benefit our manager rather than our company.
As a number of the Advisory Board members may be in the art and collectibles industry, they may seek to sell art and collectibles to, acquire art and collectibles from or provide services relating to art and collectibles owned by our company.
Conflicts may exist between legal counsel, our company, our manager and its affiliates.

Our legal counsel is also counsel to our manager and its affiliates, and may serve as counsel with respect to a series.  Because such legal counsel represents both our company and such other parties, certain conflicts of interest exist and may arise.  To the extent that an irreconcilable conflict develops between us and any of the other parties, legal counsel may represent such other parties and not our company or a series. Legal counsel may, in the future, render services to us or other related parties with respect to activities relating to our company as well as other unrelated activities.  Legal counsel is not representing any prospective investors in connection with any offering and will not be representing interest holders of our company other than our manager, although the prospective investors may rely on the opinion of legal counsel with respect to the validity of the securities, which is filed as Exhibit 12.1 to the offering statement of which this offering circular forms a part.  Prospective investors are advised to consult their own independent counsel with respect to the other legal and tax implications of an investment in our interests.
Risks Related to the Offerings and Ownership of our Interests
There can be no assurance that an active trading market will develop.
An active trading market for any series of our interests may not develop or be sustained. If an active public trading market for our interests does not develop or is not sustained, it may be difficult or impossible for you to resell your interests at any price. Even if an active market does develop, the market price could decline below the amount you paid for your interests. Our manager created a Liquidity Platform (see “Description of Business—Liquidity Platform” for additional information), which serves to communicate indications of interest to the Broker or, in the future, an ATS and which may permit some liquidity, but there is no assurance that the Liquidity Platform will provide an active market for resales of interests. Further, without the Liquidity Platform, it may be difficult or impossible for you to dispose of your interests.
If an active market ever develops for our interests, the market price and trading volume may be volatile.
If the market develops for our interests, the market price of our interests could fluctuate significantly for many reasons, including reasons unrelated to our performance, the underlying assets or the series, such as reports by industry analysts, investor perceptions or announcements by our competitors regarding their own performance, as well as general economic and industry conditions. For example, to the extent that other companies, whether large or small, within our industry experience declines in their share price, the value of our interests may decline as well.
In addition, fluctuations in operating results of a particular series or the failure of operating results to meet the expectations of investors may negatively impact the price of our securities. Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of our business to a general economic downturn, changes in the laws that affect our operations, competition, compensation-related expenses, application of accounting standards, seasonality and our ability to obtain and maintain all necessary government certifications or licenses to conduct our business.
There may be state law restrictions on an investor’s ability to sell its interests, making it difficult to transfer, sell or otherwise dispose of our interests.
Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. Also, the broker must be registered in that state. We do not know whether the interests being offered under this offering circular will be registered, or exempt, under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our interests. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our interests. Investors should consider the resale market for our interests to be limited. Investors may be unable to resell their interests, or they may be unable to resell them without the significant expense of state registration or qualification.
We intend for our manager to be able to sell through the Liquidity Platform.

From time to time, our manager may act as a buyer or seller of interests of a particular series through the Liquidity Platform. Prior to our manager participating in any secondary purchases or sales through the Liquidity Platform, our manager intends to put in place internal procedures that limit the times when any such trading activity could occur, and to not occur when in possession of material, non-public information. Nevertheless, should our manager decide to sell its interests, that may result in a reduction in the resale price for the interests, and may result in our manager and investors having divergent interests in regard to the operation and liquidation of the asset underlying a particular series.
Investors lack voting rights, and our manager may take actions that are not in the best interests of investors.
Our manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors, and investors only have limited voting rights in respect of a series. Investors will therefore be subject to any amendments our manager makes (if any) to the operating agreement and allocation policy and also any decision it makes in respect of our company and a series which the investors do not get a right to vote upon. Investors may not necessarily agree with such amendments or decisions, and such amendments or decisions may not be in the best interests of all of the investors as a whole but only a limited number.
Furthermore, our manager can only be removed as manager of our company and each series in a very limited circumstance, following a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with our company or a series. Investors would therefore not be able to remove our manager merely because they did not agree, for example, with how our manager was managing an underlying asset.
The offerings are being conducted on a “best efforts” basis, and we may not be able to execute our growth strategy if we are unable to raise capital.
We are offering interests in each series on a “best efforts” basis, and we can give no assurance that all of the offered interests will be sold. If you invest in our interests and more than the minimum number of offered interests of the series but less than all of the offered interests of the series are sold, the risk of losing your entire investment will be increased. If substantially less than the maximum amount of interests offered for the series are sold, we may be unable to fund all the intended uses described in this offering circular from the net proceeds anticipated from each offering without obtaining funds from alternative sources or using working capital that we generate. Alternative sources of funding may not be available to us at what we consider to be a reasonable cost, and the working capital generated by us may not be sufficient to fund any uses not financed by offering net proceeds.
Each offering is a fixed-price offering and the fixed offering price may not accurately represent the current value of our company or our assets at any particular time. Therefore, the purchase price you pay for the interests may not be supported by the value of our assets at the time of your purchase.
Each offering is a fixed-price offering, which means that the offering price for interests in each series is fixed and will not vary based on the underlying value of our assets at any time.  Our manager has determined each offering price in its sole discretion without the input of an investment bank or other third party.  The fixed offering price for interests in each series has not been based on appraisals of any assets we own or may own, or of our company as a whole, nor do we intend to obtain such appraisals.  Therefore, the fixed offering price established for interests in each series may not be supported by the current value of our company or our assets at any particular time.
We are subject to ongoing public reporting requirements that are less rigorous than rules for more mature public companies, and our investors receive less information.
We are required to report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for public companies reporting under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of our fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of our fiscal year.

We also may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an emerging growth company, as defined in the JOBS Act, under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including, but not limited to:
●
not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;
●
being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and
●
being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.
We would expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion; (ii) the date that we become a large accelerated filer as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our interests that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.
In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, and investors could receive less information than they might expect to receive from more mature public companies.
Investors in this offering may not be entitled to a jury trial with respect to claims arising under our operating agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the operating agreement.
Investors in this offering will be bound by our operating agreement, which establishes the rights of members and rules for governance of our company. Under Section 15.08 of our operating agreement, investors waive the right to a jury trial of any claim they may have against our company arising out of or relating to the operating agreement, or the action of becoming an interest holder in a series. This includes legal actions that include claims based on federal securities law. By subscribing to an offering of a series, the investor agrees to adhere to the operating agreement, and knowingly and voluntarily waives the investor’s jury trial rights.
If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which govern the operating agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the operating agreement. You should consult legal counsel regarding the jury waiver provision before investing in this offering.

If you bring a claim against our company in connection with matters arising under the operating agreement, including claims under federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against our company. If a lawsuit is brought against our company under the operating agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.
Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the operating agreement with a jury trial. No condition, stipulation or provision of the operating agreement serves as a waiver by any member of a series or by our company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.
Our operating agreement has a forum selection provision that requires that certain disputes be resolved in the Court of Chancery of the State of Delaware, regardless of convenience or cost to interest holders.
Under Section 15.08 of our operating agreement, interest holders are required to resolve disputes related to the governance of our company in the Court of Chancery located in the State of Delaware. The forum selection provision applies to any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with our operating agreement, or the transactions authorized by the agreement, including that of the admission of interest holders to a series.
Our operating agreement further provides that, should the Court of Chancery in the State of Delaware not have jurisdiction over the matter, the suit, action or proceeding may be brought in the appropriate federal or state court located in the State of Delaware. We intend for his forum selection provision to also apply to claims brought under federal securities law. Our company acknowledges that, for claims arising under the Exchange Act, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, requiring such matters to be heard in federal court. In contrast, Section 22 of the Securities Act provides for concurrent jurisdiction between federal and state courts for matters arising under the Securities Act.
The forum selection provision in our operating agreement may limit interest holders’ ability to obtain a favorable judicial forum for disputes with us or our manager, employees or agents, which may discourage lawsuits against us and such persons. The requirement that any action be heard in a competent court in the State of Delaware may also create additional expense for any person contemplating an action against our company, or limit the access to information to undertake such an action, further discouraging lawsuits.
It is also possible that, notwithstanding the forum selection clause included in our operating agreement, a court could rule that such a provision is inapplicable or unenforceable. Alternatively, if a court were to find the provision inapplicable to, or unenforceable in, an action, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.
Possible changes in federal or local tax laws, or the application of existing federal or local tax laws, may result in significant variability in our results of operations and tax liability for the investor.
The Internal Revenue Code of 1986, as amended, is subject to change by Congress, and interpretations may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any series would be limited to prospective effect. Accordingly, the ultimate effect on an investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.
Furthermore, investors may reside in various tax jurisdictions throughout the world. To the extent that there are changes to tax laws or tax reporting obligations in any of these jurisdictions, such changes could adversely impact the ability and/or willingness of our clients to purchase interests in art and collectibles. Failure to assess or pay the correct amount of tax on a transaction may expose us to claims from tax authorities.

The Bonus Interest Program may not be available to all investors that otherwise meet the conditions for receiving bonus interests.
The Bonus Interest Program is available on a first-come, first-served basis for the applicable series offerings, and the number of additional bonus interests is capped for each applicable series offering. As a result, the Bonus Interest Program may not be available to all investors that otherwise meet the conditions for receiving bonus interests.

DILUTION
Dilution means a reduction in value, control or earnings of the interests the investor owns.  There will be no dilution to any investors associated with any offering. However, from time to time, additional interests in each series offered hereby may be issued in order to raise capital to cover such series’ ongoing operating expenses. See “Description of Business—Operating Expenses” for further details.
Our manager will acquire a minimum of 2% and may acquire a maximum of 19.99% of the interests sold in connection with each offering (of which our manager may sell all or any portion from time to time following the closing of such offering), although such minimum and maximum thresholds may be waived or modified by our manager in its sole discretion.  Our manager will pay the price per share offered to all other potential investors hereunder.

PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS
Plan of Distribution
Our manager owns and operates the Otis Platform, through which investors may indirectly invest, through a series of our interests, in art and collectible opportunities that have been historically difficult to access for many market participants. Through the use of the Otis Platform, investors can browse and screen the potential investments and sign legal documents electronically. We intend to distribute each series of interests exclusively through the Otis Platform.  Neither our manager nor any other affiliated entity involved in the offer and sale of our interests is a member firm of FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of our interests.
Each offering is being conducted under Regulation A under the Securities Act and therefore, only offered and sold to “qualified purchasers.”  For further details on the suitability requirements an investor must meet in order to participate in each offering, see “—Investor Suitability Standards.” As a Tier 2 offering pursuant to Regulation A under the Securities Act, each offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain antifraud provisions, to the extent that our interests are offered and sold only to “qualified purchasers” or at a time when our interests are listed on a national securities exchange.  It is anticipated that sales of securities will only be made in states where the Broker is registered.
We are offering, on a best efforts basis, the membership interests of each of the series of our company in the “Series Offering Table” beginning on page 1. The offering price for each series was determined by our manager.
At the closing of each offering, our manager or its affiliates will purchase a minimum of 2% and up to a maximum of 19.99% of the interests sold in such offering for the same price as all other investors, although such minimum and maximum thresholds may be waived or modified by our manager in its sole discretion. In addition, the asset seller for a particular series may purchase a portion of the interests for that series. Our manager may sell its interests from time to time after the closing of each offering. Our manager has no present intention to sell its interests, and any future sales would be based upon our potential need for capital, market prices of the interests at the time of a proposed sale and other factors that a reasonable investor might consider in connection with the sale of securities similar to our interests.
We conduct separate closings with respect to each offering. The closing of an offering will occur on the earliest to occur of (i) the date subscriptions for the maximum number of interests offered for a series have been accepted or (ii) a date determined by our manager in its sole discretion, provided that subscriptions for the minimum number of interests offered for a series have been accepted.  If closing has not occurred, an offering shall be terminated upon (i) the date which is one year from the date such offering circular or amendment thereof, as applicable, is qualified by the Commission, which period may be extended with respect to a particular series by an additional six months by our manager in its sole discretion, or (ii) any date on which our manager elects to terminate the offering for a particular series in its sole discretion, such date not to exceed the date which is 18 months from the date such offering circular or amendment thereof, as applicable, is qualified by the Commission.
The interests are being offered by subscription only in the U.S. and to residents of those states in which the offer and sale is not prohibited.  This offering circular does not constitute an offer or sale of interests outside of the U.S.
Those persons who want to invest in our interests must sign a subscription agreement for the particular series of interests, which will contain representations, warranties, covenants, and conditions customary for offerings of this type for limited liability companies. See “—How to Subscribe” below for further details.  Copies of the form of subscription agreement for each series are filed as Exhibit 4.1 and onwards to the offering statement of which this offering circular forms a part.
The interests will be issued in book-entry form without certificates.

Our manager, and not our company, will pay all of the expenses incurred in each offering that are not covered by the Brokerage Fee, Offering Expenses or Acquisition Expenses described below, including fees to legal counsel, but excluding fees for counsel or other advisors to the investors and fees associated with the filing of periodic reports with the Commission and future blue sky filings with state securities departments, as applicable.  Any investor desiring to engage separate legal counsel or other professional advisors in connection with an offering will be responsible for the fees and costs of such separate representation.
Investor Perks
To encourage participation in certain offerings, our company will provide perquisites, or perks, as further described below, to certain investors in such offerings, after a subscription for investment is accepted and after interests are issued to the investor. Our company is of the opinion that these perks do not alter, and are not material to the determination of, the price, value or cost basis of the securities in the applicable offerings. Instead, the perks are promotional items or a “thank you” to investors that help our company achieve its mission. However, it is recommended that prospective investors consult a tax professional to fully understand any tax implications of receiving any perks before investing. None of the proceeds from any offering will be used to fulfill any of the perks described below. Perks are offered with respect to specific offerings and series of interests, and not generally with respect to all offerings, and are only provided to investors that have invested at or above the stated minimum dollar amount to receive a given perk. Fulfillment of a perk will occur within a reasonable amount of time after a subscription for investment is accepted and after interests are issued to the investor.
The table below presents the applicable series of interests to which a perk is offered, a description of the perk, the investment level to receive the stated perk and the approximate cash value of the perk:
Series Name	Perk Description	Investment Amount	Approximate Cash Value
Series Drop 009	KAWS, hardcover book, by Monica Ramirez-Montagut (Author), Germano Celant (Contributor), Rizzoli Electa (Publisher), ISBN 978-0-8478-3434-1	$1,000	$52.00(1)

(1)
The approximate cash value is equal to the price, after tax, paid by our manager to acquire the perk.
Private Drops
Certain offerings may be made available through the Otis Platform to only a limited number of prospective investors (we refer to these as private drops). With respect to these private drops, our manager may increase the minimum subscription by an investor to an amount that it determines in its sole discretion.
Bonus Interest Program
As set forth in the applicable series designation(s) and summarized in the table below, our company may issue additional bonus interests (pursuant to the terms set forth below) in an amount equal to up to 2% of the number of interests offered for each series for which bonus interests are available (which we refer to as the Bonus Interest Program). Neither we nor the Broker will receive any compensation for any bonus interests issued, and any bonus interests issued pursuant to the incentive below have an implied dollar value that is equal to the value of interests of the applicable series being sold in this offering. The incentive described below is available for up to two prospective investors, with respect to one personal account each on the Otis Platform.
If you purchase 10% or more of the interests sold in a given series offering, you will receive additional bonus interests of such series, for no additional consideration, in an amount equal to 1% multiplied by the aggregate number of interests offered with respect to such series. For example, if 50,000 interests of a given series are being offered and you purchase 10% of such interests, you will receive 500 bonus interests, such amount equal to 1% of the number of interests offered for such series. Rounding may result in slight variations in the stated percentages.

No individual account may receive more than 1% of the number of interests offered for a given series (subject to variance for rounding). The Bonus Interest Program is available on a first-come, first-served basis for the applicable series offerings, and the number of additional bonus interests is capped for each applicable series offering. As a result, the Bonus Interest Program may not be available to all investors that otherwise meet the conditions for receiving bonus interests.
The table below presents the applicable series of interests to which the Bonus Interest Program applies, the maximum interests offered in each such offering, the maximum bonus interests issuable pursuant to the Bonus Interest Program for each such offering and the value of each bonus interest:
Series Name	Maximum Interests	Maximum Bonus Interests	Value Per Bonus Interest
Series Gallery Drop 049	22,500	450	$10.00
Series Gallery Drop 056	2,120	42	$10.00
Series Gallery Drop 057	1,800	36	$10.00
Series Gallery Drop 058	2,240	44	$10.00
Series Gallery Drop 059	7,760	156	$10.00
Series Gallery Drop 061	2,310	46	$10.00
Series Gallery Drop 063	2,110	42	$10.00
Series Gallery Drop 064	3,370	68	$10.00
Series Gallery Drop 066	9,470	190	$10,00

Investor Suitability Standards
Our interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any series of interests of our company (in connection with any series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.
For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:
1.
an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or
2.
earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.
If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.
Our interests will not be offered or sold to prospective investors subject to ERISA.

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.
Our manager and the Broker, in its capacity as broker of record for each offering, will be permitted to make a determination that the subscribers of our interests in any offering are qualified purchasers in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to http://www.investor.gov.
An investment in our interests may involve significant risks.  Only investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in our interests.  See “Risk Factors.”
Minimum and Maximum Investment
The minimum subscription by an investor is one (1) interest and the maximum subscription by any investor is for interests representing 20% of the total interests of a particular series, although such minimum and maximum thresholds may be waived or modified by our manager in its sole discretion. See “Plan of Distribution and Selling Securityholders” for additional information.
Broker
Dalmore Group, LLC is acting as our executing broker in connection with the sale of our interests pursuant to a Broker-Dealer Agreement. Pursuant to the agreement, the Broker’s role in the offering is limited to serving as the broker of record, including processing transactions of potential investors and providing investor qualification recommendations (e.g., “Know Your Customer” and anti-money-laundering checks) and coordinating with third-party providers to ensure adequate review and compliance. The Broker will have access to the subscription information provided by investors and will serve as broker of record for each offering by processing transactions by investors through the platform technology. The Broker will not solicit any investors on our behalf, act as underwriter or provide investment advice or investment recommendations to any investor.
The Broker is a broker-dealer registered with the Commission and a member of FINRA and SIPC and will be registered in each state where each offering and sale of interests will occur, prior to the launch of each offering. The Broker will receive the Brokerage Fee but will not purchase any interests and, therefore, will not be eligible to receive any discounts, commissions or any underwriting or finder’s fees in connection with any offering.
We agreed to indemnify the Broker and each of its affiliates and their respective representatives and agents for any loss, liability, judgment, arbitration award, settlement, damage or cost (which we refer to as losses) incurred in any third-party suit, action, claim or demand (which we refer to, collectively, as a proceeding) arising out of our breach of any provision of the Broker-Dealer Agreement, our wrongful acts or omissions or this offering to the extent not based upon a breach of the agreement by the Broker and/or the wrongful acts or omissions of the Broker or the Broker’s failure to comply with any applicable federal, state or local laws, regulators or codes in the performance of its obligations under the agreement. The Broker agreed to indemnify us and each of our affiliates and their and our representatives and agents from any losses arising out of any proceeding arising out of the Broker’s breach of the agreement or the wrongful acts or omissions of the Broker or the Broker’s failure to comply with any applicable federal, state or local laws, regulators or codes in the performance of its obligations under the agreement.
The Broker-Dealer Agreement has a 12-month term beginning September 3, 2020 and will renew automatically for successive 12-months terms unless either party provides notice of non-renewal at least 60 days prior to the expiration of the then-current term. Additionally, the agreement may be terminated by either party for breach, misrepresentation, failure to comply with legal requirements or insolvency.
Escrow Agent

The Escrow Agent is North Capital Private Securities Corporation, who has been appointed as escrow agent for each offering pursuant to escrow agreements among the Broker, the Escrow Agent, our manager and each series. Copies of the escrow agreements for each series are filed starting with Exhibit 8.1 and onwards to the offering statement of which this offering circular forms a part.
Each series will generally be responsible for fees due to the Escrow Agent, which are categorized as part of the Offering Expenses described in “—Fees and Expenses” below; however, our manager has agreed to pay and not be reimbursed for fees due to the Escrow Agent.
We agreed to indemnify the Escrow Agent and each director, officer, employee, attorney, agent and affiliate of the Escrow Agent against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including, without limitation, reasonable attorneys’ fees, costs and expenses) in any third-party claim arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of the escrow agreements or any transactions contemplated therein; provided, however, that no person shall have the right to be indemnified for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted from the gross negligence or willful misconduct of such person.
Fees and Expenses
See “Use of Proceeds to Issuer” for a description of the specific expenses for each offering.
Brokerage Fee
As compensation for providing the services described in the Broker-Dealer Agreement to us in connection with each offering, the Broker will receive a brokerage fee equal to 1% of the amount raised through each offering (which we refer to as the Brokerage Fee).
Each series of interests will be responsible for paying the Brokerage Fee to the Broker from the proceeds of the sale of interests in each such series. The Brokerage Fee will be payable immediately upon the closing of each offering.
In addition thereto, our manager will pay the Broker (a) a fee of $1,000 per amendment to this offering circular and (b) a one-time consulting fee of $20,000 for the provision of ongoing general consulting services related to this offering (such as coordination with third-party vendors and providing general guidance), due and payable following the issuance by FINRA of a no-objection letter. Further, in connection with the execution of the Broker-Dealer Agreement, our manager paid the Broker a one-time advance payment of $5,000 for out-of-pocket expenses anticipated to be incurred by the Broker, such as costs related to preparing the FINRA filing, due diligence expenses, working with counsel to our manager and our company and other services necessary and required prior to the approval of this offering. Our manager will not be reimbursed for payment of any such fees or expenses.
The Broker receives no brokerage fees in connection with the Liquidity Platform. Rather, our manager pays the Broker a fixed monthly fee pursuant to the agreement between our manager and the Broker.
In addition to the foregoing, our manager pays North Capital Investment Technology, the parent company of North Capital Private Securities, a monthly administrative fee of $500 for technology tools to facilitate our company’s offerings of the interests. This fee is capped at $6,000 for the offerings in the aggregate, regardless of the number of series. For the avoidance of doubt, this monthly administrative fee with respect to our company will be paid by our manager to North Capital Investment Technology for a twelve-month period and no further. Our manager will also pay North Capital Investment Technology a one-time installation and setup fee of $2,500.

North Capital Private Securities previously acted as our executing broker in connection with each offering and, as compensation for providing related services to us in connection with each offering, has received or will receive a brokerage fee equal to 1% of the amount raised through each offering (which we refer to as the NCPS Brokerage Fee). As of September 16, 2020, our company has (a) sold the maximum number of interests in the Closed Drops and closed each such offering; (b) received subscriptions for the maximum number of interests in the Fully Subscribed Drops but the initial closings have not yet taken place; and (c) received subscriptions for received subscriptions for 883 Series Gallery Drop 013 Interests, 267 Series Gallery Drop 025 Interests, 1,360 Series Gallery Drop 031 Interests, 48 Series Gallery Drop 033 Interests, 1,776 Series Gallery Drop 035 Interests, 3,881 Series Gallery Drop 036 Interests and 405 Series Gallery Drop 037 Interests. North Capital Private Securities (x) was paid $12,259 in NCPS Brokerage Fees in the aggregate by the Closed Drops, (y) will be paid $6,110 in NCPS Brokerage Fees in the aggregate by the Fully Subscribed Drops and (z) will be paid $1,755 in NCPS Brokerage Fees by the Open Drops. North Capital Private Securities did not receive any fees or commissions on funds raised from the sale of interests to our manager, its affiliates or the asset sellers; and shall receive no commissions with respect to further series.
Offering Expenses
Each series of interests will generally be responsible for certain fees, costs and expenses incurred in connection with the offering of the interests associated with that series (which we collectively refer to as the Offering Expenses). Offering Expenses consist of legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering (and excludes ongoing costs described in Operating Expenses). This arrangement is noted under the Offering Expenses category under “Use of Proceeds to Issuer” below. Offering Expenses for our offering of Series #KW Interests also included a fee of $10,000 for accountable due diligence expenses that we paid to the Broker.
Acquisition Expenses
Each series of interests will be responsible for any and all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the underlying asset related to such series incurred prior to the closing, including brokerage and sales fees and commissions (but excluding the Brokerage Fee), appraisal fees, research fees, transfer taxes, third-party industry and due diligence experts, storage fees, insurance fees, bank fees and interest (if the underlying asset was acquired using debt prior to completion of an offering), auction house fees, travel and lodging for inspection purposes, transportation costs to transfer the underlying asset from the asset seller’s possession to the storage facility or to locations for creation of photography and videography materials (including any insurance required in connection with such transportation), photography and videography expenses in order to prepare the profile for the underlying asset on the Otis Platform (which we collectively refer to as Acquisition Expenses). The Acquisition Expenses will be payable from the proceeds of each offering. See “Use of Proceeds to Issuer” for a description of the Acquisition Expenses for each offering.
Sourcing Fee
Our asset manager will be paid a fee as compensation for sourcing each underlying asset (which we refer to as the Sourcing Fee) in an amount equal to up to 10% of the gross offering proceeds of each offering; provided that the Sourcing Fee may be waived by our asset manager.
Additional Information Regarding this Offering Circular
We have not authorized anyone to provide you with information other than as set forth in this offering circular.  Except as otherwise indicated, all information contained in this offering circular is given as of the date of this offering circular.  Neither the delivery of this offering circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “offering circular supplement” that may add, update or change information contained in this offering circular.  Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement.  The offering statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the Commission and any offering circular supplement together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the Commission.
The offering statement and all supplements and reports that we have filed or will file in the future can be read on the Commission website at www.sec.gov or in the legal section on the Otis Platform.  The contents of the Otis Platform (other than the offering statement, this offering circular and the appendices and exhibits thereto) are not incorporated by reference in or otherwise a part of this offering circular.
How to Subscribe
Potential investors who are “qualified purchasers” may subscribe to purchase our interests.  Any potential investor wishing to acquire our interests must:
1.
Carefully read this offering circular, and any current supplement, as well as any documents described in the offering circular and attached as exhibits to the offering statement of which this offering circular forms a part or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in our interests is suitable for you.
2.
Review the subscription agreement (including the “Investor Qualification and Attestation” attached thereto), which was pre-populated following your completion of certain questions on the Otis Platform application, and if the responses remain accurate and correct, sign the completed subscription agreement using electronic signature.  Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.
3.
Once the completed subscription agreement is signed, you will be instructed to transfer funds in an amount equal to the purchase price for interests you have applied to subscribe for (as set out on the front page of your subscription agreement) by ACH into the escrow account.  The Escrow Agent will hold such subscription monies in escrow until such time as your subscription agreement is either accepted or rejected by our manager and, if accepted, such further time until you are issued the interests.
4.
Our manager and the Broker will review the subscription documentation completed and signed by you. You may be asked to provide additional information. Our manager will contact you directly if required.  We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw any offering at any time prior to closing.
5.
Once the review is complete, our manager will inform you whether or not your application to subscribe for the interests is approved or denied and, if approved, the number of interests you are entitled to subscribe for. If your subscription is rejected in whole or in part, then your subscription payment(s) (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. Our manager accepts subscriptions on a first-come, first-served basis subject to the right to reject or reduce subscriptions.
6.
If all or a part of your subscription is approved, then the number of interests you are entitled to subscribe for will be issued to you upon the closing. Simultaneously with the issuance of the interests, the subscription monies held by the Escrow Agent in escrow on your behalf will be transferred to the account of the applicable series as consideration for such interests.

By executing the subscription agreement, you agree to be bound by the terms of the subscription agreement and operating agreement. Our company, our manager and the Broker will rely on the information you provide in the subscription agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for our manager and the Broker to verify your status as a “qualified purchaser.” If any information about your “qualified purchaser” status changes prior to you being issued the interests, please notify our manager immediately using the contact details set out in the subscription agreement.
For further information on the subscription process, please contact our manager using the contact details set out in the “Where You Can Find Additional Information” section.
The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest-bearing account with the Escrow Agent and will not be commingled with any series’ operating account, until if and when there is a closing with respect to that investor. When the Escrow Agent has received instructions from our manager that an offering will close and the investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such investor’s subscription proceeds in its possession to the account of the applicable series.  If an offering is terminated without a closing, or if a prospective investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective investors will be returned promptly to them, without interest or deductions.  Any costs and expenses associated with a terminated offering will be borne by our manager.
No Refunds
Except in the case of an offering being terminated without a closing, or a prospective investor’s subscription not being accepted or being cut back due to oversubscription or otherwise, there will be no refunds.

USE OF PROCEEDS TO ISSUER
The allocation of the net proceeds of each offering set forth below represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. Our manager reserves the right to modify the use of proceeds based on the factors set forth below.  Neither our company nor any series are expected to keep any of the proceeds from any offering. In the event that less than the maximum number of interests are sold in connection with any offering, our manager may pay, and not seek reimbursement for, the Brokerage Fee and Acquisition Expenses.
Series Gallery Drop 013
We estimate that the gross proceeds of the offering of Series Gallery Drop 013 Interests (including from Series Gallery Drop 013 Interests acquired by our manager) will be approximately $90,000 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

	Uses	Dollar Amount	Percentage of Gross Cash Proceeds
	Brokerage Fees (assuming our manager acquires 2% of Series Gallery Drop 013 Interests)(1)	$882	0.98%
	Cash Portion of the Asset Cost(2)	$84,150	93.50%
Acquisition and Operating Expenses(3)	Storage	$177	0.20%
	Shipping & Transportation	$800	0.89%
	Insurance	$150	0.17%
	Estimated Interest on Note(4)	$1,578	1.75%
	Sourcing Fee(5)	$1,800	2.00%
	Offering Expenses(6)	$0	0.00%
	Total Fees and Expenses	$5,387	5.99%
	Working Capital Reserves(7)	$463	0.51%
	Total Proceeds	$90,000	100.00%

(1)
The actual brokerage fees, a combination of Brokerage Fee and NCPS Brokerage Fee, will be between $720 – $882, based on our manager purchasing 2% to 19.99% of the Series Gallery Drop 013 Interests. Calculation of NCPS Brokerage Fee excludes proceeds from the sale of Series Gallery Drop 013 Interests to our manager or its affiliates.
(2)
Our manager acquired the Series Gallery Drop 013 Asset for a total cost of $84,150. On December 13, 2019, we acquired the Series Gallery Drop 013 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 013 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(3)
To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(4)
Under the terms of the promissory note, we are obligated to pay interest to our manager at an annualized rate of 7.5% for up to three months. Should we repay the note prior to the expiration of three months, we will pay less in interest than the amount identified above. Any overage would be maintained in an operating account for future Operating Expenses.
(5)
Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 013 Asset in an amount equal to 2.00% of the gross offering proceeds.

(6)
Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 013 Interests.
(7)
Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On December 13, 2019, we acquired the Series Gallery Drop 013 Asset from our manager in exchange for a note in the original principal amount of $84,150. This note bears interest at an annualized rate of 7.5% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.34 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 013 Interests will be distributed to the account of Series Gallery Drop 013. Upon final closing of the offering, Series Gallery Drop 013 will then pay back the note made to acquire the Series Gallery Drop 013 Asset.
Series Gallery Drop 031
We estimate that the gross proceeds of the offering of Series Gallery Drop 031 Interests (including from Series Gallery Drop 031 Interests acquired by our manager) will be approximately $48,000 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fees (assuming our manager acquires 2% of Series Gallery Drop 031 Interests)⁽¹⁾		$470	0.98%
Cash Portion of the Asset Cost⁽²⁾		$43,750	91.15%
Acquisition and	Storage	$92	0.19%
Operating Expenses⁽³⁾	Shipping & Transportation	$484	1.01%
	Insurance	$80	0.17%
	Estimated Interest on Note⁽⁴⁾	$793	1.65%
Sourcing Fee⁽⁵⁾		$1,987	4.14%
Offering Expenses⁽⁶⁾		$0	0.00%
Total Fees & Expenses		$3,906	8.14%
Working Capital Reserves⁽⁷⁾		$344	0.72%
Total Proceeds		$48,000	100.00%

(1)
The actual brokerage fees, a combination of Brokerage Fee and NCPS Brokerage Fee, will be between $384 – $470, based on our manager purchasing 2% to 19.99% of the Series Gallery Drop 031 Interests. Calculation of NCPS Brokerage Fee excludes proceeds from the sale of Series Gallery Drop 031 Interests to our manager or its affiliates.
(2)
Our manager acquired the Series Gallery Drop 031 Asset for a total cost of $43,750. On July 31, 2020, we acquired the Series Gallery Drop 031 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 031 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(3)
To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

(4)
Under the terms of the promissory note, we are obligated to pay interest to our manager at an annualized rate of 7.25% for up to three months. Should we repay the note prior to the expiration of three months, we will pay less in interest than the amount identified above. Any overage would be maintained in an operating account for future Operating Expenses.
(5)
Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 031 Asset in an amount equal to 4.14% of the gross offering proceeds.
(6)
Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 031 Interests.
(7)
Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On July 31, 2020, we acquired the Series Gallery Drop 031 Asset from our manager in exchange for a note in the original principal amount of $43,750. This note bears interest at an annualized rate of 7.25% over a three month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.88 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 031 Interests will be distributed to the account of Series Gallery Drop 031. Upon final closing of the offering, Series Gallery Drop 031 will then pay back the note made to acquire the Series Gallery Drop 031 Asset.
Series Gallery Drop 033
We estimate that the gross proceeds of the offering of Series Gallery Drop 033 Interests (including from Series Gallery Drop 033 Interests acquired by our manager) will be approximately $24,000 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fees (assuming our manager acquires 2% of Series Gallery Drop 033 Interests)⁽¹⁾		$235	0.98%
Cash Portion of the Asset Cost⁽²⁾		$21,475	89.48%
Acquisition and	Storage	$45	0.19%
Operating Expenses⁽³⁾	Shipping & Transportation	$62	0.26%
	Insurance	$40	0.17%
	Estimated Interest on Note⁽⁴⁾	$389	1.62%
Sourcing Fee⁽⁵⁾		$1,584	6.60%
Offering Expenses⁽⁶⁾		$0	0.00%
Total Fees & Expenses		$2,355	9.81%
Working Capital Reserves⁽⁷⁾		$170	0.71%
Total Proceeds		$24,000	100.00%

(1)
The actual brokerage fees, a combination of Brokerage Fee and NCPS Brokerage Fee, will be between $192 – $235, based on our manager purchasing 2% to 19.99% of the Series Gallery Drop 033 Interests. Calculation of NCPS Brokerage Fee excludes proceeds from the sale of Series Gallery Drop 033 Interests to our manager or its affiliates.

(2)
Our manager acquired the Series Gallery Drop 033 Asset for a total cost of $21,475. On July 31, 2020, we acquired the Series Gallery Drop 033 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 033 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(3)
To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(4)
Under the terms of the promissory note, we are obligated to pay interest to our manager at an annualized rate of 7.25% for up to three months. Should we repay the note prior to the expiration of three months, we will pay less in interest than the amount identified above. Any overage would be maintained in an operating account for future Operating Expenses.
(5)
Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 033 Asset in an amount equal to 6.6% of the gross offering proceeds.
(6)
Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 033 Interests.
(7)
Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On July 31, 2020, we acquired the Series Gallery Drop 033 Asset from our manager in exchange for a note in the original principal amount of $21,475. This note bears interest at an annualized rate of 7.25% over a three month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.94 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 033 Interests will be distributed to the account of Series Gallery Drop 033. Upon final closing of the offering, Series Gallery Drop 033 will then pay back the note made to acquire the Series Gallery Drop 033 Asset.

Series Gallery Drop 040

We estimate that the gross proceeds of the offering of Series Gallery Drop 040 Interests (including from Series Gallery Drop 040 Interests acquired by our manager) will be approximately $35,500 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$355	1.00%
Cash Portion of the Asset Cost(1)		$33,211	93.55%
Acquisition and	Storage	$70	0.20%
Operating Expenses(2)	Shipping & Transportation	$118	0.33%
	Insurance	$59	0.17%
	Estimated Interest on Note(3)	$0	0.00%
Sourcing Fee(4)		$1,594	4.49%
Offering Expenses(5)		$0	0.00%
Total Fees & Expenses		$2,196	6.19%
Working Capital Reserves(6)		$93	0.26%
Total Proceeds		$35,500	100.00%

(1)  Our manager acquired the Series Gallery Drop 040 Asset for a total cost of $33,211. On September 10, 2020, we acquired the Series Gallery Drop 040 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 040 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 040 Asset in an amount equal to 4.49% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 040 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On September 10, 2020, we acquired the Series Gallery Drop 040 Asset from our manager in exchange for a note in the original principal amount of $33,211. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.115 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 040 Interests will be distributed to the account of Series Gallery Drop 040. Upon final closing of the offering, Series Gallery Drop 040 will then pay back the note made to acquire the Series Gallery Drop 040 Asset.

Series Gallery Drop 043

We estimate that the gross proceeds of the offering of Series Gallery Drop 043 Interests (including from Series Gallery Drop 043 Interests acquired by our manager) will be approximately $67,000 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$670	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$63,000	94.03%
Acquisition and	Storage	$132	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$299	0.45%
	Insurance	$112	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$2,687	4.01%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$3,900	5.82%
Working Capital Reserves⁽⁶⁾		$100	0.15%
Total Proceeds		$67,000	100.00%

(1)  Our manager acquired the Series Gallery Drop 043 Asset for a total cost of $63,000. On October 6, 2020, we acquired the Series Gallery Drop 043 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 043 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 043 Asset in an amount equal to 4.01% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 043 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On October 6, 2020, we acquired the Series Gallery Drop 043 Asset from our manager in exchange for a note in the original principal amount of $63,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.124 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 043 Interests will be distributed to the account of Series Gallery Drop 043. Upon final closing of the offering, Series Gallery Drop 043 will then pay back the note made to acquire the Series Gallery Drop 043 Asset.
Series Gallery Drop 044
We estimate that the gross proceeds of the offering of Series Gallery Drop 044 Interests (including from Series Gallery Drop 044 Interests acquired by our manager) will be approximately $466,700 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$4,667	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$416,700	89.29%
Acquisition and	Storage	$875	0.19%
Operating Expenses⁽²⁾	Shipping & Transportation	$639	0.14%
	Insurance	$779	0.17%
	Commission on Acquisition⁽³⁾	$32,500	6.96%
	Estimated Interest on Note⁽⁴⁾	$0	0.00%
Sourcing Fee⁽⁵⁾		$10,440	2.24%
Offering Expenses⁽⁶⁾		$0	0.00%
Total Fees & Expenses		$49,900	10.69%
Working Capital Reserves⁽⁷⁾		$100	0.02%
Total Proceeds		$466,700	100.00%

(1)  Our manager acquired the Series Gallery Drop 044 Asset for a total cost of $650,000, of which $500,000 was paid in cash and the remainder of which was paid in the form of a traded asset. Our manager acquired the traded asset from an advisor for a total cost of $150,000, all of which our manager agreed to pay in the form of Series Gallery Drop 044 Interests. Further, the advisor agreed to acquire 8,330 Series Gallery Drop 044 Interests in a private transaction. On October 6, 2020, we acquired the Series Gallery Drop 044 Asset from our manager in exchange for the note described below and our agreement to issue 23,330 Series Gallery Drop 044 Interests to the advisor upon completion of the offering. In the case of the Series Gallery Drop 044 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  Our manager acquired the Series Gallery Drop 044 Asset through an advisor and incurred a commission of $32,500 on the acquisition price.
(4)  The promissory note does not bear interest.
(5)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 044 Asset in an amount equal to 2.24% of the gross offering proceeds.
(6)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 044 Interests.
(7)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On October 6, 2020, we acquired the Series Gallery Drop 044 Asset from our manager in exchange for a note in the original principal amount of $416,700 and our agreement to issue 23,330 Series Gallery Drop 044 Interests to the advisor upon completion of the offering. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.127 to the offering statement of which this offering circular forms a part.

Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 044 Interests will be distributed to the account of Series Gallery Drop 044. Upon final closing of the offering, Series Gallery Drop 044 will then pay back the note made to acquire the Series Gallery Drop 044 Asset.
Series Gallery Drop 045
We estimate that the gross proceeds of the offering of Series Gallery Drop 045 Interests (including from Series Gallery Drop 045 Interests acquired by our manager) will be approximately $230,000 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$2,300	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$216,000	93.91%
Acquisition and	Storage	$454	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$384	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$10,762	4.68%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$13,900	6.04%
Working Capital Reserves⁽⁶⁾		$100	0.04%
Total Proceeds		$230,000	100.00%

(1)  Our manager acquired the Series Gallery Drop 045 Asset for a total cost of $216,000. On October 6, 2020, we acquired the Series Gallery Drop 045 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 045 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 045 Asset in an amount equal to 4.68% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 045 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On October 6, 2020, we acquired the Series Gallery Drop 045 Asset from our manager in exchange for a note in the original principal amount of $216,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.130 to the offering statement of which this offering circular forms a part.

Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 045 Interests will be distributed to the account of Series Gallery Drop 045. Upon final closing of the offering, Series Gallery Drop 045 will then pay back the note made to acquire the Series Gallery Drop 045 Asset.

Series Gallery Drop 046

We estimate that the gross proceeds of the offering of Series Gallery Drop 046 Interests (including from Series Gallery Drop 046 Interests acquired by our manager) will be approximately $53,000 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$530	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$50,400	95.09%
Acquisition and	Storage	$106	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$366	0.69%
	Insurance	$89	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$1,409	2.66%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$2,500	4.72%
Working Capital Reserves⁽⁶⁾		$100	0.19%
Total Proceeds		$53,000	100.00%

(1)  Our manager acquired the Series Gallery Drop 046 Asset for a total cost of $50,400. On November 11, 2020, we acquired the Series Gallery Drop 046 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 046 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 046 Asset in an amount equal to 2.66% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 046 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On November 11, 2020, we acquired the Series Gallery Drop 046 Asset from our manager in exchange for a note in the original principal amount of $50,400. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.133 to the offering statement of which this offering circular forms a part.

Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 046 Interests will be distributed to the account of Series Gallery Drop 046. Upon final closing of the offering, Series Gallery Drop 046 will then pay back the note made to acquire the Series Gallery Drop 046 Asset.
Series Gallery Drop 047
We estimate that the gross proceeds of the offering of Series Gallery Drop 047 Interests (including from Series Gallery Drop 047 Interests acquired by our manager) will be approximately $30,000 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$300	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$28,800	96.00%
Acquisition and	Storage	$60	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$366	1.22%
	Insurance	$50	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$324	1.08%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$1,100	3.67%
Working Capital Reserves⁽⁶⁾		$100	0.33%
Total Proceeds		$30,000	100.00%

(1)  Our manager acquired the Series Gallery Drop 047 Asset for a total cost of $28,800. On November 11, 2020, we acquired the Series Gallery Drop 047 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 047 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 047 Asset in an amount equal to 1.08% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 047 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On November 11, 2020, we acquired the Series Gallery Drop 047 Asset from our manager in exchange for a note in the original principal amount of $28,800. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.136 to the offering statement of which this offering circular forms a part.

Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 047 Interests will be distributed to the account of Series Gallery Drop 047. Upon final closing of the offering, Series Gallery Drop 047 will then pay back the note made to acquire the Series Gallery Drop 047 Asset.
Series Gallery Drop 048
We estimate that the gross proceeds of the offering of Series Gallery Drop 048 Interests (including from Series Gallery Drop 048 Interests acquired by our manager) will be approximately $58,000 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$580	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$56,250	96.98%
Acquisition and	Storage	$118	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$600	1.03%
	Insurance	$97	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$255	0.44%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$1,650	2.84%
Working Capital Reserves⁽⁶⁾		$100	0.17%
Total Proceeds		$58,000	100.00%

(1)  Our manager acquired the Series Gallery Drop 048 Asset for a total cost of $56,250. On November 11, 2020, we acquired the Series Gallery Drop 048 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 048 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 048 Asset in an amount equal to 0.44% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 048 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On November 11, 2020, we acquired the Series Gallery Drop 048 Asset from our manager in exchange for a note in the original principal amount of $56,250. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.139 to the offering statement of which this offering circular forms a part.

Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 048 Interests will be distributed to the account of Series Gallery Drop 048. Upon final closing of the offering, Series Gallery Drop 048 will then pay back the note made to acquire the Series Gallery Drop 048 Asset.
Series Gallery Drop 049
We estimate that the gross proceeds of the offering of Series Gallery Drop 049 Interests (including from Series Gallery Drop 049 Interests acquired by our manager) will be approximately $225,000 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$2,250	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$214,500	95.33%
Acquisition and	Storage	$450	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$376	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$7,324	3.26%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$10,400	4.62%
Working Capital Reserves⁽⁶⁾		$100	0.04%
Total Proceeds		$225,000	100.00%

(1)  Our manager acquired the Series Gallery Drop 049 Asset for a total cost of $214,500. On November 23, 2020, we acquired the Series Gallery Drop 049 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 049 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 049 Asset in an amount equal to 3.26% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 049 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On November 23, 2020, we acquired the Series Gallery Drop 049 Asset from our manager in exchange for a note in the original principal amount of $214,500. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.142 to the offering statement of which this offering circular forms a part.

Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 049 Interests will be distributed to the account of Series Gallery Drop 049. Upon final closing of the offering, Series Gallery Drop 049 will then pay back the note made to acquire the Series Gallery Drop 049 Asset.
Series Gallery Drop 050
We estimate that the gross proceeds of the offering of Series Gallery Drop 050 Interests (including from Series Gallery Drop 050 Interests acquired by our manager) will be approximately $29,500 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$295	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$25,000	84.75%
Acquisition and	Storage	$53	0.18%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$49	0.17%
	Commission on Acquisition⁽³⁾	$2,500	8.47%
	Estimated Interest on Note⁽⁴⁾	$0	0.00%
Sourcing Fee⁽⁵⁾		$1,503	5.09%
Offering Expenses⁽⁶⁾		$0	0.00%
Total Fees & Expenses		$4,400	14.92%
Working Capital Reserves⁽⁷⁾		$100	0.34%
Total Proceeds		$29,500	100.00%

(1)  Our manager acquired the Series Gallery Drop 050 Asset for a total cost of $25,000. On November 23, 2020, we acquired the Series Gallery Drop 050 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 050 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  Our manager acquired the Series Gallery Drop 050 Asset through an advisor and incurred a commission of $2,500 on the acquisition price.
(4)  The promissory note does not bear interest.
(5)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 050 Asset in an amount equal to 5.09% of the gross offering proceeds.
(6)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 050 Interests.
(7)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.

On November 23, 2020, we acquired the Series Gallery Drop 050 Asset from our manager in exchange for a note in the original principal amount of $25,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.145 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 050 Interests will be distributed to the account of Series Gallery Drop 050. Upon final closing of the offering, Series Gallery Drop 050 will then pay back the note made to acquire the Series Gallery Drop 050 Asset.
Series Gallery Drop 051
We estimate that the gross proceeds of the offering of Series Gallery Drop 051 Interests (including from Series Gallery Drop 051 Interests acquired by our manager) will be approximately $31,000 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$310	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$28,999	93.55%
Acquisition and	Storage	$61	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$50	0.16%
	Insurance	$52	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$1,428	4.61%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$1,901	6.13%
Working Capital Reserves⁽⁶⁾		$100	0.32%
Total Proceeds		$31,000	100.00%

(1)  Our manager acquired the Series Gallery Drop 051 Asset for a total cost of $28,999. On November 23, 2020, we acquired the Series Gallery Drop 051 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 051 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 051 Asset in an amount equal to 4.61% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 051 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.

On November 23, 2020, we acquired the Series Gallery Drop 051 Asset from our manager in exchange for a note in the original principal amount of $28,999. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.148 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 051 Interests will be distributed to the account of Series Gallery Drop 051. Upon final closing of the offering, Series Gallery Drop 051 will then pay back the note made to acquire the Series Gallery Drop 051 Asset.
Series Gallery Drop 053
We estimate that the gross proceeds of the offering of Series Gallery Drop 053 Interests (including from Series Gallery Drop 053 Interests acquired by our manager) will be approximately $79,500 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$795	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$78,000	98.11%
Acquisition and	Storage	$164	0.21%
Operating Expenses⁽²⁾	Shipping & Transportation	$21	0.03%
	Insurance	$133	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$287	0.36%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$1,400	1.76%
Working Capital Reserves⁽⁶⁾		$100	0.13%
Total Proceeds		$79,500	100.00%

(1)  Our manager acquired the Series Gallery Drop 053 Asset for a total cost of $78,000. On November 23, 2020, we acquired the Series Gallery Drop 053 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 053 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 053 Asset in an amount equal to 0.36% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 053 Interests.

(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On November 23, 2020, we acquired the Series Gallery Drop 053 Asset from our manager in exchange for a note in the original principal amount of $78,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.154 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 053 Interests will be distributed to the account of Series Gallery Drop 053. Upon final closing of the offering, Series Gallery Drop 053 will then pay back the note made to acquire the Series Gallery Drop 053 Asset.
Series Gallery Drop 054
We estimate that the gross proceeds of the offering of Series Gallery Drop 054 Interests (including from Series Gallery Drop 054 Interests acquired by our manager) will be approximately $19,000 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$190	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$18,000	94.74%
Acquisition and	Storage	$38	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$21	0.11%
	Insurance	$32	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$619	3.26%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$900	4.74%
Working Capital Reserves⁽⁶⁾		$100	0.53%
Total Proceeds		$19,000	100.00%

(1)  Our manager acquired the Series Gallery Drop 054 Asset for a total cost of $18,000. On November 23, 2020, we acquired the Series Gallery Drop 054 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 054 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 054 Asset in an amount equal to 3.26% of the gross offering proceeds.

(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 054 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On November 23, 2020, we acquired the Series Gallery Drop 054 Asset from our manager in exchange for a note in the original principal amount of $18,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.157 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 054 Interests will be distributed to the account of Series Gallery Drop 054. Upon final closing of the offering, Series Gallery Drop 054 will then pay back the note made to acquire the Series Gallery Drop 054 Asset.

Series Gallery Drop 055

We estimate that the gross proceeds of the offering of Series Gallery Drop 055 Interests (including from Series Gallery Drop 055 Interests acquired by our manager) will be approximately $47,500 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$475	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$45,100	94.95%
Acquisition and	Storage	$95	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$79	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$1,651	3.48%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$2,300	4.84%
Working Capital Reserves⁽⁶⁾		$100	0.21%
Total Proceeds		$47,500	100.00%

(1)  Our manager acquired the Series Gallery Drop 055 Asset for a total cost of $45,100. On December 18, 2020, we acquired the Series Gallery Drop 055 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 055 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 055 Asset in an amount equal to 3.48% of the gross offering proceeds.

(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 055 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On December 18, 2020, we acquired the Series Gallery Drop 055 Asset from our manager in exchange for a note in the original principal amount of $45,100. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.160 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 055 Interests will be distributed to the account of Series Gallery Drop 055. Upon final closing of the offering, Series Gallery Drop 055 will then pay back the note made to acquire the Series Gallery Drop 055 Asset.

Series Gallery Drop 056

We estimate that the gross proceeds of the offering of Series Gallery Drop 056 Interests (including from Series Gallery Drop 056 Interests acquired by our manager) will be approximately $21,200 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$212	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$20,100	94.81%
Acquisition and	Storage	$42	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$35	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$711	3.35%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$1,000	4.72%
Working Capital Reserves⁽⁶⁾		$100	0.47%
Total Proceeds		$21,200	100.00%

(1)  Our manager acquired the Series Gallery Drop 056 Asset for a total cost of $20,100. On December 18, 2020, we acquired the Series Gallery Drop 056 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 056 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 056 Asset in an amount equal to 3.35% of the gross offering proceeds.

(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 056 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On December 18, 2020, we acquired the Series Gallery Drop 056 Asset from our manager in exchange for a note in the original principal amount of $20,100. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.163 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 056 Interests will be distributed to the account of Series Gallery Drop 056. Upon final closing of the offering, Series Gallery Drop 056 will then pay back the note made to acquire the Series Gallery Drop 056 Asset.

Series Gallery Drop 057

We estimate that the gross proceeds of the offering of Series Gallery Drop 057 Interests (including from Series Gallery Drop 057 Interests acquired by our manager) will be approximately $18,000 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$180	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$17,100	95.00%
Acquisition and	Storage	$36	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$30	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$554	3.08%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$800	4.44%
Working Capital Reserves⁽⁶⁾		$100	0.56%
Total Proceeds		$18,000	100.00%

(1)  Our manager acquired the Series Gallery Drop 057 Asset for a total cost of $17,100. On December 18, 2020, we acquired the Series Gallery Drop 057 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 057 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 057 Asset in an amount equal to 3.08% of the gross offering proceeds.

(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 057 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On December 18, 2020, we acquired the Series Gallery Drop 057 Asset from our manager in exchange for a note in the original principal amount of $17,100. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.166 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 057 Interests will be distributed to the account of Series Gallery Drop 057. Upon final closing of the offering, Series Gallery Drop 057 will then pay back the note made to acquire the Series Gallery Drop 057 Asset.

Series Gallery Drop 058

We estimate that the gross proceeds of the offering of Series Gallery Drop 058 Interests (including from Series Gallery Drop 058 Interests acquired by our manager) will be approximately $22,400 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$224	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$21,260	94.91%
Acquisition and	Storage	$45	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$50	0.22%
	Insurance	$37	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$684	3.05%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$1,040	4.64%
Working Capital Reserves⁽⁶⁾		$100	0.45%
Total Proceeds		$22,400	100.00%

(1)  Our manager acquired the Series Gallery Drop 058 Asset for a total cost of $21,260. On December 18, 2020, we acquired the Series Gallery Drop 058 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 058 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 058 Asset in an amount equal to 3.05% of the gross offering proceeds.

(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 058 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On December 18, 2020, we acquired the Series Gallery Drop 058 Asset from our manager in exchange for a note in the original principal amount of $21,260. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.169 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 058 Interests will be distributed to the account of Series Gallery Drop 058. Upon final closing of the offering, Series Gallery Drop 058 will then pay back the note made to acquire the Series Gallery Drop 058 Asset.

Series Gallery Drop 059

We estimate that the gross proceeds of the offering of Series Gallery Drop 059 Interests (including from Series Gallery Drop 059 Interests acquired by our manager) will be approximately $77,600 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$776	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$73,700	94.97%
Acquisition and	Storage	$155	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$134	0.17%
	Insurance	$130	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$2,605	3.36%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$3,800	4.90%
Working Capital Reserves⁽⁶⁾		$100	0.13%
Total Proceeds		$77,600	100.00%

(1)  Our manager acquired the Series Gallery Drop 059 Asset through an advisor for a total cost of $67,000 plus a commission of $6,700 on the acquisition price. On December 18, 2020, we acquired the Series Gallery Drop 059 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 059 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 059 Asset in an amount equal to 3.36% of the gross offering proceeds.

(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 059 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On December 18, 2020, we acquired the Series Gallery Drop 059 Asset from our manager in exchange for a note in the original principal amount of $73,700. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.172 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 059 Interests will be distributed to the account of Series Gallery Drop 059. Upon final closing of the offering, Series Gallery Drop 059 will then pay back the note made to acquire the Series Gallery Drop 059 Asset.

Series Gallery Drop 060

We estimate that the gross proceeds of the offering of Series Gallery Drop 060 Interests (including from Series Gallery Drop 060 Interests acquired by our manager) will be approximately $51,100 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$511	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$48,500	94.91%
Acquisition and	Storage	$102	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$85	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$1,802	3.53%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$2,500	4.89%
Working Capital Reserves⁽⁶⁾		$100	0.20%
Total Proceeds		$51,100	100.00%

(1)  Our manager acquired the Series Gallery Drop 060 Asset for a total cost of $48,500. On December 18, 2020, we acquired the Series Gallery Drop 060 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 060 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 060 Asset in an amount equal to 3.53% of the gross offering proceeds.

(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 060 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On December 18, 2020, we acquired the Series Gallery Drop 060 Asset from our manager in exchange for a note in the original principal amount of $48,500. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.175 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 060 Interests will be distributed to the account of Series Gallery Drop 060. Upon final closing of the offering, Series Gallery Drop 060 will then pay back the note made to acquire the Series Gallery Drop 060 Asset.

Series Gallery Drop 061

We estimate that the gross proceeds of the offering of Series Gallery Drop 061 Interests (including from Series Gallery Drop 061 Interests acquired by our manager) will be approximately $23,100 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$231	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$21,989	95.19%
Acquisition and	Storage	$46	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$39	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$695	3.01%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$1,011	4.38%
Working Capital Reserves⁽⁶⁾		$100	0.43%
Total Proceeds		$23,100	100.00%

(1)  Our manager acquired the Series Gallery Drop 061 Asset for a total cost of $21,989. On December 18, 2020, we acquired the Series Gallery Drop 061 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 061 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 061 Asset in an amount equal to 3.01% of the gross offering proceeds.

(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 061 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On December 18, 2020, we acquired the Series Gallery Drop 061 Asset from our manager in exchange for a note in the original principal amount of $21,989. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.178 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 061 Interests will be distributed to the account of Series Gallery Drop 061. Upon final closing of the offering, Series Gallery Drop 061 will then pay back the note made to acquire the Series Gallery Drop 061 Asset.

Series Gallery Drop 062

We estimate that the gross proceeds of the offering of Series Gallery Drop 062 Interests (including from Series Gallery Drop 062 Interests acquired by our manager) will be approximately $16,200 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$162	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$15,400	95.06%
Acquisition and	Storage	$32	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$27	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$479	2.96%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$700	4.32%
Working Capital Reserves⁽⁶⁾		$100	0.62%
Total Proceeds		$16,200	100.00%

(1)  Our manager acquired the Series Gallery Drop 062 Asset through an advisor for a total cost of $14,000 plus a commission of $1,400 on the acquisition price. On December 18, 2020, we acquired the Series Gallery Drop 062 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 062 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 062 Asset in an amount equal to 2.96% of the gross offering proceeds.

(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 062 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On December 18, 2020, we acquired the Series Gallery Drop 062 Asset from our manager in exchange for a note in the original principal amount of $15,400. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.181 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 062 Interests will be distributed to the account of Series Gallery Drop 062. Upon final closing of the offering, Series Gallery Drop 062 will then pay back the note made to acquire the Series Gallery Drop 062 Asset.

Series Gallery Drop 063

We estimate that the gross proceeds of the offering of Series Gallery Drop 063 Interests (including from Series Gallery Drop 063 Interests acquired by our manager) will be approximately $21,100 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$211	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$20,000	94.79%
Acquisition and	Storage	$42	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$35	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$712	3.37%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$1,000	4.74%
Working Capital Reserves⁽⁶⁾		$100	0.47%
Total Proceeds		$21,100	100.00%

(1)  Our manager acquired the Series Gallery Drop 063 Asset for a total cost of $20,000. On December 18, 2020, we acquired the Series Gallery Drop 063 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 063 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 063 Asset in an amount equal to 3.37% of the gross offering proceeds.

(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 063 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On December 18, 2020, we acquired the Series Gallery Drop 063 Asset from our manager in exchange for a note in the original principal amount of $20,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.184 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 063 Interests will be distributed to the account of Series Gallery Drop 063. Upon final closing of the offering, Series Gallery Drop 063 will then pay back the note made to acquire the Series Gallery Drop 063 Asset.

Series Gallery Drop 064

We estimate that the gross proceeds of the offering of Series Gallery Drop 064 Interests (including from Series Gallery Drop 064 Interests acquired by our manager) will be approximately $33,700 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$337	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$32,000	94.96%
Acquisition and	Storage	$67	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$56	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$1,140	3.38%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$1,600	4.75%
Working Capital Reserves⁽⁶⁾		$100	0.30%
Total Proceeds		$33,700	100.00%

(1)  Our manager acquired the Series Gallery Drop 064 Asset for a total cost of $32,000. On December 18, 2020, we acquired the Series Gallery Drop 064 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 064 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 064 Asset in an amount equal to 3.38% of the gross offering proceeds.

(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 064 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On December 18, 2020, we acquired the Series Gallery Drop 064 Asset from our manager in exchange for a note in the original principal amount of $32,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.187 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 064 Interests will be distributed to the account of Series Gallery Drop 064. Upon final closing of the offering, Series Gallery Drop 064 will then pay back the note made to acquire the Series Gallery Drop 064 Asset.

Series Gallery Drop 065

We estimate that the gross proceeds of the offering of Series Gallery Drop 065 Interests (including from Series Gallery Drop 065 Interests acquired by our manager) will be approximately $21,100 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$211	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$20,080	95.17%
Acquisition and	Storage	$42	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$35	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$632	3.00%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$920	4.36%
Working Capital Reserves⁽⁶⁾		$100	0.47%
Total Proceeds		$21,100	100.00%

(1)  Our manager acquired the Series Gallery Drop 065 Asset for a total cost of $25,100, of which $20,080 was paid in cash and the remainder of which our manager agreed to pay in the form of Series Gallery Drop 065 Interests. On January 11, 2021, we acquired the Series Gallery Drop 065 Asset from our manager in exchange for the note described below and our agreement to issue 502 Series Gallery Drop 065 Interests to the asset seller upon completion of the offering. In the case of the Series Gallery Drop 065 Asset, the asset seller is Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 065 Asset for $25,100, the same price paid by Series Gallery Drop 065. Accordingly, the price has been determined by arms-length bargaining, and does not favor Mr. Karnjanaprakorn. Mr. Karnjanaprakorn has realized no profit on the sale.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 065 Asset in an amount equal to 3% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 065 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On January 11, 2021, we acquired the Series Gallery Drop 065 Asset from our manager in exchange for a note in the original principal amount of $20,080 and our agreement to issue 502 Series Gallery Drop 065 Interests to the asset seller upon completion of the offering. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.190 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 065 Interests will be distributed to the account of Series Gallery Drop 065. Upon final closing of the offering, Series Gallery Drop 065 will then pay back the note made to acquire the Series Gallery Drop 065 Asset.

Series Gallery Drop 066

We estimate that the gross proceeds of the offering of Series Gallery Drop 066 Interests (including from Series Gallery Drop 066 Interests acquired by our manager) will be approximately $94,700 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$947	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$90,000	95.04%
Acquisition and	Storage	$189	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$158	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$3,306	3.49%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$4,600	4.86%
Working Capital Reserves⁽⁶⁾		$100	0.11%
Total Proceeds		$94,700	100.00%

(1)  Our manager acquired the Series Gallery Drop 066 Asset for a total cost of $90,000. On January 11, 2021, we acquired the Series Gallery Drop 066 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 066 Asset, the asset seller is Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 066 Asset for $90,000, the same price paid by Series Gallery Drop 066. Accordingly, the price has been determined by arms-length bargaining, and does not favor Mr. Karnjanaprakorn. Mr. Karnjanaprakorn has realized no profit on the sale.

(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 066 Asset in an amount equal to 3.49% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 066 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On January 11, 2021, we acquired the Series Gallery Drop 066 Asset from our manager in exchange for a note in the original principal amount of $90,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.193 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 066 Interests will be distributed to the account of Series Gallery Drop 066. Upon final closing of the offering, Series Gallery Drop 066 will then pay back the note made to acquire the Series Gallery Drop 066 Asset.

Series Gallery Drop 067

We estimate that the gross proceeds of the offering of Series Gallery Drop 067 Interests (including from Series Gallery Drop 067 Interests acquired by our manager) will be approximately $63,200 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$632	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$60,000	94.94%
Acquisition and	Storage	$126	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$106	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$2,236	3.54%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$3,100	4.91%
Working Capital Reserves⁽⁶⁾		$100	0.16%
Total Proceeds		$63,200	100.00%

(1)  Our manager acquired the Series Gallery Drop 067 Asset for a total cost of $60,000. On January 11, 2021, we acquired the Series Gallery Drop 067 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 067 Asset, the asset seller is Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 067 Asset for $60,000, the same price paid by Series Gallery Drop 067. Accordingly, the price has been determined by arms-length bargaining, and does not favor Mr. Karnjanaprakorn. Mr. Karnjanaprakorn has realized no profit on the sale.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 067 Asset in an amount equal to 3.54% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 067 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On January 11, 2021, we acquired the Series Gallery Drop 067 Asset from our manager in exchange for a note in the original principal amount of $60,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.196 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 067 Interests will be distributed to the account of Series Gallery Drop 067. Upon final closing of the offering, Series Gallery Drop 067 will then pay back the note made to acquire the Series Gallery Drop 067 Asset.

Series Gallery Drop 068

We estimate that the gross proceeds of the offering of Series Gallery Drop 068 Interests (including from Series Gallery Drop 068 Interests acquired by our manager) will be approximately $25,300 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$253	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$24,000	94.86%
Acquisition and	Storage	$50	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$42	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$855	3.38%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$1,200	4.74%
Working Capital Reserves⁽⁶⁾		$100	0.40%
Total Proceeds		$25,300	100.00%

(1)  Our manager acquired the Series Gallery Drop 068 Asset for a total cost of $24,000. On January 11, 2021, we acquired the Series Gallery Drop 068 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 068 Asset, the asset seller is Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 068 Asset for $24,000, the same price paid by Series Gallery Drop 068. Accordingly, the price has been determined by arms-length bargaining, and does not favor Mr. Karnjanaprakorn. Mr. Karnjanaprakorn has realized no profit on the sale.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 068 Asset in an amount equal to 3.38% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 068 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On January 11, 2021, we acquired the Series Gallery Drop 068 Asset from our manager in exchange for a note in the original principal amount of $24,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.199 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 068 Interests will be distributed to the account of Series Gallery Drop 068. Upon final closing of the offering, Series Gallery Drop 068 will then pay back the note made to acquire the Series Gallery Drop 068 Asset.
Series Gallery Drop 069
We estimate that the gross proceeds of the offering of Series Gallery Drop 069 Interests (including from Series Gallery Drop 069 Interests acquired by our manager) will be approximately $37,000 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$370	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$35,128	94.94%
Acquisition and	Storage	$74	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$62	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$1,266	3.42%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$1,772	4.79%
Working Capital Reserves⁽⁶⁾		$100	0.27%
Total Proceeds		$37,000	100.00%

(1)  Our manager acquired the Series Gallery Drop 069 Asset for a total cost of $35,128. On January 11, 2021, we acquired the Series Gallery Drop 069 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 069 Asset, the asset seller is Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 069 Asset for $35,128, the same price paid by Series Gallery Drop 069. Accordingly, the price has been determined by arms-length bargaining, and does not favor Mr. Karnjanaprakorn. Mr. Karnjanaprakorn has realized no profit on the sale.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 069 Asset in an amount equal to 3.42% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 069 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On January 11, 2021, we acquired the Series Gallery Drop 069 Asset from our manager in exchange for a note in the original principal amount of $35,128. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.202 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 069 Interests will be distributed to the account of Series Gallery Drop 069. Upon final closing of the offering, Series Gallery Drop 069 will then pay back the note made to acquire the Series Gallery Drop 069 Asset.

THE UNDERLYING ASSETS
The discussions contained in this offering circular relating to the underlying assets; their related artists, designers and/or makers; and their related industries are taken from third-party sources that we believe to be reliable, and we believe that the information from such sources contained herein is reasonable, and that the factual information is fair and accurate.
Insurance
We are working with insurance broker, DeWitt Stern, and our carrier is Aspen American Insurance Company. We insure all assets both during transport and during storage.
Storage
Our manager currently leases space in purpose-built, secure, temperature-controlled storage facilities in New York and Oregon for the purposes of storing the underlying assets in a highly controlled environment, other than when it is being utilized for marketing or similar purposes.
Depreciation
We treat art and collectible assets as collectibles, and therefore, we will not depreciate or amortize the underlying assets going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the underlying assets.
The Series #KW Asset
Summary Overview
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Series #KW has purchased a 2018 Saint Jerome Hearing the Trumpet of Last Judgement painting by Kehinde Wiley (which we refer to as the Series #KW Asset), the specifications of which are set forth below.
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In 2017, Kehinde Wiley was chosen and commissioned to paint Barack Obama’s official portrait for the Smithsonian.
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One of the most iconic pieces from Kehinde Wiley is the figure in front of a colorful background pattern, in the same style and year as the Obama painting, which brought Kehinde Wiley to national recognition.
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Only eleven portrait paintings were produced for the Saint Louis Art Museum’s “Saint Louis” collection which showcases residents of the city that were selected from a casting call and were painted in front of a decorative background.
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We chose this painting as one of our investments due to the “blue chip” nature of the artist, Kehinde Wiley. His work has been displayed in both solo and group exhibitions at major institutions around the world and he is represented by internationally reputable galleries.
Specifications
Artist	Kehinde Wiley
Artwork	Saint Jerome Hearing the Trumpet of Last Judgement
Size	96 x 72 inches
Medium	Oil on Linen
Creation Year	2018
Purchased From	Roberts Projects
Purchased For	$237,500
Year Purchased	2019

The Painting
Wiley’s Saint Jerome is part of Saint Louis, an exhibition at the Saint Louis Art Museum that is deeply connected to St. Louis and informed by visits Wiley made in 2017 to the city. Through a process of street casting, he invited strangers he met in neighborhoods in north St. Louis and Ferguson to pose for his paintings. Dressed in their own clothing, Wiley then created eleven original portraits that are inspired by carefully chosen artworks in the Museum’s collection. Kehinde paints black men and women in poses once associated with white aristocrats in historical paintings. Wiley’s portraits often feature ornate and decorative backgrounds, elements of which surround and sometimes weave around his subjects. His works address the politics of race and power in art, drawing attention to the pervasive lack of representation of people of color in the art world.
The painting measures 96 in by 72 in and was created in 2018. The work is currently stored in a purpose-built, secure, temperature-controlled storage facility in New York.
The Artist
Kehinde Wiley is a painter best known for his naturalistic portraits of African American men in heroic poses. Born in Los Angeles, CA, he earned his BFA from the San Francisco Art Institute and his MFA from the Yale University School of Art. Wiley’s early work consists of Photo-Realistic paintings of men, whom he had met on the streets in Harlem, set against a floral background. In all of his work, Wiley combines a wide range of references from classical painting and pop culture. Over the course of his career, the size of Wiley’s canvases has expanded, and he began depicting his subjects, young black models or music icons, in heroic defeat as well as triumph. Most of his models are cast on the street, though Wiley has also portrayed celebrities such as Michael Jackson and Ice-T. In 2017, he was chosen to paint Barack Obama’s official portrait for the Smithsonian. He has continued to travel through Africa, Brazil, India, and Sri Lanka, and paint portraits that incorporate the cultural imagery associated with these places. Wiley’s work has been exhibited at the National Portrait Gallery in London, the Brooklyn Museum of Art, and the Studio Museum in Harlem, New York.
Condition Report
According to the Saint Louis Museum, the painting is in excellent condition. The canvas has been tensioned over a very thin stretcher, and retains overall planarity but is slightly slack on the stretcher. Evidence of underdrawings in what appears to be pencil can be seen in a few areas throughout, particularly in the background repeating patterns. The paint layers have been applied very thinly and are in excellent condition overall. There are a few small brush inclusions and a small area of light abrasion to the left of the figure. The surface gloss is slightly uneven, but likely due to the recent “glazing” before the works arrived. The frame is in excellent condition overall, with only a few very small light scuffs that reveal a white preparatory layer.
Ownership and Pricing History
We purchased the painting from the artist at Roberts Projects. Roberts Projects represents mid-career and established artists of international recognition as well as emerging artists. By exhibiting artists across multiple generations and continents, the gallery establishes a discursive critical voice in addressing diverse perspectives of art within a broader context of contemporary artistic practices.
Provenance: The painting is currently on loan to the Saint Louis Art Museum courtesy of the Artist and Robert Projects. The painting then will be sent to us.
Pricing History: We are the first to buy the asset.
Comparable Analysis: An official independent appraisal for this painting has not been obtained. However, there are other comparable portrait paintings produced in the same time frame that were sold in art auctions in 2018, including:
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CHARLES I (produced in 2018) was sold in 2018 for $300,000 ($69.4 per square inch).
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Portrait of Quentin Lee Moore (produced in 2017) was sold in 2018 for $112,500 ($90.7 per square inch).

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We purchased Wiley’s Saint Jerome for $237,500 ($34.4 per square inch).
Market Assessment
We believe there is a growing market for Wiley’s portfolio, specifically his portrait paintings with decorative backgrounds produced post-2017. According to recent auction data, his work is currently sold on the secondary market where his latest works range from $112,500 to $300,000 for paintings of comparable specifications. As per the graphs below, the average price paid (calculated using turnover per artwork sold for the year) for Kehinde Wiley’s work increased by 86% from 2017 to 2018 and grew at a 14.7% CAGR from 2005 to 2018. Kehinde Wiley’s sell through rate for this work has increased to 100% in 2018, spiking after he was commissioned to paint Barack Obama for the Smithsonian.
We were able to obtain the painting in excellent condition and believe that it already has a strong provenance given its position in the Saint Louis Art Museum. We believe Kehinde’s work in general is particularly recognizable in American culture, especially after he was commissioned to do President Obama’s portrait in 2017.

Source: Widewalls

Artist Assessment: We use a combination of qualitative and quantitative metrics to assess the market for Kehinde Wiley’s work.

Price Range of Comparable Work	$112,500 to $300,000, implied average of $69.4 to $90.7 per square inch of painting
Sell Through Rate	84.6%
Turnover	$4.75mm with 2018 being the peak
Number of Pieces Sold	112 total pieces sold
Recent Notable Solo Exhibitions / Provenance
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2019 Roberts Projects, Culver City, CA (forthcoming)
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2018 The Smithsonian’s National Portrait Gallery, Washington DC
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2018 Saint Louis Museum of Art, Saint Louis, MO
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2017 “Kehinde Wiley: A New Republic” Oklahoma City Museum of Art, Oklahoma City, OK,
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Toledo Museum of Art, Toledo, OH (2017)
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Phoenix Art Museum, Phoenix, AZ (2016)
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Seattle Art Museum, WA (2016)
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Virginia Museum of Fine Arts, Richmond, VA (2016)
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Modern Art Museum of Fort Worth, TX (2015)
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Brooklyn Museum, New York, NY (2015)
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2017 “Trickster” Sean Kelly, New York, NY
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2017 “Kehinde Wiley: In Search of the Miraculous” Stephen Friedman Gallery, London, UK
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2016 “Kehinde Wiley” Petit Palais, Musée des Beaux-Arts de la Ville de Paris, Paris, France
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2015 “Fifteen x Fifteen” Bill Hodges Gallery, New York, NY

The Series Drop 002 Asset
Summary Overview
Series Drop 002 has purchased a pair of 2016 Nike MAG Back to the Future sneakers (which we refer to as the Series Drop 002 Asset).
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Limited Edition Made Public: The famous “Back to the Future II” Nike Air Mag is considered a grail of sneaker collectibles. Two commercial releases of the shoe, spurred by fan petitions, garnered a total of approximately $11.5 million benefiting “Back to the Future” actor Michael J Fox’s foundation for Parkinson’s disease, according to the foundation’s website.
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Scarce Supply: There are three types of Air Mags - the original movie pair and the two commercial releases from 2011 (1,510 pairs, 10 with deluxe packaging) and 2016 (89 pairs). The original movie pair sold on eBay for over $92,100 in 2018, making it the most expensive pair of sneakers sold at the time.
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Provenance, Rarity, Size and Condition: We purchased the pair from Heritage Auctions, ensuring authentication and quality. The pair is deadstock (never worn) and comes with the original box, a signed numbered plate by designer Tinker Hatfield, and display and charging accessories.
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Macro Trends: The Nike Air Mag is bolstered by the rise of the collectible sneakers market. The collectible sneaker resale industry is currently an estimated $2 billion market, and it is projected to triple by 2025. Within this market, the 2016 Nike Air Mag is one of the rarest sneaker grails and we believe it will be further buoyed by the growth of the sneaker market.

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Pop Culture Reference: Michael J. Fox’s “Back to the Future” character, Marty McFly, is one of the most beloved characters from the 80s. To this day, rappers and other cultural icons name check Michael J. Fox’s iconic character. They were featured in Kanye West’s “Good Morning” and are a favorite among celebrity collectors including Kanye West and Kid Cudi.
Specifications
Brand	Nike
Asset	Air Mag ‘Auto-Lacing’ (“Back to the Future”)
Size	Men’s Size 11
Number in Series	#39 of 89 pairs released
Main Color	Grey
Colorway	Jetstream / White-Pl Blue
Silhouette	Air Max 2016
Condition	Mint
Designer	Tinker Hatfield
Release Date	October 4, 2016
Purchased From	Heritage Auctions
Purchased For	$30,000
Year Purchased	2019

The Sneaker
The Nike Air Mag is a limited edition shoe created by Nike that is a replica of a shoe from the “Back to the Future 2” movie featuring Michael J. Fox as Marty McFly. The shoe was introduced when McFly visits the year 2015, which, at the time, was around 30 years into the future. Featuring an electroluminescent out-sole, space age materials, and a rechargeable internal battery good for 3,000 hours, the Nike Air Mag was the first shoe that Nike ever designed for a movie. In 2018, the original Nike Air Mag prop sold for $92,100 on eBay.
Designer Tinker Hatfield created the concept of the shoe in 1989 featuring a “futuristic” design equipped with self-charging glowing lights in the midsole, heel and strap as well as an auto-lacing functionality. In 2011, a limited quantity of 1,500 pairs were auctioned on eBay with proceeds benefiting The Michael J. Fox Foundation for Parkinson’s disease research. In 2016, a limited quantity of 89 pairs were released with three featured in live auctions again to benefit the Michael J. Fox Foundation for Parkinson’s disease research. Our asset is #39 of the #89 released Nike Air Mag sneakers in 2016.
The Brand
Nike, Inc. is an American multinational corporation founded in 1964 by Bill Bowerman and Phil Knight that is engaged in the design, development, manufacturing and worldwide marketing and sales of footwear, apparel, equipment, accessories and services. The company is headquartered in Beaverton, Oregon and is considered the world’s largest supplier of athletic shoes and apparel as well as a major manufacturer of sports equipment.
Beginning in the 1980s, various items of Nike clothing became staples of mainstream American youth fashion and culture, especially tracksuits, shell suits, baseball caps, Air Jordans, Air Force 1’s and Air Max running shoes. Today, the brand has become a staple in the streetwear and hypebeast communities featuring collaborations with Off-White, Supreme, Kaws and Travis Scott, among others. The company competes with adidas, ASICS, Li Ning, lululemon athletica, Puma, V.F. Corporation and Under Armour.
The Designer
Tinker Hatfield is an American designer of Nike’s most popular athletic shoes. Born in Hillsboro, Oregon, he attended the University of Oregon, where he ran track for coach and Nike co-founder, Bill Bowerman. He earned his B.Arch. degree from the University of Oregon School of Architecture and joined Nike in 1981 as an architect before transitioning to shoe design in 1985. Some of his shoe designs include the Air Jordan 3 to the Air Jordan 15, the Air Jordan XX, XXIII and XXV, as well as the Nike Air Trainer, Air Max 1, and Infrared Air Max 90.

Market Assessment
We believe that the Series Drop 002 Asset occupies a unique space between the sneakers and collectibles market that will benefit from the growing $6 billion global sneaker resale market. Given its cultural significance as the famous self-lacing shoes in the 1989 Back to the Future 2 movie as well as its charitable history as an auction item for Michael J Fox’s Foundation for Parkinson’s Disease benefit, we believe that the shoes will remain a “grail” in the collectible sneakers universe. Specifically, we believe that the rarity, cultural relevance and condition of the Series Drop 002 Asset will continue to propel its desirability in the collectible sneaker market.
Condition Report
The sneakers are deadstock, meaning that they have never been worn and are in excellent condition.
Ownership and Pricing History
We purchased the sneakers through online auction via Heritage Auctions, an American multinational auction house based in Dallas, Texas. The auction house was founded in 1976 and is an auctioneer of numismatic collections, comics, fine art, books, luxury accessories, and memorabilia from film, music, history, and sports. The asset was a part of a special collaborative project and live pop up store at the Museum of Contemporary Art in Chicago. The sneakers were authenticated by the online reseller, StockX, and is considered deadstock, which means that it is unworn and in its original condition from the time of sale.
The Series Drop 003 Asset
Summary Overview
Series Drop 003 has purchased The Incredible Hulk #181 Comic Book (which we refer to as the Series Drop 003 Asset).
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Key Value Driver - First Appearance of Wolverine: The most valuable comic books in the world are valuable because they contain first appearances of key characters. The Series Drop 003 Asset comic features the first full appearance of the Wolverine, one of the most well-known comic book characters today.
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Graded Comic from Reputable Source: The Series Drop 003 comic is a 9.8 CGC-graded Hulk #181 (117 in the world), the highest available grade by Certified Guaranty Company, the world’s largest third-party grading service for comics, magazines, concert posters and related collectibles. The book is in mint / near mint condition with white / off-white pages. The book was purchased from Metropolis Collectibles, an independent comic book dealer.
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Bronze Age Grail: Hulk #181 is consistently ranked a top comic of the Bronze Age in comic book blogs, such as JustCollecting and ComiCache, and is universally acknowledged as a Bronze Age “grail.” Stan Lee’s recent passing has relaunched the cultural relevance of Bronze Age comics back into pop culture.
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Macro Trends: The comic book market is bolstered by continued superhero remakes. Disney’s acquisition of Twenty First Century Fox brings in unique opportunities for Fox characters like Wolverine and the X-Men to now be absorbed into the Marvel universe. Though there are no confirmations of upcoming Wolverine movies, the slate of upcoming Marvel remakes in the next two years will ensure exposure and relevance to major superhero characters like Wolverine and The Incredible Hulk.
Specifications

Title	The Incredible Hulk #181
Publisher	Marvel
Creation Date	November 10, 1974
Age	Bronze Age
CGC Grade	9.8
Page Color	Off-White / White
Key Issue	1st appearance of Wolverine
Purchased From	Metropolis Collectibles
Purchased For	$34,000
Year Purchased	2019

The Comic
The Series Drop 003 Asset is fully titled “The Incredible Hulk and now... the Wolverine!” and is considered by collectors to be Wolverine’s first true full appearance. The character appears briefly at the end of The Incredible Hulk #180, but does not have a full feature until issue #181. In the story, Wolverine jumps into the fight between the Hulk and the story’s antagonist, Wendigo. After a brief battle with the Hulk and Wendigo, Wolverine realizes that his Adamantium claws can’t hurt Hulk. Immediately, Wolverine takes his classic anti-hero stance and rationalizes “my enemy’s enemy, must be my friend” to fight off Wendigo instead.
The comic is from the Bronze Age, which is an informal name for a period in the history of American superhero comic books usually said to run from 1970 to 1985 that followed the Silver Age of comics from 1956 to 1975. The comic was scripted by Len Wein, who is an American comic book writer and editor best known for reviving Marvel Comics’ X-Men.
Market Assessment
We expect the market for vintage collectible comic books to grow, buoyed by increasing accessibility and transparency as well as by the popularization of superhero movies by the likes of Disney and 21st Century Fox. We believe that the Series Drop 003 Asset is positioned to benefit from this trend. As the first full appearance of Wolverine, The Incredible Hulk #181 is a key collector’s edition featuring two beloved Marvel characters, Wolverine and the Incredible Hulk. We believe that the Series Drop 003 Asset is a Bronze Age grail, especially at the 9.8 CGC grade, which is the highest available grade of this comic book in circulation. As the collectibles comic book market grows, we believe that the value of the Series Drop 003 Asset has the potential to grow as well. As of August 29, 2019, Hulk #181 was one of the top 5 most actively traded Bronze Age comics according to GoCollect.
Condition
The Series Drop 003 Asset is a 9.8 CGC-graded comic book with Universal label, which means it is in the near mint / mint condition. The highest grade of the book available is a 9.9 of which one copy exists in the world. There are 117 Universal-labeled 9.8 CGC-graded books of The Incredible Hulk #181. The book is in excellent condition and preserved in a CGC plastic holder with tamper-evident seal.
Ownership
We purchased the Series Drop 003 Asset from Metropolis Comics and Collectibles, an auction house based in New York.
The Series Drop 004 Asset
Summary Overview
Series Drop 004 has purchased a series of artist collaboration Supreme skate decks (which we refer to as the Series Drop 004 Asset).

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The Supreme brand: Supreme’s history of counterculture in skate, surf and hip-hop is intrinsic to the DNA of the term “streetwear.” According to Hypebeast and PWC’s joint streetwear report, Supreme was the #1 brand associated with streetwear (an estimated $309 billion industry) among approximately 41,000 respondents. As Vice sums it up, “[n]o other clothing brands command this kind of devotion.”
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Skate history: At its core, Supreme is a skate company and its skate decks have quickly become collector’s items not just for skaters, but for the art market for whom the limited-edition pieces represent unique and alternative works by major artists. In 2019, Sotheby’s auctioned off a full collection 248 sets of Supreme skate decks for $800,000 and Bonham’s sold a collection of 131 decks for $150,000.
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Brand collaborations: We believe that no brand has succeeded in channeling exclusivity, and social influence to generate demand as much as Supreme. Featuring countless collaborations, the brand has worked with KAWS, Louis Vuitton, and BAPE. As Vogue reports, “[b]rands that exist at the nexus of fashion and skateboarding — Palace, Supreme and Noah ...have the cultural clout once reserved solely for high-end luxury labels like Gucci, Saint Laurent and Fendi.”
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Artist collaborations: Our bundle includes collaborations with blue chip artists. Many of these artists’ works embrace Supreme’s anti-establishment and subversive sentiments.
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Condition: Each are original decks that range in excellent to pristine condition with a few still in original wrapping.
Specifications
Artist	Jeff Koons	Takashi Murakami	Cindy Sherman	Marilyn Minter	KAWS	George Condo
Artwork	“Monkey Train”	“BunBu-Kun, Ponchi-Kun and Shimon-Kun Skateboard Triptych”	“Grotesque Series”	“Untitled”	“Chum Decks”	“Untitled”
Size	32 x 8 inches (81.3 x 20.3 cm) (each)
Medium	Screen print on wood
Number of Decks	3	3	2	3	2	3
Creation Year	2006	2007	2017	2009	2001	2010
Purchased From	Guy Hepner	Guy Hepner	The RealReal	Artcurial	Heritage Auctions + Private Sale	Heritage Auctions
Purchased For	$5,000	$7,000	$325	$2,016	$19,000	$11,000
Year Purchased	2019

The Artists and Works
Jeff Koons
Jeff Koons (born York, Pennsylvania 1955) is an American artist known for working with popular culture subjects and his reproductions of banal objects, such as balloon animals produced in stainless steel with mirror-finish surfaces. With his stated intention to “communicate with the masses,” Koons uses his works to explore the meaning of art and spectacle in a media-saturated era. Since his first solo exhibition in 1980, his work has evolved from small-scale collections of toys and found objects to his now iconic monumental works, including huge balloon animals rendered in mirror-polished stainless steel.

The Jeff Koons Supreme skate deck contained in the Series Drop 004 Asset bundle features Koons’ “Monkey Train (2007).” These skate decks, produced by Supreme, display some of the artist’s most iconic subjects. Juxtaposing inflatable toy monkeys over historical images of industry and transport, Koons plays with ideas of pleasure, celebrity, commerce, and taste.
Takashi Murakami
Japanese artist Takashi Murakami (born Tokyo, Japan 1963) creates paintings, sculptures, and films that sit at the intersection of pop culture, history, and fine art. He is often categorized among other artists working in the tradition of Pop Art, such as Andy Warhol, Damien Hirst, and Jeff Koons. Murakami founded the “Superflat” movement, which draws from both historical and contemporary Japanese aesthetics. His work interrogates the perceived barrier between high culture, materialized through fine art, and mass consumerism. He has collaborated with brands, including Louis Vuitton, Supreme, COMME des GARÇONS, Kanye West and Billie Eilish. “I am looking for the crossing point between fine art and entertainment,” explained Murakami to the New York Times in 2001. The artist’s work has been the subject of numerous exhibitions around the world, including those held at the Mori Art Museum in Tokyo, Gagosian Gallery in London, the Guggenheim Museum in Bilbao, and the Versailles Palace.
The Takashi Murakami Supreme skate deck contained in the Series Drop 004 Asset bundle features Murakami’s signature pop art. The work is a prime representation of the artist's interest in Japanese printmaking and Pop art aesthetics.
Cindy Sherman
Cynthia Sherman (born Glen Ridge, New Jersey 1954) is an American photographer best known for her iconic portraits that depict women as imagined characters from film and other media. She is most well-known for her brand of uncanny self-portraiture “Untitled Film Stills” (1977-80), a series of 69 photographs of the artist herself enacting female clichés of 20th-century pop culture. However, despite seemingly overt feminist themes in her work, Sherman said in 1994: “I often don’t know what I’m going after until after it’s shot. It’s amusing how far someone can stretch my intentions and make a concept that fits their theories.” Later, in the 90s, Sherman moved to more grotesque imagery, like the mutilated mannequins of her “Sex Pictures” (1992).
The Cindy Sherman Supreme skate deck contained in the Series Drop 004 Asset bundle features Sherman’s art from her “Grotesque Series.” The first skate deck features an aqua and multicolor wood Supreme skate deck with Cindy Sherman’s “Untitled #175” graphic printed at its underside and the Supreme brand stamp at its surface. The second skate deck features a blue-green, black and multicolor print of Sherman’s “Untitled #181” on its reverse and the Supreme brand stamp at its surface. Both are from the Fall / Winter 2017 Supreme collection.
Marilyn Minter
Marilyn Minter (born Shreveport, Los Angeles 1948) is an American visual artist who is perhaps best known for her sensual paintings and photographs done in the photorealism style that blur the line between commercial and fine art. She has been the subject of numerous solo exhibitions, including the San Francisco Museum of Modern Art in 2005, the Center for Contemporary Art, Cincinnati, OH in 2009, La Conservera, Centro de Arte Contemporáneo, Ceutí/Murcia, Spain in 2009, the Museum of Contemporary Art, Cleveland, OH in 2010, the Deichtorhallen in Hamburg, Germany in 2011, and the Contemporary Arts Museum Houston to the Brooklyn Museum between 2015 and 2016.
The Marilyn Minter Supreme skate decks contained in the Series Drop 004 Asset bundle features Minter’s art from her “Grotesque Series.” The featured photographs on these skate decks include close-ups of the photographs, “Split” (2003), “Solaris” (2011) and “Shitkicker” (2006).
KAWS

Brian Donnelly (born 1974), known professionally as Kaws (stylized as KAWS), is an American artist and designer who primarily works in painting, sculpture, and editioned works. Kaws invented a cast of cartoon characters, some of which are his own creations while others are appropriations of popular characters such as Spongebob Square Pants or Snoopy, which he uses across his paintings and sculptural works. While his work regularly sells at auction for millions of dollars, Kaws’ career began as a graffiti artist in the 1990s. His images were seen plastered across bus stops, phone booths, and billboards in New York City. In 1996, Kaws obtained his BFA from the School of Visual Arts, New York. The established art world took notice of Kaws’ work when Perrotin Gallery, a blue-chip international gallery, started representing Kaws in 2008. Kaws has a prominent place in pop culture as he has over 2.1 million Instagram followers and 1 million hashtags. He is regularly featured on websites such as Hypebeast and Highsnobiety, and his collectors include Travis Scott, Kylie Jenner, Pharrell Williams, and Swiss Beatz. His collaborations include working with Bathing Ape, Supreme, Kanye West, and Nike. His most recent solo exhibitions include KAWS: WHERE THE END STARTS at the Modern Art Museum of Fort Worth and at the Yuz Museum, Shanghai. In 2021, Kaws will have a retrospective at the Brooklyn Museum.
The KAWS Supreme skate decks contained in Series Drop 004 Asset bundle features Kaw’s custom Companion chum artwork in Supreme’s red and black colorway. In 2001, Supreme released just 150 sets.
George Condo
George Condo (born 1957) is an American artist working in the mediums of painting, drawing, sculpture and printmaking. His characters are known for their unique and often macabre, fractured, and disturbing imagery and portraits. He calls his surrealistic style “psychological cubism” and “artificial realism,” and has stylistic impressions of Pablo Picasso and Willem de Kooning. Today, his paintings are held in the collections of The Museum of Modern Art in New York, the Rubell Family Collection in Miami, and the National Gallery of Art in Washington, D.C., among others.
The George Condo Supreme skate decks contained in Series Drop 004 Asset bundle features Condo’s characteristic surrealistic and fractured figures.
Condition
The decks are in excellent to pristine condition.
Ownership and Pricing History
The Jeff Koons, KAWS (Red), and Takashi Murakami decks were purchased from Guy Hepner, a gallery in New York that focuses on works by Andy Warhol, Alec Monopoly, Jeff Koons, Damien Hirst, Roy Lichtenstein, Keith Haring, Retna and Tyler Shields. Guy Hepner sold the decks to our manager on behalf of a private collector who purchased the decks from Supreme. The Cindy Sherman decks were purchased from The RealReal, an online reseller that sells authenticated luxury consignment goods. The KAWS (Black) deck was purchased from a private collector and the KAWS (Red) deck from Guy Hepner. The Marilyn Minter decks were purchased via auction from the “Don’t Believe the Hype” auction on May 7, 2019 hosted by Artcurial, an auction house based in Paris. The George Condo decks were purchased from Heritage Auctions, an auctioneer of numismatic collections, comics, fine art, books, luxury accessories, and memorabilia from film, music, history, and sports.
Market Assessment
We believe that the streetwear market will continue to grow, buoyed by increasing collaborations with luxury brands and artists. We believe that the Supreme brand will maintain its status as a coveted streetwear brand and that skate decks will remain core to the Supreme identity. The Series Drop 004 Asset maintains a unique position in art, collectibles, streetwear, and luxury that we believe will continue to benefit from the growth of the overall streetwear industry.
The Series Drop 005 Asset
Summary Overview

Series Drop 005 has purchased one painting produced a part of a collaboration between Takashi Murakami and Virgil Abloh, DOB and Arrows: Patchwork Skulls (which we refer to as the Series Drop 005 Asset).
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Betting on Virgil Abloh:  While the designer is now iconic in the fashion industry, his career in contemporary art is still nascent. The Chief Curator of the MCA Chicago, Michael Darling, took notice of Virgil Abloh’s work as early as 2016, saying that “the public needed to know more about this artist and why he is important.” Virgil Abloh was subject of a retrospective at the MCA Chicago in June 2019, which will then travel to the Brooklyn Museum, Brooklyn, the Institute of Contemporary Art, Boston, and the High Museum of Art, Atlanta.
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Cultural influence and collaboration: Both Virgil Abloh and Takashi Murakami have been included in Time 100, which names the world’s most influential people. Artnet cited Murakami as one of the most influential contemporary artists to emerge from Asia in recent decades, and Virgil Abloh is the current Artistic Director of Louis Vuitton’s menswear Collection and Founder of the Lyst Index’s hottest brand of the year, Off-White. The work came from a limited collaboration that took place over three exhibitions at Gagosian gallery. According to Artnews, Drake purchased a work from the collaboration.
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Primary market purchase from a reputed gallery: We purchased this work from Gagosian, which is considered the largest blue-chip contemporary art gallery. Gagosian also represents Jeff Koons, the Estate of Andy Warhol, and Damien Hirst. Buying directly on the primary market enabled us to get a 10% discount on the purchase price. According to an article published in the Yale Law Journal, works on the primary market are “often sold at a discount and are more likely to appreciate on a shorter time horizon.”
Specifications
Artist	Takashi Murakami and Virgil Abloh
Artwork	DOB and Arrows: Patchwork Skulls
Size	34 x 23 x 2 in
Medium	Acrylic on canvas mounted on an aluminum frame
Creation Year	2018
Purchased From	Gagosian Gallery
Purchased For	$90,000
Year Purchased	2019

Virgil Abloh
American fashion designer and artist Virgil Abloh (born 1980) represents a critical voice in fashion and pop culture today. He is the Artistic Director of Louis Vuitton’s Menswear and CEO & Founder of Lyst Index’s hottest brand of the year, Off-White. Abloh came to prominence as Kanye West’s Creative Director. He has been included in Time 100 as among one of the most influential people in the world. While a fashion designer by training, Virgil is still developing as a contemporary artist as he is the subject of the exhibition, Figures of Speech, at the Museum of Contemporary Art in Chicago in June - September 2019. Figures of Speech will travel to the Brooklyn Museum, Brooklyn, Institute of Contemporary Art, Boston, and the High Museum of Art, Atlanta.
Takashi Murakami
Japanese artist Takashi Murakami (born 1963) creates paintings, sculptures, and films that sit at the intersection of pop culture, history, and fine art. He is often categorized among other artists working in the tradition of Pop Art, such as Andy Warhol, Damien Hirst, and Jeff Koons. Murakami founded the “Superflat” movement, which draws from both historical and contemporary Japanese aesthetics. Artnet cited Murakami as one of the most influential contemporary artists to emerge from Asia in recent decades, and he has been included in Time 100 as one of the most influential people in the world. His work interrogates the perceived barrier between high culture, materialized through fine art, and mass consumerism. He has collaborated with brands, including Louis Vuitton, Supreme, COMME des GARÇONS, Kanye West and Billie Eilish. “I am looking for the crossing point between fine art and entertainment,” explained Murakami to the New York Times in 2001. The artist’s work has been the subject of numerous exhibitions around the world, including those held at the Mori Art Museum in Tokyo, Gagosian Gallery in London, the Guggenheim Museum in Bilbao, and the Versailles Palace.

The Painting
The work, DOB and Arrow: Patchwork Skulls, was purchased from a limited collaboration between Takashi Murakami and Virgil Abloh that took place over three exhibitions presented at Gagosian Gallery. This work was purchased from the America Too exhibition at Gagosian Gallery in Beverly Hills, from October 10 - 25, 2018. According to Artnews, Drake purchased a work from the exhibition. The work combines both of their signature aesthetics, fusing Takashi Murakami’s ornate skull pattern and recognizable DOB character with Virgil Abloh’s minimal aesthetic. The background, a condensed skull pattern, is a widely repeated motif throughout Murakami’s work. Abloh’s crisp double-arrow sign, also the logo of his fashion label Off-White, cuts through the foreground of the canvas, creating depth on an otherwise flat plane. Murakami’s iconic riff on Mickey Mouse, his DOB character, peeks out from behind the double-arrow.
Market Assessment
Buying directly on the primary market enabled us to get a 10% discount on the purchase price. According to an article published in the Yale Law Journal, works on the primary market are “often sold at a discount and are more likely to appreciate on a shorter time horizon.”
Condition Report
According to a condition report prepared by Philippine du Merac of Gagosian Gallery on April 19, 2019, the work appears to be in good condition with Takashi Murakami’s signature visible on the back.
Ownership
We purchased the painting from Gagosian Gallery, who represents Takashi Murakami. The painting was shown as part of the America Too exhibition at Gagosian Gallery’s Beverly Hills location. Gagosian Gallery is currently the largest international art gallery with 16 locations globally. They represent mid-career and established artists of international recognition with a focus on contemporary art.
The Series Drop 008 Asset
Summary Overview
Series Drop 008 has purchased three series of 2019 paintings by Fnnch, Greatest Hits, La Croix, and Sneaker Grails (which we refer to as the Series Drop 008 Asset).
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Cultural significance: Similar to Banksy, Fnnch is anonymous and doesn’t sell through galleries. He is cutting out traditional art world hierarchies to bring his work directly to his fans through social media and public works. His large-scale murals can be found across the world, including San Francisco, New York, Miami, Chicago, and St. Louis.
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Macro tailwinds: Leon Benrimon, Director of Modern and Contemporary Art at Heritage Auctions, says that Urban Art is their fastest growing category. In a quote to us, he said “I don’t think this is unique to Heritage. The growth in the auction is directly related to the supply and demand for these artworks and objects. This is the most important social currency and art production of our generation.” Recent attention is fueled by the record breaking headlines of street artists such as Basquiat, Shepard Fairey, Bansky, Keith Haring and Kaws, who rank among the top 5 most frequently sold contemporary artists in the world, according to Artprice.
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Power of social media: Tina Ziegler, Director of the first fair dedicated to urban art, acknowledged social media’s impact on the street art market, claiming “Instagram made this market.” According to the 2019 Hiscox-Online-Art-Trade, “Instagram could be a real game-changer, as it allows artists to build a large fan base (and potential collector base) outside the structures of the traditional art market.” With over 64,000 Instagram followers, Fnnch has built his market through social media.

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Gaining traction: Recent events, which we view as positive indicators, contribute to why we chose to work with Fnnch. Two of his most recent shows sold out on opening night, and a crowdfunding campaign for his burning man installation exceeded its funding goal within the first week.
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Unique works: We work directly with Fnnch, allowing us to commission one of a kind works: three LaCroix works, a set of 12 honey bears, and three sneaker works. The Washington Post referred to Fnnch’s LaCroix cans as Warhol’s “soup cans for millennials.” The honey bear is Fnnch’s most recognizable motif, and has been the subject of several of his large-scale mural. We chose to commission the sneaker works because of their cultural alignment with millennials.
Specifications
Artist	Fnnch
Artwork	La Croix Cans, Greatest Hits, and Sneaker Grails
Size	La Croix Cans: 3.3’ x 5’, Greatest Hits: 12’ x 8’, Sneaker Grails: 4’ x 6’ per each work (3 total)
Medium	Spray paint on plywood
Creation Year	2019
Purchased From	Fnnch
Purchased For	$35,000
Year Purchased	2019

The Paintings
We worked directly with Fnnch to commission three one-of-kind works: the Greatest Hits, the La Croix Cans, and the Sneaker Grails. All of the works display commonly repeated motifs used across his diverse body of work. The Greatest Hits work is comprised of 12 honey bears, which is arguably his most-recognized image. The honey bear has been the subject of several large-scale murals, including in St. Louis and San Francisco. The honey bear was also featured in his sticker project, where he plastered hundreds of honey bears stickers across San Francisco to protest the criminalization of street art. Secondly, we chose to commission the La Croix works, because it has been referred to as the “it” brand of the young urban millennial professionals. Fnnch received coverage for his La Croix works when the Washington Post referred to them as Warhol’s “soup cans for millennials.” Finally, we chose to commission the Sneaker Grails because of their cultural alignment with millennials. According to Business Insider, luxury and streetwear brand sneakers are now the new status symbol among millennials.
The Artist
Fnnch (stylized fnnch), is a street artist and fine artist based in San Francisco, CA. He started making street art because he wanted everyday citizens to have more interactions with art. His large-scale murals can be found across the world, including San Francisco, New York, Miami, Chicago, and St. Louis. Using bright colors and flat aesthetics, he works in the tradition of Pop Art and employs stenciling techniques to create his compositions. His work re-appropriate certain themes such as honey bears, lips, ducks, dogs, and La Croix cans. Similar to Banksy, Fnnch is anonymous and doesn’t sell through galleries. He is cutting out traditional art world hierarchies to bring his work directly to his fans through social media and public works.
Market Assessment
Leon Benrimon, Director of Modern and Contemporary Art at Heritage Auctions, says that Urban Art is their fastest growing category. In a quote to us, he said “I don’t think this is unique to Heritage. The growth in the auction is directly related to the supply and demand for these artworks and objects. This is the most important social currency and art production of our generation.” Recent attention is fueled by the record breaking headlines of street artists such as Basquiat, Shepard Fairey, Bansky, Keith Haring and Kaws, who rank among the top 5 most frequently sold contemporary artists in the world, according to Artprice.

Tina Ziegler, Director of the first fair dedicated to urban art, acknowledged social media’s impact on the street art market, claiming “Instagram made this market.” According to the 2019 Hiscox-Online-Art-Trade, “Instagram could be a real game-changer, as it allows artists to build a large fan base (and potential collector base) outside the structures of the traditional art market.” With over 64k Instagram followers, Fnnch has built his market through social media.
Condition Report
We commissioned this work from the artist. The works have never been exhibited before and are in excellent condition.
Ownership
We purchased the painting from the artist directly in June 2019. Its provenance prior to this and prior pricing history is unknown.
The Series Drop 009 Asset
Summary Overview
Series Drop 009 has purchased one painting by contemporary artist, Kaws, titled Gone and Beyond (which we refer to as the Series Drop 009 Asset).
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Rewriting the norm: Kaws flipped the script - instead of waiting for the art world to take notice, he developed a massive online following that then translated to market success. As Christie’s noted, “Kaws success on social media has been a big factor in his surge to the forefront of the contemporary art world.” With over 2.1 million Instagram followers and 1 million hashtags, Kaws has more Instagram hashtags than Jeff Koons, Damien Hirst, Jean-Michel Basquiat, and Andy Warhol.
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Record momentum: Artnet reported, “the steady burn that had characterized Kaws’ market for the past decade transformed into a full-blown inferno.” Auction demand spiked in April 2019 in Hong Kong when he broke his high-selling record. The Kaws Album sold for $14.7 million, 14 times the initial auction estimates.
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Powerful collectors: According to Artnet, “Kaws has been promoted by some of the most powerful figures in the art world: namely, Alberto Mugrabi, whose family owns the world’s largest private collection of work by Andy Warhol.” His celebrity collectors include Travis Scott, Kylie Jenner, Pharrell Williams, and Swizz Beatz.
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Millennial traction: Bloomberg reported high demand for Kaws’ work from wealthy millennials, particularly in Asia. In a recent Sotheby’s auction in Hong Kong, “millennials in hoodies” spent $28 million on art. Millennials currently represent the fastest growing collector segment, according to a survey by US Trust, and have two differences compared to prior generations - they are 2 times more likely to view art as a financial asset, and rely heavily on social media to discover artists and influence purchasing. Kaws is well-positioned to benefit from this demographic shift.
Specifications
Artist	Kaws
Artwork	Gone and Beyond
Size	40 in.
Medium	Acrylic on canvas
Creation Year	2012
Purchased From	Perrotin Gallery
Purchased For	$310,000
Year Purchased	2019

The Artist
Brian Donnelly (American, born 1974), known professionally as Kaws (stylized as KAWS), is an artist and designer who primarily works in painting, sculpture, and editioned works. Kaws invented a cast of cartoon characters, some of which are his own creations while others are appropriations of popular characters such as Spongebob Square Pants or Snoopy, which he uses across his paintings and sculptural works. While his work regularly sells at auction for millions of dollars, Kaws’ career began as a graffiti artist in the 1990s. His images were seen plastered across bus stops, phone booths, and billboards in New York City. Kaws flipped the script - instead of waiting for the art world to take notice, he developed a massive online following that then translated to market success. As Christie’s noted, “Kaws success on social media has been a big factor in his surge to the forefront of the contemporary art world.” With over 2.1 million Instagram followers and 1 million hashtags, Kaws has more Instagram hashtags than Jeff Koons, Damien Hirst, Jean-Michel Basquiat, and Andy Warhol.
The established art world took notice of Kaws’ work when Perrotin Gallery, a blue-chip international gallery, started representing Kaws in 2008. According to Artnet, “Kaws has been promoted by some of the most powerful figures in the art world: namely, Alberto Mugrabi, whose family owns the world’s largest private collection of work by Andy Warhol.” His celebrity collectors include Travis Scott, Kylie Jenner, Pharrell Williams, and Swizz Beatz.
Kaws is regularly featured on websites such as Hypebeast, and Highsnobiety, and his collectors include Travis Scott, Kylie Jenner, Pharrell Williams, and Swiss Beatz. His collaborations include working with Bathing Ape, Supreme, Kanye West, and Nike. His most recent solo exhibitions include KAWS: WHERE THE END STARTS at the Modern Art Museum of Fort Worth and at the Yuz Museum, Shanghai. In 2021, Kaws will have a retrospective at the Brooklyn Museum.
The Painting
Kaws made Gone and Beyond, a round acrylic painting featuring a cropped figure, in 2012. The work was produced a part of a series of 27 round paintings, first displayed in the Kaws: Down Time exhibition at the High Museum of Art, Atlanta, in 2012. Together, the series of round paintings, also known as tondos, suggest a montage of images that depict moments of action or extreme emotion shown in close-up. The cropped angle of the painting abstracts the subject from viewer, as if the works are framed by a keyhole. A tondo is a Renaissance term for a circular form of art. A tondo painting usually displays a full scene or narrative image. By cropping the composition and only giving viewers a fraction of the entire scene, Kaws subverts the traditional tondo. The grid of round canvases reference the Benday dot pattern popularized by American Pop art, and artists such as Roy Lichtenstein and Andy Warhol throughout the 1950s and 1960s. Kaws produced his first tondo painting in 2010, which has since become a repeated theme in his work. Gone and Beyond features the recognizable cropped aesthetic along with his signature use of bright neon colors.
Market Assessment
In 2018-2019, Kaws received media attention for his record breaking auction results. Artnet reported, “the steady burn that had characterized Kaws’ market for the past decade transformed into a full-blown inferno.” Auction demand spiked in April 2019 in Hong Kong when he broke his high-selling record. The Kaws Album sold for $14.7 million, 14 tines the initial auction estimates. Bloomberg reported high demand for Kaws’ work from wealthy millennials, particularly in Asia. In a recent Sotheby’s auction in Hong Kong, “millennials in hoodies” spent $28 million on art.
His market is supported by promising macro-trends. Millennials currently represent the fastest growing collector segment, according to a survey by US Trust, and have two differences compared to prior generations – they are 2 times more likely to view art as a financial asset, and rely heavily on social media to discover artists and influence purchasing. Kaws is well-positioned to benefit from this demographic shift as he has largely built his market through his large social media following.
Condition Report
According to a condition report prepared by Ringo Cheung on behalf of Perrotin Gallery on April 23, 2019, the work was in perfect condition at the time of examination in Hong Kong.

Ownership
We purchased the painting from Perrotin Gallery, who formerly represented Kaws. Before Perrotin, the painting was owned by a private collector in Asia, who previously acquired the work from Perrotin Gallery. In 2012, the painting was shown a part of the Kaws: Down Time exhibition at the High Museum of Art, Atlanta, GA.
The Series Drop 010 Asset
Summary Overview
Series Drop 010 has purchased a collection of 5 Nike SB Dunks sneakers, curated by Jeff Staple (which we collectively refer to as the Series Drop 010 Asset).
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Curated by Jeff Staple: The sneakers in Series Drop 010 were curated by Jeff Staple, who has been referred to as one of the founding fathers of streetwear and is an influential figure in the sneaker community. He is best known for designing the Nike SB Low Staple “NYC Pigeon” sneaker, whose release represented the “tipping point of sneaker culture” with an unprecedented level of demand that led to a riot.
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Cultural Relevance: SB dunks kickstarted sneaker culture - Highsnobiety notes that “SB hype saw the arrival of endless lines and campouts outside stores, sneaker magazines, sneaker-related apparel brands, sneaker consignment stores, online sneaker stores, sneaker swap-meets, sneaker conventions, sneaker lace companies, specific sneaker cleaning products, and in the case of Jeff Staple’s SB Dunk “Pigeon” release in New York in 2005, full-on sneaker riots.”
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Scarcity: The sneakers in Series Drop 010 are relatively scarce - for instance, only 150 pairs of the Pigeons and 300 pairs of the What the Dunk sneakers were believed to be made. Additionally, unlike a lot of other Nike models, the sneakers in Series Drop 010 are designs that have not been restocked after their initial release in the early 2000s, which reinforces their scarcity.
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Condition: All the sneakers in Series Drop 010 are deadstock (never worn) and come with their original boxes. Given the limited quantities of some of the sneakers in Series Drop 010, finding pairs in deadstock condition for sale is a rarity.
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Resurgence of SB Dunks: In the last few years, SB Dunks have seen a resurgence in popularity. This renewed hype comes as the result of admiration by today’s biggest celebrities, especially Travis Scott, who consistently flaunts his rare SB Dunks on social media. Nike has also helped fuel this momentum by pushing out new collaborations, such as the Supreme and Off White collaborations.
Specifications
Brand	Nike	Nike	Nike	Nike	Nike
Asset	Nike Dunk SB Low Staple “NYC Pigeon”	Nike Dunk SB Low Heineken	Nike SB What The Dunk	Nike Dunk SB Low Pro Raygun	Nike Dunk SB Low Bison
Size	Men’s Size 8.5	Men’s Size 8.5	Men’s Size 7.5	Men’s Size 9.5	Men’s Size 10.5
Colorway	Medium Grey / White - Dark Grey	Classic Green / Black - White - Red	White / College Blue - Chrome - Deep Red	Orange Flash / Black - Black	Dark Cinder / Bison / Sport Red
Condition	Deadstock with Box	Deadstock with Box	Deadstock with Box	Deadstock with Box	Deadstock with Box
Designer	Jeff Staple		James Arizumi
Release Date	February 22, 2005	March 05, 2003	October 01, 2007	February 01, 2005	March 01, 2003
Purchased From	Project Blitz	Project Blitz	Project Blitz	Project Blitz	Project Blitz
Purchased For	$16,000	$1,700	$5,000	$700	$600
Year Purchased	2019	2019	2019	2019	2019

The Sneakers
Nike Dunk SB Low Staple “NYC Pigeon”
The story of the Staple Pigeon begins in 2005 with Nike SB celebrating the twentieth anniversary of the Dunk, the classic shoe originally designed for college basketball programs across the US. They reached out to Jeff Staple, who had already worked with the iconic brand on a number of sneakers, to represent NYC on a piece of footwear. He knew that nothing represented the persona of a New Yorker more accurately than a pigeon - the city’s unflinching survivalists who don’t move out of the way for anyone. A few days before the February 22, 2005 release date, Staple posted a drop date on their website, with the actual date obscured by pigeon droppings. Early sneakerheads formed a line outside Staple’s Reed Space store, not knowing if they had to wait a day, a week, or anything more than that. By the time of the release, the crowd had grown dangerously large, despite the fact that only 30 of a total 150 pairs were being offered at the store. Riots began to break out, with kids being escorted straight into cabs after they bought the shoes. The scene drew in news cameras and the Pigeon’s release has been referred to as the “tipping point of sneaker culture.”
Nike Dunk SB Low Heineken
Released in 2003, this sneaker was nicknamed after the famous Dutch beer company despite the fact that it was not an official licensed product from Heineken. The shoes were a hit amongst Nike SB fans, but not with Heineken, which issued a cease-and-desist order. This legal trouble forced Nike to halt production and pull the product from shelves, causing a supply shock that helped make the sneakers more valuable. The design features a base created from a combination of green and white and a black swoosh. Red appears on the laces and the branding on the tongue and heel, which is similar to the Heineken label.
Nike SB What The Dunk
Created from 31 different Nike SB Dunks, the sneakers contain pieces of the Cali’s, the Luckies and Unluckies, the Pigeons, the Shanghai 1 and 2’s, the Jedi’s, the Supreme Hi’s and Lows, the Medicoms, the Bucks, the Huf’s, the Denims, the Hemps and the Avengers. The neon green lining on the left shoe is an ode to the “eBay Dunk,” which is viewed by many as the rarest Nike SB sneaker ever made. Designed by James Arizumi, approximately 300 pairs were released October 1, 2007 in anticipation of “Nothing But The Truth,” Nike’s first ever feature length skate film. The shoe popularized the idea of loud, bright sneakers that are made to stand out and helped bridge the gap between high fashion and functional footwear.
Nike Dunk SB Low Pro Raygun
The February 2005 release of the Dunk SB Low Pro “Raygun” was inspired by one of Nike’s most legendary basketball campaigns, the Roswell Rayguns. The Rayguns were a fictional basketball team from the pre-NBA days that included Vince Carter, Paul Pierce and other NBA superstars. Not following traditional team colorways, the “Home” edition boasts black paneling as opposed to the white hue seen on the “Away” pair. Since the release of these sneakers thirteen years ago, the Raygun logo has been used sparingly.
Nike Dunk SB Low Bison
Released in March 2003, the Nike Dunk SB Low Bison is the only colorway from Nike’s Silver Box era to feature an all-suede build. The sneakers, which have also been nicknamed “Red Toes,” showcase a relatively simple palette, with different shades of brown appearing on the heel, quarter panel, swoosh and toe box. These dark colors provide a contrast to the bright red that wraps around the toe, giving these sneakers a recognizable look.
The Brand

Nike, Inc. is an American multinational corporation founded in 1964 by Bill Bowerman and Phil Knight that is engaged in the design, development, manufacturing, and worldwide marketing and sales of footwear, apparel, equipment, accessories, and services. The company is headquartered in Beaverton, Oregon and is considered the world’s largest supplier of athletic shoes and apparel as well as a major manufacturer of sports equipment.
Beginning in the 1980s, various items of Nike clothing became staples of mainstream American youth fashion and culture, especially tracksuits, shell suits, baseball caps, Air Jordans, Air Force 1’s and Air Max running shoes. Today, the brand has become a staple in the streetwear and hypebeast communities featuring collaborations with Off-White, Supreme, Kaws and Travis Scott, among others. The company competes with adidas, ASICS, Li Ning, lululemon athletica, Puma, V.F. Corporation and Under Armour.
The Curator
Born in New Jersey in 1975, Jeff Ng aka “Jeff Staple” is widely considered to be one of the founding fathers of modern sneaker culture. Eight years after the creation of his label STAPLE in 1997, Jeff caught his big break when Nike called on him to create a commemorative sneaker that would represent New York. The iconic release of the Staple Pigeon Dunk SD was met with unprecedented demand and exposed not only his label, but sneakerhead culture as a whole to the masses.
Two decades later, he continues to shape sneaker culture through a variety of mediums. He continues to lead Staple Design Studio and has collaborated with brands across a variety of industries such as Adidas, Burton, ESPN, HBO, Kia Motors and many more. He also founded a now globally respected streetwear brand called STAPLE that uses the infamous “Pigeon” logo as its mascot. He’s expanded his retail presence beyond 2002 creation REED SPACE by partnering with the TGS Group on Crusoe and Sons, Extra Butter, Renarts, & Rooted and overseeing US Creative Operations for Hypebeast’s retail banner HBX NY.
He also influences sneaker culture as the host of Hypebeast’s popular podcast “The Business of HYPE” where he interviews streetwear entrepreneurs about the business decisions, trials and tribulations that led to their success.
Market Assessment
Sneaker resale is now estimated to be a $2 billion market, according to Cowen & Co estimates. It is projected to triple over the next several years, reaching more than $6 billion by 2025.
The SB dunks are notable for kickstarting sneaker culture, with an ecosystem of buyers, sellers, and resources forming as around their release in the early 2000s. In the last few years, SB Dunks have seen a resurgence in popularity. This renewed hype comes as the result of admiration by today’s biggest celebrities, especially Travis Scott, who consistently flaunt rare SB Dunks on social media. Nike has also helped fuel this momentum by pushing out new collaborations, such as the Supreme and Off White collaborations.
Condition Report
The sneakers are deadstock, meaning that they have never been worn and are in excellent condition with their original boxes. We purchased these sneakers from Project Blitz, a well-known sneaker retailer, who believes the sneakers to be authentic. In addition, we had the sneakers inspected by Sean Conway, Sneaker & Streetwear Valuation Manager at The RealReal, to serve as an additional third-party opinion on their authenticity. He certifies that to the best of his knowledge, these sneakers are all authentic.
Ownership and Pricing History
We purchased the sneakers from Project Blitz, a well-known sneaker retailer. The specific pricing history of these pairs are unknown, however there are data points on StockX for sales of these sneakers across a variety of sizes that are close to our purchase price.
The Series Gallery Drop 011 Asset

Summary Overview
Series Gallery Drop 011 has purchased a 2019 painting by Shelby and Sandy (which we refer to as the Series Gallery Drop 011 Asset).
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Cultural significance: Shelby and Sandy’s art derives much of its cultural significance from the subjects it depicts. From fictional mass-murderer Freddy Krueger to Japanese icon Hello Kitty, the artists’ focus on depicting widely celebrated icons from the 1990’s and early  2000’s. The artists’ have also created paintings for various celebrities, including David Dobrik, Zac Efron, Nick Cannon, Sean Kingston, Bradley Cooper, Lucy Hale, Edgar Ramirez and Josh Peck and collaborated with organizations such as Westfield Century City, Children’s Hospital of Orange County and Under Armour.
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Leveraging social media: Recognizing the power of social media, Shelby and Sandy focus on making their artistic process as interactive as possible. Often times the duo will record themselves during the process of creation in an attempt to actively involve their 437,000 Instagram followers. Works often depict 1990’s cartoon characters and other popular culture references that are particularly appealing to art collectors between the ages of 18-34.
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Growing following: Shelby and Sandy’s social media following, which has nearly doubled since October 2018, is just one example of how the duo is building momentum. Their social media presence, which includes 60 Instagram posts in 2019, is likewise becoming more sophisticated as they begin to experiment with optical illusions and performative art.
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Unique works: The artistic duo creates the majority of their work from commissions, meaning each work is custom tailored to the requests of the client. However, despite the unique qualities of each work, Shelby and Sandy often rely upon similar artistic techniques, recurring motifs and favored colors to give their artistic portfolio a sense of unity.
Specifications
Artists	Shelby and Sandy
Artwork	Basketball painting by Shelby and Sandy
Size	4.5 x 6.5 ft
Medium	Acrylic on canvas
Creation Year	2019
Purchased From	Shelby and Sandy
Purchased For	$23,000
Year Purchased	2019

The Painting
We worked with Shelby and Sandy to commission a unique acrylic-on-canvas painting. The work focuses on the cultural importance of basketball in American culture - the figure in the work is the iconic professional athlete, Michael Jordan. Shelby and Sandy often focus on sports as a theme as they have previously partnered with the NFL to paint football themed canvases and have produced portraits of other sports stars such as Tiger Woods. The work is completed in Shelby & Sandy’s signature Pop-infused aesthetic.
The Artists

Shelby and Sandy are two Irvine-born, Los Angeles-based brothers who began formally collaborating around 2003. Their artwork is most accurately summarized as contemporary pop art, however elements of minimalism, surrealism and lowbrow complicate their visual aesthetic and create a unique digital feel. Recurring motifs in their artwork include 1990’s cartoon characters, athletes, clouds, pirates and other popular culture references that they loved as kids. Their creation process involves mapping out each block of color, blending acrylic paint shades, applying bright colors in between bold lines and finishing with a clear coat to create a printed feel, as if the painting was created by a computer. The LA studio that the brothers utilize for creative endeavors accurately represents the lighthearted, nostalgic aura of their artwork. Irvine-Weekly columnist Evan Senn describes the space as a “world of possibilities, creativity, and fun ... straddling the boundaries of serious work and playful experimentation.” The brothers’ cheerful simplicity can likewise be extracted from the way they describe themselves both on their website and in their studio: “Shelby and Sandy are nice.” The playful, nostalgic energy of their artwork has garnered the attention of 437,000 Instagram followers and generated commissions from celebrities such as David Dobrik, Zac Efron, Nick Cannon, Sean Kingston, Bradley Cooper, Lucy Hale, Edgar Ramirez and Josh Peck.
Market Assessment
Shelby and Sandy’s utilization of Instagram as their primary means of marketing has positioned the duo to benefit from the movement of art buyers onto the social media platform. The 2019 Hiscox Online Art Trade Report indicates that 80% of art buyers use Instagram to discover new artists, making it the art world’s favored social media platform. The report likewise indicates that 79% of art buyers use Instagram to follow and keep up-to-date with artists with which they are already familiar, and 75% of art buyers use Instagram to see what is popular and trending or to find art to purchase. Art galleries are also among those utilizing social media as a marketing tool, with 54% of them indicating that Instagram is the most effective social media platform in terms of selling and generating direct sales leads.
Condition Report
We commissioned this work from the artists themselves. The work has never been exhibited before and is in excellent condition.
Ownership
We purchased the painting from the artists directly.
The Series Gallery Drop 012 Asset
Summary Overview
Series Gallery Drop 012 has purchased one neon work by Tracey Emin, Love Is What You Want (which we refer to as the Series Gallery Drop 012 Asset).
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Cultural influence:  Artsy writes that Emin’s work is “both deeply personal but instantly recognizable—yet despite its confessional nature, it has become a signifier for a certain kind of luxury consumerism.” Emin’s eye catching neon aesthetic is appealing to millennials and celebrity collectors—Kylie Jenner, Kendall Jenner, Beyonce and P Diddy are collectors of her work.
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Attention on female artists: While the blue-chip category tends to be dominated by male artists, the art market has begun to demand diversity and recognize female artists for their accomplishments. According to an article by Art Agency Partners, “like any overlooked area of the market, art by women artists represents an opportunity.”
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Demand: According to data compiled by Artsy, which examined the most in-demand artists at art fairs in the first half of 2019, Tracey Emin was the 14th most in-demand blue-chip artists, and was one of only three women included in the top 30. Additionally, Emin’s auction data shows a 94% sell-through rate, 223% realized price over estimate, and $77,670 average sale price in the past 12 months, an uptick relative to her all-time average of $44,000.

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Recent show: Emin’s recent show A Fortnight of Tears in early 2019 at White Cube Bermondsey, London reignited the public adoration of her work as she displayed new raw emotion of recent personal pains with overt feminist overtones. The exhibition was her first London show in four years after a sabbatical and retreat from the public eye.
Specifications
Artist	Tracey Emin
Artwork	Love Is What You Want
Size	52 3/8 x 58 11/16 in.
Medium	Neon
Creation Year	2011
Purchased From	Sotheby’s, Private Sale
Purchased For	$140,000
Year Purchased	2019

The Artist
British artist Tracey Emin (born 1963) creates sculptures, paintings, and drawings that are deeply personal and narrative. She is noted as a prominent figure of the Young British Artists (YBAs), alongside peers such as Damien Hirst and Sarah Lucas. Emin rose to fame with her notorious and deeply confessional sculpture, My Bed, which was first displayed at the Tate Gallery. Artsy writes that Emin’s work is “both deeply personal but instantly recognizable—yet despite its confessional nature, it has become a signifier for a certain kind of luxury consumerism.” Emin’s celebrity collectors include Sir Elton John, the Beckhams, and Kylie Jenner, among others. Her work has been the focus of exhibitions around the world, including at the Musée d’Orsay in Paris, the Leopold Museum in Vienna, Gagosian Gallery in Los Angeles, the Museum of Contemporary Art in Miami, and the Scottish National Gallery of Modern Art in Edinburgh. She opened several solo exhibitions in 2020, including that at the Munch Museum and a permanent public commission at Oslo’s Museum Island.
The Work
The work, Love Is What You Want, is a limited edition neon, a form that she first pioneered in 1995. Emin’s use of neon is inspired by her childhood memories of the neon illuminations in the English seaside town of Margate where she grew up. The work features the phrase “Love Is What You Want” in pink neon, inscribed in her signature cursive script and framed by a neon heart. The featured phrase was also the title of her retrospective show at the Hayward Gallery in London in 2011. In 2013, a retrospective of Emin’s neon work at MOCA in North Miami, demonstrated the central importance neon holds in her practice.
Market Assessment
Emin’s auction data shows a 94% sell-through rate, 223% realized price over estimate, and $77,670 average sale price in the past 12 months, an uptick relative to her all-time average of $44,000, according to CollectorIQ.
Condition Report
The work was inspected by our art advisors, Art Agency Partners, before the time of purchase, who noted its good condition.
Ownership
We purchased the work through a private sale with Sotheby’s. It was previously owned by a private collector.
The Series Gallery Drop 013 Asset
Summary Overview

Series Gallery Drop 013 has purchased a unique sculpture by Daniel Arsham, Grey Selenite Newspaper Machine (which we refer to as the Series Gallery Drop 013 Asset).
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Cultural significance: Daniel Arsham has built a large following for his work through brand collaborations, social media, and lower-priced, largely accessible editioned works. Arsham has collaborated with brands such as Dior, Rimowa, KITH and Louis Vuitton and has 603,000 Instagram followers. With attention from celebrities such as Swizz Beatz, Jay Z and Pharrell Williams, the New York Times wrote an article that explained “Why Celebrities Are So Into Daniel Arsham.” In 2017, Arsham was included in Hypebeast 100, which celebrates leaders and innovators across creative industries.
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Auction record: In November 2019, Arsham beat his previous auction record when his work, Quartz Eroded Vogue Magazine 101’, sold for over $200,000, which was originally estimated between $19,200 - $32,100, in Phillips 20th Century & Contemporary Art auction in Hong Kong.
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Millennial appeal: With significant press coverage in publications such as Hypebeast and Highsnobiety, as well as 603,000 Instagram followers, Arsham’s work appeals to a millennial demographic.
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Acquisition source: This work was brought to Art Basel Miami Beach by blue-chip gallery, Perrotin. We purchased the work directly from the gallery.
Specifications
Artist	Daniel Arsham
Artwork	Grey Selenite Newspaper Machine
Size	52 1/2 × 16 1/2 × 21 inch
Medium	Grey selenite, quartz, hydrostone
Creation Year	2019
Purchased From	Perrotin Gallery
Purchased For	$84,150
Year Purchased	2019

The Artist
Daniel Arsham (American, born 1980) is a contemporary visual artist based in New York City whose work exists in between art, architecture, and performance. Arsham was born in Miami and attended Cooper Union in New York City, where he received the Gelman Fellowship Award in 2003. His sculptural works, which are usually white or bronze, focus on archeological objects, except instead of sculpting relics of the past, Arsham re-creates objects from contemporary forms such as the basketball, a pair of sneakers, or a teddy bear. Using geological materials such as sand, selenite, or volcanic ash, his works often look as if they are decaying or have been unearthed. A large part of Arsham’s practice focuses on selling lower-priced editioned works to his millennial fans and collectors. The artist is represented by international blue-chip gallery, Perrotin, and has had solo shows at MOCO Museum, Amsterdam; High Museum of Art, Atlanta; and the Watermill Center, Watermill, NY.
The Sculpture
Grey Selenite Newspaper Machine sculpture measures at 52.5 x 16.5 x 21 inches, and is composed of grey selenite, quartz and hydrostone. This work is one of Arsham’s “future relics,” which focuses on preserving items of the past using non-traditional materials to make the work appear as if it was archaeologically found in the future.  Arsham’s core style takes once everyday items and replicates their details through another medium. Grey Selenite Newspaper Machine is representative of a style of work Arsham has been practicing for much of his career.
Market Assessment
Buying directly on the primary market enabled us to get a 10% discount on the purchase price. According to an article published in the Yale Law Journal, works on the primary market are “often sold at a discount and are more likely to appreciate on a shorter time horizon.”

Condition Report
The work was purchased on the primary market, and was in excellent condition at the time of purchase.
Ownership
We purchased the painting from Perrotin Gallery, where it was a part of their offerings for Art Basel Miami Beach.
The Series Gallery Drop 014 Asset
Summary Overview
Series Gallery Drop 014 has purchased a collection of 1985 Jordan 1 OG Sneakers (which we collectively refer to as the Series Drop 014 Asset).
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The Jordan brand: The Jordan Brand is the result of a collaboration between legendary basketball player Michael Jordan and Nike. The label was created at the inception of Jordan’s rookie year in 1984, with the goal of creating sneakers and apparel for Jordan, which could then be marketed to the public. The brand experienced immediate success and soon became a staple in popular fashion and culture. Today, sixteen years after Michael Jordan retired from the NBA, more Jordan-branded shoes and apparel are being sold than the signature lines of every other current NBA player, combined.
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The Air Jordan I: The history of the Air Jordan line, the most popular series of sneakers in history, begins during Michael Jordan’s rookie year with the Air Jordan I. Designed by Peter C. Moore in 1985, the shoe sold out upon first release.
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Reception: The Air Jordan I sold quickly upon initial release, leading Nike to restock them in 1985. This restock resulted in surplus supply, and Air Jordan I’s sat on shelves for years, eventually being marked down to as little as $20. These low-priced sneakers were of particular interest to skateboarders, who were looking for sneakers more durable than the canvas they typically wore. The sneakers’ initial popularity was tied to their functionality, but by 2001 Nike began producing retro versions of the 1985 original. This return to the original silhouette changed the shoes perception from a practical basketball shoe to a design icon.
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Creation process: The Air Jordan I was designed by then creative director at Nike, Peter C. Moore. However, the process of creating the shoe was guided by Michael Jordan according to his personal preferences. He communicated his desire for a sneaker that was low to the ground, such that he could feel the court under his feet, so that the risk of ankle injury was minimized. Moore also designed the Air Jordan I with color in mind, likely in response to requests from Jordan that the sneaker be “different” and “exciting.”
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Scarcity: Although the exact number released is unknown, the sneakers in Series Gallery Drop 014 are scarce. Considering their release 34 years ago, finding the shoes in deadstock, unworn condition is increasingly rare.
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Condition: All the sneakers in Series Gallery Drop 014 are deadstock (never worn), with some also including their original boxes.
Specifications

Brand	Nike
Asset	Air Jordan I (1985)
Colorway	Black/Red “Bred”	White/Black - Red “Chicago”	White/Black	Black/Royal Blue “Royal”	White/Natural Grey
Size	Men’s Size 9	Men’s Size 10.5	Men’s Size 11	Men’s Size 9	Men’s Size 10.5
Condition	Deadstock with box and tag	Deadstock with box no tag	Deadstock with box and tag	Deadstock with tag, no box	Deadstock with box and tag
Designer	Peter C. Moore
Release Date	September 16, 1985
Purchased From	Stadium Goods	Private Collector	Private Collector	Private Collector	Private Collector
Purchased For	$6,500	$5,000	$8,500	$4,500	$5,500
Year Purchased	2019

The Brand
Nike, Inc. is an American multinational corporation founded in 1964 by Bill Bowerman and Phil Knight that is engaged in the design, development, manufacturing and worldwide marketing and sales of footwear, apparel, equipment, accessories and services. The company is headquartered in Beaverton, Oregon and is considered the world’s largest supplier of athletic shoes and apparel as well as a major manufacturer of sports equipment.
Beginning in the 1980s, various items of Nike clothing became staples of mainstream American youth fashion and culture, especially tracksuits, shell suits, baseball caps, Air Jordans, Air Force 1’s and Air Max running shoes. Today, the brand has become a staple in the streetwear and hypebeast communities featuring collaborations with Off-White, Supreme, Kaws and Travis Scott, among others. The company competes with adidas, ASICS, Li Ning, lululemon athletica, Puma, V.F. Corporation and Under Armour.
The Designer
The Air Jordan I was designed by then creative director at Nike, Peter C. Moore. However, the process of creating the shoe was guided by Michael Jordan according to his personal preferences. He communicated his desire for a sneaker that was low to the ground, such that he could feel the court under his feet, so that the risk of ankle injury was minimized. Moore also designed the Air Jordan I with color in mind, likely in response to requests from Jordan that the sneaker be “different” and “exciting.”
“The idea was to break the color barrier in footwear,” Moore remembers. “Prior to that, 99 percent of shoes were white or black, so I decided to design a shoe that would really take color well.”
Moore’s contribution to the Air Jordan Brand goes beyond his part in the sneakers design. While the “Air Jordan” name was conceived by Michael Jordan’s agent David Falk, the original Air Jordan ball-and-wings logo was also created by designer Peter Moore. The designer has a knack for creating iconic designs as, later, after moving to adidas, he created Adidas’ quintessential “Three Bars” logo.
The Sneakers
Black/Red “Bred” or “Banned”
The “Banned” or “Bred” Air Jordan I’s are the face of the Air Jordan Sneaker franchise. The sneakers made waves in their 1985 debut, largely because of the story that Michael Jordan was being fined each time he wore them on court.
White/Black/Red “Chicago”

The Chicago Bulls’ red, white and black was the colorway most commonly worn by Michael Jordan, especially during the 1985 season. The colorway has recently seen a massive influx of popularity because of its place in Virgil Abloh’s “The Ten.”
White/Black
The white and black Jordan I colorway features a white leather upper with black leather paneling and swoosh.
Moore’s contribution to the Air Jordan Brand goes beyond his part in the sneakers’ design. While the “Air Jordan” name was conceived by Michael Jordan’s agent David Falk, the original Air Jordan ball-and-wings logo was also created by designer Peter Moore. The designer has a knack for creating iconic designs as, later, after moving to adidas, he created Adidas’ quintessential “Three Bars” logo.
Named after its unmistakable royal blue and black colorway, this shoe became notorious as Jordan’s favorite because the color scheme was similar to his alma mater, The University of North Carolina. The colorway become a fan favorite early on when Jordan made the decision to sport this colorway rather than his black-and-red pair while being photographed for a Nike promotional poster.
White/Natural Grey
The Natural Grey colorway features a white leather upper contrasted by grey swoosh logos on either side, Air Jordan branding and a contrasting ankle collar. The design continues underfoot with a white midsole and grey rubber outsole.
Market Assessment
Sneaker resale is now estimated to be a $2 billion market, according to Cowen & Co estimates. It is projected to triple over the next several years, reaching more than $6 billion by 2025.
Condition Report
The sneakers are deadstock, meaning that they have never been worn and are in excellent condition. We purchased these sneakers from Stadium goods, a well-known sneaker retailer, and from prominent collectors. Authenticity is verified by looking at the model number.
Ownership and Pricing History
The specific ownership and pricing history of the sneakers in Series Gallery Drop 014 is unknown.
The Series Gallery Drop 015 Asset
Summary Overview
Series Gallery Drop 015 has purchased a collection of two Supreme skate decks (which we refer to as the Series Gallery Drop 015 Asset).
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The Supreme brand: Supreme’s history of counterculture in skate, surf and hip-hop is intrinsic to the DNA of the term “streetwear.” According to Hypebeast and PWC’s joint streetwear report, Supreme was the #1 brand associated with streetwear (an estimated $309 billion industry) among approximately 41,000 respondents. As Vice sums it up, [n]o other clothing brands command this kind of devotion.”
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Skate history: At its core, Supreme is a skate company and its skate decks have quickly become collector’s items not just for skaters, but for the art market for whom the limited-edition pieces represent unique and alternative works by major artists. In 2019, Sotheby’s auctioned off a full collection 248 sets of Supreme skate decks for $800,000 and Bonham’s sold a collection of 131 decks for $150,000.

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Brand collaborations: We believe that no brand has succeeded in channeling exclusivity, and social influence to generate demand as much as Supreme. Featuring countless collaborations, the brand has worked with KAWS, Louis Vuitton, and BAPE. As Vogue reports, “[b]rands that exist at the nexus of fashion and skateboarding — Palace, Supreme and Noah ...have the cultural clout once reserved solely for high-end luxury labels like Gucci, Saint Laurent and Fendi.”
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Condition: Each are original decks that range in excellent to pristine condition with a few still in original wrapping.
Specifications
Artist	Damien Hirst
Artwork	“Dots”	“The Last Supper”
Size	32 x 8 inches (81.3 x 20.3 cm) (each)
Medium	Screenprint on wood
Number of Decks	5	5
Creation Year	2009	2002
Purchased From	Guy Hepner	Christie’s
Purchased For	$11,000	$13,750
Year Purchased	2019

The Brand
Supreme is an American skateboarding shop and clothing brand established in New York City in April 1994. The brand caters to the skateboarding, hip hop, and rock cultures, as well as to the youth culture in general. The brand produces clothes and accessories and also manufactures skateboards. The first Supreme store was opened by James Jebbia in an old office space on Lafayette Street in downtown Manhattan in April 1994. Now, the brand has 11 stores globally. In 2017, Supreme sold a 50% stake to the Carlyle Group for $500 million, valuing the company at $1 billion.
The brand caters to youth “Hypebeast” culture, specifically skate culture, hip hop culture, and rock cultures. Since its inception, Supreme has morphed from a brick-and-mortar hangout for downtown skate kids to a cult global brand whose eclectic output rivals that of some of the world's most elite fashion brands.
The company functions by making limited amounts of products and “drops” them at designated times of the year generating buzz, hype, and exclusivity around the brand. They are perhaps best known for their wide-reaching and prolific original collaborations with iconic fashion brands such as Nike SB, Vans, Air Jordans, among others. Beyond their retail collaborations, the brand collaborates with a diverse and expansive range of edgy musicians and artists. Its distinctive and iconic red box logo with just the word “Supreme” in white Futura Heavy Oblique is largely based on Barbara Kruger's propaganda art.
The Decks
Damien Hirst Collaboration
Damien Hirst is a British artist (born 1965) whose works include installations, sculptures, paintings, and drawings that comment on human existence through examining relationships between art and beauty, religion and science, and life and death. His notable works include “The Physical Impossibility of Death in the Mind of Someone Living,” a fourteen-foot tiger shark preserved in a tank of formaldehyde; “In and Out of Love (White Paintings and Live Butterflies),” an exhibition featuring real pupas glued to white canvases; and “For the Love of God (2007),” a platinum cast of a human skull set with 8,601 diamonds.
The Damien Hirst Supreme skate decks feature Hirst’s recognizable Spots series. Hirst created these spot paintings over the span of 30 years and there are now more than one thousand works in the world. Each presents multicolored spots on white or near-white grounds and are painted by hand in glossy house paint. In 2012, Gagosian showed more than three hundred spot paintings at once across all eleven of the gallery’s locations.

The Last Supper
The Last Supper skate decks feature Leonardo da Vinci’s iconic “The Last Supper” work. Painted in the late 15th century, the work depicts the scene of the Last Supper of Jesus with his apostles, as it is told in the Gospel of John, 13:21. The decks were originally released in 2002.
Condition Report
The decks are in excellent to pristine condition.
Ownership and Pricing History
The Damien Hirst decks were purchased from Guy Hepner, a gallery in New York that focuses on works by Andy Warhol, Alec Monopoly, Jeff Koons, Damien Hirst, Roy Lichtenstein, Keith Haring, Retna and Tyler Shields. Guy Hepner sold the decks to us on behalf of a private collector who purchased the decks from Supreme. The Last Supper decks were purchased directly from the Christie’s “Handbags x HYPE” auction on December 10, 2019.
Market Assessment
We believe that the streetwear market will continue to grow, buoyed by increasing collaborations with luxury brands and artists. We believe that the Supreme brand will maintain its status as a coveted streetwear brand and that skate decks will remain core to the Supreme identity. The underlying assets of the Series Gallery Drop 015 maintain a unique position in art, collectibles, streetwear, and luxury that we believe will continue to benefit from the growth of the overall streetwear industry.
The Series Gallery Drop 016 Asset
Summary Overview
Series Gallery Drop 016 has purchased a collection of Nike and Adidas Yeezy sneakers (which we collectively refer to as the Series Drop 016 Asset).
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The Nike Air Yeezy Brand: The Nike Yeezy brand was the result of a collaboration between rapper and designer Kanye West and Nike. Kanye West began collaborating on the Air Yeezy shoes with close friend and Nike Creative Director, Mark Smith, back in 2007. The release of the first shoe in 2009 brought immediate success, setting a new standard for what non-athlete shoe collaborations could be.
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The Nike Air Yeezy II: Three years after releasing three colorways of the Air Yeezy I, Kanye West and Nike announced they would be releasing the Air Yeezy II. The highly anticipated shoes sold out within 10 minutes of their release.
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The Adidas Yeezy Brand: After leaving Nike in 2013, Kanye West announced he would be joining Adidas under the promise that he would have more creative control over his brand and designs. Two years later, Kanye West and Adidas launched YEEZY Season 1, which debuted the Yeezy Boost 350s and Yeezy Boost 750s.
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Reception: According to Sole Collector, Kanye West is perhaps the best known name in sneaker culture next to Michael Jordan. The Air Yeezy 2 silhouette was a pivotal moment in Kanye West’s and Nike’s extensive histories. For Kanye West, it represented a moment of legitimacy within the fashion world, something for which he had fought for years. For Nike, it represented a seamless blend of sneakers for sport and lifestyle. Among sneakerheads, the Air Yeezy II is often revered as his best ever shoe. The 2014 surprise release of the “Red October” colorway is still considered to be one of the most memorable releases in sneaker history.
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Controversy: Despite popularity amongst the fans, Nike and Kanye West had internal issues regarding Nike’s refusal to pay Kanye West royalties for shoes as a non-athlete. The tension resulted in the termination of the partnership between Nike and Kanye West.

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The Adidas Yeezy Boost: The Adidas Yeezy Boost was initially released in 2015 during New York Fashion Week. The Yeezy Boost 750 was released shortly after being debuted during an on-stage performance at Powerhouse 2015. A few months later, Adidas released the Yeezy Boost 350 “Turtledoves” to the public, cementing the partnership (and Adidas) as a legitimate force in the sneaker game.
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Scarcity: Each colorway of the Nike Air Yeezy II (“Pure Platinum” and “Solar Red”) saw 3,000-5,000 pairs. Pure Platinum was a west coast exclusive and Solar Red was an east coast exclusive. There are rumored to be only 400 Red October pairs (as told by Nike exec). Production numbers are not confirmed on the Adidas Yeezy Boosts Between the amount of original components (dustbag and lace tips) and the five to seven years since the shoes have been released, finding a full size run in deadstock (never worn) condition with all original components is very rare.
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Condition: All the sneakers constituting the Series Gallery Drop 016 Asset are deadstock, and original boxes and Yeezy accessories (dust bag and lace tips) are included.
Specifications
Brand	Nike	Nike	Nike	Adidas	Adidas
Asset	Air Yeezy II	Air Yeezy II	Air Yeezy II	Yeezy Boost 750	Yeezy Boost 350
Colorway	Red October	Pure Platinum	Solar Red	750 OG	Turtledove
Size	11	10.5	12	11	10
Condition	Deadstock with box and accessories	Deadstock with box and accessories	Deadstock with box and accessories	Deadstock with box and accessories	Deadstock with box and accessories
Release Date	February 9, 2014	June 9, 2012	June 9, 2012	February 14, 2015	June 27, 2015
Designers	Kanye West and Nathan VanHook	Kanye West and Nathan VanHook	Kanye West and Nathan VanHook	Kanye West	Kanye West
Purchased From	GOAT	Private Collector	RIF Los Angeles	RIF Los Angeles	Stadium Goods
Purchased For	$7,015	$4,425	$5,000	$1,600	$1,499
Year Purchased	2019	2020	2020	2020	2019

The Brands
Nike, Inc. is an American multinational corporation founded in 1964 by Bill Bowerman and Phil Knight that is engaged in the design, development, manufacturing and worldwide marketing and sales of footwear, apparel, equipment, accessories and services. The company is headquartered in Beaverton, Oregon and is considered the world’s largest supplier of athletic shoes and apparel as well as a major manufacturer of sports equipment.
Beginning in the 1980s, various items of Nike clothing became staples of mainstream American youth fashion and culture, especially tracksuits, shell suits, baseball caps, Air Jordans, Air Force 1’s and Air Max running shoes. Today, the brand has become a staple in the streetwear and hypebeast communities featuring collaborations with Off-White, Supreme, Kaws and Travis Scott, among others. The company competes with adidas, ASICS, Li Ning, lululemon athletica, Puma, V.F. Corporation and Under Armour.
Adidas AG is a multinational corporation, founded and headquartered in Herzogenaurach, Germany, that designs and manufactures shoes, clothing and accessories. It is the largest sportswear manufacturer in Europe, and the second largest in the world, after Nike.

As with Nike, various pieces of Adidas clothing became staples of American youth culture during the 1980’s, particularly track suits and sneakers. Run DMC was an early adopter of the Adidas shell toe sneaker, helping to pioneer the cultural connotations of modern sneaker culture. Today, the brand has become a staple of the streetwear community, featuring collaborations with Kanye West, Pharrell, Raf Simons and Bape, among others.
The Designers
Nathan VanHook
The Nike Air Yeezy II was designed by Nike’s current Design Director, Nathan VanHook. Prior to joining Nike in 2008, VanHook had worked as an artist and designer, leading the design for a series of wetsuits. His first assignment at Nike was designing footwear for the sportswear department, and he eventually moved to the ACG line. Obsessed with designing for performance in an everyday setting, VanHook eventually found himself working for the Global Football department.
VanHook began working on the Air Yeezy II in 2010, working closely with Kayne West to create an iconic silhouette that had not been seen by the sneaker world before. VanHook is also known for creating well-known Nike sneakers such as the Air Footscape Magista, Mayfly Woven and Footscape Woven Chukka.
Kanye West
Both the Nike and Adidas Yeezy shoes were designed in part by Kanye West. First and foremost a producer and rapper, Kanye West’s rise to popularity began after his release of The College Dropout in 2004. Three years later, he began to pursue his interest in fashion by interning at legendary Italian fashion house, Fendi.
Kanye West’s involvement with sneakers began in the mid 2000’s, working with brands like Reebok, Bape and Louis Vuitton before eventually partnering with Nike in 2007 on his signature Air Yeezy I sneaker.
The Sneakers
“Pure Platinum”
The “Pure Platinum” Nike Air Yeezy II was a West Coast retail release and is credited as a shoe that helped start “sneaker raffles” as a system for selling limited-quantity shoes.
“Solar Red”
The “Solar Red” Nike Air Yeezy II was the East Coast retail release and the predominant face of the Air Yeezy II silhouette prior to the announcement of the “Red October” colorway. Kanye West wore the shoes for months leading up to the 2012 release date.
“Red October”
These are the most sought-after colorway of the Air Yeezy II. Pictures and rumors began circulating in 2013 about the all-red colorway, a little over a year after the release of the initial two colorways. A year later in 2014, after many had assumed the shoe would no longer release, the Red Octobers gained even more notoriety after Nike dropped them as a surprise release via a link on Twitter.
“Yeezy Boost 750 OG”
The Adidas Yeezy Boost 750 OG (Original) was the first shoe released under Kanye West’s new partnership with Adidas. The pair was released during New York Fashion Week in 2015, instantly selling out.
“Turtledove”
After months of anticipation of a low top sneaker, the Adidas Yeezy Boost 350 “Turtledove” became the second shoe released under the Adidas partnership in 2015. The Kanye West-designed line contained Adidas’ patented “Boost” material, portraying the new technology as a lifestyle-ready, yet fashion-forward solution.

Market Assessment
Sneaker resale is now estimated to be a $2 billion market, according to Cowen & Co estimates. It is estimated to triple over the next several years, reaching more than $6 billion by 2025.
Market demand for collectible sneakers is typically contingent on retailers’ decisions to restock sneakers or release similar editions. Since Kanye West and Nike cut ties back in late 2013, the Air Yeezy line has effectively ended, with no ability to re-release the shoes. While the Adidas Yeezy line has expanded to include a wide array of models and colorways throughout their five-year partnership, the initial two colorways have not been re-released.
Supply for the Air Yeezy II is very scarce, and scarcer in deadstock condition with box and accessories. The lack of similar supply is the product of a limited release compounded by pairs inevitably being worn. For some, the sneakers were bought to be worn, not collected, as shown by the many worn-down pairs on the market and the relative lack of pairs in deadstock condition. Depending on condition and provenance, pairs have sold in recent years for anywhere between $4,000 and $15,000, and are listed from anywhere between $6,400 and $20,000.
Supply for the two original Adidas Yeezy Boost colorways is scarce (although less scarce than the Nike Air Yeezy II), and similarly scarcer in deadstock condition with box and accessories. Depending on condition and provenance, pairs have sold in recent years for anywhere between $1,000 and $4,250, and are listed anywhere between $1,500 and $4,788.
Condition Report
The sneakers are deadstock, meaning that they have never been worn and are in excellent condition. With respect to Nike, authenticity is verified by looking at the model number and. With respect to Adidas, authenticity is verified by the serial number.
Ownership and Pricing History
We purchased these sneakers from GOAT and Stadium Goods, both well-known sneaker retailers, and from a private collector. The specific ownership and pricing history of the sneakers constituting the Series Gallery Drop 016 Asset is unknown, however there are data points on StockX for sales of these sneakers across a variety of sizes that are close to our purchase price.
The Series Gallery Drop 017 Asset
Summary Overview
Series Gallery Drop 017 has purchased one painting by Derrick Adams, Colorbar Constellation 6 (Sandford and Son) (which we refer to as the Series Gallery Drop 017 Asset).
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Strong demand: According to Artsy, Derrick Adams was among the most in-demand artists at art fairs in 2019, ranking 9th on the list ahead of artists like Banksy, Picasso and George Condo. At auction, his works have a 100% sell-through rate over the last 12 months, and a 221% realized price over estimate.
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Credentials and career highlights: Adams received his MFA from Columbia University and BFA from Pratt Institute. He is represented by Rhona Hoffman Gallery, Luxembourg & Dayan and Salon 94. Career highlights include having a solo show at a major institution (the Studio Museum in Harlem), being reviewed by major art publications (Artforum, Frieze, Art in America) and being included in major biennales (Performa, Prospect New Orleans).
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Institutional attention: Adams’ work is in the permanent collections of a number of museums, including The Metropolitan Museum of Art and the Whitney Museum of American Art. Additionally, works from Derrick Adams’ 2016 Colorbar Constellation series have received institutional attention via an exhibition titled Transmission at the Museum of Contemporary Art in Denver in 2018.

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Mainstream press: Adams and his Colorbar Constellation series have also received mainstream press attention and were the subject of articles in Hyperallergic, HuffPost and Interview Magazine. He has also been featured in The New York Times and Bloomberg.
Specifications
Artist	Derrick Adams
Artwork	Colorbar Constellation 6 (Sandford and Son)
Size	78 x 44 inches
Medium	Acrylic paint, paper (vintage TV guide covers), fabric, on pigment printed canvas, with vinyl (wood grain patterned fabric-backed vinyl), TV antenna, aluminum foil, wood cleat
Creation Year	2016
Purchased From	Gagosian Gallery
Purchased For	$49,500
Year Purchased	2019

The Artist
Derrick Adams (American, born 1970) is an artist who primarily works in a variety of mediums, including painting, sculpture, collage, performance, video and sound installations. His work seeks to explore the influence of contemporary culture on our lives and the intersection of the African American experience with art history, American iconography and consumerism. Adams’ practice employs deconstructivist philosophies focused on the fragmentation and manipulation of structure and surface.
Adams received his MFA from Columbia University and BFA from Pratt Institute. He is represented by Rhona Hoffman Gallery, Luxembourg & Dayan and Salon 94. Career highlights include having a solo show at a major institution (the Studio Museum in Harlem), being reviewed by major art publications (Artforum, Frieze, Art in America) and being included in major biennales (Performa, Prospect New Orleans). His work is in the permanent collections of a number of museums, including The Metropolitan Museum of Art, Studio Museum in Harlem and the Whitney Museum of American Art. His most recent solo exhibitions include Derrick Adams: Transformers at Luxembourg & Dayan, Where I’m From at Baltimore City Hall Gallery, New Icons at Mary Boone Gallery and Transmission at the Museum of Contemporary Art in Denver. Adams has also been featured in press such as Hyperallergic, Interview Magazine, The New York Times, HuffPost and Bloomberg. His work is in Swizz Beats’ Dean Collection and featured as a storyline on the TV show, Empire.
The Painting
Adams created Colorbar Constellation, a series of multimedia collage works depicting television screens, in 2016. The works are intended to expose the inadequate representation of African American figures in the visual world. They are made from panels of dashiki cloth fabric and paper from TV Guide covers featuring Oprah Winfrey, Will Smith and The Cosby Show. Works from Adams’ 2016 Colorbar Constellation series have received institutional attention via an exhibition titled Transmission at the Museum of Contemporary Art in Denver in 2018.
In discussing the theme of television, Adams told interview magazine, “I was always fascinated with the power that artists had at that time to create these illusionistic structures that mimicked reality around them in some way, and were able to get emotional responses from people and enlighten them about things they thought were important. In our generation, television has that same godly presence; it’s always there, always visible, seeing you as much as you’re seeing it.”
Market Assessment
According to Artsy, Derrick Adams was among the most in-demand artists at art fairs in 2019, ranking 9th on the list ahead of artists like Banksy, Picasso and George Condo. Key market performance metrics at auction include a $81.25k all-time highest realized price, a 100% sell-through rate over the last 12 months and a 221% realized price over estimate.
Condition Report

The work was sent directly from the artist’s studio to our storage. The work has never been exhibited before and is in excellent condition.
Ownership
We purchased the painting from Gagosian Gallery in December 2019. Prior ownership history is unknown.
The Series Gallery Drop 018 Asset
Summary Overview
Series Gallery Drop 018 has purchased a 9.8 CGC-graded Tomb of Dracula #10 comic (which we refer to as the Series Gallery Drop 018 Asset).
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First Appearance of Blade the Vampire Slayer: The Series Gallery Drop 018 comic features the first appearance of Blade the Vampire Slayer, one of the most well-known comic book characters today.
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9.8 Grade: The Series Gallery Drop 018 comic is a 9.8 CGC-graded Tomb of Dracula #10 (45 in the world), the highest available grade. The book is in Mint / Near Mint condition with White / Off-White pages. The book was purchased from ComicLink, an independent comic book dealer.
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Culturally Significant Bronze Age Grail: Tomb of Dracula #10 is consistently ranked a top comic of the Bronze age in comic book blogs and is universally acknowledged as a Bronze Age “grail.”
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High Frequency of Sales: Tomb of Dracula #10 is among the most actively sold comic books from the Bronze Age.
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Comic Industry Trends: The comic book market is bolstered by continued superhero remakes. At Comic Con 2019, Marvel made an announcement that rocked the industry: two-time Oscar winner Mahershala Ali would join the Marvel Cinematic Universe as Blade. This cult-favorite character was previously portrayed by Wesley Snipes in 1998. Mahershala Ali will introduce Blade to a younger cohort of Marvel lovers in this reboot, slated to hit theaters in 2022.
Specifications
Title	Tomb of Dracula #10
Publisher	Marvel
Creation Date	June 30, 1973
Age	Bronze Age
CGC Grade	9.8
Page Color	Off-White / White
Key Issue	1st appearance of Blade the Vampire Slayer
Purchased From	ComicLink
Purchased For	$11,600
Year Purchased	2020

The Comic

The Series Gallery Drop 018 Asset is fully titled “Tomb of Dracula #10: His Name is… Blade!” and features the first appearance of Blade, a half-human, half-vampire vampire hunter. Blade’s mother was killed by vampires, so he vows to take down Count Dracula and his minions. After killing three vampires who were attacking a pair of humans, Blade is reproached by other vampire slayers for his brash actions rather than letting the vampires lead him to the main goal — Dracula. Aboard a cruise ship, a rich man surprises his friends with an ominous guest of honor: Dracula. While the guests are unaware he is truly Dracula, he intends to exert his will over the wealthy guests through charm to play a greater role in his plot. After hypnotizing the boat captain, Dracula demands the loyalty of the guests and attempts to enslave them. Unbeknownst to Dracula, Blade has tracked and boarded the boat. The two engage in battle, but Dracula shifts into bat form and flees. Just before flying off, Dracula reveals that he ordered the hypnotized captain to plant explosives aboard the ship. Blade encourages all to jump overboard and all passengers are saved. Dracula vows to get his revenge on Blade for foiling his plan.
The comic is from the Bronze Age, which is an informal name for a period in the history of American superhero comic books usually said to run from 1970 to 1985 that followed the Silver Age of comics from 1956 to 1975. The comic was scripted by Marvin Wolfman, a protege of Roy Thomas who was also known for his involvement in the New Teen Titans series.
Market Assessment
We expect the market for vintage collectible comic books to grow, buoyed by increasing accessibility and transparency as well as by the popularization of superhero movies by the likes of Disney and 21st Century Fox. We believe that the Series Gallery Drop 018 Asset is positioned to benefit from this trend. As the first appearance of Blade, this comic is a key collector’s edition featuring an up-and-coming Marvel character. We believe that the Series Gallery Drop 018 Asset is a Bronze Age grail, especially at the 9.8 CGC grade, which is the highest available grade of this comic book in circulation. As the collectibles comic book market grows, we believe that the value of Tomb of Dracula #10 has the potential to grow as well.
As of May 6, 2020, Tomb of Dracula #10 was one of the top 100 most actively traded Bronze Age comics according to GoCollect. The high volume of sales indicates high demand.
Condition Report
The Series Gallery Drop 018 Asset is a 9.8 Certified Guaranty Company (CGC) graded comic book with Universal label, which means it is in the Near Mint / Mint condition. It is the highest grade in circulation. There are 45 Universal-labeled 9.8 CGC-graded books of Tomb of Dracula #10. The book is in excellent condition and preserved in a CGC plastic holder with tamper-evident seal.
Ownership and Pricing History
We purchased the Series Gallery Drop 018 Asset from ComicLink, an independent comic shop based in New York. Pricing history for the Series Gallery Drop 018 Asset comes from GoCollect and GPAnalysis, both of which aggregate comic book sales data from ComicLink, ComicConnect, eBay, Heritage Auctions and other dealers. The below lists average annual sales of 9.8 CGC-graded Tomb of Dracula #10 books.
Source: Historical sale prices for 9.8 CGC-graded Tomb of Dracula #10 books sourced from GoCollect and GPAnalysis sale databases.
Year	Average Sale Price
2020	$12,000
2019	$10,813
2018	$6,161
2017	$4,308

The Series Gallery Drop 019 Asset

Summary Overview

Series Gallery Drop has purchased one painting by Felipe Pantone, CHROMADYNAMICA MSS (which we refer to as the Series Gallery Drop 019 Asset).

●    Unique Works: “CHROMADYNAMICA” is a series of unique abstract works by Felipe Pantone that straddle the line between graffiti, painting and typography. This series can be seen across various platforms including murals, paintings and installations. The Series Gallery Drop 019 Asset is one of the more physically accessible examples of the CHROMADYNAMICA works.

●    Career Highlights: Felipe Pantone is an emerging artist whose works have been featured in solo exhibitions at Alice gallery, Brussels, and Galería RGR, Ciudad de México. Additionally, he has been featured in group shows at MIMA Museum, Brussels; Danysz Gallery, Shanghai; and Gastman, Brooklyn, to name a few.

●    Public Presence: Pantone’s massive murals and installations have taken over public spaces worldwide. They have graced public spaces in Moscow, New York, Bangkok, Monterey and beyond.

●    Cultural Relevance: Like other street artists such as Kaws and OSGEMEOS, Pantone’s rise can be largely tracked by his rapidly growing Instagram following (approximately 339,000 as of May 2020). He has collaborated with brands such as Hennessy, Beyond the Streets and Modernica Case Study.

Specifications

Artist	Felipe Pantone
Artwork	CHROMADYNAMICA MSS
Size	66 15/16 x 47 1/4 inches
Medium	Enamel on aluminum composite panel
Creation Year	2020
Purchased From	Albertz Benda
Purchased For	$18,900
Year Purchased	2020
The Artist

Felipe Pantone (Argentine, born 1986) is an abstract artist combining the digital future with the analog past to explore concepts of dynamism, transformation and omnipresence. His futuristic, Blade Runner-like work exhibits bold color contrasts, moiré patterns and optical illusions, producing the sensation of vibration as the viewer’s position changes in relation to his work. His pieces have been featured in shows at the Mesa Contemporary Art Center, Mesa, AZ; the MIMA Museum, Brussels, Belgium; and Beyond the Streets, NYC, among others. His murals and installations have also taken over public spaces worldwide from New York to Bangkok and Moscow. In 2019, Pantone collaborated with Hennessy Cognac to design a VS bottle label modeled after the artist’s painting, W-3 Dimensional Three Stars, joining the ranks of previous collaborators like Kaws, Vhils and Futura, to name a few.

Market Assessment

Felipe Pantone is a rising street artist whose exhibition history includes solo shows at top galleries from Alice Gallery in Brussels to Galería RGR in Ciudad de México. He has built an Instagram following of approximately 339,000 as of May 2020, including tastemakers such as Action Bronson and Parris Goebel, and has collaborated with established brands like Hennessy.

Condition Report

The work is in excellent condition. The work was sent directly from the artist’s studio to Albertz Benda gallery in New York for an exhibition at the gallery that ran from July through August 2020.

Ownership and Pricing History

We purchased the painting from Albertz Benda on the primary market. There is no prior ownership or pricing history.

The Series Gallery Drop 020 Asset

Summary Overview

Series Gallery Drop 020 has purchased a 9.2 CGC-graded X-Men #1 comic (which we refer to as the Series Gallery Drop 020 Asset).

●    First Appearance of X-Men: The most valuable comic books in the world are valuable because they contain first appearances of key characters. The Series Gallery Drop 020 Asset comic features the first appearance of the X-Men, including Cyclops, Beast, Angel, Marvel Girl and Iceman, as well as the first appearances of Magneto and Professor X.

●    Quality Asset graded by CGC: The Series Gallery Drop 020 Asset comic is a 9.2 CGC-graded X-Men #1 (19 in the world, representing 1.1% of supply). The book is in Mint / Near Mint condition with White pages. The book was purchased from ComicConnect.

●    Culturally Significant Silver Age Grail: X-Men #1 is consistently ranked a top comic of the Silver age in comic book blogs and is universally acknowledged as a Silver Age “grail,” alongside Amazing Fantasy #15, which features the first appearance of Spiderman.

●    Comic Industry Trends and Potential Catalysts: The comic book market is bolstered by continued superhero remakes. Since 2000, there have been 12 X-Men films, bringing in a total of more than $6B in global revenue. Additionally, Disney’s acquisition of Twenty First Century Fox brings in new opportunities; Marvel Studios will finally have the rights to the entirety of the X-Men universe. During October of 2019, Marvel announced Dawn of X, the first wave of six distinct on-going titles that will reintroduce the X-Men series. The storylines from this series were some of the top selling comics of 2020. The New Mutants (announced in 2016), the original spinoff to younger X-men, was released on August 28, 2020 release.

Specifications

Title	X-Men #1
Publisher	Marvel
Creation Date	1963
Age	Silver Age
CGC Grade	9.2
Page Color	White
Key Issue	First appearance of X-Men
Purchased From	ComicConnect
Purchased For	$134,000
Year Purchased	2020

The Comic

The Series Gallery Drop 020 Asset features the first appearance of the X-Men, including Cyclops, Beast, Angel, Marvel Girl and Iceman, as well as the first appearances of Professor X and Magneto. The story opens with Professor X telepathically calling to his first mutant class at Xavier’s School for Gifted Youngsters in Westchester County, New York. When the Beast, Angel, Iceman and Cyclops arrive, Professor X puts them through a series of exercises to hone their mutant talents and explains the purpose of his mutant school. The issue also introduces archenemy Magneto and his Brotherhood of Evil Mutants featuring Mastermind, Quicksilver, Scarlet Witch and Toad. The issue introduces both the concept of mutants as an offshoot race of humans and that the X-Men’s mission is to protect humanity from evil mutants.

The comic is from the Silver Age, which is an informal name for a period in the history of American superhero comic books usually said to run from 1956 to 1970 that followed the Golden Age of comics that generally ran from the mid-1930s to early 1950s.

Market Assessment

We expect the market for vintage collectible comic books to grow, buoyed by increasing accessibility and transparency as well as by the popularization of superhero movies by the likes of Disney and 21st Century Fox. We believe that the Series Gallery Drop 020 Asset is positioned to benefit from this trend. As the origin story of the X-Men, this comic is a key collector’s edition. We believe that the Series Gallery Drop 020 Asset is a Silver Age grail, especially at the 9.2 CGC grade and white pages condition.

Condition Report

The Series Gallery Drop 020 asset is a 9.2 Certified Guaranty Company (CGC) graded comic book with Universal label, which means it is in the Near Mint / Mint condition. There are only 19 Universal-labeled 9.2 CGC-graded books of X-Men #1, representing 1.1% of circulating supply. The book is in excellent condition with white pages and preserved in a CGC plastic holder with tamper-evident seal.

Ownership and Pricing History

We purchased the Series Gallery Drop 020 asset from an auction via ComicConnect. Pricing history for the asset comes from GoCollect and GPAnalysis, both of which aggregate comic book sales data from ComicLink, ComicConnect, eBay, Heritage Auctions and other dealers. The below lists average annual sales of 9.2 CGC-graded X-Men #1 books.

Source: Historical sale prices for 9.2 CGC-graded X-Men #1 books sourced from GoCollect and GPAnalysis sale databases.

Year	Average Sale Price
2019	$128,000
2018	$86,200
2017	N/A
2016	$52,550
2015	$50,190

The Series Gallery Drop 021 Asset

Summary Overview

Series Gallery Drop 021 has purchased a collection of artist collaboration Nike sneakers (which we collectively refer to as the Series Drop 021 Asset).

●    Artist collaborations: Our bundle includes collaborations with blue-chip and prominent artists.

●    The Artists: The artists who collaborated with Nike to create the sneakers included in this bundle fall under the contemporary and street art categories. Although having different disciplines (painting, sculpting, fashion, etc.), the artists all share ties to streetwear, and its ability to democratize access to their works. Kaws and Futura began their careers as graffiti artists in New York, challenging the way art is created and disseminated. Instead of waiting for the art world to take notice, Kaws developed a massive online following that then translated to market success. Tom Sachs has championed a utilitarian approach to art, often creating works with common materials like plywood. Parra’s work has leveraged fashion as a vehicle for accessibility and familiarity. Virgil Abloh’s work has largely been centered around an effort to democratize access to design, creating works in a way that is more digestible to the average person. While the designer is now iconic in the fashion industry, his career in contemporary art is nascent but growing, after the Chief Curator of the MCA Chicago, Michael Darling, took notice of Virgil Abloh’s work as early as 2016, saying that “the public needed to know more about this artist and why he is important.”

●    Scarcity: All the sneakers constituting the Series Gallery Drop 021 Asset are scarce. While exact numbers are difficult to confirm, it is rumored that the highest per-pair production number in the bundle, corresponding to the Tom Sachs Mars Yard 2.0, is around 8,000 or less. The sneakers’ release dates range from 2004 to 2018, so finding these shoes in deadstock (unworn) condition is increasingly rare.

●    Condition: All the sneakers constituting the Series Gallery Drop 021 Asset are deadstock (never worn), and original boxes and accessories are included.

Specifications

Brand	Nike
Asset	Nike Air Force 1	Kaws Air Max 90 Current	Tom Sachs Mars Yard 1.0	Tom Sachs Mars Yard 2.0	Nike SB Dunk High	Nike Air Max 1 x Patta x Parra	Nike Air Force 1 x Off-White
Colorway	KAWS	Black Volt	Mars Yard 1.0	Mars Yard 2.0	Unkle	Cherrywood	MoMA
Size	12	10.5	11.5	11.5	12	10	11
Condition	Deadstock with box and accessories
Release Date	January 1, 2008	October 18, 2008	May 16, 2012	June 8, 2017	September 1, 2004	March 13, 2010	January 27, 2018
Designers	Bruce Kilgore, Kaws	Tinker Hatfield, Jesse Leyva, Kaws	Tom Sachs	Tom Sachs	Peter Moore, Futura	Tinker Hatfield, Parra	Bruce Kilgore, Virgil Abloh
Purchased From	StockX	Flight Club	Private Collector	Private Collector	StockX	Private Collector	Farfetch
Purchased For	$3,000	$2,000	$5,250	$3,400	$2,403.95	$5,450	$5,056
Year Purchased	2020

The Brand

Nike, Inc. is an American multinational corporation founded in 1964 by Bill Bowerman and Phil Knight that is engaged in the design, development, manufacturing and worldwide marketing and sales of footwear, apparel, equipment, accessories and services. The company is headquartered in Beaverton, Oregon and is considered the world’s largest supplier of athletic shoes and apparel as well as a major manufacturer of sports equipment.

Beginning in the 1980s, various items of Nike clothing became staples of mainstream American youth fashion and culture, especially tracksuits, shell suits, baseball caps, Air Jordans, Air Force 1’s and Air Max running shoes. Today, the brand has become a staple in the streetwear and hypebeast communities featuring collaborations with Off-White, Supreme, Kaws and Travis Scott, among others. The company competes with adidas, ASICS, Li Ning, lululemon athletica, Puma, V.F. Corporation and Under Armour.

The Artists

Virgil Abloh

American artist, designer, DJ and entrepreneur Virgil Abloh came to prominence as Kanye West’s creative director but has since made waves in the fashion world with his luxury streetwear label, Off-White, and appointment as artistic director of menswear at Louis Vuitton in March 2018.

An influential designer, Virgil began his career at an architecture firm after earning a bachelor’s degree in civil engineering and a Master’s in Architecture. The designer’s foray into fashion began with an internship at Fendi in 2009, where he would initiate a collaborative relationship with fellow intern Kanye West. Shortly after founding RSVP Gallery, an art gallery and menswear boutique in Chicago, Virgil joined Kanye West’s creative agency, Donda, as creative director, overseeing projects like stage shows and concert merchandise. West also asked the designer to serve as the artistic director for the 2011 Jay-Z/Kanye West album, Watch the Throne. In 2012, Abloh launched his first fashion project, Pyrex Vision, which provided an early look at Virgil’s knack for reinventing. Virgil screen-printed the word Pyrex and the number 23 (an homage to his childhood hero, Michael Jordan) onto deadstock Ralph Lauren flannel shirts, selling customized pieces he had originally purchased for $40 at prices upwards of $550.

In 2013, Abloh closed Pyrex and founded Off-White, a multi-platform creative endeavor based in Milan. At Off-White, he began combining ideas of streetwear, luxury, art, music and travel, defining the brand simply as, “the gray area between black and white as the color Off-White.” From the get-go, hovering quotation marks become Abloh’s signature. The Milan-based brand was picked up by Barneys and Colette, and was worn by the likes of Jay-Z, ASAP Rocky, Rihanna and Beyoncé. In 2015, Off-White was an LVMH Prize finalist. Two years later, Off-White attracted the attention of Nike and Virgil was commissioned to re-create ten of Nike’s iconic silhouettes in a work-in-progress style, each adorned with a safety tag around the laces. The limited release left the sneaker market hungry for more, and Abloh hosted panels and workshops with Nike and additional releases throughout the year.

In 2018, Virgil was named the artistic director of Louis Vuitton’s menswear collections, becoming the first American of African descent to be named artistic director at a French luxury fashion house. He also started performing as a DJ more frequently, making appearances at major festivals such as Lollapalooza. Today, Virgil Abloh’s artworks are primed for an exhibition at the Museum of Contemporary Art in Chicago, and he continues to work on collaborations with brands such as Ikea.

KAWS

Brian Donnelly (born 1974), known professionally as Kaws (stylized as KAWS), is an American artist and designer who primarily works in painting, sculpture and editioned works. Kaws invented a cast of cartoon characters, some of which are his own creations while others are appropriations of popular characters such as Spongebob Square Pants or Snoopy, which he uses across his paintings and sculptural works. While his work regularly sells at auction for millions of dollars, Kaws’ career began as a graffiti artist in the 1990s. His images were seen plastered across bus stops, phone booths and billboards in New York City. In 1996, Kaws obtained his BFA from the School of Visual Arts, New York. The established art world took notice of Kaws’ work when Perrotin Gallery, a blue-chip international gallery, started representing Kaws in 2008. Kaws has a prominent place in pop culture as he has over 2.1 million Instagram followers and 1 million hashtags. He is regularly featured on websites such as Hypebeast and Highsnobiety, and his collectors include Travis Scott, Kylie Jenner, Pharrell Williams and Swiss Beatz. His collaborations include working with Bathing Ape, Supreme, Kanye West and Dior. Prior to working with Nike, Kaws collaborated with Vans on several limited sneaker releases. His most recent solo exhibitions include KAWS: WHERE THE END STARTS at the Modern Art Museum of Fort Worth and at the Yuz Museum, Shanghai. In 2021, Kaws will have a retrospective at the Brooklyn Museum.

Tom Sachs

Tom Sachs is an American sculptor, best known for his elaborate recreations of various modern and consumer icons (such as Hello Kitty and McDonald’s), each a masterpiece of engineering and design. His works demonstrate the labor intensive-nature of his art, embracing exposed materials to illustrate the building process. Sachs’ background in architecture and engineering heavily influenced his design ethos — everything can always be stripped down, stripped out, redesigned and improved. Over the years, he has formally collaborated with brands like Nike and informally borrowed design motifs from major fashion houses like Hermes, Prada and Chanel.

Futura

Futura, formerly known as Futura 2000, is a well-known street artist. Like Kaws, he began in New York’s graffiti scene, eventually making his way to an affiliation with the Fun Gallery (alongside names like Jean-Michel Basquiat and Keith Haring). During the early 2000’s, Futura’s work began to focus on small collectible figures and sneakers, where he collaborated with brands like Nike, Undercover and Supreme.

Parra

Pieter Janssen, better known as Parra, is a Dutch painter, illustrator and animator. Parra has been known for his work’s range, extending from fine art to affordable t-shirts. He is best known for his post-Pop representations of mutated figures and his unique color palette, both of which have been translated into his collaborations with Nike.

The Sneakers

Nike Air Force 1 “KAWS”

The Nike Air Force 1 “KAWS”  was released in 2008 as a part of the 1WORLD campaign. Eighteen innovators from around the world, spanning different disciplines, were given the opportunity to create their own Air Force 1. Other collaborators included CLOT, Questlove and Michael Lau.

Nike Air Max 90 Current x Kaws “Black Volt”

The Nike Air Max 90 Current x Kaws “Black Volt” was released in 2008. Kaws teamed up with Nike Footwear Director Jesse Leyva to give technical updates to the classic Nike silhouette, taking cues from the Nike ACG program. The shoes were released exclusively at Nike Sportswear stores.

Nike x Tom Sachs Mars Yard 1.0

In 2012, Tom Sachs partnered with Nike to release the NikeCraft Mars Yard; a shoe inspired by Sachs’ work with NASA scientists in preparation for his 2012 exhibition, SPACE PROGRAM 2.0: Mars.

Nike x Tom Sachs Mars Yard 2.0

Five years after the initial release, in 2019, Sachs partnered with Nike again to release an improved version of the original Mars Yard shoe, known as the Mars Yard 2.0 and included in this collection. Unsatisfied with how the first version wore-in over time, the updated version features new materials for better performance, longevity and durability.

Nike SB Dunk High “Unkle”

In 2003, Futura was commissioned to paint the album cover for European trip-hop trio, U.N.K.L.E.’s “Never, Never, Land” album. In 2004, Nike partnered with James Lavelle (leader of U.N.K.L.E.) to release a Nike SB Dunk, utilizing Futura’s album artwork for the shoe’s design. This shoe’s collaboration marked an important intersection between the world of skateboarding and fashion.

Nike Air Max 1 Parra x Patta “Cherrywood”

In 2009, Patta partnered with Nike to release 4 iterations of the Air Max 1 in celebration of their 5th anniversary. A year later, Patta teamed up with Dutch artist Parra, to release an extremely limited (258 pairs worldwide) run of a fifth, burgundy colorway. It is thought to be one of the most highly coveted Air Max 1 colorways ever created.

Nike Air Force 1 x Off-White “MoMA”

In 2018, a year after releasing “The Ten” collection, Virgil partnered with New York’s Museum of Modern Art (MoMA) to release an exclusive Nike Air Force 1 colorway. The shoes were released at the MoMA store, celebrating the opening of the Items: Is Fashion Modern? exhibition.

Market Assessment

Sneaker resale is now estimated to be a $2 billion market, according to Cowen & Co estimates. It is estimated to triple over the next several years, reaching more than $6 billion by 2025.

Market demand for collectible sneakers is typically contingent on retailers’ decisions to restock sneakers or release similar editions. The sneakers constituting the Series Gallery Drop 021 Asset have not been re-released thus far. The only shoe to see a similar edition release is the Tom Sachs Mars Yard 2.0, which was re-released in 2019 with material updates to the original 2012 design.

Supply for all sneakers constituting the Series Gallery Drop 021 Asset is scarce, and scarcer in deadstock condition with box and accessories.

Condition Report

The sneakers are deadstock, meaning that they have never been worn and are in excellent condition. Authenticity is verified by looking at the model number.

Ownership and Pricing History

We purchased these sneakers from StockX, Flight Club and Farfetch, well-known sneaker retailers, and directly from a private collector. The specific ownership and pricing history of the sneakers constituting the Series Gallery Drop 021 Asset is unknown, however there are data points on StockX for sales of these sneakers across a variety of sizes that are close to our purchase price.

The Series Gallery Drop 022 Asset
Summary Overview
Series Gallery Drop 022 has purchased a collection of Nike Air Jordan 1 sneakers (which we collectively refer to as the Series Gallery Drop 022 Asset).
●
The Jordan Brand: The Jordan Brand is the result of a collaboration between legendary basketball player Michael Jordan and Nike. The label was created at the inception of Jordan’s rookie year in 1984, with the goal of creating sneakers and apparel for Jordan that could be marketed to the public under Jordan’s name. The brand experienced immediate success and soon became a staple in popular fashion and culture. Nike’s sales goal for the Jordan line was $3 million over the first three years, but Jordan went on to generate $126 million in sales his first year with Nike. Today, 16 years after Michael Jordan retired from the NBA, more Jordan-branded shoes and apparel are being sold than the signature lines of every other current NBA player, combined.
●
The Air Jordan I: The history of the Air Jordan line, the most popular series of sneakers in history, begins during Michael Jordan’s rookie year with the Air Jordan I. Designed by Peter C. Moore in 1985, the shoe sold out upon first release.
●
Scarcity: Although the exact production of each shoe cannot be confirmed, the sneakers constituting the Series Gallery Drop 022 Asset are scarce. The Air Jordan 1 “Satin Banned” was limited to 501 pairs. The Air Jordan 1 “Colette” was limited to friends and family, with no public release. The Air Jordan 1 “Art Basel Pack” (“Igloo” and “Rust Pink”) was a Miami-exclusive release at Art Basel Miami in 2017. The Air Jordan 1 x Off-White “EU” was an EU-only release. Due to our strict buying criteria for deadstock shoes, all of the shoes’ scarcity is compounded over time by other pairs being worn.
●
Condition: All the sneakers constituting the Series Gallery Drop 022 Asset are deadstock (never worn), with their original box and accessories.
Specifications

Brand	Nike
Asset	Air Jordan 1
Colorway	Fragment	Colette	Off-White Chicago	Off-White EU	Satin Banned	Blue Toe	Igloo	Rust Pink
Size	13	10.5	11	12	11	9.5	11.5	11.5
Condition	Deadstock
Release Date	December 27, 2017	March 21, 2018	September 9, 2017	March 3, 2018	October 18, 2016	November 17, 2018	December 7, 2017	November 1, 2017
Designers	Peter Moore
Purchased From	GOAT	Index Portland	Private Collector	StockX	GOAT	StockX	Plus CA	GOAT
Purchased For	$3,095	$8,000	$4,000	$2,823.95	$2,970	$1,329.95	$3,728.95	$4,000
Year Purchased	2020

The Brand
Nike, Inc. is an American multinational corporation founded in 1964 by Bill Bowerman and Phil Knight that is engaged in the design, development, manufacturing and worldwide marketing and sales of footwear, apparel, equipment, accessories and services. The company is headquartered in Beaverton, Oregon and is considered the world’s largest supplier of athletic shoes and apparel as well as a major manufacturer of sports equipment.
Beginning in the 1980s, various items of Nike clothing became staples of mainstream American youth fashion and culture, especially tracksuits, shell suits, baseball caps, Air Jordans, Air Force 1s and Air Max running shoes. Today, the brand has become a staple in the streetwear and hypebeast communities featuring collaborations with Off-White, Supreme, Kaws and Travis Scott, among others. The company competes with adidas, ASICS, Li Ning, lululemon athletica, Puma, V.F. Corporation and Under Armour.
The Designer
The Air Jordan I was designed by then creative director at Nike, Peter C. Moore. However, the process of creating the shoe was guided by Michael Jordan according to his personal preferences. He communicated his desire for a sneaker that was low to the ground, such that he could feel the court under his feet, so that the risk of ankle injury was minimized. Moore also designed the Air Jordan I with color in mind, likely in response to requests from Jordan that the sneaker be “different” and “exciting.”
“The idea was to break the color barrier in footwear,” Moore remembers. “Prior to that, 99 percent of shoes were white or black, so I decided to design a shoe that would really take color well.”
Moore’s contribution to the Air Jordan Brand goes beyond his part in the sneakers design. While the “Air Jordan” name was conceived by Michael Jordan’s agent David Falk, the original Air Jordan ball-and-wings logo was also created by designer Peter Moore. The designer has a knack for creating iconic designs as, later, after moving to adidas, he created Adidas’ quintessential “Three Bars” logo.
The Sneakers
“Fragment”
The Jordan 1 “Fragment” is a symbol of Japanese streetwear culture and American sneaker culture converging. Hiroshi Fujiwara, artist, producer, streetwear pioneer and founder of Fragment Design, took the existing “Black Toe” colorway and replaced the usual red with royal blue and debossed the classic fragment logo on the side of the heel.
“Colette”
Between 1997 and 2017, Colette served as Paris’ epicenter and incubator of fashion and streetwear culture. Chanel’s Karl Lagerfeld even frequented the shop. The Jordan 1 “Colette” was released exclusively to the friends and family of the Colette store to commemorate the cultural impact of the space throughout its 20-year run.
The Air Jordan I was designed by then creative director at Nike, Peter C. Moore. However, the process of creating the shoe was guided by Michael Jordan according to his personal preferences. He communicated his desire for a sneaker that was low to the ground, such that he could feel the court under his feet, so that the risk of ankle injury was minimized. Moore also designed the Air Jordan I with color in mind, likely in response to requests from Jordan that the sneaker be “different” and “exciting.”
In 2017, Virgil Abloh remixed ten classic Nike silhouettes for an exclusive collection titled “The Ten.” Abloh’s version of the Jordan 1 “Chicago” mimics its OG predecessor while boasting modern materials and Abloh’s signature quotation marks. The Off-White Jordan 1 was also declared 2017’s sneaker of the year.
Moore’s contribution to the Air Jordan Brand goes beyond his part in the sneakers

’ design. While the “Air Jordan” name was conceived by Michael Jordan’s agent David Falk, the original Air Jordan ball-and-wings logo was also created by designer Peter Moore. The designer has a knack for creating iconic designs as, later, after moving to adidas, he created Adidas’ quintessential “Three Bars” logo.
After “The Ten,” Nike and Virgil Abloh continued to release more colorways of each sneaker featured in the collection, perpetuating the hype and success of “The Ten.” The all-white “EU” edition was initially released at an Off-White pop-up in Paris and then eventually saw an exclusive European release through Nike’s SNKRS app.
“Satin Banned”
The “Satin Banned” colorway was released to commemorate the anniversary of the original “banned” black and red colorway of the Jordan 1. The shoe was released exclusively at a pop-up in NYC, limited to only 501 pairs (numbered) worldwide.
Union “Blue Toe”
The Jordan 1 Union “Blue Toe” is derived from a collaboration with UNION Los Angeles, a space known for trailblazing within the streetwear culture. UNION was founded in New York in 1989 by James Jebbia, founder of Supreme, and his partner, Mary Ann Fusco, before being relocated to Los Angeles by current owner Chris Gibbs. The sneaker features two OG colorways of the Jordan 1 seemingly stitched together at the ankle.
“Art Basel Pack - Igloo and Rust Pink”
The Jordan 1 “Igloo” and “Rust Pink” colorways were released alongside each other at Art Basel Miami in 2017. The “Black Toe” reiterations feature South Beach appropriate tones of pink and blue, complementing Miami’s art deco style.
Market Assessment
Sneaker resale is now estimated to be a $2 billion market, according to Cowen & Co estimates. It is estimated to triple over the next several years, reaching more than $6 billion by 2025.
Market demand for collectible sneakers is typically contingent on retailers’ decisions to restock sneakers or release similar editions. The continued demand for the Air Jordan 1 is indicative of why it is often considered the best Jordan silhouette ever made.
Despite having released a multitude of colorway variations, the Air Jordan 1 still remains a dominant shoe on the secondary market. Major resellers like StockX consistently list variations of the Air Jordan 1 as some of their most highly traded sneakers. As particularly exclusive releases, each of the Air Jordan 1s constituting the Series Gallery Drop 022 Asset is unique colorways or materials, none of which have been retroed. Four out of the eight shoes never saw a traditional public release (friends and family, city and pop-up exclusive, etc.). This added exclusivity makes these Air Jordan 1s some of the most valuable shoes on the secondary market.
Supply for these Air Jordan 1 colorways is scarce, and similarly scarcer in deadstock condition with box and accessories. Depending on condition and provenance, pairs have sold in recent years for anywhere between $1,410 and $8,000 and are listed anywhere between $2,988  and $21,703.
Condition Report
The sneakers are deadstock, meaning that they have never been worn and are in excellent condition. Authenticity is verified by looking at the model number.
Ownership and Pricing History

We purchased these sneakers from GOAT, StockX, Plus CA and Index Portland, all well-known sneaker retailers, and directly from private collectors. The specific ownership and pricing history of the sneakers constituting the Series Gallery Drop 022 Asset is unknown, however there are data points on StockX for sales of these sneakers across a variety of sizes that are close to our purchase price.
The Series Gallery Drop 023 Asset
Summary Overview
Series Gallery Drop 023 has purchased one painting by Katherine Bradford, Cape Woman (which we refer to as the Series Gallery Drop 023 Asset).
●    Museum Shows: Katherine Bradford has been featured in a major biennial at Prospect New Orleans and has had solo shows at the Modern Art Museum of Fort Worth in Fort Worth, Sperone Westwater in New York and Monica De Cardenas in Milan. She has also been featured in group shows at CHOI&LAGER in Cologne, Pace Gallery in New York, Campoli Presti in London and GRIMM in New York.
●    Institutional Attention: Bradford’s works are held in the collections of the Metropolitan Museum of Art in New York, Smith College Museum in Maine, the Worcester Art Museum in Worcester, MA and the Pennsylvania Academy of Fine Arts in Philadelphia, among others. Her works have also been reviewed by major publications, including Artforum and Art in America.
●    Mainstream press: Bradford was featured by Frieze as well as the New York Times this May. She was also highlighted in the online viewing room of David Zwirner gallery.
●    Auction Results: Bradford’s 2019 auction results demonstrated a 100% sell-through rate, with an average 3.0x price over estimate, indicating strong demand.
Specifications
Artist	Katherine Bradford
Artwork	Cape Woman
Size	24 x 30 inches
Medium	Acrylic on canvas
Creation Year	2019
Purchased From	Campoli Presti
Purchased For	$15,000
Year Purchased	2020

The Artist
Katherine Bradford (b. 1942) is an American painter who explores the complexities of loneliness, agency, gender roles and consciousness, among other topics. She is perhaps best known for paintings of swimmers, superheroes and ships that critics describe as simultaneously representational and abstract, luminous and richly metaphorical.
Bradford attended Bryn Mawr College and later received her MFA from SUNY Purchase.
Market Assessment

Katherine Bradford is an emerging artist whose exhibition history demonstrates meaningful institutional support.  Bradford has exhibited internationally and in shows at the Modern Art Museum of Fort Worth (solo), MoMA PS1, Brooklyn Museum, Pennsylvania Academy of Fine Arts and University of the Arts (Philadelphia), among others. Her works are featured in public art collections including those of the Metropolitan Museum of Art, Brooklyn Museum, Dallas Museum of Art, Menil Collection and Portland Museum of Art.
Condition Report
The work is in excellent condition. The work will be sent directly from Campoli Presti Gallery in Paris to New York.
Ownership and Pricing History
We purchased the painting from Campoli Presti on the primary market. There is no prior ownership or pricing history.
The Series Gallery Drop 024 Asset
Summary Overview
Series Gallery Drop 024 has purchased a 9.6 CGC-graded Fantastic Four #52 comic (which we refer to as the Series Gallery Drop 024 Asset).
●    First Appearance of Black Panther: The Series Gallery Drop 024 Asset comic features the first appearance of Black Panther, one of the most well-known comic book characters today.
●    9.6 Grade: The Series Gallery Drop 024 Asset comic is a 9.6 CGC-graded Fantastic Four #52 comic (15 copies in the world). The book is in Mint / Near Mint condition with Off-White to White pages. The book was purchased from Metropolis Collectibles, an independent comic book dealer.
●    Culturally Significant Silver Age Grail: Fantastic Four #52 is ranked among the top 20 most valuable Silver Age comics and is universally acknowledged as a Silver Age “grail.”
●    High Frequency of Sales: Fantastic Four #52 is among the top 10 actively sold comic books from the Silver Age.
●    Top Grossing Superhero Film: The Black Panther movie was the #5 highest grossing superhero film, at $1.3 billion. A sequel is slated to release in 2022, which we believe may serve as a potential catalyst.
Specifications
Title	Fantastic Four #52
Publisher	Marvel
Creation Date	1966
Age	Silver
CGC Grade	9.6
Page Color	Off-White to White
Key Issue	First Appearance of Black Panther
Purchased From	Metropolis Collectibles
Purchased For	$23,000
Year Purchased	2020

The Comic

The Series Gallery Drop 024 Asset is the first appearance of Black Panther, culturally significant as the debut of Marvel’s first Black superhero. The storyline involves Black Panther inviting the Fantastic Four to Wakanda, his hidden country. The Black Panther individually defeats each member of the Fantastic Four, but they eventually come together to defeat him. The comic ends with the Black Panther unmasking himself and preparing to tell his story.
The comic is from the Silver Age, which is an informal name for a period in the history of American superhero comic books usually said to run from 1956 to 1970 that followed the Golden Age of comics from 1938 to 1956. The comic was scripted by Stan Lee, who is considered one of the most influential comic book publishers and writers.
Market Assessment
We expect the market for vintage collectible comic books to grow, buoyed by increasing accessibility and transparency as well as by the popularization of superhero movies by the likes of Disney and 21st Century Fox. We believe that the Series Gallery Drop 024 Asset is positioned to benefit from this trend. As the first appearance of Black Panther, the Series Gallery Drop 024 Asset is a key collector’s edition featuring a popular Marvel character. We believe that the Series Gallery Drop 024 Asset is a Silver Age grail, especially at the 9.6 CGC grade, which has only 15 copies worldwide and represents only 0.5% of the available copies of this comic book in circulation. As the collectibles comic book market grows, we believe that the value of the Series Gallery Drop 024 Asset has the potential to grow as well.
As of June 6, 2020, Fantastic Four #52 was one of the top 10 most actively traded Silver Age comics according to GoCollect. The high volume of sales indicates high demand.
Condition Report
The Series Gallery Drop 024 Asset is a 9.6 Certified Guaranty Company (CGC) graded comic book with Universal label, which means it is in the Near Mint / Mint condition. There are 15 Universal-label 9.6 CGC-graded Fantastic Four #52 comics in circulation. The book is in excellent condition and preserved in a CGC plastic holder with tamper-evident seal.
Ownership and Pricing History
We purchased the Series Gallery Drop 024 Asset from Metropolis Collectibles, an independent comic shop based in New York. Pricing history for the Series Gallery Drop 024 Asset comes from GoCollect and GPAnalysis, both of which aggregate comic book sales data from ComicLink, ComicConnect, eBay, Heritage Auctions and other dealers.
The table below lists average annual sales of 9.6 CGC-graded Fantastic Four #52 comic.
Source: Historical sale prices for 9.6 CGC-graded Fantastic Four #52 comics sourced from GoCollect and GPAnalysis sale databases.
Year	Average Sale Price
2020	$20,403
2019	$24,500
2018	$20,074
2016	$15,535
2015	$23,900
2014	$7,911
2011	$7,884
2010	$2,550

The Series Gallery Drop 025 Asset

On December 4, 2020, Series Gallery Drop 025 sold the Series Gallery Drop 025 Asset, one painting by Derek Fordjour, No. 90, for $70,000 versus the Series Gallery Drop 025 offering amount of $70,000. The sale contains no other terms or conditions. However, in connection with the sale, our manager assumed all Series Gallery Drop 025 acquisition expenses and offering expenses and waived any and all rights to receive any sourcing fee, accrued but unpaid interest on the promissory note issued in connection with the acquisition of the Series Gallery Drop 025 Asset and the 10% distribution pursuant to Section 7.02 of the operating agreement. This will result in a net gain to holders of Series Gallery Drop 025 Interests.
Our manager, the manager of Series Gallery Drop 025, has been appointed as liquidator and will distribute to holders of Series Gallery Drop 025 Interests all of the remaining assets (which consist only of cash) of Series Gallery Drop 025, after making provision for taxes and any other liabilities of Series Gallery Drop 025. After making such distribution, our manager intends to wind up Series Gallery Drop 025 as the series will no longer have any assets or liabilities. For the avoidance of doubt, the liquidator has not withheld any distribution for taxes related to the gain on the sale for individual holders of Series Gallery Drop 025 Interests.
The Series Gallery Drop 026 Asset
Summary Overview
Series Gallery Drop 026 has purchased a 9.4 CGC-graded Avengers #1 comic (which we refer to as the Series Gallery Drop 026 Asset).
●    First Appearance of The Avengers: The Series Gallery Drop 026 Asset comic features the first appearance of The Avengers, some of the most well-known comic book characters today.
●    9.4 Grade: The Series Gallery Drop 026 Asset comic is a 9.4 CGC-graded Avengers #1 comic (11 copies in the world). The book is in Mint / Near Mint condition with White pages. The book was purchased from Metropolis Collectibles, an independent comic book dealer.
●    Culturally Significant Silver Age Grail: Avengers #1 is ranked among the top 10 most valuable Silver Age comics and is universally acknowledged as a Silver Age “grail.”
●    High Frequency of Sales: Avengers #1 is among the top 10 actively sold comic books from the Silver Age.
●    Highest Grossing Superhero Films: In addition to their popularity as comic book characters, The Avengers characters have been very successful as a film franchise. The top 4 highest grossing superhero films are all Avengers films. Additionally, Avengers: Endgame was the highest grossing film of all time, at $2.7 billion.
Specifications
Title	Avengers #1
Publisher	Marvel
Creation Date	1963
Age	Silver
CGC Grade	9.4
Page Color	White
Key Issue	First Appearance of The Avengers
Purchased From	Metropolis Collectibles
Purchased For	$95,000
Year Purchased	2020

The Comic

The Series Gallery Drop 026 Asset is the first appearance and origin story of The Avengers, a team of superheroes consisting of Thor, the Hulk, Iron Man, Ant Man and The Wasp. The storyline starts with Loki seeking revenge for his capture by his brother and rival, Thor. Loki manipulates the Hulk into getting himself into trouble to entice Thor to come to his aid. Ant-Man, the Wasp and Iron Man assist in clearing the Hulk’s name and vanquishing Loki. They realize how well they work as a team and should continue to work together in the future — “Each of us has a different power, if we combined forces we could be almost unbeatable!” They decide to call themselves, “The Avengers.”
The comic is from the Silver Age, which is an informal name for a period in the history of American superhero comic books usually said to run from 1956 to 1970 that followed the Golden Age of comics from 1938 to 1956. The comic was scripted by Stan Lee, who is considered one of the most influential comic book publishers and writers.
Market Assessment
We expect the market for vintage collectible comic books to grow, buoyed by increasing accessibility and transparency as well as by the popularization of superhero movies by the likes of Disney and 21st Century Fox. We believe that the Series Gallery Drop 026 Asset is positioned to benefit from this trend. As the first appearance of The Avengers, the Series Gallery Drop 026 Asset is a key collector’s edition featuring established Marvel characters. We believe that the Series Gallery Drop 026 Asset is a Silver Age grail, especially at the 9.4 CGC grade, which has only 11 copies worldwide and represents only 0.5% of the available copies of this comic book in circulation. As the collectibles comic book market grows, we believe that the value of the Series Gallery Drop 026 Asset has the potential to grow as well.
As of June 6, 2020, Avengers #1 was one of the top 10 most actively traded Silver Age comics according to GoCollect. The high volume of sales indicates high demand.
Condition Report
The Series Gallery Drop 026 Asset is a 9.4 Certified Guaranty Company (CGC) graded comic book with Universal label, which means it is in the Near Mint / Mint condition. There are 11 Universal-labeled 9.4 CGC-graded Avengers #1 comics in circulation. The book is in excellent condition and preserved in a CGC plastic holder with tamper-evident seal.
Ownership and Pricing History
We purchased the Series Gallery Drop 026 Asset from Metropolis Collectibles, an independent comic shop based in New York. Pricing history for the Series Gallery Drop 026 Asset comes from GoCollect and GPAnalysis, both of which aggregate comic book sales data from ComicLink, ComicConnect, eBay, Heritage Auctions and other dealers. The table below lists publicly reported sales of the 9.4 CGC-graded Avengers #1 comic.
Source: Historical sale prices for 9.4 CGC-graded Avengers #1 comics sourced from GoCollect and GPAnalysis sale databases.
Date	Sale Price
08/29/2018	$79,000
05/18/2017	$89,625
02/18/2016	$98,597
01/08/2013	$130,000
11/01/2009	$65,100
12/06/2002	$16,963
10/11/2002	$17,250

The Series Gallery Drop 027 Asset
Summary Overview
Series Gallery Drop 027 has purchased a 9.8 CGC-graded Teenage Mutant Ninja Turtles #1 comic (which we refer to as the Series Gallery Drop 027 Asset).
●    First Appearance of The Teenage Mutant Ninja Turtles: The Series Gallery Drop 027 Asset comic features the origin and first appearance of The Teenage Mutant Ninja Turtles, some of the most well-known comic book and movie characters today.
●    9.8 Grade: The Series Gallery Drop 027 Asset comic is a 9.8 CGC-graded Teenage Mutant Ninja Turtles #1 comic (28 copies in the world). The book is in Mint / Near Mint condition with White pages. The book was purchased from a private collector.
●    Popular Franchise: There have been six Teenage Mutant Ninja Turtles films, grossing a total of $1.2 billion. A new film, which will be a CGI reboot, is under development. Nickelodeon also announced the development of a new Teenage Mutant Ninja Turtles film, which will be released on Netflix.
Specifications
Title	Teenage Mutant Ninja Turtles #1
Publisher	Mirage
Creation Date	1984
Age	Copper
CGC Grade	9.8
Page Color	White
Key Issue	Origin and First Appearance of Teenage Mutant Ninja Turtles
Purchased From	Private Collector
Purchased For	$65,000
Year Purchased	2020

The Comic
The Series Gallery Drop 027 Asset is the first appearance and origin story of The Teenage Mutant Ninja Turtles, a team of anthropomorphic mutant turtles named after Renaissance artists – Leonardo, Raphael, Donatello and Michelangelo. The comic also features the first appearance of Splinter, as well as the origin and the first appearance of Shredder and the Foot Clan. The comic was written and self-published by Kevin Eastman and Peter Laird under “Mirage Studios,” which they formed using a tax refund and a loan from Eastman’s uncle. They conceived the idea of the Teenage Mutant Ninja Turtles during a brainstorming session, starting with a drawing of a turtle with a mask and nunchucks strapped to its arms. The artists found it comical as the concept juxtaposed a slow reptile with the agility and speed of martial arts. They created a team of four turtles, each one specializing in a different weapon. They printed a small print run of 3,275 copies with black and white cover art on cheap newsprint, and used an oversized format.
The comic is from the Copper age, which is an informal name for a period in the history of American comic books usually said to run from 1984 to 1991 that followed the Bronze Age of comics from 1970 to 1984.
Market Assessment

We expect the market for vintage collectible comic books to grow, buoyed by increasing accessibility and transparency as well as by the popularization of superhero movies by the likes of Disney and 21st Century Fox. We believe that the Series Gallery Drop 027 Asset is positioned to benefit from this trend. As the first appearance of The Teenage Mutant Ninja Turtles, the Series Gallery Drop 027 Asset is a key collector’s edition featuring established characters. We believe that the Series Gallery Drop 027 Asset is a Copper Age grail, especially at the 9.8 CGC grade, which has only 28 copies worldwide and represents only 3.6% of the available copies of this comic book in circulation. As the collectibles comic book market grows, we believe that the value of the Series Gallery Drop 027 Asset has the potential to grow as well.
Condition Report
The Series Gallery Drop 027 Asset is a 9.8 Certified Guaranty Company (CGC) graded comic book with Universal label, which means it is in the Near Mint / Mint condition. There are 28 Universal-labeled 9.8 CGC-graded Teenage Mutant Ninja Turtles #1 comics in circulation. The book is in excellent condition and preserved in a CGC plastic holder with tamper-evident seal.
Ownership and Pricing History
We purchased the Series Gallery Drop 027 Asset from a private collector. Pricing history for the Series Gallery Drop 027 Asset comes from GoCollect and GPAnalysis, both of which aggregate comic book sales data from ComicLink, ComicConnect, eBay, Heritage Auctions and other dealers. The table below lists publicly reported sales of the 9.8 CGC-graded Teenage Mutant Ninja Turtles #1 comic.
Source: Historical sale prices for 9.8 CGC-graded Teenage Mutant Ninja Turtles #1 comics sourced from GoCollect and GPAnalysis sale databases.
Date	Sale Price
02/05/2019	$50,000
11/21/2019	$52,800
08/01/2019	$90,000
05/10/2018	$38,240
02/22/2018	$35,850
12/28/2017	$30,100
05/18/2017	$27,485
04/01/2016	$27,222
11/20/2014	$14,937
05/30/2014	$15,000
12/16/2013	$15,000
03/22/2013	$13,088
11/15/2012	$17,925
08/04/2011	$22,752

The Series Gallery Drop 028 Asset
Summary Overview
Series Gallery Drop 028 has purchased a pair of Nike SB Dunk Low “Freddy Krueger” sneakers (which we refer to as the Series Gallery Drop 028 Asset).

●    Nike SB: Nike SB, the brand’s skate-focused line, began in 2001 under general manager, Sandy Bodecker. After a series of failed products, Bodecker was enlisted to help Nike SB shift direction. Rather than building a brand new shoe from the ground up, Nike turned to a shoe they made that skaters were already wearing, the Nike Dunk. By 2002, Nike released the Nike SB Dunk, a new iteration designed specifically for skaters. After recruiting skaters like Reese Forbes, Gino Ianucci, Richard Mulder and Danny Supa and securing collaborations with major skateboarding companies like Supreme, Nike SB’s reintroduction into the world of skateboarding would eventually leave a lasting impression on sneaker culture as a whole.
●    The Nike SB Dunk: The history of the Nike SB Dunk begins in 1985, after Peter C. Moore designed the original Nike Dunk. Originally designed as a basketball shoe, the Nike Dunk’s performance features were attractive to ballers and skaters alike. By 2002, Nike released the Nike SB Dunk, their first major shoe dedicated to skateboarding as a sport.
●    Scarcity: Although the exact production of the shoe cannot be confirmed, the sneakers constituting the Series Gallery Drop 028 Asset are scarce. The Nike SB Dunk Low “Freddy Krueger” was pulled from production following a cease-and-desist letter from New Line Cinema, the company responsible for Nightmare on Elm Street. Only one small skate shop in Mexico mistakenly sold a few pairs early. The other existing shoes were set to be incinerated, but a Nike employee pulled several pairs before they were destroyed. It is rumored that 30 pairs exist, with even fewer pairs remaining in deadstock condition.
●    Condition: The sneakers constituting the Series Gallery Drop 028 Asset are deadstock (never worn). As sample shoes, they do not come with an original box.
Specifications
Brand	Nike
Asset	Nike SB Dunk Low
Colorway	Freddy Krueger
Size	9
Condition	Deadstock without box
Release Date	2007 (No formal release)
Designer	Peter C. Moore
Purchased From	Project Blitz
Purchased For	$18,500
Year Purchased	2020

The Brand
Nike, Inc. is an American multinational corporation founded in 1964 by Bill Bowerman and Phil Knight that is engaged in the design, development, manufacturing and worldwide marketing and sales of footwear, apparel, equipment, accessories and services. The company is headquartered in Beaverton, Oregon and is considered the world’s largest supplier of athletic shoes and apparel as well as a major manufacturer of sports equipment.
Beginning in the 1980s, various items of Nike clothing became staples of mainstream American youth fashion and culture, especially tracksuits, shell suits, baseball caps, Air Jordans, Air Force 1s and Air Max running shoes. Today, the brand has become a staple in the streetwear and hypebeast communities featuring collaborations with Off-White, Supreme, Kaws and Travis Scott, among others. The company competes with adidas, ASICS, Li Ning, lululemon athletica, Puma, V.F. Corporation and Under Armour.
The Designer

The Nike SB Dunk Low was designed by Peter C. Moore. As the original designer of the Nike Dunk in 1985, along with the original Air Jordan 1, Moore had created a shoe that transcended its original sport and intended usage. As it turned out, the lateral support, cushioning and grip featured on dunks was just as useful in the world of skateboarding. By 2002, Moore teamed up with Sandy Bodecker to reintroduce Nike SB and the SB Dunk, featuring tailored tweaks to padding and traction, specifically with skateboarding in mind.
Moore’s contribution to the Nike Brand goes beyond his part in the sneakers design. Moore created the original Air Jordan ball-and-wings logo, and after moving to Adidas, he created Adidas’ quintessential “Three Bars” logo.
Market Assessment
Sneaker resale is now estimated to be a $2 billion market, according to Cowen & Co estimates. It is estimated to triple over the next several years, reaching more than $6 billion by 2025.
Market demand for collectible sneakers is typically contingent on retailers’ decisions to restock sneakers or release similar editions. The sneakers constituting the Series Gallery Drop 028 Asset never saw a full public release due to a cease-and-desist letter that claimed the shoes infringed on the Nightmare on Elm Street franchise.
Supply for all sneakers constituting the Series Gallery Drop 028 Asset is scarce, and scarcer in deadstock condition.
Condition Report
The sneakers are deadstock, meaning that they have never been worn and are in excellent condition. Authenticity is verified by looking at the model number.
The Nike SB Dunk Low was designed by Peter C. Moore. As the original designer of Nike's early roster of shoes, including the original Nike Dunks and Nike Air Jordan 1’s in 1985, Moore created shoes that transcended their original sport and intended usage. As it turned out, the lateral support, cushioning and grip featured on dunks was just as useful in the world of skateboarding. By 2002, Moore teamed up with Sandy Bodecker to reintroduce Nike SB and the SB Dunk, featuring tailored tweaks to padding and traction, specifically with skateboarding in mind.
Moore’s contribution to the Nike Brand goes beyond his part in the sneakers’ design. Moore created the original Air Jordan ball-and-wings logo, and after moving to Adidas, he created Adidas’ quintessential “Three Bars” logo.
We purchased these sneakers from Project Blitz, a well-known sneaker retailer. The specific ownership and pricing history of the sneakers constituting the Series Gallery Drop 028 Asset is unknown, however there are a limited number of data points on StockX for sales of these sneakers.
The Series Gallery Drop 029 Asset
Summary Overview
Series Gallery Drop 029 has purchased a collection of Travis Scott collaboration Nike sneakers (which we refer to as the Series Gallery Drop 029 Asset).
●    Nike x Travis Scott Partnership: The partnership between Nike and Travis Scott was announced in 2017 when the world-famous hip hop artist revealed a friends-and-family iteration of the Jordan Trunner LX. The untraditional sneaker was produced in extremely limited quantities to be worn by Scott while touring with Kendrick Lamar. The partnership has produced some of the most sought-after sneakers in the last decade, with a similar reception as previous non-athlete partnerships like Kanye West’s.

●    Travis Scott x Nike Sneakers: At the end of 2017, Travis Scott announced the global launch of his Nike partnership. The Travis Scott x Air Force 1 was released alongside the “AF100” collection that celebrated the 35th anniversary of the iconic Nike silhouette. After selling out immediately, Scott continued to work with Nike, producing several more iterations of the Air Force 1, the Air Jordan 1 and Air Jordan 4. His most recent Nike collaborations adopted the newer Air Max 270 silhouette and the classic Nike SB Dunk Low, which were released alongside full capsule collections of Travis Scott x Nike apparel.
●    Scarcity: Although the exact production of each shoe cannot be confirmed, the sneakers constituting the Series Gallery Drop 029 Asset are scarce. The Air Force 1 “AF100” was exclusively released at Complexcon 2017. The Air Jordan 4 x Travis Scott “F&F” pairs were samples produced for Travis Scott’s entourage, never seeing a public release. The Nike SB Dunk Low “Special Box” is a more-collectible version of an already limited sneaker. Each sneaker’s scarcity is compounded by its deadstock condition.
●    Condition: The sneakers constituting the Series Gallery Drop 029 Asset are deadstock (never worn), with their original boxes and accessories.
Specifications
Brand	Nike	Nike	Air Jordan	Air Jordan	Air Jordan
Asset	Nike SB Dunk Low	Nike Air Force 1	Air Jordan 1	Air Jordan 4	Air Jordan 4
Colorway	Travis Scott “Special Box”	Travis Scott AF100	Travis Scott	Travis Scott “F&F Mocha”	Travis Scott “F&F Purple”
Size	11.5	12	11.5	13	13
Condition	Deadstock with box and accessories
Release Date	February 22, 2020	December 2, 2017	May 11, 2019	Unreleased, 2018	Unreleased, 2018
Designers	Peter Moore, Travis Scott	Bruce Kilgore, Travis Scott	Peter Moore, Travis Scott	Tinker Hatfield, Travis Scott	Tinker Hatfield, Travis Scott
Purchased From	StockX	Private Collector	StockX	Sole Supremacy	Project Blitz
Purchased For	$1,829.95	$1,393.60	$1,418.95	$21,666.13	$27,000.00
Year Purchased	2020

The Brand
Nike, Inc. is an American multinational corporation founded in 1964 by Bill Bowerman and Phil Knight that is engaged in the design, development, manufacturing and worldwide marketing and sales of footwear, apparel, equipment, accessories and services. The company is headquartered in Beaverton, Oregon and is considered the world’s largest supplier of athletic shoes and apparel as well as a major manufacturer of sports equipment.
Beginning in the 1980s, various items of Nike clothing became staples of mainstream American youth fashion and culture, especially tracksuits, shell suits, baseball caps, Air Jordans, Air Force 1s and Air Max running shoes. Today, the brand has become a staple in the streetwear and hypebeast communities featuring collaborations with Off-White, Supreme, Kaws and Travis Scott, among others. The company competes with adidas, ASICS, Li Ning, lululemon athletica, Puma, V.F. Corporation and Under Armour.
The Designers
Peter C. Moore

The Nike SB Dunk Low and the Air Jordan 1 were designed by Peter C. Moore. As the original designer of Nike’s early roster of shoes, including the original Nike Dunks and Nike Air Jordan 1’s in 1985, Moore created shoes that transcended their original sport and intended usage. As it turned out, the lateral support, cushioning and grip featured on dunks was just as useful in the world of skateboarding. By 2002, Moore teamed up with Sandy Bodecker to introduce Nike SB and the SB Dunk, featuring tailored tweaks to padding and traction, specifically with skateboarding in mind.
Moore’s contribution to the Nike Brand goes beyond his part in the sneakers’ design. Moore created the original Air Jordan ball-and-wings logo, and after moving to Adidas, he created Adidas’ quintessential “Three Bars” logo.
Bruce Kilgore
The Nike Air Force 1 made its debut in 1982. As one of Nike’s original designers, the Air Force 1 was Bruce Kilgore’s first time designing a basketball shoe. Kilgore focused on a functional design, including an outsole designed for players’ pivot point. Given the shoes’ mutability, the Air Force 1 has grown to become a global streetwear standard.
After his success designing the Air Force 1, Kilgore went on to design several other court shoes, including the Avenger, Adversary, Air Ace, Air Pressure, and the Air Jordan II.
Tinker Hatfield
Tinker Hatfield is the most well-known designer for the Nike brand as a whole, having been called the “Michael Jordan of designing Jordans.” Hatfield joined the company in 1981 as a corporate architect, but quickly shifted towards athletic footwear design in 1985. Taking inspiration from the Pompidou Center in Paris, Tinker introduced the Air Max 1 in 1987, the first shoe to feature a visible air bubble. After the Air Max 1’s success, Hatfield continued to design some of Nike’s most iconic silhouettes, most notably the Air Jordan 3-15 and the Air Max 90.
The Sneakers
Nike SB Dunk Low “Travis Scott” (Special Box)
In February 2020, Travis Scott released his iteration of the Nike SB Dunk Low. The sneaker features vulnerable materials that wear down as the shoes are skated, eventually revealing different patterns and materials underneath.
Air Force 1 “Travis Scott” (AF100)
The Air Force 1 was released alongside the “AF100” collection that celebrated the 35th anniversary of the iconic silhouette. The release was exclusive to attendees at Complexcon 2017. The seemingly plain, white sneaker features DIY accessories like interchangeable velcro swooshes, as well as “Cactus Jack” branded lace locks and embroidery.
Air Jordan 1 “Travis Scott”
The Air Jordan 1 “Travis Scott” was released unexpectedly during the 2019 GRAMMYs. The backwards swoosh, “Cactus Jack” branding and hidden stash pocket make the sneaker one of the most distinctive Jordan 1’s ever produced.
Air Jordan 4 “F&F Mocha” & “F&F Purple”
During the summer of 2018, Travis Scott fans finally got to get their hands on the first public release of the Travis Scott x Jordan Brand partnership, the Houston Oilers inspired Jordan 4. Travis Scott, however, has been seen courtside at Houston Rocket’s games rocking unreleased colorways of this shoe. The quantity of these shoes in existence is unknown, making them some of the most sought-after contemporary Jordans.
Market Assessment

Sneaker resale is now estimated to be a $2 billion market, according to Cowen & Co estimates. It is estimated to triple over the next several years, reaching more than $6 billion by 2025.
Market demand for collectible sneakers is typically contingent on retailers’ decisions to restock sneakers or release similar editions. The market for Nike SB Dunks exploded starting in late 2019 (some speculate this can be partially attributed to Travis Scott), increasing over 2,000% on some shoes. The continued demand for the Air Jordan 1 and Air Jordan 4 are indicative of why they are often considered two of the best Jordan silhouettes ever made.
The sneakers constituting the Series Gallery Drop 029 are among most valuable Nike x Travis Scott collaborations, found anywhere from $899 to $27,539.
Supply for all sneakers constituting the Series Gallery Drop 029 Asset is scarce, and scarcer in deadstock condition.
Condition Report
The sneakers are deadstock, meaning that they have never been worn and are in excellent condition. Authenticity is verified by looking at the model number.
Ownership and Pricing History
We purchased these sneakers from StockX, Project Blitz and Sole Supremacy, well-known sneaker retailers, and directly from a private collector. The specific ownership and pricing history of the sneakers constituting the Series Gallery Drop 029 Asset is unknown, however there are data points on StockX for sales of some of these sneakers.
The Series Gallery Drop 030 Asset
Summary Overview
Series Gallery Drop 030 has purchased one painting by Cleon Peterson, A Perfect Trade (which we refer to as the Series Gallery Drop 030 Asset).
●    Career Highlights: Cleon Peterson is an emerging artist who has had solo shows at the Museum of Contemporary Art in Denver, Galerie Du Jour in Paris and Over the Influence in Los Angeles and Hong Kong. He has also been featured in group shows at Palais de Tokyo in Paris, Art Basel in Miami and The Hole in New York.
●    Gallery Representation: Peterson is represented by Over the Influence, a gallery based in Los Angeles that also represents prominent street artists such as Invader and Shepard Fairey.
●    Cultural Relevance: Like other street artists such as Kaws and OSGEMEOS, Peterson’s rise can be largely tracked by his rapidly growing Instagram following (approximately 175,000 as of July 2020). He has collaborated with brands such as HUF and Modernica Case Study.
Specifications
Artist	Cleon Peterson
Artwork	A Perfect Trade
Size	42 x 26 inches
Medium	Acrylic on canvas
Creation Year	2019
Purchased From	Over the Influence
Purchased For	$24,000
Year Purchased	2020

The Artist
Cleon Peterson (b. 1973) is an American artist whose instantly recognizable Greco-Roman style focuses on the participation of individuals in larger conflicts. His ambiguous characters occupy various roles of domination, submission, violence and, occasionally, introspection. He received his MFA from The Cranbrook Academy, MI in 2006 and BFA Graphic Design, Art Center College of Design, CA. Peterson has collaborated with streetwear brand HUF on clothing capsule collection and multiple times with Modernica Case Study on limited furniture releases.
Market Assessment
Cleon Peterson is an institutional street artist whose exhibition history and social media following indicates his position within popular art culture. Peterson has exhibited internationally in institutional shows at the Museum of Contemporary Art, Denver (solo); Gillman Barracks, Singapore; Palais de Tokyo, Paris; and others. Commercially, he is represented by Over the Influence, a leading street art gallery.
Condition Report
The work is in excellent condition and was purchased directly from the artist’s gallery, Over the Influence.
Ownership and Pricing History
We purchased the painting from Over the Influence on the primary market. There is no prior ownership or pricing history.
The Series Gallery Drop 031 Asset
Summary Overview
Series Gallery Drop 31 has purchased one painting by Katherine Bernhardt, Sneakers, Computers, Capri Sun (which we refer to as the Series Gallery Drop 31 Asset).
●    Museums Shows: Katherine Bernhardt has had recent solo museum shows at the Mario Testino Museum (MATE), Lima, Peru; the highly visible Lever House commission on Park Avenue; and the notable regional museum, CAM, St. Louis.
●    Institutional Attention: Bernhardt’s works are held in the collections of the Brant Foundation, Greenwich, CT; Carnegie Museum, Pittsburgh, PA; Hirshhorn Museum, Washington, DC; and the Rubell Collection, Miami, FL. She is reviewed in art publications such as Art Forum, Artsy, Frieze, Flash Art and Artnet, among others.
●    Mainstream Press: She has been profiled in GQ and Interview, reviewed in the New York Times and been mentioned several times in the New Yorker.
●    Auction Results: In 2019, Bernhardt’s works saw $370,202 in turnover at auction.
Specifications

Artist	Katherine Bernhardt
Artwork	Sneakers, Computers, Capri Sun
Size	96 x 120 inches
Medium	Acrylic and spray paint on canvas
Creation Year	2014
Purchased From	Christie’s
Purchased For	$43,750
Year Purchased	2020

The Artist
Katherine Bernhardt (b. 1975) examines the powerful effects of popular culture, childhood, nostalgia and joy through her work. Her pieces often display bright gestural representations of iconic brands and characters and objects with common tropes, including Nike, Pink Panther, watermelons, cigarettes and Apple computers.
She received her BFA from School of the Art Institute of Chicago and her MFA from School of Visual Arts, New York, NY.
Market Assessment
Katherine Bernhardt is a late emerging artist whose consistent gallery exhibition history shows strong support. She has shown at top galleries in New York City (Canada, Carl Freeman and Team Gallery), Belgium (Xavier Hufkens), Sweden (Loyal), Dubai (Carbon12) and Japan (NANZUKA). Additionally, she is in major museum collections, including the Brant Foundation, the Hirshorn and the Carnegie Museum.
Condition Report
The work is in excellent condition. The work will be sent directly from Christie’s in New York to our storage facility in New York.
Ownership History
We purchased the painting on the secondary market from Christie’s. The work was previously acquired from the artist and sold to a private collector through China Art Objects Gallery, Los Angeles.

The Series Gallery Drop 032 Asset
Summary Overview
Series Gallery Drop 032 has purchased a 9.6 Wata-graded Super Mario Bros. 3 “Right” NES game (which we refer to as the Series Gallery Drop 032 Asset).
●    Best-Selling Game: Super Mario Bros. 3 is the third best-selling Nintendo Entertainment System, or NES, video game of all time at over 17 million copies sold worldwide. Super Mario Bros. 3 is the first Super Mario game to feature an over-world map and inventory system for power-ups.
●    9.6 Grade: The Series Gallery Drop 032 Asset is a 9.6 Wata-graded Super Mario Bros. 3 NES game, with a Grade A seal. The game was purchased from Heritage Auctions. “Right” references a later production run of the game.
●    Significance in Pop Culture: The characters in the Super Mario Bros. franchise are embedded in pop culture. The game was created over 30 years ago, and continues to sell in the latest video game formats even today, such as the Nintendo Switch.

Specifications
Title	Super Mario Bros. 3 “Right”
Game Type	Nintendo NES
Release Year	1990
Wata Grade	9.6
Seal Grade	A
Purchased From	Heritage Auctions
Purchased For	$10,200
Year Purchased	2020

The Game
Super Mario Bros. 3 is considered the first real sequel to the original Super Mario Bros. game since the American release of Super Mario Bros. 2 had nothing to do with the first game. Features that made this game appealing to users include design changes, new power-ups, a new soundtrack, a redesigned level format and improved graphics. In a departure from the first game, which was designed as a linear set of levels and worlds, Super Mario Bros. 3 gave players a choice of which levels they could play.
Super Mario Bros. 3 is the third best-selling NES video game of all time at over 17 million copies sold worldwide. The Super Mario series has been created in subsequent popular video game formats, including the Nintendo64, Wii and the Nintendo Switch, most recently.
Market Assessment
The factory-sealed video game collecting category has gained significant interest in the past year. We believe that the category is well-positioned for growth as a result of a centralized grading authority (Wata) to vet authenticity and condition and increasing accessibility as more auction houses and resellers start selling NES games.
Condition Report
The Series Gallery Drop 032 Asset is a 9.6 Wata-graded NES game with a Grade A seal. The game is in excellent condition and preserved in a Wata plastic holder.
Ownership and Pricing History
We purchased the Series Gallery Drop 032 Asset from Heritage Auctions. Prior ownership and pricing history of the Series Gallery Drop 032 Asset is unknown.
The Series Gallery Drop 033 Asset
Summary Overview
Series Gallery Drop 033 has purchased a collection of original 1985 Nike Air Jordan I sneakers (which we refer to as the Series Gallery Drop 033 Asset).
●    The Jordan Brand: The Jordan Brand is the result of a collaboration between legendary basketball player Michael Jordan and Nike. The label was created at the inception of Jordan’s rookie year in 1984, with the goal of creating sneakers and apparel for Jordan that could then be marketed to the public under Jordan’s name. The brand experienced immediate success and soon became a staple in popular fashion and culture. Today, 16 years after Michael Jordan retired from the NBA, more Jordan-branded shoes and apparel are being sold than the signature lines of every other current NBA player, combined.

●    The Air Jordan I: The history of the Air Jordan line, the most popular series of sneakers in history, begins during Michael Jordan’s rookie year with the Air Jordan I. Designed by Peter C. Moore in 1985, the shoe sold out upon first release.

●    Reception: The Air Jordan I sold quickly upon initial release, leading Nike to restock them in 1985. This restock resulted in surplus supply, and Air Jordan I’s sat on shelves for years, eventually being marked down to as little as $20. These low-priced sneakers were of particular interest to skateboarders, who were looking for sneakers more durable than the canvas they typically wore. The sneakers’ initial popularity was tied to their functionality, but by 2001, Nike began producing retro versions of the 1985 original. This return to the original silhouette changed the shoes perception from a practical basketball shoe to a design icon.

●    Scarcity: Although the exact number released is unknown, the sneakers constituting the Series Gallery Drop 033 Asset are extremely scarce. Considering their release 34 years ago, finding the shoes in deadstock (never worn) condition is increasingly rare.

●    Condition: All the sneakers constituting the Series Gallery Drop 033 Asset are deadstock, with one pair also including its original box.
Specifications
Brand	Nike
Asset	Air Jordan I
Colorway	“Chicago”	“Chicago”	“Bred”
Size	11	9.5	11
Condition	Deadstock, no box	Deadstock, with box; scuff on white toe box area of right shoe	Deadstock, no box
Release Date	September 16, 1985
Designers	Peter Moore
Purchased From	Private Collector	Index PDX	Private Collector
Purchased For	$6,975	$8,000	$6,500
Year Purchased	2020

The Brand
Nike, Inc. is an American multinational corporation founded in 1964 by Bill Bowerman and Phil Knight that is engaged in the design, development, manufacturing and worldwide marketing and sales of footwear, apparel, equipment, accessories and services. The company is headquartered in Beaverton, Oregon and is considered the world’s largest supplier of athletic shoes and apparel as well as a major manufacturer of sports equipment.
Beginning in the 1980s, various items of Nike clothing became staples of mainstream American youth fashion and culture, especially tracksuits, shell suits, baseball caps, Air Jordans, Air Force 1’s and Air Max running shoes. Today, the brand has become a staple in the streetwear and hypebeast communities featuring collaborations with Off-White, Supreme, Kaws and Travis Scott, among others. The company competes with adidas, ASICS, Li Ning, lululemon athletica, Puma, V.F. Corporation and Under Armour.
The Designer

The Air Jordan I was designed by then creative director at Nike, Peter C. Moore. However, the process of creating the shoe was guided by Michael Jordan according to his personal preferences. The rookie communicated his desire for a sneaker that was low to the ground, such that he could feel the court under his feet, so that the risk of ankle injury was minimized. Moore also designed the Air Jordan I with color in mind, likely in response to requests from Jordan that the sneaker be “different” and “exciting”.

“The idea was to break the color barrier in footwear,” Moore remembers. “Prior to that, 99 percent of shoes were white or black, so I decided to design a shoe that would really take color well.”

Moore’s contribution to the Air Jordan Brand goes beyond his part in the sneakers design. While the “Air Jordan” name was conceived by Michael Jordan’s agent David Falk, the original Air Jordan ball-and-wings logo was also created by designer Peter Moore. The designer has a knack for creating iconic designs as, later, after moving to adidas, he created adidas’ quintessential “Three Bars” logo.

The Sneakers
Black/Red “Bred” or “Banned”

The “Banned” or “Bred” Air Jordan I’s are the face of the Air Jordan sneaker franchise. The sneakers made waves in their 1985 debut, largely because of the story that Michael Jordan was being fined each time he wore them on court.

White/Black/Red “Chicago”

The Chicago Bulls’ red, white and black was the colorway most commonly worn by Michael Jordan, especially during the 1985 season. The colorway has recently seen a massive influx of popularity because of its place in Virgil Abloh’s “The Ten.” The colorway headlined “The Ten” as sneaker number one, earning the prestigious FNAA Shoe of the Year award in 2017. The popularity of this collaboration has heightened the status of the colorway to new levels, especially with celebrity endorsements from Travis Scott to Roger Federer.

Market Assessment
Market demand for collectible sneakers is typically contingent on retailers’ decisions to restock sneakers or release similar editions. However, in the case of the Jordan I, this has not proven to be true. As discussed above, Nike has restocked several versions of the Jordan I, with little effect on resale value for the original pairs. The collection’s resilience to restocks is a result of the sneaker market’s recognition of the small differences that exist between original and restocked pairs. Even re-releases of the Jordan I that are designed to mimic the original contain noticeable differences that allow the sneaker market to view them as distinct. The market for Air Jordan sneakers hit a recent hot streak following the release of The Last Dance documentary.

Supply for the OG 1985 Nike Air Jordan I is extremely scarce, compounded by our criteria on deadstock condition. The lack of supply is not a product of a limited release. In fact, because the Air Jordan I sold so quickly upon initial release, Nike restocked them in 1985. The restock likewise destroyed any secondary market for the sneakers and discouraged early sneakerheads from viewing the Air Jordan I as a collectible. For some, the sneakers were bought to be worn, not collected, as shown by the many worn-down pairs on the market and the relative lack of pairs in deadstock condition.

Condition Report
The sneakers are deadstock, meaning that they have never been worn and are in excellent condition. Authenticity is verified by looking at the model number.
Ownership and Pricing History

We purchased these sneakers from Index PDX, a well-known sneaker retailer, and directly from a private collector. The specific ownership and pricing history of the sneakers constituting the Series Gallery Drop 033 Asset is unknown.
The Series Gallery Drop 034 Asset
Summary Overview
Series Gallery Drop 034 has purchased one painting by Banksy, Police Car (which we refer to as the Series Gallery Drop 034 Asset).
●    Exhibition: The Series Gallery Drop 034 Asset was featured in Banksy’s Turf War exhibition in 2003, which is often regarded as his breakthrough exhibition and is among only a few exhibitions executed by Banksy himself.
●    Paintings are Relatively Scarce: Only 419 paintings by Banksy have sold at auction over the last 20 years, which represents 13.1% of his lots sold at auction during the same period.
●    Cultural Relevance: Banksy is an elusive and notoriously anonymous street artist, whose works have appeared across the world over the last 30 years, often serving witty political commentary. As of July 2020, Banksy had 10 million followers on his verified Instagram account, signaling his popularity.
Specifications
Artist	Banksy
Artwork	Police Car
Size	32.6 x 43.7 inches
Medium	Spray Paint on Cardboard
Creation Year	2003
Purchased From	Private Collector
Purchased For	$450,000
Year Purchased	2020

The Artist
Banksy (British, b. 1974) works in street art and installations. While his true identity is unconfirmed (although often speculated), his biography is widely known. Originally from Bristol, Banksy grew up as a graffiti artist in the 1990s as a part of DryBreadZ Crew (DBZ). In the late 1990s and early 2000s, he started to develop his signature stencil style. His works have appeared across the world, often concurrent with major world events.
In 2011, he was nominated for an Oscar for the documentary he directed, Exit Through the Gift Shop. In 2014, he won the Person of the Year Webby Award.
Market Assessment
With a career spanning over 30 years, Banksy has become a mainstay of popular culture, from small public stencils that appear overnight in prominent and poignant locations, to large scale installations like Dismaland and The Walled Off Hotel. According to MutualArt, Banksy’s 2019 auction turnover was $28.9 million, which represented a 76.2% increase over his 2018 turnover of $16.4 million. 42.9% of his 2019 auction lots sold above estimate.
Condition Report

The Series Gallery Drop 034 Asset is in good condition, as noted by a condition report from ArtCare Conservation in a condition report dated November 2019. It is also accompanied by a certificate of authenticity from Pest Control, a handling service acting on behalf of Banksy.
Ownership and Pricing History
The Series Gallery Drop 034 Asset was purchased from a private collector. Prior pricing history of this specific painting is unknown. A third-party appraisal, dated 22 July 2020, values the Series Gallery Drop 034 Asset at $448,213.
The Series Gallery Drop 035 Asset
Summary Overview
Series Gallery Drop 035 has purchased three paintings by MSCHF, Medical Bill (which we refer to as the Series Gallery Drop 035 Asset).
●    Viral Drops: MSCHF is a Brooklyn-based creative collective that has sold out several art and physical product drops since its launch, often within minutes and despite limited marketing.
●    Cultural Significance: The painting is intended to highlight the burden of expensive medical bills that people are currently facing as a result of the COVID-19 pandemic, and the proceeds from the purchase of the artwork will be used by MSCHF to pay off the medical bills of those featured in the painting.
●    Press attention: MSCHF has been the subject of articles by Business Insider, The New York Times, Hypebeast and TechCrunch.
Specifications
Artist	MSCHF
Artwork	Triptych: Medical Bill
Size	Each 72 x 55.56 inches
Medium	Oil on Canvas
Creation Year	2020
Purchased From	MSCHF
Purchased For	$72,700
Year Purchased	2020

The Artist
MSCHF is a Brooklyn-based creative collective that was founded in 2016 by Gabriel Whaley. It has launched 26 drops to date across several categories, including physical products, art and sneakers. The New York Times has referred to Gabriel Whaley and MSCHF as “Banksy for the Internet.”
Market Assessment
MSCHF is a relatively new creator and has been creating and selling art and physical products for only a few years. Some of their products, such as the Jesus Shoes and Damien Hirst Spots, have sold on the secondary market on websites such as StockX and eBay. Beyond that, there is a very limited secondary market for MSCHF’s work.
Condition Report

We purchased the works from the artist, MSCHF, directly. The works are new, have never been exhibited before and are in excellent condition. The works will be sent from the artist’s studio to our gallery space.
Ownership and Pricing History
We purchased the paintings directly from the artist on the primary market. There is no prior ownership or pricing history.
The Series Gallery Drop 036 Asset
Summary Overview
Series Gallery Drop 036 has purchased a collection of streetwear sneaker collaboration Nike sneakers (which we refer to as the Series Gallery Drop 036 Asset).
●    Co-curated by Chris Gibbs: The sneakers constituting the Series Gallery Drop 036 Asset were co-curated by our manager and Chris Gibbs, who is often considered one of the most influential figures in the streetwear community, particularly on the west coast. He is best known as the owner of the Los Angeles streetwear shop, Union.
●    Cultural Relevance: Streetwear and sneakers have always been gone hand in hand, both born out of the 1980s. Starting in the early 2000s, Nike (and Air Jordan) began partnering with streetwear companies to release limited edition sneakers. These sneakers played an integral role in helping to define collaboration culture as we know it (the Air Jordan 4 x UNDFTD was the first Air Jordan collaboration ever). Brands like Supreme, Stussy and Undefeated are often considered to be some of the most influential streetwear companies to ever exist.
●    Scarcity: Although the exact production of each shoe cannot be confirmed, the sneakers constituting the Series Gallery Drop 036 Asset are scarce. For example, the Air Jordan 4 x UNDFTD was limited to 72 pairs, sent only to friends and family. All Supreme products (Nike collaborations included) are built on a model of extremely limited quantities. Each sneaker’s scarcity is compounded by its deadstock condition (excluding the Air Jordan 4 x UNDFTD).
●    Condition: Other than the Air Jordan 4 x UNDFTD, the sneakers constituting the Series Gallery Drop 036 Asset are deadstock (never worn), with their original boxes and accessories. The Air Jordan 4 x UNDFTD is lightly worn but still in excellent condition.
Specifications
Brand	Nike							Air Jordan
Asset	Nike SB Dunk Low	Nike SB Dunk Low	Nike SB Dunk Low	Nike SB Dunk High	Nike SB Dunk High	Nike SB Dunk High	Nike Air Max 1	Air Jordan 1	Air Jordan 1	Air Jordan 4
Colorway	Supreme “Black Cement”	Supreme “White Cement”	Stussy “Cherry”	Supreme “Blue Star”	Supreme “Red Star”	Supreme “Orange Star”	Patta “Chlorop-hyll”	Union “Blue Toe”	Union “Black Toe”	UNDFTD
Size	11	13	10	10.5	10.5	10.5	9.5	9	9	12
Condition	Deadstock with box and accessories									Lightly Worn
Release Date	September 1, 2002	September 1, 2002	July 1, 2005	August 8, 2003	August 8, 2003	January 1, 2003	September 29, 2009	November 17, 2018	November 17, 2018	June 23, 2005
Designers	Peter Moore	Peter Moore	Peter Moore	Peter Moore	Peter Moore	Peter Moore	Tinker Hatfield	Peter Moore	Peter Moore	Tinker Hatfield
Purchased From	Private Collector	StockX	Private Collector	Private Collector	Private Collector	Private Collector	StockX	StockX	StockX	Flight Club
Purchased For	$4,800	$2,400	$2,250	$6,000	$5,000	$5,000	$1,731.95	$1,714.95	$1,804.95	$17,500
Year Purchased	2020	2019	2020	2020	2020	2020	2020	2020	2020	2020

The Curator
Chris Gibbs was born and raised in Ottawa, Canada, but spent summers with family in New York City. His trips to the United States helped influence his interests in both skateboarding and fashion. In 1996, Gibbs began working at Union’s New York location, started in 1989 by James Jebbia, founder of Supreme, and Mary Ann Fusco. At the time, Union was focused on selling t-shirts, sneakers and sweatshirts. After some years in New York, Gibbs moved out west to work at Union’s Los Angeles location under Eddie Cruz, founder of Undefeated, also known as UNDFTD.
Working alongside Jebbia and Cruz, Gibbs’ time at Union ran parallel with the birth of streetwear (Union is considered to be the store that started streetwear in America). As Union began to evolve, Gibbs helped the store incorporate more overseas influence, stocking Japanese brands and higher fashion. By 2008, Gibbs had the opportunity to purchase Union LA, and has continued to help shape the world of streetwear since.
Under Gibbs, Union has gone on to release their own in-house label and collaborate with major brands like Jordan Brand, Nordstrom, Fear of God, Carhartt WIP and more.
The Brand
Nike, Inc. is an American multinational corporation founded in 1964 by Bill Bowerman and Phil Knight that is engaged in the design, development, manufacturing and worldwide marketing and sales of footwear, apparel, equipment, accessories and services. The company is headquartered in Beaverton, Oregon and is considered the world’s largest supplier of athletic shoes and apparel as well as a major manufacturer of sports equipment.
Beginning in the 1980s, various items of Nike clothing became staples of mainstream American youth fashion and culture, especially tracksuits, shell suits, baseball caps, Air Jordans, Air Force 1s and Air Max running shoes. Today, the brand has become a staple in the streetwear and hypebeast communities featuring collaborations with Off-White, Supreme, Kaws and Travis Scott, among others. The company competes with adidas, ASICS, Li Ning, lululemon athletica, Puma, V.F. Corporation and Under Armour.
The Designers
Peter C. Moore
The Nike SB Dunk Low, Nike SB Dunk High and the Air Jordan 1 were designed by Peter C. Moore. As the original designer of Nike’s early roster of shoes, including the original Nike Dunks and Nike Air Jordan 1’s in 1985, Moore created shoes that transcended their original sport and intended usage. As it turned out, the lateral support, cushioning and grip featured on dunks was just as useful in the world of skateboarding. By 2002, Moore teamed up with Sandy Bodecker to introduce Nike SB and the SB Dunk, featuring tailored tweaks to padding and traction, specifically with skateboarding in mind.
Moore’s contribution to the Nike Brand goes beyond his part in the sneakers’ design. Moore created the original Air Jordan ball-and-wings logo, and after moving to Adidas, he created Adidas’ quintessential “Three Bars” logo.
Tinker Hatfield
Tinker Hatfield is the most well-known designer for the Nike brand as a whole, having been called the “Michael Jordan of designing Jordans.” Hatfield joined the company in 1981 as a corporate architect, but quickly shifted towards athletic footwear design in 1985. Taking inspiration from the Pompidou Center in Paris, Tinker introduced the Air Max 1 in 1987, the first shoe to feature a visible air bubble. After the Air Max 1’s success, Hatfield continued to design some of Nike’s most iconic silhouettes, most notably the Air Jordan 3-15 and the Air Max 90.
The Sneakers

Nike SB Dunk Low x Supreme “Black Cement” and “White Cement”
In 2002, the Nike SB legacy began with the collaboration between Nike and the enigmatic skateboarding label, Supreme. The sneakers adopted classic Jordan 3 colorways designed by Tinker Hatfield in 1988. The Supreme Dunks are one of the first material representations of sneaker and streetwear culture colliding and symbolize the birth of a new, inclusive consumer culture.
Nike SB Dunk High x Supreme “Blue Star,” “Red Star” and “Orange Star”
In 2003, the Nike x Supreme partnership produced a high top iteration of the Dunk that boasts crocodile-inspired leather and gold accents throughout the sneaker. The subverted use of luxurious materials reveals both brands’ awareness of the intersection of luxury goods, streetwear and skateboarding.
Nike SB Dunk Low x Stussy “Cherry”
Stussy was founded in the early 1980s by Shawn Stussy, a Laguna Beach, CA-based surfer and surfboard shaper. Stussy began printing and selling t-shirts as promotional material for his surfboards, and, by the late 1980s and early 1990s, Stussy expanded its streetwear line to Europe and New York City. Jebbia managed Stussy’s New York City flagship location until founding Supreme in 1994. In 2005, Stussy partnered with Nike to produce a pink and brown leather Nike SB Dunk Low inspired by Neapolitan ice cream. The colorway even compliments the pink Nike SB box in which the shoes were packaged, and the “pink box era” of Nike SB contains some of the most sought-after SB Dunk Lows of all time.
Nike Air Max 1 x Patta “Chlorophyll”
Patta was founded by Edson Sabajo and Guillaume Schmidt as a platform to present and sell collectible objects. In 2004, the streetwear and sneaker boutique opened in the middle of Amsterdam, serving as the epicenter of Dutch sneaker and streetwear culture. In 2009, the brand partnered with Nike to present an “Anniversary Pack” of Air Maxes for the brand’s fifth year anniversary. The “Chlorophyll” colorway features a clean white and gray upper juxtaposed with green denim that mimics the original color blocking of Tinker Hatfield’s first iteration of the Air Max in 1987.
Air Jordan 1 x Union “Blue Toe” and “Black Toe”
The Air Jordan 1 x Union “Blue Toe” and “Black Toe” are collaborations between the Jordan Brand and Union. UNION was founded in New York in 1989 by James Jebbia, founder of Supreme, and his partner, Mary Ann Fusco, before being relocated to Los Angeles by Cruz. Each sneaker features two OG colorways of the Nike Air Jordan 1 seemingly stitched together at the ankle. The “Blue Toe” includes the “Kentucky” and “Bred” colorways, while the “Black Toe” includes the “Black Toe” and “Neutral Grey” colorways.
Air Jordan 4 x UNDFTD
In 2002, James Bond co-founded with Cruz the tastefully curated sneaker and streetwear boutique, Undefeated, in Los Angeles. The store is another physical representation of the intersection of consumer cultures occurring at the beginning of the 2000s. In 2005, the boutique partnered with the Jordan Brand to release an extremely limited collection of 72 pairs of Jordan 4’s through a charity auction hosted by Undefeated. The sneakers, inspired by the MA-1 military jacket, feature olive drab suede, orange accents and velcro branding details on the tongue.
Market Assessment
Sneaker resale is now estimated to be a $2 billion market, according to Cowen & Co estimates. It is estimated to triple over the next several years, reaching more than $6 billion by 2025.

Market demand for collectible sneakers is typically contingent on retailers’ decisions to restock sneakers or release similar editions. The continued demand for the Air Jordan 1 and Air Jordan 4 are indicative of why they are often considered two of the best Jordan silhouettes ever made.
The sneakers constituting the Series Gallery Drop 036 are among most valuable streetwear sneaker collaborations.
Supply for all sneakers constituting the Series Gallery Drop 036 Asset is scarce, and scarcer in deadstock or lightly worn condition.
Condition Report
Other than the Air Jordan 4 x UNDFTD, the sneakers constituting the Series Gallery Drop 036 Asset are deadstock, meaning that they have never been worn and are in excellent condition. The Air Jordan 4 x UNDFTD is very lightly worn. Authenticity is verified by looking at the model number.
Ownership and Pricing History
We purchased the sneakers from Flight Club and StockX, well-known sneaker retailers, and directly from a private collector. The specific ownership and pricing history of the sneakers constituting the Series Gallery Drop 036 asset is unknown, however there are data points on StockX for sales of these sneakers across a variety of sizes that are close to our purchase prices.
The Series Gallery Drop 037 Asset
Summary Overview
Series Gallery Drop 037 has purchased a collection of sample and player-exclusive Nike Air Jordan sneakers (which we refer to as the Series Gallery Drop 037 Asset).
●    The Jordan Brand: The Jordan Brand is the result of a collaboration between legendary basketball player Michael Jordan and Nike. The label was created at the inception of Jordan’s rookie year in 1984, with the goal of creating sneakers and apparel for Jordan that could then be marketed to the public under Jordan’s name. The brand experienced immediate success and soon became a staple in popular fashion and culture. Today, 16 years after Michael Jordan retired from the NBA, more Jordan-branded shoes and apparel are being sold than the signature lines of every other current NBA player, combined.
●    Cultural Relevance: The popularity of today’s sneaker culture is in part defined by rarity and exclusivity of various sneakers. Not every Air Jordan makes it to the production line. In addition to limited edition releases slated for the public, Jordan Brand creates samples (colorway variations) or player exclusives that often go unreleased. Inevitably, these shoes can make it into the hands of collectors, making them some of the most sought-after Jordans in the last five years.
●    Scarcity: The sneakers constituting the Series Gallery Drop 037 Asset are extremely scarce and never saw public release. Player-exclusive pairs are reserved for student athletes or faculty, while samples are often reserved for those close to the Jordan Brand. Additionally, finding these shoes in deadstock (never worn) condition is increasingly rare.
●    Condition: The sneakers constituting the Series Gallery Drop 037 Asset are deadstock (never worn), with their original boxes and accessories.
Specifications

Brand	Air Jordan
Asset	Air Jordan 3	Air Jordan 4	Air Jordan 4	Air Jordan 5
Colorway	“Oregon Tinker PE”	“Georgetown PE”	“Oklahoma PE”	“Tokyo T23 Yellow Toe Sample”
Size	11.5	11	11.5	9
Condition	Deadstock, with box and accessories
Release Date	2018, Unreleased	2019, Unreleased	2019, Unreleased	2017, Unreleased
Designers	Tinker Hatfield
Purchased From	Index PDX	Sole Supremacy	Private Collector	Index PDX
Purchased For	$5,800	$6,208.05	$5,250	$7,500
Year Purchased	2020

The Brand
Nike, Inc. is an American multinational corporation founded in 1964 by Bill Bowerman and Phil Knight that is engaged in the design, development, manufacturing and worldwide marketing and sales of footwear, apparel, equipment, accessories and services. The company is headquartered in Beaverton, Oregon and is considered the world’s largest supplier of athletic shoes and apparel as well as a major manufacturer of sports equipment.
Beginning in the 1980s, various items of Nike clothing became staples of mainstream American youth fashion and culture, especially tracksuits, shell suits, baseball caps, Air Jordans, Air Force 1’s and Air Max running shoes. Today, the brand has become a staple in the streetwear and hypebeast communities featuring collaborations with Off-White, Supreme, Kaws and Travis Scott, among others. The company competes with adidas, ASICS, Li Ning, lululemon athletica, Puma, V.F. Corporation and Under Armour.
The Designer
Tinker Hatfield
Tinker Hatfield is the most well-known designer for the Nike brand as a whole, having been called the “Michael Jordan of designing Jordans.” Hatfield joined the company in 1981 as a corporate architect, but quickly shifted towards athletic footwear design in 1985. Taking inspiration from the Pompidou Center in Paris, Tinker introduced the Air Max 1 in 1987, the first shoe to feature a visible air bubble. After the Air Max 1’s success, Hatfield continued to design some of Nike’s most iconic silhouettes, most notably the Air Jordan 3-15 and the Air Max 90.
The Sneakers
Jordan 3 “Oregon PE”
The University of Oregon has famously boasted player-exclusive Air Jordan sneakers, in part due to their close relationship with Nike. Tinker Hatfield, VP of Design at Nike, studied architecture at the university and continues to pay homage to his alma mater in the form of sneaker design. The  “Oregon PE” colorway takes on a version of the Jordan 3 referred to as the Jordan 3 “Tinker,” which is the classic Jordan 3 silhouette featuring a (typically absent) Nike swoosh. The Jordan 3 “Tinker” is the initial version of the Jordan 3 Hatfield presented to Michael Jordan in 1987. This Oregon-specific iteration features a lush, green suede, classic cement print details, a blacked-out Oregon “O” on the back heel and interchangeable velcro Nike swooshes.
Air Jordan 4 “Georgetown PE"

Exclusive to players, staff and coaches, the Jordan 4 “Georgetown PE” pays homage to the notoriously talented Georgetown basketball program. The cool grey, suede sneaker seems monochrome at first, but “Hoya Blue” (the nickname for Georgetown’s navy blue) details like speckling on the midsole and straps and “G” logo on the tongue make the sneaker truly stand out.
Air Jordan 4 “Oklahoma PE”
Also exclusive to players, staff and coaches, the Jordan 4 “Oklahoma PE” adopts Oklahoma Sooner colors and details to pay homage to the university’s basketball program. Like the “Georgetown PE” colorway, these sneakers boast a Sooner maroon suede upper with contrast speckling details, while the tongue features the Oklahoma “OU” logo.
Jordan 5 “Tokyo T23” Yellow Toe Sample
The Air Jordan 5 “Tokyo T23” released in 2011 to commemorate the opening of the Jordan 23 store in Tokyo. The sample version of these sneakers feature a distinct yellow toe and suede upper, classic Jordan 5 3M details, and an abstract “23” logo, inspired by the Shibuya Ward in Tokyo, embroidered on the heel. The sneakers were released exclusively in Japan yet generated global demand, making the sneakers some of the most sought-after Jordan 5s ever.
Market Assessment
Sneaker resale is now estimated to be a $2 billion market, according to Cowen & Co estimates. It is estimated to triple over the next several years, reaching more than $6 billion by 2025.
Market demand for collectible sneakers is typically contingent on retailers’ decisions to restock sneakers or release similar editions. Player-exclusive editions and samples have become particularly valuable due to their extreme scarcity. The continued demand for the Air Jordan 3, Air Jordan 4 and Air Jordan 5 are indicative of why they are often considered some of the best Jordan silhouettes ever made.
The sneakers constituting the Series Gallery Drop 037 Asset are among the most sought-after sample and player-exclusive pairs released in the last five years.
Supply for all sneakers constituting the Series Gallery Drop 037 Asset is scarce, and scarcer in deadstock or lightly worn condition.
Condition Report
The sneakers are deadstock, meaning that they have never been worn and are in excellent condition. Authenticity is verified by looking at the model number.
Ownership and Pricing History
We purchased these sneakers from Index PDX and Sole Supremacy, two well-known sneaker retailers, and directly from a private collector. The specific ownership and pricing history of the sneakers constituting the Series Gallery Drop 037 Asset is unknown.
The Series Gallery Drop 038 Asset
Summary Overview
Series Gallery Drop 038 has purchased a PSA GEM-MT 10-graded 2003 LeBron James Topps Chrome #111 Refractor trading card (which we refer to as the Series Gallery Drop 038 Asset).

●    Rookie Cards: For any given player, rookie cards are considered the most desirable and valuable cards. Certain special iterations of cards include specialty refractors (a reflective coating that displays a rainbow when held at a specific angle), autographs or pieces of jersey which further compound the value of the asset.
●    Cultural Relevance of Lebron James: LeBron James is one of the most celebrated figures of this generation of NBA players. As he is frequently compared to Michael Jordan, his name carries a legacy that is unlikely to disappear anytime soon. His accomplishments include eight consecutive NBA Finals appearances (2011-2018), four NBA championships, four Most Valuable Player (MVP) Awards, four Finals MVP Awards, 16-time NBA All-Star and two Olympic gold medals. This rookie card is a memento of the largely hyped trajectory of his career, from the first overall pick in the 2003 draft to a four-time NBA champion.
●    Scarcity: With the introduction of serial numbers on basketball cards, scarcity has been built into the card issues, which assures that print runs will be limited. The scarcity of limited edition cards is compounded by variations like the refractor, as well as the condition and grading.
●    GEM-MT 10 Grade: The Series Gallery Drop 038 Asset card is a GEM-MT 10 PSA-graded 2003 LeBron James Topps Chrome #111 Refractor card (169 copies in the world). GEM-MT 10 is the highest available grade in the PSA grading system.
Specifications
Card	LeBron James Topps Chrome #111 Refractor
Production Year	2003
PSA Grade	GEM-MT 10
Purchased From	Private Collector
Purchased For	$76,500
Year Purchased	2020

The Athlete
LeBron James (American, b. 1984) is largely considered to be one of the greatest basketball players of all time. After growing up in Cleveland, James was drafted to the Cleveland Cavaliers as a first round pick in 2003. He was named 2003-04 Rookie of the Year and made a name for himself on the court as a force to be reckoned with. After playing for the Cavaliers until 2010, James made the controversial decision to continue his NBA career with the Miami Heat. In Miami, he led the Heat to back to back NBA championships in 2012 and 2013. In 2014, James opted out of his Heat contract to return to the Cavaliers where he won another championship in 2016, thus ending the 52-year professional sports title drought in Cleveland. Although he is approaching the age of 40, James decided to continue his career in Los Angeles and signed with the Lakers in 2018 and remains a force on and off the court.
Outside of basketball, James rose to fame in a myriad of endeavors. He is the face of numerous endorsements, including his well-known Sprite and Nike commercials. He has become a pop culture figure that reaches far beyond basketball through cameos in shows like Saturday Night Live. He is also an activist for education through the LeBron James Family Foundation.
The Card

The 2003 LeBron James Topps Chrome #111 Refractor is one of the most sought-after LeBron James rookie cards. The refractor variation includes a reflective coating that shines multiple colors, especially in direct light. The image on the card features James making a jump shot for the Cavaliers as Ben Wallace, a Detroit Piston, looks on. On the edge of the card, the chrome border adds extra allure to the already dramatic motif. The text on the back of the card reads, “[n]o high school hoopster ever has had as many accolades as LeBron, whose quadruple double-type skills could make him a superstar. He won every possible National Player of the Year award in 2002 and ’03.”
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 038 Asset is a GEM-MT 10 Professional Sports Authenticator (PSA) graded trading card. GEM-MT 10 is the highest available grade in the PSA grading system. There are 169 GEM-MT 10 PSA-graded 2003 LeBron James Topps Chrome #111 Refractor cards in circulation. The card is in virtually perfect condition according to PSA and preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History
The Series Gallery Drop 038 Asset was purchased directly from a private collector. The specific ownership and pricing history of the card constituting the Series Gallery Drop 038 Asset is unknown, however there are public sale data points for the card that are close to our purchase price.
The Series Gallery Drop 039 Asset
Summary Overview
Series Gallery Drop 039 has purchased a pair of 1985 Nike Air Jordan 1 TYPS PE sneakers (which we refer to as the Series Gallery Drop 039 Asset).
●    The Jordan Brand: The Jordan Brand is the result of a collaboration between legendary basketball player Michael Jordan and Nike. The label was created at the inception of Jordan’s rookie year in 1984, with the goal of creating sneakers and apparel for Jordan that could then be marketed to the public under Jordan’s name. The brand experienced immediate success and soon became a staple in popular fashion and culture. Today, 16 years after Michael Jordan retired from the NBA, more Jordan-branded shoes and apparel are being sold than the signature lines of every other current NBA player, combined.

●    Cultural Relevance of Michael Jordan: As the face of Nike for many years, the success of the Jordan Brand is built on the success of Michael Jordan as a player. Jordan is often revered as the greatest basketball player of all time. His accomplishments include being Rookie of the Year, five-time NBA MVP, six-time NBA champion, six-time Finals MVP, ten-time All-NBA First Team, nine-time NBA All-Defensive Team, Defensive Player of the Year, 14-time NBA All-Star, three-time NBA All-Star MVP and a Hall of Fame inductee.

●    Scarcity: As a player sample designed specifically for Michael Jordan’s game wear, a Nike Air Jordan 1 TYPS PE in this condition is extremely scarce. This specific shoe was only produced during the latter part of Jordan’s rookie year, so finding the shoes in deadstock (never worn) condition is increasingly rare, in addition to finding the shoe with a high quality, era-correct signature.

●    Condition: The sneakers constituting the Series Gallery Drop 039 Asset were from Michael Jordan’s personal game-stock, but never worn in-game. The shoes are still in brand new condition, and include Michael Jordan’s early signature.
Specifications
Brand	Nike
Asset	Michael Jordan Tong Yang Player Sample (TYPS)
Colorway	“Chicago”
Size	13 and 13.5
Condition	Deadstock
Release Date	1985
Designers	Peter Moore
Purchased From	Christie’s
Purchased For	$62,500
Year Purchased	2020

The Brand
Nike, Inc. is an American multinational corporation founded in 1964 by Bill Bowerman and Phil Knight that is engaged in the design, development, manufacturing and worldwide marketing and sales of footwear, apparel, equipment, accessories and services. The company is headquartered in Beaverton, Oregon and is considered the world’s largest supplier of athletic shoes and apparel as well as a major manufacturer of sports equipment.
Beginning in the 1980s, various items of Nike clothing became staples of mainstream American youth fashion and culture, especially tracksuits, shell suits, baseball caps, Air Jordans, Air Force 1’s and Air Max running shoes. Today, the brand has become a staple in the streetwear and hypebeast communities featuring collaborations with Off-White, Supreme, Kaws and Travis Scott, among others. The company competes with adidas, ASICS, Li Ning, lululemon athletica, Puma, V.F. Corporation and Under Armour.
The Designer
The Air Jordan I was designed by then creative director at Nike, Peter C. Moore. However, the process of creating the shoe was guided by Michael Jordan according to his personal preferences. The rookie communicated his desire for a sneaker that was low to the ground, such that he could feel the court under his feet, so that the risk of ankle injury was minimized. Moore also designed the Air Jordan I with color in mind, likely in response to requests from Jordan that the sneakers be “different” and “exciting.”

“The idea was to break the color barrier in footwear,” Moore remembers. “Prior to that, 99 percent of shoes were white or black, so I decided to design a shoe that would really take color well.”

Moore’s contribution to the Air Jordan Brand goes beyond his part in the sneakers design. While the “Air Jordan” name was conceived by Michael Jordan’s agent David Falk, the original Air Jordan ball-and-wings logo was also created by designer Peter Moore. The designer has a knack for creating iconic designs as, later, after moving to adidas, he created adidas’ quintessential “Three Bars” logo.

The Player

Michael Jordan (American, b. 1963), is often considered to be the greatest basketball player of all time. After growing up in Wilmington, North Carolina, Jordan played competitively for the University of North Carolina Chapel Hill (UNC), before being drafted third overall by the Chicago Bulls in 1984. Jordan quickly caught the heart of Chicago Bulls fans, bringing their first three championship run from 1991 to 1993, and then again from 1996 to 1998. His career included its hiccups, including two retirements and a stint in the MLB. Still, his legacy will always be cemented on the hardwood. Known for his explosive style of play and ability to take flight, when all was said and done, Michael Jordan played 15 seasons in the NBA, accruing an unparalleled resume of accolades including Rookie of the Year, five-time NBA MVP, six-time NBA champion, six-time Finals MVP, ten-time All-NBA First Team, nine-time NBA All-Defensive Team, Defensive Player of the Year, 14-time NBA All-Star, three-time NBA All-Star MVP and Hall of Fame induction. Today, he is partial owner of the Charlotte Hornets.

The Sneakers
1985 Nike Air Jordan 1 TYPS PE, Autographed

The Chicago Bulls’ red, white and black was the colorway most commonly worn by Michael Jordan, especially during the 1985 season. The Nike Air Jordan 1 TYPS PE (Tong Yang Player Sample) is a game shoe, customized for Michael Jordan and his specific playing style on the court. Differences include sizing — the left shoe is a size 13 while the right is a 13.5 — as well as adjustments to the height of the collars of the shoes as compared to the retail versions. This specific iteration was the only custom cut iteration of the Nike Air Jordan 1.

In addition to the unique specifications of the shoe, the left shoe has a complete, era-correct signature, meaning signature from the time period that the shoe was originally released. Jordan’s signature changed throughout his career. In his earlier days, Jordan would write out his full name, however as his fame exploded and the volume of signatures increased, his signature became more simplified. In 1992, Jordan signed a deal with Upper Deck, giving them exclusive rights to his memorabilia, marking a difference between autographs that are paid for and autographs that are earned (by friends, family and fans).

Market Assessment
Market demand for collectible sneakers is typically contingent on retailers’ decisions to restock sneakers or release similar editions. However, in the case of the Jordan I, this has not proven to be true. As discussed above, Nike has restocked several versions of the Jordan I, with little effect on resale value for the original pairs. The collection’s resilience to restocks is a result of the sneaker market’s recognition of the small differences that exist between original and restocked pairs. Even re-releases of the Jordan I that are designed to mimic the original contain noticeable differences that allow the sneaker market to view them as distinct. The market for Air Jordan sneakers hit a recent hot streak following the release of The Last Dance documentary.

Demand for Michael Jordan Player Exclusive (PE) sneakers has drawn large auction audiences, breaking new records for most expensive shoes ever-sold. In May 2020, the game-worn version of the Nike Air Jordan 1 TYPS  PE shoe sold for $560,000 at Sotheby’s.

Condition Report
The sneakers are deadstock, meaning that they have never been worn and are in excellent condition. Authenticity is verified by looking at the model number. The shoes are accompanied by a JSA letter of authenticity.
Ownership and Pricing History
We purchased these sneakers from Christie’s, a well-known auction house. The shoes were previously owned by a collector. Prior to that, the specific ownership and pricing history of the sneakers constituting the Series Gallery Drop 039 Asset is unknown.

The Series Gallery Drop 040 Asset
Summary Overview
Series Gallery Drop 040 has purchased a collection of Nike Air Max sneakers (which we refer to as the Series Gallery Drop 040 Asset).
●    Nike: Nike, Inc., formerly known as Blue Ribbon Sports, was founded in 1964 by University of Oregon track and field coach, Bill Bowerman, and his student, Phil Knight. After releasing their first track shoe in 1972, Nike began to expand its offerings through the 1980s, transcending from a sportswear company, to a giant in fashion and pop culture. By associating with the world’s top athletes, Nike quickly appealed to America’s youth culture. Today, Nike stands as the world’s most popular sportswear/sneaker brand, dominating a market share of roughly 27.4% as of 2019.
●    Cultural Relevance of the Nike Air Max: In 1987, prolific Nike designer, Tinker Hatfield, designed the Nike Air Max 1 to perform on the court and look good on the street. It was the first time that Nike had ever produced a shoe with a visible air unit, a dramatic departure from their traditional design. Unlike the Air Jordan line, the Nike Air Max line was not associated with a superstar athlete, and its popularity began from an appreciation for disruptive and innovative design. The Nike Air Max line quickly became one of Nike’s best performing lines, continuing to create new models throughout the 1990s. Today, many of the Nike Air Max models are among Nike’s roster of legacy silhouettes.
●    Scarcity: The sneakers constituting the Series Gallery Drop 040 Asset are scarce due to the high demand for a very limited number of pairs released to the public. Additionally, finding these shoes in deadstock (never worn) condition is increasingly rare.
●    Condition: The sneakers constituting the Series Gallery Drop 040 Asset are deadstock (never worn), with their original boxes and accessories.
Specifications
Brand	Nike
Asset	Air Max 1 x Parra	Air Max 1 x Parra	Air Max 1 x Kidrobot	Air Max 1 x Atmos	Air Max 97 x MSCHF
Colorway	“Albert Heijn”	“Amsterdam”	“Kidrobot”	“Animal Pack”	“Jesus Shoe”
Size	10	9	12	9.5	9
Condition	Deadstock with original box and accessories
Release Date	2005 (Unreleased)	August 1, 2005	February 11, 2005	December 23, 2006	October 8, 2019
Designers	Tinker Hatfield, Piet Parra	Tinker Hatfield, Piet Parra	Tinker Hatfield, Kidrobot	Tinker Hatfield, Hirofumi Kojima	Tinker Hatfield, MSCHF
Purchased From	The RealReal	The RealReal	Private Collector	Private Collector	Private Collector
Purchased For	$21,775	$5,445.53	$2,991.92	$1,199	$1,800
Year Purchased	2020

The Brand
Nike, Inc. is an American multinational corporation founded in 1964 by Bill Bowerman and Phil Knight that is engaged in the design, development, manufacturing and worldwide marketing and sales of footwear, apparel, equipment, accessories and services. The company is headquartered in Beaverton, Oregon and is considered the world’s largest supplier of athletic shoes and apparel as well as a major manufacturer of sports equipment.

Beginning in the 1980s, various items of Nike clothing became staples of mainstream American youth fashion and culture, especially tracksuits, shell suits, baseball caps, Air Jordans, Air Force 1’s and Air Max running shoes. Today, the brand has become a staple in the streetwear and hypebeast communities featuring collaborations with Off-White, Supreme, Kaws and Travis Scott, among others. The company competes with adidas, ASICS, Li Ning, lululemon athletica, Puma, V.F. Corporation and Under Armour.
The Designers
Tinker Hatfield
Tinker Hatfield is the most well-known designer for the Nike brand as a whole, having been called the “Michael Jordan of designing Jordans.” Hatfield joined the company in 1981 as a corporate architect, but quickly shifted towards athletic footwear design in 1985. Taking inspiration from the Pompidou Center in Paris, Tinker introduced the Air Max 1 in 1987, the first shoe to feature a visible air bubble. After the Air Max 1’s success, Hatfield continued to design some of Nike’s most iconic silhouettes, most notably the Air Jordan 3-15 and the Air Max 90.
Piet Parra
Pieter Janssen, better known as Parra, is a Dutch painter, illustrator and animator. Parra has been known for his work’s range, extending from fine art to affordable t-shirts. He is best known for his post-Pop representations of mutated figures and his unique color palette, both of which have been translated into his collaborations with Nike.
Kidrobot
Founded in 2002 by entrepreneur and designer Paul Budnitz, Kidrobot is a producer and retailer of limited edition collectible toys, sneakers, apparel, and other accessories. They are best known for their Dunny figurine, a “devil bunny” vinyl toy that Paul Budnitz and Tristan Eaton began producing in 2004.
Hirofumi Kojima
Hirofumi “Koji” Kojima is the creative director and lead designer at Atmos, a prominent Tokyo sneaker and streetwear boutique, founded in 2000. After attending Bunka Fashion School, Koji began working with Atmos to design a series of sneaker collaborations. He is known for incorporating lifestyle materials (animal, camo prints, etc.) onto his collaboration shoes, and has produced some of the most iconic Nike collaborations to date, including iterations of the Air Max 1, Air Max 90 and Air Force 1.
MSCHF
MSCHF is a Brooklyn-based creative collective that was founded in 2016 by Gabriel Whaley. It has launched 26 drops to date across several categories, including physical products, art and sneakers. The New York Times has referred to Gabriel Whaley and MSCHF as “Banksy for the Internet.”
The Sneakers
Air Max 1 x Parra “Albert Heijn”
In 2005, Nike asked Dutch artist, Piet Parra, to design a shoe that represented the city of Amsterdam, Parra’s hometown. Adorned with orange and blue colors, one of the two designs paid homage to the famous Dutch grocery store, Albert Heijn. That same year, Albert Heijn changed their branding to new colors. As a result, the shoe was scrapped from production, and, instead, 24 samples were given to Parra’s friends and family. To date, it is revered as one of the rarest and most sought-after Air Maxes ever created.
Air Max 1 x Parra “Amsterdam”

While the Albert Heijn never saw a formal release, the other colorway created by Parra for Nike in 2005, which included blue, fuchia and brown, was approved by Nike. Still, the shoes saw an incredibly limited release (between 200-250 pairs), only available in Paris, London, Berlin and Amsterdam.
Air Max 1 x Kidrobot
In 2005, Nike partnered with limited edition toy and apparel designer, Kidrobot, to design an Air Max 1. As the story goes, the shoe’s design was inspired by the 1986 Maserati Quattroporte III Royale. The shoe was released exclusively through Barney’s New York, limited to just 250 pairs.
Air Max 1 x Atmos “Animal Pack”
When Atmos pitched Nike with their Air Max “Animal Pack” concept back in 2005, the Nike Japan team was concerned the shoe would not sell due to its ambitious design and materials. Atmos continued to push Nike and eventually got the idea approved; however, the shoes struggled to sell when they first released. During the past decade, the sentiment changed. Today, “Animal Pack” Air Max 1 is considered to be one of the Air Max grails amongst collectors.
Air Max 97 x MSCHF “Jesus Shoe”
In 2019, Brooklyn-based creative house, MSCHF, collaborated with INRI to produce their Nike Air Max 97. Inspired by Jesus walking on water in Matthew 14:25, the sole of each shoe was injected with 60cc of water from the River Jordan, and later blessed. Upon the release, the shoes sold out in less than a minute.
Market Assessment
Sneaker resale is now estimated to be a $2 billion market, according to Cowen & Co estimates. It is estimated to triple over the next several years, reaching more than $6 billion by 2025.
Market demand for collectible sneakers is typically contingent on retailers’ decisions to restock sneakers or release similar editions. None of these shoes have seen an exact retro iteration since their initial releases.
Supply for all sneakers constituting the Series Gallery Drop 040 Asset is scarce, and scarcer in deadstock condition.
Condition Report
The sneakers constituting the Series Gallery Drop 040 Asset are deadstock, meaning that they have never been worn and are in excellent condition. Authenticity is verified by looking at the model number.
Ownership and Pricing History
We purchased the sneakers directly from The RealReal, a well-known fashion/sneaker retailer, and directly from private collectors. The specific ownership and pricing history of the sneakers constituting the Series Gallery Drop 040 asset is unknown, however there are data points on StockX for sales of some of these sneakers across a variety of sizes that are close to our purchase prices.
The Series Gallery Drop 041 Asset
Summary Overview
Series Gallery Drop 041 has purchased a pair of Dior collaboration Nike Air Jordan 1 Low sneakers (which we refer to as the Series Gallery Drop 041 Asset).

●    The Jordan Brand: The Jordan Brand is the result of a collaboration between legendary basketball player Michael Jordan and Nike. The label was created at the inception of Jordan’s rookie year in 1984, with the goal of creating sneakers and apparel for Jordan that could then be marketed to the public under Jordan’s name. The brand experienced immediate success and soon became a staple in popular fashion and culture. Today, 16 years after Michael Jordan retired from the NBA, more Jordan-branded shoes and apparel are being sold than the signature lines of every other current NBA player, combined.
●    Dior x Nike Collaboration: In late 2019, Kim Jones, artistic director of Dior Homme, announced a forthcoming collaboration between Nike and the luxury fashion house: “I love mixing together different worlds, different ideas — and Jordan Brand and Maison Dior are both emblematic of absolute excellence in their fields,” says Jones. In celebration of the 35th anniversary of Air Jordan and the first Dior men’s collection in the United States, the drop consisted of two sneakers: the Air Jordan 1 Low and the Air Jordan 1 High OG in a Dior print colorway. The collaboration aims to highlight the timeless nature of the Dior house and the Air Jordan brand — both leaders and icons in their respective fields.
●    Cultural Relevance: The popularity of today’s sneaker culture is in part defined by rarity and exclusivity of various sneakers. The Dior x Air Jordan 1 Low release was limited to only 4,700 pairs, and securing a pair was limited to raffle winners. Upon release of the raffle, over 5 million hopeful buyers signed up for a chance to buy a pair of the iconic sneakers. Additional pairs were created for friends and family of the brands.
●    Scarcity: The sneakers constituting the Series Gallery Drop 041 Asset are scarce due to the high demand for a very limited number of pairs released to the public. Additionally, finding these shoes in deadstock (never worn) condition is increasingly rare.
●    Condition: The sneakers constituting the Series Gallery Drop 041 Asset are deadstock (never worn), with their original boxes and accessories.
Specifications
Brand	Nike
Asset	Dior x Air Jordan 1 Low
Colorway	Wolf Grey/Sail-Photon Dust-White (Dior Jacquard Swoosh)
Size	44
Condition	Brand New, Deadstock
Release Date	July 2020
Designers	Peter Moore, Kim Jones, Thibo Denis, Martin Lotti
Purchased From	Private Collector
Purchased For	$4,969.14
Year Purchased	2020

The Brands
Nike
Nike, Inc. is an American multinational corporation founded in 1964 by Bill Bowerman and Phil Knight that is engaged in the design, development, manufacturing and worldwide marketing and sales of footwear, apparel, equipment, accessories and services. The company is headquartered in Beaverton, Oregon and is considered the world’s largest supplier of athletic shoes and apparel as well as a major manufacturer of sports equipment.

Beginning in the 1980s, various items of Nike clothing became staples of mainstream American youth fashion and culture, especially tracksuits, shell suits, baseball caps, Air Jordans, Air Force 1’s and Air Max running shoes. Today, the brand has become a staple in the streetwear and hypebeast communities featuring collaborations with Off-White, Supreme, Kaws and Travis Scott, among others. The company competes with adidas, ASICS, Li Ning, lululemon athletica, Puma, V.F. Corporation and Under Armour.
Dior
Dior is a French haute couture house founded in 1947 by famed designer Christian Dior. The brand has long been a paradigm of luxury, cutting edge fashion and opulence. In addition to creating their classic haute couture fashion, Dior designs and retails leather goods, accessories, footwear and jewelry of impeccable quality. The brand is a part of LVMH, the world’s largest luxury holding group, chaired by Bernard Arnault.
The Designers
Peter Moore
The Air Jordan I was designed by then creative director at Nike, Peter C. Moore. However, the process of creating the shoe was guided by Michael Jordan according to his personal preferences. The rookie communicated his desire for a sneaker that was low to the ground, such that he could feel the court under his feet, so that the risk of ankle injury was minimized. Moore also designed the Air Jordan I with color in mind, likely in response to requests from Jordan that the sneakers be “different” and “exciting.”

“The idea was to break the color barrier in footwear,” Moore remembers. “Prior to that, 99 percent of shoes were white or black, so I decided to design a shoe that would really take color well.”

Moore’s contribution to the Air Jordan Brand goes beyond his part in the sneakers design. While the “Air Jordan” name was conceived by Michael Jordan’s agent David Falk, the original Air Jordan ball-and-wings logo was also created by designer Peter Moore. The designer has a knack for creating iconic designs as, later, after moving to adidas, he created adidas’ quintessential “Three Bars” logo.

Kim Jones
Kim Jones (British, b. 1973) is one of men’s fashion’s most influential names and current creative director of Dior Homme. After graduating from Central Saint Martins, London’s premier fashion institute, Jones collaborated with brands such as Alfred Dunhill, Mulberry, Topman and Hugo Boss. In 2011, he was named Creative Director for Louis Vuitton, where his collections were the subject of much critical acclaim. After his stint at Louis Vuitton, Jones moved to the position of creative director for Dior Homme, where he has taken the decades old house of design into the 21st century with exclusive collaborations and imaginative designs. He was named the Menswear Designer of the Year in the 2019 British Fashion Awards due to his highly successful collections for Dior.
Thibo Denis
Thibo Denis is the senior shoe designer for Dior Homme. After working for Kris Van Assche as the Senior Menswear Designer, Denis was appointed to his position at Dior in 2015. Denis works closely with Jones to create beautiful shoes for Dior’s menswear shows and collections.
Martin Lotti
Martin Lotti is a Nike designer and executive who currently holds the position of Jordan Brand VP of Design. Lotti has worked for Nike in various capacities for over 20 years, working on some of the brands most ambitious collaborations and drops. In the past, he has focused on creating uniforms and cleats for illustrious teams like the 2015 FIFA World Cup U.S. Women’s teams and the 2016 Summer Olympics athletes. He is currently responsible for creative direction for all 11 of Nike’s categories, from basketball and Air Jordan products to soccer and football.

The Sneakers
Dior x Air Jordan 1 Low
The Dior x Air Jordan 1 Low is one of the two pairs of sneakers released in the 2020 Dior x Air Jordan collaboration. The shoe features the classic Air Jordan 1 silhouette reimagined in shades of white, cream and grey, with a Dior logo jacquard Swoosh. In the words of Kim Jones, “This new capsule transcends sportswear in an unexpected way through the art of tailoring, the highest savoir-faire and perfectly reflecting the Dior codes.” The designers say that inspiration laid in Michael Jordan and his style, on and off the courts. The shoes were built by hand in Italy and fuse the craftsmanship of the Dior factory with the Air Jordan’s “technical prowess.” Lotti remarked that the drop was the “perfect collision of authenticity and luxury.”
Market Assessment
Sneaker resale is now estimated to be a $2 billion market, according to Cowen & Co estimates. It is estimated to triple over the next several years, reaching more than $6 billion by 2025.
Market demand for collectible sneakers is typically contingent on retailers’ decisions to restock sneakers or release similar editions. The continued demand for the Air Jordan 1 is indicative of why they are often considered one of the best Jordan silhouettes ever made. Due to the exclusivity and time intensive production of luxury goods, it is unlikely that the Dior x Air Jordan 1 Low will be produced en masse in the foreseeable future.
Supply for all sneakers constituting the Series Gallery Drop 041 Asset is scarce, and scarcer in deadstock condition.
Condition Report
The sneakers constituting the Series Gallery Drop 041 Asset are deadstock, meaning that they have never been worn and are in excellent condition. Authenticity is verified by looking at the model number.
Ownership and Pricing History
We purchased the sneakers directly from a private collector, the original owner. The retail price from Dior was $2,000 before taxes. There are data points on StockX for sales of these sneakers across a variety of sizes that are close to our purchase price.
The Series Gallery Drop 042 Asset
Summary Overview
Series Gallery Drop 042 has purchased a collection of Nike Air Jordan sneakers known as the “Kobe 3 / 8 PE Pack” (which we refer to as the Series Gallery Drop 042 Asset).
●    The Jordan Brand: The Jordan Brand is the result of a collaboration between legendary basketball player Michael Jordan and Nike. The label was created at the inception of Jordan’s rookie year in 1984, with the goal of creating sneakers and apparel for Jordan that could then be marketed to the public under Jordan’s name. The brand experienced immediate success and soon became a staple in popular fashion and culture. Today, 16 years after Michael Jordan retired from the NBA, more Jordan-branded shoes and apparel are being sold than the signature lines of every other current NBA player, combined.

●    Cultural Relevance of Kobe Bryant: After being drafted 13th overall by the Los Angeles Lakers in 1996, Kobe Bryant quickly became a huge success in the NBA. He is often considered to be the greatest player of his time. Kobe remained loyal to the Los Angeles Lakers, dedicating 20 seasons to the team. Between 1996 and 2016, his accomplishments include league MVP, five-time NBA champion, two-time Finals MVP, 11-time All-NBA First Team, two-time NBA scoring champion, NBA Slam Dunk Contest champion, 18-time NBA All-Star, and two-time Olympic gold medalist.

●    Scarcity: The sneakers constituting the Series Gallery Drop 042 Asset are extremely scarce. Designed to commemorate Kobe’s 20 year career in 2016, the player exclusive pack, which includes two sneakers, never saw a public release. Finding these shoes in brand new, deadstock condition is increasingly rare.

●    Condition: The sneakers constituting the Series Gallery Drop 042 Asset are deadstock (never worn), with their original boxes and accessories.
Specifications
Brand	Nike
Asset	Air Jordan 3	Air Jordan 8
Colorway	“Kobe 3 / 8 PE Pack”
Size	7.5
Condition	Deadstock
Release Date	2016
Designers	Tinker Hatfield
Purchased From	Private Collector
Purchased For	$20,000
Year Purchased	2020

The Brand
Nike, Inc. is an American multinational corporation founded in 1964 by Bill Bowerman and Phil Knight that is engaged in the design, development, manufacturing and worldwide marketing and sales of footwear, apparel, equipment, accessories and services. The company is headquartered in Beaverton, Oregon and is considered the world’s largest supplier of athletic shoes and apparel as well as a major manufacturer of sports equipment.
Beginning in the 1980s, various items of Nike clothing became staples of mainstream American youth fashion and culture, especially tracksuits, shell suits, baseball caps, Air Jordans, Air Force 1’s and Air Max running shoes. Today, the brand has become a staple in the streetwear and hypebeast communities featuring collaborations with Off-White, Supreme, Kaws and Travis Scott, among others. The company competes with adidas, ASICS, Li Ning, lululemon athletica, Puma, V.F. Corporation and Under Armour.
The Designer
Tinker Hatfield is the most well-known designer for the Nike brand as a whole, having been called the “Michael Jordan of designing Jordans.” He is arguably the most accomplished sneaker designer to ever live, earning him the GOAT (Greatest of All Time) moniker. Hatfield joined the company in 1981 as a corporate architect, but quickly shifted towards athletic footwear design in 1985. Taking inspiration from the Pompidou Center in Paris, Tinker introduced the Air Max 1 in 1987, the first shoe to feature a visible air bubble. After the Air Max 1’s success, Hatfield continued to design some of Nike’s most iconic silhouettes, most notably the Air Jordan 3-15 and the Air Max 90.
The Player

Kobe Bryant (American, b. 1978), is often considered one of the greatest basketball players to ever play the game, and particularly one of the greatest of his era. Kobe Bryant’s NBA career started at just 18 years old, when he was drafted 13th overall by the Los Angeles Lakers in 1996. Just one year later, Kobe was an All-Star, an accomplishment he would attain 18 times during his 20-year career. Kobe’s career spanned a long-enough period that he played against two of the league’s greatest players, Michael Jordan and Lebron James. No matter his opponent, what made Kobe great was his work ethic, something that became known as the “Mamba Mentality.”

This mentality carried Kobe throughout his career, helping him become league MVP, five-time NBA champion, two-time Finals MVP, 11-time All-NBA First Team, two-time NBA scoring champion, NBA Slam Dunk Contest champion, 18-time NBA All-Star and a two-time Olympic gold medalist.

Kobe’s notoriety as a player also went on to earn him his own sneaker contract with Nike. Despite retiring in 2016, Kobe’s signature shoes continue to be one of Nike’s best-selling and most valuable sneaker lines.

In late January 2020, Kobe Bryant died in a helicopter crash. He was posthumously elected to be inducted into the Basketball Hall of Fame in spring of 2021.

The Sneakers
Air Jordan “Kobe 3 / 8 PE Pack”

During the 2002 to 2003 season, Kobe Bryant was a sneaker free agent. He had just left Adidas, and would soon join their main competitor in the footwear space, Nike. During his sneaker free agency, Jordan Brand gifted Kobe with a series of customized sneakers, including player-exclusive Lakers colorways of the Air Jordan 3 and the Air Jordan 8.

In 2016, Kobe Bryant announced his retirement after playing in the NBA for 20 years. As a way to commemorate his historic career, and the brief but shared moment, Jordan Brand paid tribute to Bryant by creating a Kobe PE Pack which included the Air Jordan 3 and Air Jordan 8. The pack never saw a public release and was reserved for friends and family.

Market Assessment
Sneaker resale is now estimated to be a $2 billion market, according to Cowen & Co estimates. It is estimated to triple over the next several years, reaching more than $6 billion by 2025.
Market demand for collectible sneakers is typically contingent on retailers’ decisions to restock sneakers or release similar editions. As a special release, neither of the shoes comprising Series Gallery Drop 042 have seen an exact retro iteration since their initial releases.
Supply for all sneakers constituting the Series Gallery Drop 042 Asset is scarce, and scarcer in deadstock condition.
Condition Report
The sneakers are deadstock, meaning that they have never been worn and are in excellent condition. Authenticity is verified by looking at the model number.
Ownership and Pricing History
We purchased the sneakers directly from a private collector. The specific ownership and pricing history of the sneakers constituting the Series Gallery Drop 042 asset is unknown, however there are public data points for sales of these sneakers across a variety of sizes that are close to our purchase prices.
The Series Gallery Drop 043 Asset

Summary Overview
Series Gallery Drop 043 has purchased a pair of Futura collaboration Nike SB Dunk High “FLOM” sneakers (which we refer to as the Series Gallery Drop 043 Asset).
●    Scarcity: The “FLOM” dunk was produced in an extremely limited quantity of only 24 pairs. Of the 24, only three pairs were made publicly available, via raffle in Hong Kong, and the remaining pairs were reserved for friends and family of Futura.
●    Cultural Relevance: The “FLOM” SB Dunk High is the result of a collaboration between Nike and iconic street artist, Futura. It marked one of the first collaborations between Nike SB and an artist, kickstarting a new generation of cultural collaborations.
●    Scarcity: The sneakers constituting the Series Gallery Drop 043 Asset are extremely scarce, with only 24 pairs in existence. Additionally, finding these shoes in deadstock (never worn) condition is rarer.
●    Condition: The sneakers constituting the Series Gallery Drop 043 Asset are deadstock (never worn), with a replacement box.
Specifications
Title	The SB Dunk High x Futura “FLOM”
Brand	Nike
Size	8
Condition	Deadstock (replacement box)
Scarcity	1/24 pairs made
Release Date	2004
Purchased From	Sotheby’s
Purchased For	$63,000
Year Purchased	2020

The Designer
Brooklyn-local Leonard Hilton McGurr, known as Futura, is one of the founding fathers of the graffiti movement in New York. Futura started his career in the 1970s tagging subway walls as Futura 2000, a nod to his favorite movie, 2001: A Space Odyssey (Stanley Kubrick). Futura belongs to a notable group of artists that came out of New York City during this period, including Jean-Michel Basquiat, Keith Haring and Dondi White, all of whom exhibited at The Fun Gallery in the 1980s. Futura is an admired illustrator, photographer and fashion designer whose art touches many different spheres of public life.
Perhaps Futura’s most important contribution to graffiti art was the way he abstracted the artform, often blending his work’s text and imagery. His influence was felt far outside street art as Futura would go on to collaborate with punk band, The Clash, creating live works during their concerts and also designing their album art. Futura’s work can be found in the collections of the Musée de Vire, the Museum of the City of New York and the Museo de Arte Moderna di Bologna.
The Shoe
Designed for the opening of Futura’s Fukuoka store in 2004, these shoes were created with only three weeks of lead time. The resulting shoe is known as the “FLOM” Dunk, which incorporates different denominations of money across global cultures. According to sneaker lore, the concept behind the dunk investigates the dichotomy between passion and profiteering in sneaker culture.

Of the mere 24 pairs produced, three pairs were raffled off to enthusiasts in Hong Kong, while the remaining 21 pairs were reserved for friends and family of Futura.
Market Assessment
Sneaker resale is now estimated to be a $2 billion market, according to Cowen & Co estimates. It is estimated to triple over the next several years, reaching more than $6 billion by 2025.
Market demand for collectible sneakers is typically contingent on retailers’ decisions to restock sneakers or release similar editions. This pair of sneakers has not seen a retro iteration since its initial, limited release.
The Series Gallery Drop 043 Asset is scarce due to its limited release, and scarcer in deadstock condition.
Condition Report

The sneakers are deadstock, meaning that they have never been worn and are in excellent condition, and come with a replacement box.
Ownership History
The Series Gallery Drop 043 Asset was purchased from Sotheby’s on September 30, 2020. Prior ownership history is unknown. The specific pricing history of these pairs are unknown.
The Series Gallery Drop 044 Asset
Summary Overview
Series Gallery Drop 044 has purchased a pair of Nike Air Jordan 1 High “‘Shattered Backboard’ Origin Story,” game-worn, signed sneakers (which we refer to as the Series Gallery Drop 044 Asset).
●    Significance in Popular Culture: In 1985, Michael Jordan participated in a Nike-sponsored exhibition game in Trieste, Italy. He scored 30 points and, in a moment that made sports history, shattered the backboard with a powerful dunk. Series Gallery Drop 004 acquired the exact sneakers worn in this historic moment, which still have a piece of glass from the shattered backboard on the sole of the left shoe.
●    Highlighted in the Press as the Most Expensive Sneaker: This exact pair of shoes was sold in August 2020 by Christie’s and became the most expensive pair of shoes ever sold, garnering significant press from mainstream outlets such as the Washington Post, Forbes, CNN and Artnet.
●    Nike Commemorates the Shattered Backboard Moment: Over the years, the Jordan brand has released sneakers to commemorate Michael Jordan’s best in-game moments. In 2015, Nike released a special edition “Shattered Backboard” colorway of the Air Jordan 1 in black and orange to commemorate this moment.
●    Scarcity: The Series Gallery Drop 044 “Shattered Backboard” pair of sneakers is a unique, grail-level, game-worn sneaker, representing a top 5 Michael Jordan moment. It is one of very few instances that Jordan laced up a retail version of the 1985 Nike Air Jordan 1 (as opposed to his customized TYPS version), and still includes a shard of glass in the sole from the original backboard.
Specifications

Title	“Shattered Backboard” Air Jordan 1
Brand	Nike
Colorway	Red and Black
Size	13.5
Condition	Game-worn by Michael Jordan during an exhibition game held in Trieste, Italy, in the summer of 1985
Release Date	1985
Signatures	Two Michael Jordan signatures
Authenticity	Letter of authenticity from JSA and original laces
Purchased From	Private Collector
Purchased For	$650,000
Year Purchased	2020

The Brand
Nike, Inc. is an American multinational corporation founded in 1964 by Bill Bowerman and Phil Knight that is engaged in the design, development, manufacturing and worldwide marketing and sales of footwear, apparel, equipment, accessories and services. The company is headquartered in Beaverton, Oregon and is considered the world’s largest supplier of athletic shoes and apparel as well as a major manufacturer of sports equipment.
Beginning in the 1980s, various items of Nike clothing became staples of mainstream American youth fashion and culture, especially tracksuits, shell suits, baseball caps, Air Jordans, Air Force 1’s and Air Max running shoes. Today, the brand has become a staple in the streetwear and hypebeast communities featuring collaborations with Off-White, Supreme, Kaws and Travis Scott, among others. The company competes with adidas, ASICS, Li Ning, lululemon athletica, Puma, V.F. Corporation and Under Armour.
The Player
By acclamation, Michael Jordan is the greatest basketball player of all time. —Biography of Michael Jordan From the official NBA website.
Michael Jordan (American, b. 1963), is often considered to be the greatest basketball player of all time. After growing up in Wilmington, North Carolina, Jordan played competitively for the University of North Carolina Chapel Hill (UNC), before being drafted third overall by the Chicago Bulls in 1984. Jordan quickly caught the heart of Chicago Bulls fans, bringing their first three championship run from 1991 to 1993, and then again from 1996 to 1998. His career included its hiccups, including two retirements and a stint in the MLB. Still, his legacy will always be cemented on the hardwood. Known for his explosive style of play and ability to take flight, when all was said and done, Michael Jordan played 15 seasons in the NBA, accruing an unparalleled resume of accolades including Rookie of the Year, five-time NBA MVP, six-time NBA champion, six-time Finals MVP, ten-time All-NBA First Team, nine-time NBA All-Defensive Team, Defensive Player of the Year, 14-time NBA All-Star, three-time NBA All-Star MVP and Hall of Fame induction. Today, he is partial owner of the Charlotte Hornets.
The Shoe
The Series Gallery Drop 044 Asset, known as the “Shattered Backboard” pair, is a unique pair of game-worn sneakers worn during one of the most iconic Michael Jordan moments. It is one of very few instances that Jordan laced up a retail version of the 1985 Nike Air Jordan 1 (as opposed to his customized TYPS version). It is the best photo-matched Air Jordan 1 sneaker in existence that can be linked to an iconic moment in sports history.

Following his NBA rookie season, Michael Jordan participated in a Nike-sponsored exhibition game in Trieste, Italy, on August 25, 1985. Michael Jordan wore a black-and-orange Stefanel Trieste jersey as the game featured Italian Liga A teams Stefanel Trieste and Snaidero Caserta.
Jordan scored 30 points during this game and shattered the glass backboard into thousands of pieces with a powerful dunk. One of those glass pieces remains in the left outsole of this sneaker. After the game, Jordan gave this pair of sneakers to Gianni Bertolitti, the captain of the Stefanel team.
Market Assessment
Market demand for game-worn sneakers and sports memorabilia has substantially grown in recent years. Sports memorabilia is now estimated to be a $5.4 billion market. Growth in this sector will continue to rise as sneaker fans move into cards and memorabilia. Lastly, the wave of foreign players who have entered the NBA over the past 20 years, such as Yao Ming of China and Luka Doncic of Slovenia, has drawn non-Americans to NBA memorabilia, increasing demand and, therefore, value.
Condition Report
The Series Gallery Drop 044 Asset was worn by Michael Jordan in the 1985 Nike Exhibition Game in Trieste, Italy. They feature Michael Jordan rookie signatures in black pen, located on the inner collar of each foot and are accompanied by a letter of authenticity from James Spence Authentication and the original laces. The sneakers also includes a piece of glass from the shattered backboard in the left outsole.
Ownership and Pricing History
The Series Gallery Drop 044 Asset was purchased from a private collector who acquired the sneakers at a Christie’s auction in August 2020 for $615,000. Christie’s estimated the value of the sneaker to be between $650,000 and $850,000. The sneakers were sourced from Gianni Bertolitti, the captain of the Stefanel team, who received the sneakers directly from Michael Jordan after the game.
The Series Gallery Drop 045 Asset
Summary Overview
Series Gallery Drop 045 has purchased a PSA GEM-MT 10-graded complete set (132) of 1986 Fleer basketball trading cards (which we refer to as the Series Gallery Drop 045 Asset).
●    Rookie Cards: For any given player, rookie cards are considered the most desirable and valuable cards. This set contains numerous rookie cards for big-name players like Michael Jordan, Charles Barkley, Karl Malone, Hakeem Olajuwon, Patrick Ewing, Clyde Drexler, Isaiah Thomas, Dominique Wilkins, Chris Mullin, James Worthy and others. In all, nearly half of the set is composed of rookie cards.
●    Cultural Relevance of players: This set contains the rookie cards of some of the most significant players in NBA history. In total, 13 out of the 132 players in this set went on to become NBA Hall of Fame inductees, including Michael Jordan, Julius Erving,  Kareem Abdul-Jabbar, Charles Barkley, Hakeem Olajuwon, Patrick and others.
●    Scarcity: With the introduction of serial numbers on basketball cards, scarcity has been built into the card issues, which assures that print runs will be limited. The scarcity of limited edition cards is compounded by the condition and grading.
●    GEM-MT 10 Grade: The Series Gallery Drop 045 Asset consists of 132 cards, all of which are GEM-MT 10 PSA-graded. GEM-MT 10 is the highest available grade in the PSA grading system. The complete set of cards in this condition is scarce and has only sold three times in the past.

Specifications
Title	1986 Fleer Basketball Complete Set (132)
Production Year	1986
PSA Grade	GEM-MT 10
Number of Cards	132
Cards in Set
1 Jabbar, 2, 3, 4, 5, 6, 7 Barkley, 8, 9 Bird, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26 Drexler, 27 Dumars, 28, 29, 30, 31 Erving, 32 Ewing, 33, 34, 35, 36, 37, 38, 39, 40, 41, 42, 43, 44, 45, 46, 47, 48, 49, 50, 51, 52, 53 Johnson, 54, 55, 56, 57 Jordan, 58, 59, 60, 61, 62, 63, 64, 65, 66, 67, 68 Malone, 69, 70, 71, 72, 73 McHale, 74, 75, 76 Moore, 77 Mullin, 78, 79, 80, 81, 82 Olajuwon, 83, 84, 85, 86, 87, 88, 89, 90, 91 Rivers, 92, 93, 94, 95, 96, 97, 98, 99, 100, 101, 102, 103, 104, 105, 106, 107, 108, 109 Thomas, 110, 111, 112, 113, 114, 115, 116, 117, 118, 119, 120 Webb, 121, 122, 123, 124, 125, 126, 127, 128, 129, 130, 131 Worthy and 132 Checklist.

Purchased From	Heritage Auctions
Purchased For	$216,000
Year Purchased	2020

The Set
The Series Gallery Drop 045 Asset is a complete set of 132 1986 Fleer basketball trading cards. This set of Fleer cards is one of the most important sports trading card sets of all time. The historical significance of this set is partly due to circumstance. Rival card manufacturer, Topps, took an almost decade-long hiatus from NBA cards after their 1981-82 Topps Basketball Set. Star Company, another card producer, attempted to release some licensed cards during those gap years, but they’re considered to be non-traditional in both structure and distribution.
Because Topps was not producing NBA cards after 1982, this Fleer set includes rookie cards from players between 1982 and 1986. These rookie cards are from some of the most iconic NBA Hall of Fame inductees such as Michael Jordan, Charles Barkley, Karl Malone, Hakeem Olajuwon and Patrick Ewing.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 045 Asset is a set of 132 GEM-MT 10 Professional Sports Authenticator (PSA) graded trading cards. GEM-MT 10 is the highest available grade in the PSA grading system. These cards are in virtually perfect condition according to PSA and preserved in a plastic PSA holder with tamper-evident seal.
Ownership History
The Series Gallery Drop 045 Asset was purchased from Heritage Auctions. The specific ownership and pricing history of the cards constituting the Series Gallery Drop 045 Asset is unknown, however there are public sale data points for the set that are close to our purchase price.
The Series Gallery Drop 046 Asset
Summary Overview

Series Gallery Drop 046 has purchased a PSA GEM-MT 10-graded 2000 SP Authentic #118 Tom Brady rookie trading card (which we refer to as the Series Gallery Drop 046 Asset).
●    Rookie Cards: For any given player, rookie cards are considered the most desirable and valuable cards.
●    Cultural Relevance of Tom Brady: Tom Brady is one of the most celebrated figures of this generation of NFL players, and considered to be the greatest quarterback of all time. His accomplishments include six Super Bowl Rings (first player in the NFL to hit this milestone), four Super Bowl MVP awards and three NFL MVP awards. This rookie card is a memento of the trajectory of his career.
●    Scarcity: With the introduction of serial numbers on cards, scarcity has been built into the card issues, which assures that print runs will be limited. This card is numbered #1111 of 1250.
●    GEM-MT 10 Grade: The Series Gallery Drop 046 Asset card is a GEM-MT 10 PSA-graded 2000 SP Authentic #118 Tom Brady Rookie Card (98 PSA 10 cards in the world). GEM-MT 10 is the highest available grade in the PSA grading system.
Specifications
Card	SP Authentic #118 Tom Brady Rookie Card
Production Year	2000
PSA Grade	GEM-MT 10
Purchased From	Goldin Auctions
Purchased For	$50,400
Year Purchased	2020

The Athlete
Tom Brady (American, b. 1977) is largely considered to be one of the greatest football players of all time. He played for the New England Patriots for the first 20 seasons of his career, playing in nine Super Bowls and winning six, becoming the first player in the NFL to hit that milestone. He also won four Super Bowl MVP awards (XXXVI, XXXVIII, XLIX and LI) and three NFL MVP awards (2007, 2010 and 2017). Brady left the Patriots after the 2019 season and signed a two-year deal with the Tampa Bay Buccaneers, where he is currently the starting quarterback.
The Card
The 2000 SP Authentic #118 Tom Brady Rookie Card is one of the most sought-after Tom Brady NFL cards. The card was created in a limited print run of only 1250 copies, and the cards feature a serial number. The Series Gallery Drop 046 Asset card is numbered “#1111/1250” on the front of the card.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 046 Asset is a GEM-MT 10 Professional Sports Authenticator (PSA) graded trading card. GEM-MT 10 is the highest available grade in the PSA grading system. There are 98 GEM-MT 10 PSA-graded 2000 SP Authentic #118 Tom Brady Rookie Cards in circulation. The card is preserved in a plastic PSA holder with tamper-evident seal.

Ownership and Pricing History
The Series Gallery Drop 046 Asset was purchased from Goldin Auctions, a well-known auction house. The specific ownership and pricing history of the card constituting the Series Gallery Drop 046 Asset is unknown, however there are public sale data points for the card that are close to our purchase price.
The Series Gallery Drop 047 Asset
Summary Overview
Series Gallery Drop 047 has purchased a PSA GEM-MT 10-graded 1981 Topps #216 Joe Montana rookie trading card (which we refer to as the Series Gallery Drop 047 Asset).
●    Rookie Cards: For any given player, rookie cards are considered the most desirable and valuable cards.
●    Cultural Relevance of Joe Montana: Joe Montana is a former quarterback in the NFL, one of the most well-known. Montana played 16 seasons, 14 of which were with the San Francisco 49ers. He won four Super Bowls, and was the first to be named Super Bowl MVP three times. Montana was elected to the Pro Football Hall of Fame in 2000.
●    Scarcity: With the introduction of serial numbers on cards, scarcity has been built into the card issues, which assures that print runs will be limited.
●    GEM-MT 10 Grade: The Series Gallery Drop 047 Asset card is a GEM-MT 10 PSA-graded 1981 Topps #216 Joe Montana Rookie Card (110 PSA 10 cards in the world). GEM-MT 10 is the highest available grade in the PSA grading system.
Specifications
Card	Topps #216 Joe Montana Rookie Card
Production Year	1981
PSA Grade	GEM-MT 10
Purchased From	Goldin Auctions
Purchased For	$28,800
Year Purchased	2020

The Athlete
Joe Montana (American, b. 1956) is a former professional football player who played as a quarterback in the NFL for 16 seasons, 14 of which were with the San Francisco 49ers. Montana spent his final two seasons with the Kansas City Chiefs, and led them to their first AFC Championship Game. Montana holds Super Bowl career records for the all-time highest passer rating of 127.8 and the most passes without an interception (122 in 4 games). He won four Super Bowls, was the first to be named Super Bowl MVP three times and was elected to the Pro Football Hall of Fame in 2000.
The Card
The 1981 Topps #216 Joe Montana Rookie Card is the most coveted Joe Montana trading card. Over 19,000 copies are in circulation, but only 110 attained the highest grade of PSA GEM-MT 10.
Market Assessment

With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 047 Asset is a GEM-MT 10 Professional Sports Authenticator (PSA) graded trading card. GEM-MT 10 is the highest available grade in the PSA grading system. There are 110 GEM-MT 10 PSA-graded 1981 Topps #216 Joe Montana Rookie Cards in circulation. The card is preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History
The Series Gallery Drop 047 Asset was purchased from Goldin Auctions, a well-known auction house. The specific ownership and pricing history of the card constituting the Series Gallery Drop 047 Asset is unknown, however there are public sale data points for the card that are within range of our purchase price.
The Series Gallery Drop 048 Asset
Summary Overview
Series Gallery Drop 048 has purchased a 2011 35cm Hermès Birkin So Black handbag (which we refer to as the Series Gallery Drop 048 Asset).
●    Cultural significance: Hermès’ Birkin bag is widely acknowledged as the most coveted luxury handbag, and has been referred to as “fashion’s ultimate status symbol” in an article published by the BBC and “the it bag for rich and powerful women” in an article published by NPR. This status is reinforced by Hermès’ strategy of maintaining extreme scarcity — waiting lists are years long, connections are required and brand loyalty needs to be demonstrated prior to buying a Birkin. The Birkin is frequently spotted on celebrities, and collectors include Victoria Beckham (who has a collection of over 100 Birkin bags valued at more than $2 million), Beyonce, Drake and the Kardashians.
●    Historical appreciation: According to Knight Frank’s Luxury Investment Index, handbags appreciated 13% in 2019 and ranked as the top collectible investment for the year. Within that, Birkin bags dominated the higher end of the market, and appreciated 13% during the year.
●    High demand: The So Black collection was created by famed designer Jean Paul Gaultier in 2010, and was one of his last collections as creative director of Hermès. According to Christie’s, the So Black collection is one of the most desirable handbag collections on the market. Referencing So Black Birkins, Christie’s specialist Rachel Koffsky says, “[t]his is the type of piece that when you see it at auction, collectors are going to go above and beyond the estimate because they don’t know when it will come up at auction again.”
●    Rare, limited edition: The So Black collection was only produced in limited quantities from 2010 to 2011, and was pulled from distribution because the extremely delicate hardware made it less utilitarian. Christie’s notes that it is extremely hard to find a So Black bag in pristine condition today. The Series Gallery Drop 048 Asset handbag, purchased from Christie’s, is in excellent condition, with no damage to the hardware and only a few light signs of wear on the underside.
Specifications

Brand	Hermès
Model	35cm Birkin So Black
Year	2011
Purchased From	Christie’s
Purchased For	$56,250
Year Purchased	2019

The Brand
Hermès is a French fashion house that was established in Paris in 1937 by Thierry Hermès. In its early days, Hermès specialized in saddlery and harnesses, and transformed over time into a prominent high-end luxury fashion house.
Today, the brand is best known for its Birkin and Kelly handbags, inspired by style icons Princess Grace Kelly and Jane Birkin. In keeping with its roots, some of the same techniques used to craft their high-quality saddles can still be seen in their hand-stitched handbags, which feature saddle stitches that cannot be replicated by machines.
Birkin Bags and the So Black Collection
The Birkin bag was created in 1984, inspired by a conversation between Jean-Louis Dumas (creative director of Hermès at the time) and actress Jane Birkin on an international flight. Dumas asked Birkin why she was carrying a simple straw tote, and she told him that most leather bags were too structured for her taste. They conceptualized the Birkin Bag on the back of an airsickness bag during that flight, and it hasn’t changed much in style or function ever since. It takes one craftsperson at least 18 hours to handcraft a Birkin bag, as a result of which they are made in extremely limited quantities. The Birkin bag has been referred to as “fashion’s ultimate status symbol” in an article published by the BBC and “the it bag for rich and powerful women” in an article published by NPR. This status is reinforced by its extreme scarcity — waiting lists are years long, connections are required and brand loyalty needs to be demonstrated prior to buying a Birkin. The Birkin is frequently spotted on celebrities, and collectors include Victoria Beckham (who has a collection of over 100 Birkin bags valued at more than $2 million), Beyonce, Drake and the Kardashians.
The So Black collection was created by famed designer Jean Paul Gaultier in 2010 for Hermès, and was one of his last collections as creative director of Hermès. It is characterized by its black hardware, which is the result of a PVD coating. The So Black collection was only produced in limited quantities from 2010 2011, and was pulled from distribution because the extremely delicate hardware made it less utilitarian.
Market Assessment
Barron’s cites a study by Baghunter which finds that Birkin bags had an average annual appreciation of 14.2% between 1980 and 2015. The study also finds that the value of Birkin bags has never depreciated, as cited by Business Insider. The greatest annual price appreciation was 25% (2001), and the lowest was 2.1% (1986).
According to Knight Frank’s Luxury Investment Index, handbags appreciated 13% in 2019 and ranked as the top collectible investment for the year. Within that, Birkin bags dominated the higher end of the market, and appreciated 13% during the year.
According to Christie’s, the So Black collection is one of the most desirable handbag collections on the market. Referencing So Black Birkins, Christie’s specialist Rachel Koffsky says, “[t]his is the type of piece that when you see it at auction, collectors are going to go above and beyond the estimate because they don’t know when it will come up at auction again.”
Condition Report
Christie’s grades this handbag a Grade 2 (excellent to pristine condition).

Ownership and Pricing History
The Series Gallery Drop 048 Asset was purchased from Christie’s, a well-known auction house. The specific ownership and pricing history of the handbag constituting the Series Gallery Drop 048 Asset is unknown, however there are public sale data points for the handbag that are within range of our purchase price.
The Series Gallery Drop 049 Asset
Summary Overview
Series Gallery Drop 049 has purchased a PSA GEM-MT 10-graded 2003 SP Authentic Limited LeBron James #148 trading card (which we refer to as the Series Gallery Drop 049 Asset).
●    Rookie Cards: For any given player, rookie cards are considered the most desirable and valuable cards. Certain special iterations of cards include specialty refractors (a reflective coating that displays a rainbow when held at a specific angle), autographs or pieces of jersey which further compound the value of the asset.
●    Cultural Relevance of Lebron James: LeBron James is one of the most celebrated figures of this generation of NBA players. As he is frequently compared to Michael Jordan, his name carries a legacy that is unlikely to disappear anytime soon. His accomplishments include eight consecutive NBA Finals appearances (2011-2018), four NBA championship titles, four Most Valuable Player (MVP) Awards, four Finals MVP Awards, 16-time NBA All-Star and two Olympic gold medals. This rookie card is a memento of the trajectory of his career, from the first overall pick in the 2003 draft to a four-time NBA champion.
●    Scarcity: With the introduction of serial numbers on basketball cards, scarcity has been built into the card issues, which assures that print runs will be limited. The scarcity of limited edition cards is compounded by the condition and grading.
●    GEM-MT 10 Grade: The Series Gallery Drop 049 Asset card is a GEM-MT 10 PSA-graded 2003 SP Authentic Limited LeBron James #148 card (9 copies in the world). GEM-MT 10 is the highest available grade in the PSA grading system.
Specifications
Card	LeBron James SP Authentic Limited #148
Production Year	2003
PSA Grade	GEM-MT 10
Purchased From	PWCC
Purchased For	$214,500
Year Purchased	2020

The Athlete
LeBron James (American, b. 1984) is largely considered to be one of the greatest basketball players of all time. After growing up in Cleveland, James was drafted to the Cleveland Cavaliers as a first round pick in 2003. He was named 2003-04 Rookie of the Year and made a name for himself on the court as a force to be reckoned with. After playing for the Cavaliers until 2010, James made the controversial decision to continue his NBA career with the Miami Heat. In Miami, he led the Heat to back to back NBA championships in 2012 and 2013. In 2014, James opted out of his Heat contract to return to the Cavaliers where he won another championship in 2016, thus ending the 52-year professional sports title drought in Cleveland. Although he is approaching the age of 40, James decided to continue his career in Los Angeles and signed with the Lakers in 2018 and remains a force on and off the court.

Outside of basketball, James rose to fame in a myriad of endeavors. He is the face of numerous endorsements, including his well known Sprite and Nike commercials. He has become a pop culture figure that reaches far beyond basketball through cameos in shows like Saturday Night Live. He is also an activist for education through the LeBron James Family Foundation.
The Card
The 2003 SP Authentic Limited LeBron James #148 is one of the most coveted LeBron James rookie cards. There were only 50 copies of this card printed, and the Series Gallery Drop 049 Asset card is numbered 25/50. It features an action shot of James’ one-handed shot on the front, with an autograph in blue ink on the card. The back of the card reads, “Congratulations! You have received a card personally autographed by LeBron James,” and certifies the authenticity of the signature.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 049 Asset is a GEM-MT 10 Professional Sports Authenticator (PSA) graded trading card. GEM-MT 10 is the highest available grade in the PSA grading system. There are 9 GEM-MT 10 PSA-graded 2003 SP Authentic Limited LeBron James #148 cards in circulation. The card is in virtually perfect condition according to PSA and preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History
The Series Gallery Drop 049 Asset was purchased from PWCC, a well-known trading card auction house. The specific ownership and pricing history of the card constituting the Series Gallery Drop 049 Asset is unknown, however there are public sale data points for the card that are close to our purchase price.
The Series Gallery Drop 050 Asset
Summary Overview
Series Gallery Drop 050 has purchased a 9.6 A+ Wata-graded Zelda II: The Adventures of Link NES game (which we refer to as the Series Gallery Drop 050 Asset).
●    Best-Selling Game: Zelda II: The Adventures of Link is the second installment in the popular series The Legend of Zelda, and is a direct sequel to the original The Legend of Zelda game. It was one of the most popular NES games in its year of release, and sold 4.38 million copies worldwide.
●    9.6 Grade: The Series Gallery Drop 050 Asset is a 9.6 Wata-graded Zelda II: The Adventures of Link NES game, with a Grade A+ seal. The game was purchased from a private collector.
●    Significance in Pop Culture: The characters in The Legend of Zelda franchise are embedded in pop culture. The game was created over 30 years ago, and continues to sell in the latest video game formats even today. A new game in the series, The Legend of Zelda: Breath of the Wild, was released in 2017 as a successor to this title, which reinforces the popularity of the series over time.
Specifications

Title	Zelda II: The Adventures of Link
Game Type	Nintendo NES
Release Year	1988
Wata Grade	9.6
Seal Grade	A+
Purchased From	Private Collector
Purchased For	$25,000
Year Purchased	2020

The Game
Zelda II: The Adventures of Link is the sequel to the popular game The Legend of Zelda. It was originally released on the Famicom Disk System in Japan in 1987 and subsequently on the Nintendo Entertainment System (NES) in 1988 in North America and Europe. It features the protagonist Link on a quest to save Princess Zelda, who has fallen under a sleeping spell. It was one of the first games to combine a role-playing video game with platforming elements, and the side-scrolling and role-playing elements are a departure from its predecessor.
The game served as the only true sequel to the Legend of Zelda series for almost three decades, as all the other releases in the series are prequels or occur in an alternative reality. In 2017, this changed with the release of The Legend of Zelda: Breath of the Wild.
Market Assessment
The factory-sealed video game collecting category has gained significant interest in the past year. We believe that the category is well-positioned for growth as a result of a centralized grading authority (Wata) to vet authenticity and condition and increasing accessibility as more auction houses and resellers start selling NES games.
Condition Report
The Series Gallery Drop 050 Asset is a 9.6 Wata-graded NES game with a Grade A+ seal. The game is in excellent condition and preserved in a Wata plastic holder.
Ownership and Pricing History
We purchased the Series Gallery Drop 050 Asset from a private collector. Prior ownership and pricing history of the Series Gallery Drop 050 Asset is unknown, however there are public sale data points for the game that are above our purchase price.
The Series Gallery Drop 051 Asset
Summary Overview
Series Gallery Drop 051 has purchased a PSA GEM-MT 10-graded 2009 Topps Chrome Stephen Curry #101 trading card (which we refer to as the Series Gallery Drop 051 Asset).
●    Rookie Cards: For any given player, rookie cards are considered the most desirable and valuable cards.
●    Cultural Relevance of Stephen Curry: Steph Curry is considered to be the greatest shooters to ever play in the NBA. In just 10 seasons, he has a long list of accomplishments, including three NBA championship titles, two Most Valuable Player (MVP) Awards, six-time NBA All-Star and 2015-16 scoring champion.

●    Scarcity: With the introduction of serial numbers on basketball cards, scarcity has been built into the card issues, which assures that print runs will be limited. The scarcity of limited edition cards is compounded by the condition and grading. The Series Gallery Drop 051 Asset card is a part of a print run of only 999 cards.
●    GEM-MT 10 Grade: The Series Gallery Drop 051 Asset card is a GEM-MT 10 PSA-graded 2009 Topps Chrome Stephen Curry #101 card (60 copies in the world). GEM-MT 10 is the highest available grade in the PSA grading system.
Specifications
Card	Topps Chrome Stephen Curry #101
Production Year	2009
PSA Grade	GEM-MT 10
Purchased From	eBay
Purchased For	$28,999
Year Purchased	2020

The Athlete
Wardell Stephen “Steph” Curry II (American, b. 1988) is considered to be the greatest shooter in NBA history. Curry was drafted to the Golden State Warriors in the 2009 NBA Draft as the seventh overall pick. Curry set the NBA record for three-pointers made in a season with 272, and subsequently broke that record in 2015 with 286 and again in 2016 with 402. He is currently ranked third for the most three-pointers in NBA history, and his accomplishments include three NBA championship titles, two NBA MVP Awards, six-time All-Star and 2015-16 scoring champion.
The Card
The 2009 Topps Chrome Stephen Curry #101 is one of the most coveted Steph Curry rookie cards. There were only 999 copies of this card printed, and the Series Gallery Drop 051 Asset card is one of only 60 PSA 10-graded cards. It features a portrait of Curry on the front, with a quote on the back: “A superb shooter like his father, longtime NBA marksman Dell Curry, Stephen knocked down 414 3-pointers to become Davidson’s all-time career scorer in three seasons. However, it was another aspect of his game that stood out to Bobcats coach Larry Brown in a pre-draft workout. ‘The thing that most impressed me is that he passes the ball,’ said Brown. ‘He’s a great passer. He knows how to play.’” The card also features a “Rookie Card” logo on the top right corner.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 051 Asset is a GEM-MT 10 Professional Sports Authenticator (PSA) graded trading card. GEM-MT 10 is the highest available grade in the PSA grading system. There are 60 GEM-MT 10 PSA-graded 2009 Topps Chrome Stephen Curry #101 cards in circulation. The card is in virtually perfect condition according to PSA and preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History

The Series Gallery Drop 051 Asset was purchased from eBay. The specific ownership and pricing history of the card constituting the Series Gallery Drop 051 Asset is unknown, however there are public sale data points for the card that are close to our purchase price.
The Series Gallery Drop 052 Asset
Summary Overview
Series Gallery Drop 052 has purchased a 9.4 A Wata-graded Pokémon Blue Game Boy game (which we refer to as the Series Gallery Drop 052 Asset).
●    Best Selling Video Game: Pokémon is a multi-billion-dollar franchise with successful movies, video games, trading cards and merchandise. Over 368 million Pokémon games have been sold worldwide, making Pokémon the second-best-selling video game franchise after Mario.
●    9.4 Grade: The Series Gallery Drop 052 Asset is a 9.4 Wata-graded Pokémon game, with a Grade A seal. The game was purchased from Heritage Auctions.
●    Significance in Pop Culture: Pokémon Blue is part of the first generation of Pokémon games that introduced the franchise to the US audience.
Specifications
Title	Pokémon Blue
Game Type	Nintendo Game Boy
Release Year	1999
Wata Grade	9.4
Seal Grade	A
Purchased From	Heritage Auctions
Purchased For	$9,000
Year Purchased	2020

The Game
Pokémon Blue and Pokémon Red were developed by Game Freak in 1996 and published for the Game Boy by Nintendo as the first generation of Pokémon games that introduced the franchise to the US audience. These games were first released in 1996 in Japan as Pocket Monsters: Red, Pocket Monsters: Green and a special-edition Pocket Monsters: Blue. They were subsequently released as Pokémon Red and Blue in 1998 in North America.
Pokémon Blue takes place in Kanto and features 151 Pokémon. The game is centered on defeating the eight Gym Leaders, the Elite Four and Team Rocket, and catching all the Pokémon. The Blue and Red versions of the game feature the same plot and need to be linked via a special cable between Game Boy units to trade Pokémon, which is the only way to collect all 151 Pokémon in either version.
Market Assessment
The factory-sealed video game collecting category has gained significant interest in the past year. We believe that the category is well-positioned for growth as a result of a centralized grading authority (Wata) to vet authenticity and condition and increasing accessibility as more auction houses and resellers start selling video games.
Condition Report

The Series Gallery Drop 052 Asset is a 9.4 Wata-graded Game Boy game with a Grade A seal. The game is in excellent condition and preserved in a Wata plastic holder.
Ownership and Pricing History
We purchased the Series Gallery Drop 052 Asset from Heritage Auctions, a prominent auction house for collectibles. Prior ownership and pricing history of the Series Gallery Drop 052 Asset is unknown.
The Series Gallery Drop 053 Asset
Summary Overview
Series Gallery Drop 053 has purchased a 9.8 A+ Wata-graded Pokémon Yellow Game Boy game (which we refer to as the Series Gallery Drop 053 Asset).
●    Best Selling Video Game: Pokémon is a multi-billion-dollar franchise with successful movies, video games, trading cards and merchandise. Over 368 million Pokémon games have been sold worldwide, making Pokémon the second-best-selling video game franchise after Mario.
●    9.8 Grade: The Series Gallery Drop 053 Asset is a 9.8 Wata-graded Pokémon game, with a Grade A+ seal. It is the only copy of the game currently graded at 9.8 A+ by Wata, and the highest graded copy to be publicly auctioned. The game was purchased from Heritage Auctions.
●    Significance in Pop Culture: Pokémon Yellow is an enhanced version of Pokémon Red and Blue, and is part of the first generation of Pokémon games that introduced the franchise to the US audience.
Specifications
Title	Pokémon Yellow
Game Type	Nintendo Game Boy
Release Year	1999
Wata Grade	9.8
Seal Grade	A+
Purchased From	Heritage Auctions
Purchased For	$78,000
Year Purchased	2020

The Game
Pokémon Yellow was developed by Game Freak and published for the Game Boy in 1999 by Nintendo. It is an enhanced version of Pokémon Red and Blue, and is part of the first generation of Pokémon games that introduced the franchise to the US audience. Pikachu, the franchise’s mascot, was the only available player to start with, and this game was the first to allow a Pokémon to follow and interact with the player whilst on their journey to the “Elite Four.” Like the Pokémon Red and Blue video games, Pokémon Yellow takes place in Kanto and features 151 Pokémon. The game is centered on defeating the eight Gym Leaders, the Elite Four and Team Rocket, and catching all the Pokémon.
Market Assessment
The factory-sealed video game collecting category has gained significant interest in the past year. We believe that the category is well-positioned for growth as a result of a centralized grading authority (Wata) to vet authenticity and condition and increasing accessibility as more auction houses and resellers start selling video games.

Condition Report
The Series Gallery Drop 053 Asset is a 9.8 Wata-graded Game Boy game with a Grade A+ seal. The game is in excellent condition and preserved in a Wata plastic holder.
Ownership and Pricing History
We purchased the Series Gallery Drop 053 Asset from Heritage Auctions, a prominent auction house for collectibles. Prior ownership and pricing history of the Series Gallery Drop 053 Asset is unknown.
The Series Gallery Drop 054 Asset
Summary Overview
Series Gallery Drop 054 has purchased a 9.8 A Wata-graded Golf NES game (which we refer to as the Series Gallery Drop 054 Asset).
●    Black Box Game: In 1985, Nintendo released the NES and a lineup of 17 “Black Box” Games, marking a new generation of video games. There are a total of 30 “Black Box” games, including Golf, and they are especially coveted by video game collectors.
●    9.8 Grade: The Series Gallery Drop 054 Asset is a 9.8 Wata-graded Golf NES game, with a Grade A seal. The game was purchased from Heritage Auctions.
●    Scarcity on Public Market: The Series Gallery Drop 054 Asset is the highest graded Round Seal of Quality (SOQ) copy to be offered at public auction.
Specifications
Title	Golf
Game Type	Nintendo NES
Release Year	1985
Wata Grade	9.6
Seal Grade	A+
Purchased From	Heritage Auctions
Purchased For	$18,000
Year Purchased	2020

The Game
Golf is a sports simulation game released by Nintendo on the Famicon Disk System in Japan in 1984 and subsequently on the Nintendo Entertainment System (NES) in 1985 in North America. Although not featured in the title, the golfer has been identified as Mario, although not in his traditional shirt and overalls — a future iteration of this game for the Game Boy features Mario on the cover art. This game was also the first golf video game featuring a power and accuracy bar for swinging the club, a feature used in several subsequent golf video games.
The game is significant to collectors as one of the 30 “Black Box” games, especially coveted in the Round SOQ variation and at the 9.8 grade. “Black Box” is a reference to the rigid template that Nintendo followed for the cover art for all early Nintendo-published NES games. Every cover features a black border surrounding colorful pixel art and the game’s title in bold, italicized text. This standardized packaging lasted from 1985 until mid-1987, for a total of only 30 “Black Box” games.

Market Assessment
The factory-sealed video game collecting category has gained significant interest in the past year. We believe that the category is well-positioned for growth as a result of a centralized grading authority (Wata) to vet authenticity and condition and increasing accessibility as more auction houses and resellers start selling video games.
Condition Report
The Series Gallery Drop 054 Asset is a 9.8 Wata-graded NES game with a Grade A seal. The game is in excellent condition and preserved in a Wata plastic holder.
Ownership and Pricing History
We purchased the Series Gallery Drop 054 Asset from Heritage Auctions, a prominent auction house for collectibles. Prior ownership and pricing history of the Series Gallery Drop 054 Asset is unknown.
The Series Gallery Drop 055 Asset
Summary Overview
Series Gallery Drop 055 has purchased a PSA GEM-MT 10-graded 1999 Pokémon 1st Edition Shadowless Holo Blastoise #2 trading card (which we refer to as the Series Gallery Drop 055 Asset).
●    Cultural Relevance of Pokémon: Over the 25+ years since its introduction, Pokémon has grown to become the largest media franchise in the world, including movies, games and merchandise. Over 368 million units of the Pokémon games have been sold, and Pokémon Go crossed 1 billion mobile downloads. Blastoise, featured on this card, is the final evolutionary version of Squirtle, one of the three original starter Pokémon.
●    1999 1st Edition Shadowless Holo Cards: The 1999 1st Edition Base Set series is significant as the first Pokémon card set to be issued in the US, and features 102 cards. While the specific number of cards in existence are unknown, it is estimated that approximately 10,000 copies of each card were produced.
●    GEM-MT 10 Grade: The Series Gallery Drop 055 Asset card is a PSA GEM-MT 10-graded 1999 Pokémon 1st Edition Shadowless Holo Blastoise #2 trading card (99 copies in the world). GEM-MT 10 is the highest available grade in the PSA grading system.
Specifications
Card	Pokémon 1st Edition Shadowless Holo Blastoise #2
Production Year	1999
PSA Grade	GEM-MT 10
Purchased From	PWCC Auction
Purchased For	$45,100
Year Purchased	2020

The Card
1999 Pokémon 1st Edition Shadowless Holo Blastoise #2 trading card is part of the 1999 1st Edition Base Set featuring 102 cards. The set consists of these types of cards, in order of rarity: “Holographic” (16 cards), “Rare” (16 cards), “Uncommon” (32 cards), “Common” (32 cards) and “Basic Energy” (6 cards). The Blastoise card, numbered #2, is one of the 16 scarce “Holographic” cards in the 1st Edition Base Set. Blastoise is the final evolutionary version of Squirtle, one of the three original starter Pokémon, and is one of the most coveted cards in the set.

Market Assessment
With the advent of nostalgia collecting, trading cards hold a special place in the position of many people’s hearts. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide. The Pokémon franchise has had a global appeal over the last 25+ years, which creates a large and global market for buying and selling Pokémon cards. The category gained momentum in 2020, with the 1999 Pokémon 1st Edition Charizard trading card breaking record prices multiple times in 2020 and catching the attention of mainstream media and collectors.
Condition Report
The Series Gallery Drop 055 Asset is a GEM-MT 10 Professional Sports Authenticator (PSA) graded trading card. GEM-MT 10 is the highest available grade in the PSA grading system. There are 99 PSA GEM-MT 10-graded 1999 Pokémon 1st Edition Shadowless Holo Blastoise #2 trading cards in circulation. The card is in virtually perfect condition according to PSA and preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History
The Series Gallery Drop 055 Asset was purchased from a PWCC auction held on eBay. The specific ownership and pricing history of the card constituting the Series Gallery Drop 055 Asset is unknown, however there are public sale data points for the card that are close to our purchase price.
The Series Gallery Drop 056 Asset
Summary Overview
Series Gallery Drop 056 has purchased a PSA GEM-MT 10-graded 1999 Pokémon 1st Edition Shadowless Holo Mewtwo #10 trading card (which we refer to as the Series Gallery Drop 056 Asset).
●    Cultural Relevance of Pokémon: Over the 25+ years since its introduction, Pokémon has grown to become the largest media franchise in the world, including movies, games and merchandise. Over 368 million units of the Pokémon games have been sold, and Pokémon Go crossed 1 billion mobile downloads. Mewtwo is widely considered to be one of the most powerful and challenging to catch Pokémon in the original game.
●    1999 1st Edition Shadowless Holo Cards: The 1999 1st Edition Base Set series is significant as the first Pokémon card set to be issued in the US, and features 102 cards. While the specific number of cards in existence are unknown, it is estimated that approximately 10,000 copies of each card were produced.
●    GEM-MT 10 Grade: The Series Gallery Drop 056 Asset card is a PSA GEM-MT 10-graded 1999 Pokémon 1st Edition Shadowless Holo Mewtwo #10 trading card (81 copies in the world). GEM-MT 10 is the highest available grade in the PSA grading system.
Specifications
Card	Pokémon 1st Edition Shadowless Holo Mewtwo #10
Production Year	1999
PSA Grade	GEM-MT 10
Purchased From	Private Collector
Purchased For	$20,100
Year Purchased	2020

The Card

1999 Pokémon 1st Edition Shadowless Holo Mewtwo #10 trading card is part of the 1999 1st Edition Base Set featuring 102 cards. The set consists of these types of cards, in order of rarity: “Holographic” (16 cards), “Rare” (16 cards), “Uncommon” (32 cards), “Common” (32 cards) and “Basic Energy” (6 cards). The Mewtwo card, numbered #10, is one of the 16 scarce “Holographic” cards in the 1st Edition Base Set. Mewtwo is widely considered to be one of the most powerful and challenging to catch Pokémon in the original game, which makes its card coveted by collectors.
Market Assessment
With the advent of nostalgia collecting, trading cards hold a special place in the position of many people’s hearts. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide. The Pokémon franchise has had a global appeal over the last 25+ years, which creates a large and global market for buying and selling Pokémon cards. The category gained momentum in 2020, with the 1999 Pokémon 1st Edition Charizard trading card breaking record prices multiple times in 2020 and catching the attention of mainstream media and collectors.
Condition Report
The Series Gallery Drop 056 Asset is a GEM-MT 10 Professional Sports Authenticator (PSA) graded trading card. GEM-MT 10 is the highest available grade in the PSA grading system. There are 81 PSA GEM-MT 10-graded 1999 Pokémon 1st Edition Shadowless Holo Mewtwo #10 trading cards in circulation. The card is in virtually perfect condition according to PSA and preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History
The Series Gallery Drop 056 Asset was purchased from a private collector. The specific ownership and pricing history of the card constituting the Series Gallery Drop 056 Asset is unknown, however there are public sale data points for the card that are close to our purchase price.
The Series Gallery Drop 057 Asset
Summary Overview
Series Gallery Drop 057 has purchased a PSA GEM-MT 10-graded 1999 Pokémon 1st Edition Shadowless Holo Raichu #14 trading card (which we refer to as the Series Gallery Drop 057 Asset).
●    Cultural Relevance of Pokémon: Over the 25+ years since its introduction, Pokémon has grown to become the largest media franchise in the world, including movies, games and merchandise. Over 368 million units of the Pokémon games have been sold, and Pokémon Go crossed 1 billion mobile downloads. Raichu is the evolved form of Pikachu, who is widely considered to be the mascot of the Pokémon franchise and is the only starter Pokémon in the Pokémon Yellow game.
●    1999 1st Edition Shadowless Holo Cards: The 1999 1st Edition Base Set series is significant as the first Pokémon card set to be issued in the US, and features 102 cards. While the specific number of cards in existence are unknown, it is estimated that approximately 10,000 copies of each card were produced.
●    GEM-MT 10 Grade: The Series Gallery Drop 057 Asset card is a PSA GEM-MT 10-graded 1999 Pokémon 1st Edition Shadowless Holo Raichu #14 trading card (87 copies in the world). GEM-MT 10 is the highest available grade in the PSA grading system.
Specifications

Card	Pokémon 1st Edition Shadowless Holo Raichu #14
Production Year	1999
PSA Grade	GEM-MT 10
Purchased From	Private Collector
Purchased For	$17,100
Year Purchased	2020

The Card
1999 Pokémon 1st Edition Shadowless Holo Raichu #14 trading card is part of the 1999 1st Edition Base Set featuring 102 cards. The set consists of these types of cards, in order of rarity: “Holographic” (16 cards), “Rare” (16 cards), “Uncommon” (32 cards), “Common” (32 cards) and “Basic Energy” (6 cards). The Raichu card, numbered #14, is one of the 16 scarce “Holographic” cards in the 1st Edition Base Set. Raichu is the evolved form of Pikachu, who is widely considered to be the mascot of the Pokémon franchise and is the only starter Pokémon in the Pokémon Yellow game.
Market Assessment
With the advent of nostalgia collecting, trading cards hold a special place in the position of many people’s hearts. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide. The Pokémon franchise has had a global appeal over the last 25+ years, which creates a large and global market for buying and selling Pokémon cards. The category gained momentum in 2020, with the 1999 Pokémon 1st Edition Charizard trading card breaking record prices multiple times in 2020 and catching the attention of mainstream media and collectors.
Condition Report
The Series Gallery Drop 057 Asset is a GEM-MT 10 Professional Sports Authenticator (PSA) graded trading card. GEM-MT 10 is the highest available grade in the PSA grading system. There are 87 PSA GEM-MT 10-graded 1999 Pokémon 1st Edition Shadowless Holo Raichu #14 trading cards in circulation. The card is in virtually perfect condition according to PSA and preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History
The Series Gallery Drop 057 Asset was purchased from a private collector. The specific ownership and pricing history of the card constituting the Series Gallery Drop 057 Asset is unknown, however there are public sale data points for the card that are close to our purchase price.
The Series Gallery Drop 058 Asset
Summary Overview
Series Gallery Drop 058 has purchased a BGS 9.5-graded 2012-2013 National Treasures Anthony Davis #151 RPA trading card (which we refer to as the Series Gallery Drop 058 Asset).
●    Rookie Cards: For any given player, rookie cards are considered the most desirable and valuable cards. Certain special iterations of cards include autographs or pieces of jersey which further compound the value of the asset. This card is an “RPA,” which is a rookie card with a jersey patch and an autograph.
●    Cultural Relevance of Anthony Davis: Anthony Davis is currently one of the best power forward/centers in the league and plays for the Los Angeles Lakers. Davis has made seven All-Star Game appearances, received the 2017 NBA All-Star Game MVP Award, won one Olympic Gold Medal (2012) and won his first NBA Championship with the Lakers in 2020.

●    Scarcity: With the introduction of serial numbers on basketball cards, scarcity has been built into the card issues, which assures that print runs will be limited. The scarcity of limited edition cards is compounded by the condition and grading. The Series Gallery Drop 058 Asset card is a part of a print run of only 199 cards.
●    BGS 9.5 Grade: The Series Gallery Drop 058 Asset card is a BGS 9.5-graded 2012-2013 National Treasures Anthony Davis #151 RPA card (45 copies in the world). There are no cards graded higher than a BGS 9.5.
Specifications
Card	National Treasures Anthony Davis #151 RPA
Production Year	2012-2013
BGS Grade	9.5
Purchased From	eBay
Purchased For	$21,260
Year Purchased	2020

The Athlete
Anthony Marshon Davis Jr. (American, b. 1993) is a power forward/center in the NBA, and currently plays for the Los Angeles Lakers. After winning the 2012 NCAA Championship with the University of Kentucky, Davis was drafted first overall in the 2012 NBA Draft by the New Orleans Hornets. He was also selected to play in the 2012 Olympics that summer. His accomplishments include seven All-Star Game appearances, the 2017 NBA All-Star Game MVP Award and one Olympic Gold Medal (2012). Davis won his first NBA Championship with the Los Angeles Lakers in 2020.
The Card
The 2012-2013 National Treasures Anthony Davis #151 RPA is one of the most coveted Anthony Davis rookie cards, rated #1 on Beckett’s list of top Anthony Davis rookie cards. There were only 199 copies of this card printed, and the Series Gallery Drop 058 Asset card is one of only 45 BGS 9.5-graded cards. The card is numbered 108/199 on the front. The card features a three-color jersey patch insert and an on-card autograph.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 058 Asset is a Beckett Grading Services (BGS) graded trading card. There are 45 BGS 9.5-graded 2012-2013 National Treasures Anthony Davis #151 RPA cards in circulation. The card is preserved in a plastic BGS holder and features sub-grades: 9.5 for “Centering,” 9.5 for “Corners,” 9.5 for “Edges” and 9.5 for “Surface.” On the reverse, the autograph grade is noted as a BGS 10.
Ownership and Pricing History
The Series Gallery Drop 058 Asset was purchased from eBay. The specific ownership and pricing history of the card constituting the Series Gallery Drop 058 Asset is unknown, however there are public sale data points for the card that are close to our purchase price.
The Series Gallery Drop 059 Asset

Summary Overview
Series Gallery Drop 059 has purchased a 9.4 Wata-graded Super Mario Bros. NES game (which we refer to as the Series Gallery Drop 059 Asset).
●    Best-Selling Game: Super Mario Bros. is the best-selling game in the Super Mario Bros. series and one of the best-selling video games of all time at over 40 million copies sold worldwide. The game has two sequels, Super Mario Bros. 2 and Super Mario Bros. 3, which were also very popular with audiences.
●    9.4 Grade: The Series Gallery Drop 059 Asset is a 9.4 Wata-graded Super Mario Bros. NES game, with a Grade A+ seal. The game was purchased from a private collector. It is a “Round SOQ” variation, which has not previously been sold on the public market.
●    Significance in Pop Culture: The characters in the Super Mario Bros. franchise are embedded in pop culture. The game was created over 30 years ago, and continues to sell in the latest video game formats even today, such as the Nintendo Switch.
Specifications
Title	Super Mario Bros.
Game Type	Nintendo NES
Release Year	1985
Wata Grade	9.4
Seal Grade	A+
Purchased From	Private Collector
Purchased For	$73,700
Year Purchased	2020

The Game
Super Mario Bros. is the best-selling game in the Super Mario Bros. franchise, and has retained cultural significance over the 35 years since its original release. It was subsequently ported to other video game formats and has been released on most Nintendo systems. It kicked off an entire franchise featuring several video games, TV series and a movie.
The game is a multi-player game featuring Mario and Luigi in a side-scrolling format as they travel through the Mushroom Kingdom to defeat the antagonist, Bowser, rescue Princess Toadstool and encounter various challenges along the way.
Market Assessment
The factory-sealed video game collecting category has gained significant interest in the past year. We believe that the category is well-positioned for growth as a result of a centralized grading authority (Wata) to vet authenticity and condition and increasing accessibility as more auction houses and resellers start selling NES games.
Condition Report
The Series Gallery Drop 059 Asset is a 9.4 Wata-graded NES game with a Grade A+ seal. The game is in excellent condition and preserved in a Wata plastic holder.
Ownership and Pricing History

We purchased the Series Gallery Drop 059 Asset from a private collector. Prior ownership and pricing history of the Series Gallery Drop 059 Asset is unknown.
The Series Gallery Drop 060 Asset
Summary Overview
Series Gallery Drop 060 has purchased a 9.6 CGC-graded Daredevil #1 comic (which we refer to as the Series Gallery Drop 060 Asset).
●    First Appearance of Daredevil: The Series Gallery Drop 060 Asset comic features the origin and first appearance of Daredevil, a well-known comic book and TV show character.
●    9.6 Grade: The Series Gallery Drop 060 Asset comic is a 9.6 CGC-graded Daredevil #1 comic (26 copies in the world). The book is in Near Mint condition with Off-White to White pages. The book was purchased from Metropolis Collectibles, an independent comic book dealer.
●    High Frequency of Sales: Daredevil #1 is among the top 20 most actively sold comic books from the Silver Age.
Specifications
Title	Daredevil #1
Publisher	Marvel
Creation Date	1964
Age	Silver
CGC Grade	9.6
Page Color	Off-White to White
Key Issue	First Appearance of Daredevil
Purchased From	Metropolis Collectibles
Purchased For	$48,500
Year Purchased	2020

The Comic
The Series Gallery Drop 060 Asset is the first appearance and origin story of Daredevil. It chronicles Matt Murdoch’s evolution from a childhood accident to becoming a vigilante named Daredevil. The comic is from the Silver Age, which is an informal name for a period in the history of American superhero comic books usually said to run from 1956 to 1970 that followed the Golden Age of comics from 1938 to 1956. The comic was scripted by Stan Lee, who is considered one of the most influential comic book publishers and writers.
Market Assessment
We expect the market for vintage collectible comic books to grow, buoyed by increasing accessibility and transparency as well as by the popularization of superhero movies by the likes of Disney and 21st Century Fox. We believe that the Series Gallery Drop 060 Asset is positioned to benefit from this trend. As the first appearance of Daredevil, the Series Gallery Drop 060 Asset is a key collector’s edition featuring an established Marvel character. We believe that the Series Gallery Drop 060 Asset is a Silver Age grail, especially at the 9.6 CGC grade, which has only 26 copies worldwide and represents only 0.7% of the available copies of this comic book in circulation. As the collectibles comic book market grows, we believe that the potential for the Series Gallery Drop 060 Asset’s value to grow as well.

As of December 15, 2020, Daredevil #1 was one of the top 20 most actively traded Silver Age comics according to GoCollect. The high volume of sales indicates high demand.
Condition Report
The Series Gallery Drop 060 Asset is a 9.6 Certified Guaranty Company (CGC) graded comic book with Universal label, which means it is in the Near Mint condition. There are 26 Universal-labeled 9.6 CGC-graded Daredevil #1 comics in circulation. The book is in excellent condition and preserved in a CGC plastic holder with tamper-evident seal.
Ownership and Pricing History
We purchased the Series Gallery Drop 060 Asset from Metropolis Collectibles, an independent comic shop based in New York. Pricing history for the Series Gallery Drop 060 Asset comes from GoCollect, which aggregates comic book sales data from ComicLink, ComicConnect, eBay, Heritage Auctions and other dealers. The table below lists publicly reported sales of the 9.6 CGC-graded Daredevil #1 comic.
Source: Historical sale prices for 9.6 CGC-graded Daredevil #1 comics sourced from GoCollect sale databases.
Date	Sale Price
12/03/2019	$48,500
05/23/2018	$35,500
11/17/2016	$35,850
03/29/2016	$36,500

The Series Gallery Drop 061 Asset
Summary Overview
Series Gallery Drop 061 has purchased a PSA GEM-MT 10-graded 1999 Pokémon 1st Edition Shadowless Holo Venusaur #15 trading card (which we refer to as the Series Gallery Drop 061 Asset).
●    Cultural Relevance of Pokémon: Over the 25+ years since its introduction, Pokémon has grown to become the largest media franchise in the world, including movies, games and merchandise. Over 368 million units of the Pokémon games have been sold, and Pokémon Go crossed 1 billion mobile downloads. Venusaur, featured on this card, is the final evolutionary version of Bulbasaur, one of the three original starter Pokémon.
●    1999 1st Edition Shadowless Holo Cards: The 1999 1st Edition Base Set series is significant as the first Pokémon card set to be issued in the US, and features 102 cards. While the specific number of cards in existence are unknown, it is estimated that approximately 10,000 copies of each card were produced.
●    GEM-MT 10 Grade: The Series Gallery Drop 061 Asset card is a PSA GEM-MT 10-graded 1999 Pokémon 1st Edition Shadowless Holo Venusaur #15 trading card (135 copies in the world). GEM-MT 10 is the highest available grade in the PSA grading system.
Specifications

Card	Pokémon 1st Edition Shadowless Holo Venusaur #15
Production Year	1999
PSA Grade	GEM-MT 10
Purchased From	Private Collector
Purchased For	$21,989
Year Purchased	2020

The Card
1999 Pokémon 1st Edition Shadowless Holo Venusaur #15 trading card is part of the 1999 1st Edition Base Set featuring 102 cards. The set consists of these types of cards, in order of rarity: “Holographic” (16 cards), “Rare” (16 cards), “Uncommon” (32 cards), “Common” (32 cards) and “Basic Energy” (6 cards). The Venusaur card, numbered #15, is one of the 16 scarce “Holographic” cards in the 1st Edition Base Set. Venusaur is the final evolutionary version of Bulbasaur, one of the three original starter Pokémon, and is one of the most coveted cards in the set.
Market Assessment
With the advent of nostalgia collecting, trading cards hold a special place in the position of many people’s hearts. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide. The Pokémon franchise has had a global appeal over the last 25+ years, which creates a large and global market for buying and selling Pokémon cards. The category gained momentum in 2020, with the 1999 Pokémon 1st Edition Charizard trading card breaking record prices multiple times in 2020 and catching the attention of mainstream media and collectors.
Condition Report
The Series Gallery Drop 061 Asset is a GEM-MT 10 Professional Sports Authenticator (PSA) graded trading card. GEM-MT 10 is the highest available grade in the PSA grading system. There are 135 PSA GEM-MT 10-graded 1999 Pokémon 1st Edition Shadowless Holo Venusaur #15 trading cards in circulation. The card is in virtually perfect condition according to PSA and preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History
The Series Gallery Drop 061 Asset was purchased from a private collector. The specific ownership and pricing history of the card constituting the Series Gallery Drop 061 Asset is unknown, however there are public sale data points for the card that are close to our purchase price.
The Series Gallery Drop 062 Asset
Summary Overview
Series Gallery Drop 062 has purchased a collection of 9.8 A++ Wata-graded Tetris and Tetris II NES games (which we refer to as the Series Gallery Drop 062 Asset).
●    Best-Selling Game: Tetris, a tile-matching video game, is one of the top selling video game franchises of all time. The Series Gallery Drop 062 Asset consists of the Nintendo Entertainment System (NES) versions of Tetris and its sequel, Tetris II.
●    9.8 Grade: The Series Gallery Drop 062 Asset includes 9.8 Wata-graded Tetris and Tetris II NES games, each with a Grade A++ seal. A++ is the highest seal grade attainable in the Wata grading system. The games were purchased from a private collector.

●    Cultural Significance: Tetris has been made available on over 65 platforms, a Guinness world record for the most-ported video game title.
Specifications
Title	Tetris	Tetris II
Game Type	Nintendo NES
Release Year	1989	1993
Wata Grade	9.8	9.8
Seal Grade	A++	A++
Purchased From	Private Collector
Purchased For	$15,400
Year Purchased	2020

The Game
Tetris is a video game in which players attempt to stack differently shaped pieces consisting of four tiles each in a 10x20 well. The goal of the game is to organize the tiles in a way that completes rows and makes them disappear, resulting in the player gaining points. The pace of the game increases as more rows disappear, and the game ends when the 10x20 well has been stacked to the top.
Tetris is one of the top selling video game franchises of all time, and has been made available on over 65 platforms, earning it a Guinness world record for the most-ported video game title.
Market Assessment
The factory-sealed video game collecting category has gained significant interest in the past year. We believe that the category is well-positioned for growth as a result of a centralized grading authority (Wata) to vet authenticity and condition and increasing accessibility as more auction houses and resellers start selling NES games.
Condition Report
The Series Gallery Drop 062 Asset includes two 9.8 Wata-graded NES games with Grade A++ seals. The games are in excellent condition and preserved in Wata plastic holders.
Ownership and Pricing History
We purchased the Series Gallery Drop 062 Asset from a private collector. Prior ownership and pricing history of the Series Gallery Drop 062 Asset is unknown.
The Series Gallery Drop 063 Asset
Summary Overview
Series Gallery Drop 063 has purchased a BGS 9.5-graded 2002-03 Panini Futebol Portugal Cristiano Ronaldo #137 trading card (which we refer to as the Series Gallery Drop 063 Asset).
●    Rookie Cards: For any given player, rookie cards are considered the most desirable and valuable cards.

●    Cultural Relevance of Cristiano Ronaldo: Cristiano Ronaldo is considered to be among the greatest soccer players of all time. After 18 years playing for powerhouse teams such as Real Madrid, Manchester United and now Juventus, Ronaldo has achieved five Ballon d’OR awards, four European Golden Shoes, five Champions League titles, one UEFA European League Championship and one UEFA Nations League title.
●    Scarcity: With the introduction of serial numbers on soccer cards, scarcity has been built into the card issues, which assures that print runs will be limited. The scarcity of limited edition cards is compounded by the condition and grading.
●    BGS 9.5 Grade: The Series Gallery Drop 063 Asset card is a BGS 9.5-graded 2002-03 Panini Futebol Portugal Cristiano Ronaldo #137 trading card (40 copies in the world).
Specifications
Card	Panini Futebol Portugal Cristiano Ronaldo #137
Production Year	2012-2013
BGS Grade	9.5
Purchased From	Private Collector
Purchased For	$20,000
Year Purchased	2020

The Athlete
Cristiano Ronaldo is considered to be among the greatest soccer players of all time. After 18 years playing for powerhouse teams such as Real Madrid, Manchester United and now Juventus, Ronaldo has achieved five Ballon d’OR awards, four European Golden Shoes, five Champions League titles, one UEFA European League Championship and one UEFA Nations League title. As of December 2020, Ronaldo is also the most followed person on Instagram with 246 million followers.
The Card
The 2002-03 Panini Futebol Portugal Cristiano Ronaldo #137 trading card is the most coveted Cristiano Ronaldo rookie card, and considered to be his true rookie card by collectors. The card features an action shot of a young Ronaldo in his Portugal uniform.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 063 Asset is a Beckett Grading Services (BGS) graded trading card. There are 40 BGS 9.5-graded 2002-03 Panini Futebol Portugal Cristiano Ronaldo #137 trading cards in circulation. The card is preserved in a plastic BGS holder and features sub-grades: 9.5 for “Centering,” 9 for “Corners,” 9.5 for “Edges” and 9.5 for “Surface.”
Ownership and Pricing History

The Series Gallery Drop 063 Asset was purchased from eBay. The specific ownership and pricing history of the card constituting the Series Gallery Drop 063 Asset is unknown, however there are public sale data points for the card that are close to our purchase price.
The Series Gallery Drop 064 Asset
Summary Overview
Series Gallery Drop 064 has purchased a BGS 9.5-graded 2004-05 Panini Megacracks La Liga Lionel Messi #71 trading card (which we refer to as the Series Gallery Drop 064 Asset).
●    Rookie Cards: For any given player, rookie cards are considered the most desirable and valuable cards.
●    Cultural Relevance of Lionel Messi: Lionel Messi is considered to be among the greatest soccer players of all time. After 16 years playing for FC Barcelona, Messi has achieved a record six Ballon d’OR awards, a record six European Golden Shoes, 10 La Liga titles, four Champions League titles and six Copas del Rey.
●    Scarcity: With the introduction of serial numbers on soccer cards, scarcity has been built into the card issues, which assures that print runs will be limited. The scarcity of limited edition cards is compounded by the condition and grading.
●    BGS 9.5 Grade: The Series Gallery Drop 064 Asset card is a BGS 9.5-graded 2004-05 Panini Megacracks La Liga Lionel Messi #71 trading card (70 copies in the world).
Specifications
Card	Panini Megacracks La Liga Lionel Messi #71
Production Year	2004-05
BGS Grade	9.5
Purchased From	Private Collector
Purchased For	$32,000
Year Purchased	2020

The Athlete
Lionel Messi is considered to be among the greatest soccer players of all time. Messi has spent his entire career with Barcelona, and his achievements include a record six Ballon d’OR awards, a record six European Golden Shoes, 10 La Liga titles, four Champions League titles and six Copas del Rey. He is also the captain of Argentina’s national team, and is the country’s all-time leading goal scorer.
The Card
The 2004-05 Panini Megacracks La Liga Lionel Messi #71 trading card is the most coveted and valuable Lionel Messi rookie card. The card features an action shot of a young Messi dribbling the ball in his FC Barcelona uniform.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report

The Series Gallery Drop 064 Asset is a Beckett Grading Services (BGS) graded trading card. There are 70 BGS 9.5-graded 2004-05 Panini Megacracks La Liga Lionel Messi #71 trading cards in circulation. The card is preserved in a plastic BGS holder and features sub-grades: 9.5 for “Centering,” 9 for “Corners,” 9.5 for “Edges” and 9.5 for “Surface.”
Ownership and Pricing History
The Series Gallery Drop 064 Asset was purchased from eBay. The specific ownership and pricing history of the card constituting the Series Gallery Drop 064 Asset is unknown, however there are public sale data points for the card that are close to our purchase price.
The Series Gallery Drop 065 Asset
Summary Overview
Series Gallery Drop 065 has purchased a PSA GEM-MT 10-graded 1996 Topps Chrome Allen Iverson #171 Refractor trading card (which we refer to as the Series Gallery Drop 065 Asset).
●    Rookie Cards: For any given player, rookie cards are considered the most desirable and valuable cards. Certain special iterations of cards include specialty refractors (a reflective coating that displays a rainbow when held at a specific angle), autographs or pieces of jersey which further compound the value of the asset.
●    Cultural Relevance of Allen Iverson: Allen Iverson is considered to be among the greatest basketball players of all time. His accomplishments include 11-time NBA All-Star, two NBA All-Star Most Valuable Player (MVP) Awards and one NBA MVP Award.
●    Scarcity: With the introduction of serial numbers on basketball cards, scarcity has been built into the card issues, which assures that print runs will be limited. The scarcity of limited edition cards is compounded by variations like the refractor, as well as the condition and grading.
●    PSA 10 Grade: The Series Gallery Drop 065 Asset card is a PSA GEM-MT 10-graded 1996 Topps Chrome Allen Iverson #171 Refractor trading card (36 copies in the world at a PSA 10 grade).
Specifications
Card	Topps Chrome Allen Iverson #171 Refractor
Production Year	1996
PSA Grade	10
Purchased From	Michael Karnjanaprakorn
Purchased For	$25,100
Year Purchased	2021

The Athlete
Allen Iverson (American, b. 1975) is a professional basketball player who played 14 seasons in the NBA as a point guard and shooting guard for the Philadelphia 76ers, the Denver Nuggets, the Detroit Pistons and the Memphis Grizzlies. His accomplishments include 11-time NBA All-Star, two NBA All-Star MVP Awards and one NBA MVP Award.
The Card

The 1996 Topps Chrome Allen Iverson #171 Refractor trading card is one of the most coveted and valuable Allen Iverson rookie cards. A refractor is a special variation that includes a reflective coating that shines multiple colors, especially in direct light. Refractors are produced in more limited quantities than base cards, which compounds their scarcity.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 065 Asset is a GEM-MT 10 Professional Sports Authenticator (PSA) graded trading card. GEM-MT 10 is the highest available grade in the PSA grading system. There are 36 PSA GEM-MT 10-graded Allen Iverson #171 Refractor trading cards in circulation. The card is in virtually perfect condition according to PSA and preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History
The Series Gallery Drop 065 Asset was purchased from Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 065 Asset from an eBay auction conducted by PWCC for $25,100, the same price paid by Series Gallery Drop 065. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 065 Asset is unknown.
The Series Gallery Drop 066 Asset
Summary Overview
Series Gallery Drop 066 has purchased a PSA GEM-MT Dual 10-graded 2013 Panini Immaculate Collection Giannis Antetokounmpo #131 RPA trading card (which we refer to as the Series Gallery Drop 066 Asset).
●    Rookie Cards: For any given player, rookie cards are considered the most desirable and valuable cards. Certain special iterations of cards include autographs or pieces of jersey which further compound the value of the asset. This card is an “RPA,” which is a rookie card with a jersey patch and an autograph.
●    Cultural Relevance of Giannis Antetokounmpo: Giannis Antetokounmpo has earned two consecutive MVP awards and secured the #2 spot in the Top-10 NBA players rankings behind LeBron James. Known as “The Greek Freak,” the 2020 Defensive Player of the Year reigns as a fan favorite, leading the Milwaukee Bucks to four consecutive playoff runs.
●    Scarcity: With the introduction of serial numbers on basketball cards, scarcity has been built into the card issues, which assures that print runs will be limited. The scarcity of limited edition cards is compounded by the condition and grading. The Series Gallery Drop 066 Asset card is a part of a print run of only 99 cards.
●    PSA 10 Grade: The Series Gallery Drop 066 Asset card is a PSA GEM-MT Dual 10-graded 2013 Panini Immaculate Collection Giannis Antetokounmpo #131 RPA trading card (four copies in the world at a Dual 10 grade).
Specifications

Card	Panini Immaculate Collection Giannis Antetokounmpo #131 RPA
Production Year	2013
PSA Grade	Dual 10 (Card Grade 10, Autograph Grade 10)
Purchased From	Michael Karnjanaprakorn
Purchased For	$90,000
Year Purchased	2021

The Athlete
Giannis Sina Ugo Antetokounmpo (Greek / Nigerian, b. 1994) is a professional basketball player in the NBA, and currently plays for the Milwaukee Bucks. Antetokounmpo’s size and versatility changed the game of basketball, earning him two consecutive MVP awards and securing him the #2 spot in the Top-10 NBA players rankings behind LeBron James. Known as “The Greek Freak,” the 2020 Defensive Player of the Year reigns as a fan favorite, leading the Milwaulkee Bucks to four consecutive playoff runs.
The Card
The 2013 Panini Immaculate Collection Giannis Antetokounmpo #131 RPA trading card is one of the most coveted Giannis Antetokounmp rookie cards. There were only 99 copies of this card printed, and the Series Gallery Drop 066 Asset card is one of only four PSA Dual 10-graded cards. The card is numbered 94/99 on the front and features a three-color jersey patch insert and an on-card autograph.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 066 Asset is a GEM-MT 10 Professional Sports Authenticator (PSA) graded trading card. GEM-MT 10 is the highest available grade in the PSA grading system. There are four PSA GEM-MT Dual 10-graded 2013 Panini Immaculate Collection Giannis Antetokounmpo #131 RPA trading cards in circulation. “Dual 10” refers to a PSA 10 grade for the card as well as for the autograph. The card is in virtually perfect condition according to PSA and preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History
The Series Gallery Drop 066 Asset was purchased from Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 066 Asset from a private collector for $90,000, the same price paid by Series Gallery Drop 066. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 066 Asset is unknown.
The Series Gallery Drop 067 Asset
Summary Overview
Series Gallery Drop 067 has purchased a BGS Dual 10-graded 2003-04 SP Authentic Signatures #LJA Lebron James trading card (which we refer to as the Series Gallery Drop 067 Asset).

●    Rookie Cards: For any given player, rookie cards are considered the most desirable and valuable cards. Certain special iterations of cards include specialty refractors (a reflective coating that displays a rainbow when held at a specific angle), autographs or pieces of jersey which further compound the value of the asset.
●    Cultural Relevance of Lebron James: LeBron James is one of the most celebrated figures of this generation of NBA players. As he is frequently compared to Michael Jordan, his name carries a legacy that is unlikely to disappear anytime soon. His accomplishments include eight consecutive NBA Finals appearances (2011-2018), four NBA championship titles, four Most Valuable Player (MVP) Awards, four Finals MVP Awards, 16-time NBA All-Star and two Olympic gold medals. This rookie card is a memento of the trajectory of his career, from the first overall pick in the 2003 draft to a four-time NBA champion.
●    Scarcity: With the introduction of serial numbers on basketball cards, scarcity has been built into the card issues, which assures that print runs will be limited. The scarcity of limited edition cards is compounded by the condition and grading.
●    BGS Dual 10 Grade: The Series Gallery Drop 067 Asset card is a a BGS Dual 10-graded 2003-04 SP Authentic Signatures #LJA Lebron James trading card (7 copies in the world at a BGS 10 grade).
Specifications
Card	SP Authentic Signatures #LJA Lebron James
Production Year	2003-04
BGS Grade	Dual 10 (Card Grade 10, Autograph Grade 10)
Purchased From	Michael Karnjanaprakorn
Purchased For	$60,000
Year Purchased	2021

The Athlete
LeBron James (American, b. 1984) is largely considered to be one of the greatest basketball players of all time. After growing up in Cleveland, James was drafted to the Cleveland Cavaliers as a first round pick in 2003. He was named 2003-04 Rookie of the Year and made a name for himself on the court as a force to be reckoned with. After playing for the Cavaliers until 2010, James made the controversial decision to continue his NBA career with the Miami Heat. In Miami, he led the Heat to back to back NBA championships in 2012 and 2013. In 2014, James opted out of his Heat contract to return to the Cavaliers where he won another championship in 2016, thus ending the 52-year professional sports title drought in Cleveland. Although he is approaching the age of 40, James decided to continue his career in Los Angeles and signed with the Lakers in 2018 and remains a force on and off the court.
Outside of basketball, James rose to fame in a myriad of endeavors. He is the face of numerous endorsements, including his well known Sprite and Nike commercials. He has become a pop culture figure that reaches far beyond basketball through cameos in shows like Saturday Night Live. He is also an activist for education through the LeBron James Family Foundation.
The Card
The 2003-04 SP Authentic Signatures #LJA Lebron James trading card is a highly coveted LeBron James rookie card. The front of the card features an action shot and Lebron James’ signature. The back of the card reads, “Congratulations! You have received a card personally autographed by LeBron James,” and certifies the authenticity of the signature. The Series Gallery Drop 067 Asset card is one of only 7 BGS 10-graded cards.
Market Assessment

With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 067 Asset is a Dual 10 Beckett Grading Services (BGS) graded trading card. There are 7 BGS Dual 10-graded 2003-04 SP Authentic Signatures #LJA Lebron James trading cards in circulation. The card is preserved in a plastic BGS holder and features sub-grades: 10 for “Centering,” 9.5 for “Corners,” 10 for “Edges” and 10 for “Surface.” The autograph grade is noted as a BGS 10.
Ownership and Pricing History
The Series Gallery Drop 067 Asset was purchased from Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 067 Asset from a private collector for $60,000, the same price paid by Series Gallery Drop 067. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 067 Asset is unknown.
The Series Gallery Drop 068 Asset
Summary Overview
Series Gallery Drop 068 has purchased a PSA GEM-MT 10-graded 2007 Topps Chrome Kevin Durant #131 Refractor trading card (which we refer to as the Series Gallery Drop 068 Asset).
●    Rookie Cards: For any given player, rookie cards are considered the most desirable and valuable cards. Certain special iterations of cards include specialty refractors (a reflective coating that displays a rainbow when held at a specific angle), autographs or pieces of jersey which further compound the value of the asset.
●    Cultural Relevance of Kevin Durant: Kevin Durant is one of the top basketball players in the NBA. His accomplishments include two-time NBA Champion, two-time NBA Finals MVP, NBA MVP Award, Rookie of the Year, 10-time NBA All-Star and two Olympic Gold Medals.
●    Scarcity: With the introduction of serial numbers on basketball cards, scarcity has been built into the card issues, which assures that print runs will be limited. The scarcity of limited edition cards is compounded by the condition and grading.
●    GEM-MT 10 Grade: The Series Gallery Drop 068 Asset card is a PSA GEM-MT 10-graded 2007 Topps Chrome Kevin Durant #131 Refractor trading card (188 copies in the world). GEM-MT 10 is the highest available grade in the PSA grading system.
Specifications
Card	Topps Chrome Kevin Durant #131 Refractor
Production Year	2007
PSA Grade	GEM-MT 10
Purchased From	Michael Karnjanaprakorn
Purchased For	$24,000
Year Purchased	2021

The Athlete

Kevin Wayne Durant (American, b. 1988) is a professional basketball player in the NBA, and currently plays for the Brooklyn Nets. Durant was drafted second overall in the 2007 NBA Draft by the Seattle SuperSonics, and played in the 2012 and 2016 Olympics. His accomplishments include two-time NBA Champion, two-time NBA Finals MVP, NBA MVP Award, Rookie of the Year, 10-time NBA All-Star and two Olympic Gold Medals.
The Card
The 2007 Topps Chrome Kevin Durant #131 Refractor is one of the most coveted Kevin Durant rookie cards. The refractor variation includes a reflective coating that shines multiple colors, especially in direct light.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 068 Asset is a GEM-MT 10 Professional Sports Authenticator (PSA) graded trading card. GEM-MT 10 is the highest available grade in the PSA grading system. There are 188 GEM-MT 10 PSA-graded 2007 Topps Chrome Kevin Durant #131 Refractor cards in circulation. The card is in virtually perfect condition according to PSA and preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History
The Series Gallery Drop 068 Asset was purchased from Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 068 Asset from eBay for $24,000, the same price paid by Series Gallery Drop 068. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 068 Asset is unknown.
The Series Gallery Drop 069 Asset
Summary Overview
Series Gallery Drop 069 has purchased a collection of 15 PSA GEM-MT 10-graded NBA Panini Prizm Silver trading cards (which we refer to as the Series Gallery Drop 069 Asset or the Emerging 15 Index).
●    Rookie Cards: For any given player, rookie cards are considered the most desirable and valuable cards. Certain special iterations of cards include colored parallels (silver, gold, blue, red, etc.) which further compound the value of the asset.
●    Cultural Relevance of the Emerging 15 Index: The Emerging 15 Index comprises rookie cards of the top-15 NBA prospects from 2017 to 2019: Coby White (2019), Ja Morant (2019), RJ Barrett (2019), Tyler Herro (2019), Zion Williamson (2019), Luka Doncic (2018), Shai Gilgeous-Alexander (2018), Trae Young (2018), Michael Porter Jr. (2018), Collin Sexton (2018), Bam Adebayo (2017), De’Aaron Fox (2017), Donovan Mitchell (2017), Jayson Tatum (2017) and Lonzo Ball (2017).
●    Scarcity: The scarcity of limited edition cards is compounded by the condition and grading.
●    PSA 10 Grade: The Series Gallery Drop 069 Asset cards all have a PSA 10 GEM-MT grade.
Specifications

Card (Player)	Production Year	Grade	Purchased From	Purchase Price	Year Purchased
Coby White	2019	PSA GEM-MT 10	Michael Karnjanaprakorn	$935	2021
Ja Morant	2019			$4,500
RJ Barrett	2019			$885
Tyler Herro	2019			$1,400
Zion Williamson	2019			$6,250
Luka Doncic	2018			$8,300
Shai Gilgeous-Alexander	2018			$860
Trae Young	2018			$3,200
Michael Porter Jr.	2018			$1,000
Collin Sexton	2018			$811
Bam Adebayo	2017			$800
De’Aaron Fox	2017			$887
Donovan Mitchell	2017			$1,685
Jayson Tatum	2017			$3,000
Lonzo Ball	2017			$615

The Athletes
Each year, a handful of rookies are identified as top prospects based on their perceived potential in the NBA. The Emerging 15 Index provides exposure to some of the best young talent in the league. Despite being relatively young or new to the league, players like Jayson Tatum and Luka Doncic are already all-stars, while all players on the list continue to make huge strides in skill with each season.
The Cards
The Panini Prizm Silver sets are the cornerstone of Panini’s card production, existing in a delicate balance between accessibility, rarity and popularity. The Series Gallery Drop 069 Asset cards each all have a PSA 10 GEM-MT grade, the highest grade available.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 069 Asset is a collection of fifteen GEM-MT 10 Professional Sports Authenticator (PSA) graded trading cards. GEM-MT 10 is the highest available grade in the PSA grading system. The cards are in virtually perfect condition according to PSA and preserved in plastic PSA holders with tamper-evident seals.
Ownership and Pricing History
The Series Gallery Drop 069 Asset was purchased from Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 069 Asset from eBay and Starstock for $35,128 in the aggregate, the same price paid by Series Gallery Drop 069. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 069 Asset is unknown.

DESCRIPTION OF BUSINESS
Overview
We believe that alternative assets have been a cornerstone of wealth accumulation. However, barriers are high and quality access has been limited to a tiny fraction of our global economy. We believe that those who do have access to top quality alternative investments are faced with a lack of transparency, operational overhead, and high minimums and fees from established gatekeepers. The costs for investing in this asset class are high and transaction volumes are low with few options for liquidity, resulting in longer holding periods. As a result, the opportunity to build wealth remains inaccessible.
The Otis Platform is our proposed solution to this problem.  We plan to create a marketplace for investment-grade art and collectibles and to expand our asset classes into other alternative asset classes such as real estate, wine, precious metals, and culture (movies, music royalties, etc.), through one or more affiliated issuers. Our goal is to unlock every type of alternative asset and give investors true uncorrelated, diversification.
We plan to target the acquisition of underlying assets ranging in price anywhere from $25,000 to $50,000,000. Some assets may also be below this range. Our mission is to democratize wealth accumulation by providing access, liquidity and transparency.
Market Opportunity
We believe the overall macroeconomic environment remains favorable for high performing alternative asset classes, including art and collectibles. Interest rates are expected to remain moderate (albeit rising) across most developed economies, and returns in traditional asset classes such as stocks and investment-grade bonds may remain volatile. In addition to the increased transparency generally across alternative asset classes, we believe that these factors will support the trend for investors to seek returns in alternative assets, which will continue to make these a more permanent component of investment strategies broadly.
Art
According to The Art Market Report 2019 by Art Basel and UBS, the size of the global art market in 2019 was roughly $64.1 billion, down 5% year-on-year.  Additionally, the 2020 Knight Frank Wealth Report noted that art as a category appreciated 59% in the last 12 months, and 141% in the last 10 years. Despite its size, the art market is complex and often misunderstood due to its opaque nature. Unlike traditional asset classes such as equities or fixed income, there is a lack of transparency due to limited publicly available data. The market is made and largely executed through private transactions, making it difficult for outsiders to gain insight. We believe there is an opportunity to use our platform to make the market more liquid and transparent for investors of all means and backgrounds. We expect the art market to grow and present unique opportunities moving forward as a result of demand stemming from investors looking for an uncorrelated alternative asset class, an increase in global wealth and the shifting tastes of millennial art collectors.
Additionally, we believe that there is an opportunity to capture the shifting tastes of millennial art collectors. The 2018 U.S. Trust Insights on Wealth and Worth survey on wealthy households found that millennials are the fastest growing segment of art collectors, up 8% year-over-year and comprising 36% of total respondents. What makes this generation of collectors different is that they are driven by the role art collecting plays in leveraging future wealth (33% versus 16% of all collectors) and as an asset that can be sold for a quick profit (35% versus 13%). The study also showed the biggest uptick in online art buying among millennials, up 9% to 78%. This is compared to men (42%) and women (36%) who purchased art online in 2018. We believe we are well positioned to benefit from these shifts in millennial collecting.
According to The Contemporary Art Market Report 2019 by Artprice, global auction turnover reached $1.89 billion (doubling in the last 10 years), the volume of transactions grew by 6.8% with 71,400 lots sold, the global unsold rate remained stable at 39% and the price index of contemporary art increased by 22%.
Sneakers

According to a recent research report by Cowen Equity Research, the U.S. sneaker market is currently valued at $21.2 billion, and the overall global sneaker market is nearing $100 billion.  Sneaker resale is now estimated to be a $2 billion market, according to Cowen & Co estimates. It is projected to triple over the next several years, reaching more than $6 billion by 2025.
A few causes can be attributed to the global popularization of the sneaker resale market. Most notably, brands generate artificial scarcity by keeping supply far below demand through limited edition drops. This hype has been boosted by celebrity-driven endorsement culture and more collaborations with celebrities, artists, high fashion designers and tastemakers to produce limited edition sneakers to the public. A select few examples of collaborations between shoe companies and tastemakers include Jordan 4 Retro KAWS Black, “The Ten” by Virgil Abloh’s Off-White, Travis Scott x Air Jordan 4 Cactus Jack, adidas x Pharrell Williams blue Human Body NMD and countless others. While some of these shoes may retail in the $100-$200 range, they just as easily appear on the secondary market at a 100x multiple. As an example, the Nike Dunk SB Low Staple “NYC Pigeon” originally retailed in Nike stores for $200 and was last sold on StockX for $13,500 on July 9, 2019. This growth in the sneaker market may also be attributed to the rise of streetwear as well as the rise of the “Hypebeast” community in mainstream culture. Strengthened by increased artistic collaborations as well as promotions by influencers and celebrities, the rise of streetwear is further propelled by social media and pop culture. This greater exposure to streetwear and the Hypebeast community through these digital channels has led to increased adoption into the mainstream, especially by an increasingly digitally native consumer. With the rise of streetwear and Hypebeast culture, the “sneakerhead” community has grown immensely, growing the #sneakerhead hashtag to over 17 million posts on Instagram.
Streetwear and Supreme
Streetwear is a growing market. In a 2018 report, Bain & Company again highlighted streetwear as a growth driver for the luxury sector. And, according to the inaugural Streetwear Impact Report - 001 published by Hypebeast and PwC, over 78% of 3,200 respondents voted for Supreme as the brand that represents streetwear the most. Supreme was followed by Nike, Off-White, Adidas, BAPE and Stussy.  According to the 2019 True Luxury Global Consumer Insights report published by BCG and Altagamma, the top two key trends in the luxury global consumer market were collaborations and buying second-hand. The value of collaborations reached 90% awareness amongst buyers, driven by Millennials and Gen Z-ers, and the top purchased collaboration overall was Supreme x Louis Vuitton.
The Supreme brand caters to youth “Hypebeast” culture, specifically the skate, hip hop and rock cultures. Since its inception, Supreme has morphed from a brick-and-mortar hangout for downtown skate kids to a cult global brand whose eclectic output rivals that of some of the world's most elite fashion brands. The company functions by making limited amounts of product and “drops” them at designated times of the year, generating buzz, hype and exclusivity around the brand. They are perhaps best known for their wide reaching and prolific original collaborations with iconic fashion brands such as Nike SB, Vans, Air Jordan and others. Beyond their retail collaborations, the brand collaborates with a diverse and expansive range of edgy musicians and artists.
Comics
The comic book industry flourished within the pop culture arena of the 1930s due to the popularity of superhero characters such as Superman, Batman and Captain Marvel. Since the 1960s, two publishers have primarily dominated the American comic book industry: Marvel Comics, the publisher of comics featuring Spider-Man, X-Men and Fantastic Four; and DC Comics, which publishes comics featuring Superman, Batman and Wonder Woman. According to a joint report by Comichron and ICv2, the comic book market reached a height of $1.1 billion in 2018, up $80 million from the previous year. Comics are a unique collectibles category because of the large amounts of data available on pricing, quantity and condition of certain vintage comic books. The industry is heavily tracked by databases, including Comics Price Guide, GoCollect and GPAnalysis, all of which provide information on fair market value, scarcity and quality. The increased popularity of online auctioning services like eBay and Heritage Auctions for buying and selling comic books has similarly greatly increased the visibility of actual comic book sale prices, leading to improved price guide accuracy, particularly for online price guides.

As such, we believe the collectible vintage comic book market will grow from its accessibility and transparency. Comic book collectors collect for several possible reasons, including appreciation, nostalgia, financial profit and completion of the collection. Macro trends exist today that may fuel the popularity of comic books. One trend is the steady remakes of Marvel comics, including Black Panther, The Avengers, Captain Marvel and others, into blockbuster movies. Further, The Walt Disney Company’s acquisition of Twenty First Century Fox brings in unique opportunities for Fox characters like X-Men, Deadpool and Fantastic Four to now be absorbed into the Marvel universe, which would further fuel the popularization of traditional comic book characters.
We believe that the opportunity for vintage comic books remains strong and the overall macroeconomic environment remains favorable for high performing alternative asset classes, including art and collectibles. Interest rates are expected to remain moderate (albeit rising) across most developed economies, and returns in traditional asset classes such as stocks and investment-grade bonds may remain volatile. In addition to the increased transparency generally across alternative asset classes, we believe that these factors will support the trend for investors to seek returns in alternative assets, which will continue to make these a more permanent component of investment strategies broadly.
Our Business
An investment in a series represents an investment in that particular series and thus indirectly in the underlying asset related to such series, and does not represent an investment in our company or our manager generally.  We do not anticipate that any series will own any assets other than the assets related to that series described under “The Underlying Assets.”  However, we expect that the operations of our company, including the creation of additional series and their acquisition of additional assets, will benefit investors by enabling each series to benefit from economies of scale.
We anticipate that our core competency will be the identification, acquisition, marketing and management of investment-grade art and other collectibles for the benefit of the investors. The Otis Platform aims to provide:
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investors with access to alternative assets for investment, portfolio diversification and secondary market liquidity for their interests (although a secondary market does not currently exist and there can be no guarantee that a secondary market will ever develop or that appropriate registrations to permit such secondary trading will ever be obtained);
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asset sellers with greater market transparency and insights, lower transaction costs, increased liquidity, a seamless and convenient sale process, portfolio diversification and the ability to retain minority equity positions in assets via the retention of equity interests in offerings conducted through the Otis Platform; and
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all Otis Platform users with a premium, highly curated and engaging experience.
All Otis Platform users and others are provided with opportunities to engage with the art and collectibles in our collection through a diverse set of tangible interactions with assets on the platform and unique collective ownership experiences.
Our objectives are to become the leading marketplace for investing in art, collectibles and other alternative assets; through the Otis Platform, to provide investors with financial returns commensurate with returns in the art, collectibles and other alternative assets industries; to provide experiential and social benefits comparable to those of a world-class collector; and to manage the collection in a manner that provides exemplary care to the assets and offers potential returns for investors.
Our Manager
The operating agreement designates our manager as the managing member of our company.  Our manager will generally not be entitled to vote on matters submitted to the holders of our interests.  Our manager will not have any distribution, redemption, conversion or liquidation rights by virtue of its status as manager.

The operating agreement further provides that our manager, in exercising its rights in its capacity as the managing member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting our company, any series or any of the interest holders and will not be subject to any different standards imposed by the operating agreement, the LLC Act or under any other law, rule or regulation or in equity.  In addition, the operating agreement provides that our manager will not have any duty (including any fiduciary duty) to our company, any series or any of the interest holders.
In the event our manager resigns as managing member of our company, the holders of a majority of all interests of our company may elect a successor managing member.  Holders of interests in each series have the right to remove our manager as manager of our company, by a vote of two-thirds of the holders of all interests in each series (excluding our manager), in the event our manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a series or our company. If so convicted, our manager shall call a meeting of all of the holders of interests in every series within 30 calendar days of such non-appealable judgment at which the holders may vote to remove our manager as manager of our company and each series.  If our manager fails to call such a meeting, any interest holder will have the authority to call such a meeting.  In the event of its removal, our manager shall be entitled to receive all amounts that have accrued and are due and payable to it. If the holders vote to terminate and dissolve our company (and therefore each series), the liquidation provisions of the operating agreement shall apply (as described in “Securities Being Offered—Liquidation Rights”). In the event our manager is removed as manager of our company, it shall also immediately cease to be manager of each series.
See “Directors, Executive Officers and Significant Employees” for additional information regarding our manager.
Affiliated Issuers
As previously noted, the Otis Platform may involve one or more affiliated issuers. We acknowledge that the $50 million annual limit for offerings under Rule 251(a)(2) (Tier 2) of Regulation A will be aggregated between any affiliated issuers with substantially similar business plans and have not adopted this structure to avoid such limit. We and our manager do not believe there to be a difference in the assets we are acquiring and holding versus those being acquired and held by an affiliated issuer, Otis Collection LLC (which we refer to as our affiliate), for which our manager is also the manager. The assets being acquired and held by both are as previously described, and, as previously noted, an investment in a series of our company or in a series of our affiliate represents an investment in that particular series and thus indirectly in the underlying asset related to such series and does not represent an investment in our company, our affiliate or our manager generally. See “Risk Factors.” Therefore, we believe there to be no risks or benefits of investing in the different offerings related solely to the existence of affiliated issuers and no material differences between the affiliated issuers.
Advisory Board
Our manager intends to assemble an expert network of advisors with experience in relevant industries to serve on the Advisory Board to assist our manager in identifying and acquiring the art, collectibles and other alternative assets, to assist our asset manager in managing the underlying assets and to advise our manager and certain other matters associated with our business and the various series.
The members of the Advisory Board will not be managers or officers of our company or any series and will not have any fiduciary or other duties to the interest holders of any series.
Operating Expenses
Each series will be responsible for the following costs and expenses attributable to the activities of our company related to such series (we refer to these as Operating Expenses):
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any and all fees, costs and expenses incurred in connection with the management of our underlying assets, including import taxes, income taxes, storage (including property rental fees should our manager decide to rent a property to store a number of underlying assets), security, valuation, custodial, marketing and utilization of the underlying assets;

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any fees, costs and expenses incurred in connection with preparing any reports and accounts of each series, including any blue sky filings required in order for a series to be made available to investors in certain states and any annual audit of the accounts of such series (if applicable) and any reports to be filed with the Commission;
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any and all insurance premiums or expenses, including directors and officer’s insurance of the directors and officers of our manager or asset manager, in connection with the underlying assets;
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any withholding or transfer taxes imposed on our company or a series or any interest holders as a result of its or their earnings, investments or withdrawals;
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any governmental fees imposed on the capital of our company or a series or incurred in connection with compliance with applicable regulatory requirements;
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any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against our company, a series or our asset manager in connection with the affairs of our company or a series;
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the fees and expenses of any administrator, if any, engaged to provide administrative services to our company or a series;
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all custodial fees, costs and expenses in connection with the holding of an underlying asset;
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any fees, costs and expenses of a third-party registrar and transfer agent appointed by our managing member in connection with a series;
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the cost of the audit of the annual financial statements of our company or a series and the preparation of tax returns and circulation of reports to interest holders;
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any indemnification payments;
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the fees and expenses of counsel to our company or a series in connection with advice directly relating to its legal affairs;
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the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by our managing member in connection with the operations of our company or a series; and
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any similar expenses that may be determined to be Operating Expenses, as determined by our managing member in its reasonable discretion.
Our manager has agreed to pay and not be reimbursed for Operating Expenses incurred prior to the initial closing of each offering. Our manager will bear its own expenses of an ordinary nature, including all costs and expenses on account of rent (other than for storage of the underlying assets), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the underlying assets).
If the Operating Expenses exceed the amount of revenues generated from an underlying asset and cannot be covered by any Operating Expense reserves on the balance sheet of such underlying asset, our manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the applicable series, on which our manager may impose a reasonable rate of interest, and be entitled to the Operating Expenses Reimbursement Obligation(s), and/or (c) cause additional interests to be issued in the such series in order to cover such additional amounts.
Indemnification of our Manager

The operating agreement provides that neither our manager, nor any current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors of our manager, nor members of the Advisory Board, nor persons acting at the request of our company in certain capacities with respect to other entities will be liable to our company, any series or any interest holders for any act or omission taken by them in connection with the business of our company or any series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.
Each series will indemnify these persons out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving our company or such series and with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.
Description of the Asset Management Agreement
Each series will appoint our manager to serve as asset manager to manage the underlying assets related to such series pursuant to an asset management agreement. Except as set forth below and any guidance as may be established from time to time by our manager or the Advisory Board, our asset manager will have sole authority and complete discretion over the care, custody, maintenance and management of each underlying asset and to take any action that it deems necessary or desirable in connection therewith.  Our asset manager will be authorized on behalf of each series to, among other things:
●
create the asset maintenance policies for each underlying asset in consultation with the Advisory Board and oversee compliance with such maintenance policies;
●
purchase and maintain insurance coverage for each underlying asset for the benefit of the series related to such asset;
●
engage third-party independent contractors for the care, custody, maintenance and management of each underlying asset;
●
develop standards for the care of each underlying asset while in storage;
●
develop standards for the transportation and care of each underlying asset when outside of storage;
●
reasonably make all determinations regarding the calculation of fees, expenses and other amounts relating to each underlying asset paid by the asset manager;
●
deliver invoices to our manager for the payment of all fees and expenses incurred by the series in connection with the maintenance of its underlying asset and ensure delivery of payments to third parties for any such services; and
●
generally perform any other act necessary to carry out its obligations under the asset management agreement.
Our asset manager will be paid a Sourcing Fee as compensation for sourcing each underlying asset in an amount equal to up to 10% of the gross offering proceeds of each offering; provided that such Sourcing Fee may be waived by our asset manager.
The asset management agreement will terminate on the earlier of: (i) one year after the date on which the relevant underlying assets have been liquidated and the obligations connected to the underlying assets (including contingent obligations) have been terminated, (ii) the removal of our manager as managing member of the series related to such assets, (iii) upon notice by one party to the other party of a party’s material breach of the asset management agreement or (iv) such other date as agreed between the parties to the asset management agreement.

Each series will indemnify our asset manager and its affiliates, and any of their respective directors, members, stockholders, partners, officers, employees or controlling persons, against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which such person may become subject in connection with any matter arising out of or in connection with the asset management agreement, except to the extent that any such losses result solely from the acts or omissions of such person that have been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to have resulted primarily from such person’s fraud, willful misconduct or gross negligence.
Asset Selection
We will target a broad spectrum of assets to cater to a wide variety of demand. It is our objective to acquire a diverse collection of top tier contemporary art and collectibles sourced directly from living, mid-career artists as well as art collectors. We will pursue investments opportunistically whenever we can leverage our industry-specific knowledge, unique sourcing angle or our relationships to bring compelling investment opportunities to investors. We aim to acquire only the highest of caliber assets and to appropriately maintain, monitor and manage the collection for continued value appreciation and to enable respectful enjoyment and utilization by the investors and potential lessees.
Sourcing. Through our network of artists, galleries, collectors, and our Advisory Board, we will build a pipeline of compelling opportunities in the contemporary art and collectibles market, with the intent of driving returns for investors who own the applicable asset. Our sourcing angle combined with our data-driven approach to the investment process will provide us with opportunities that will help us capture demand in the market for particular assets. Our data-driven approach will help us study and identify the latest trends in the market to find artists and pieces which we believe will resonate with millennial values. We will consider factors such as rarity, significance, historical prices, originality, value, condition, and social trends when deciding whether or not to acquire an asset. We look forward to maintaining an ongoing list of investment opportunities and a database of interesting market trends across the various assets categories that we track.
Due Diligence. We will consider the growth potential, historical significance, ownership history, past valuation of the asset and comparable assets.  Our diligence process will include a review of public auction data, opinions from art advisors in our network, precedent and comparable transactions, among other metrics. The diligence process will be a part of a memo that will be put together for investment review.
Investment Review. We will establish an investment committee (panel of experts, advisors, and independent members) to review the memo and vote to either approve or reject the assets. Regardless of the decision, the committee will draft a summary of their findings for internal record.
Asset Management. Once we acquire the asset, it will be insured and then transported and warehoused in a climate-controlled, highly secure location. During our hold period, we will monitor increases in market value and keep investors apprised any portfolio updates. We expect to loan the asset to museums or other interested parties (e.g., corporate offices/buildings) for fees that will then be distributed to investors.
Our asset selection criteria were established by our manager in consultation with members of our Advisory Board and are continually influenced by investor demand and current industry trends. The criteria are subject to change from time to time in the sole discretion of our manager. Although we cannot guarantee positive investment returns on the assets we acquire, we endeavor to select assets that are projected to generate positive return on investment, primarily based upon the asset’s value appreciation potential. Our manager, along with our Advisory Board, will endeavor to only select assets with known ownership history, certificates of authenticity, pre-purchase inspections, and other related records.  Our manager, along with our Advisory Board, also considers the condition of the assets, historical significance, ownership history and provenance, and the historical valuation of the specific asset or comparable assets.  Our manager, together with the Advisory Board, will review asset selection criteria at least annually. Our manager will seek approval from the Advisory Board for any major deviations from these criteria.

Through our network and Advisory Board, we believe that we will be able to identify and acquire art and other collectibles of the highest quality with the intent of driving returns for investors in the series of interests that owns the applicable asset. Concurrently, through the Otis Platform, we aim to bring together a significantly larger number of potential buyers with asset sellers than traditional auction houses or dealers are able to achieve. Through this process, we believe we can source and syndicate assets more efficiently than the traditional markets and with significantly lower transaction and holding costs.
Asset Acquisition
From time to time, we or our affiliates may elect to acquire a work of art or collectible opportunistically prior to the offering process. In such cases, the proceeds from the associated offering, net of any Brokerage Fee, Offering Expenses or other Acquisition Expenses, will be used to reimburse us for the acquisition of the artwork or collectible or repay any loans made to our company, plus applicable interest, to acquire such artwork or collectible.
In the future, rather than pre-purchasing assets before the closing of an offering, we plan to negotiate with asset sellers for the exclusive right to market, for a period of time a piece of art or collectible on the Otis Platform to investors. We plan to achieve this by pre-negotiating a purchase price (or desired amount of liquidity) and entering into an asset purchase agreement with an asset seller which would close simultaneously upon the closing of the offering of interests in the series associated with that piece of art or collectible. Then, upon closing a successful offering, the asset seller would be compensated with a combination of cash proceeds from the offering and, if elected, equity ownership in the series associated with the piece of art or collectible being sold (as negotiated in the asset purchase agreement for such asset) and title to the asset would be held by, or for the benefit of, the applicable series.
Asset Liquidity
We intend to hold and manage all of the assets marketed on the Otis Platform for an average of three to seven years. Liquidity for investors would be obtained by transferring their interests in a series (although a secondary market does not currently exist and there can be no guarantee that a secondary market for any series of interests will develop or that appropriate registrations to permit secondary trading will ever be obtained). However, should an offer to liquidate an entire asset materialize and be in the best interest of the investors, as determined by our asset manager, our asset manager together with the Advisory Board will consider the merits of such offers on a case-by-case basis and potentially sell the asset. Furthermore, should an asset become obsolete (e.g., lack investor demand for its interests) or suffer from a catastrophic event, our asset manager may choose to sell the asset.  As a result of a sale under any circumstances, our asset manager would distribute the proceeds of such sale (together with any insurance proceeds in the case of a catastrophic event covered under the assets insurance contract) to the interest holders of the applicable series (after payment of any accrued liabilities or debt, including, but not limited to, balances outstanding under any Operating Expenses Reimbursement Obligation, on the asset or of the series at that time).
Liquidity Platform
Overview
Our manager launched an interface on the Otis Platform that enables investors to indicate interest in buying and selling their holdings (which we refer to as the Liquidity Platform). Prior to the launch of the Liquidity Platform, our manager, as operator of the Otis Platform, engaged the Broker to receive communications of indications of interest from the Liquidity Platform and execute trades. In the future, we may associate with an ATS, which could be accessed through the Liquidity Platform. Any trades are subject to restrictions under state and federal securities law and the transfer restrictions included in our operating agreement (see “Securities Being Offered—Transfer Restrictions” below).
Liquidity Platform Process

The Liquidity Platform serves as the user interface through which interest holders and prospective secondary purchasers submit indications of interest to transfer or purchase interests in a series of our company. As such, the Liquidity Platform functions to deliver and display information to investors and the Broker. All activity related to indications of interest, and the execution of transfers or purchases of interests on the Liquidity Platform, is originated by the interest holders and prospective secondary purchasers. Neither our company, our manager, the asset manager, nor any affiliated issuer make any recommendations regarding the purchase or sale of interests, have custody of any interests or consideration or receive any compensation from the operations of the Liquidity Platform. The transfer of interests will be accomplished as set forth below and executed by the Broker, and all rules for execution are set by the Broker.
An auction process accomplished during set time intervals (each of which we refer to as a Trading Window) occurs in the following manner:
1.
Frequency of facilitation: Trading Windows are open from Thursdays at 9:30 a.m. Eastern Time to the following Thursday at 9:29:59 a.m. Eastern Time, meaning each Trading Window remains open for one week. However, our manager, in its capacity as operator of the Liquidity Platform, may change that frequency and duration in consultation with the Broker. The Broker may suspend or terminate any Trading Window at its sole discretion.

2.
Indication of interest submission and aggregation: During the hours of a Trading Window, indications of interest to transfer or purchase interests of a particular series may be submitted by interest holders and prospective secondary purchasers. Prior to submitting an indication of interest, all interest holders and prospective purchasers are required to affirm that they have read the rules for the auction process, provided payment information and understand the execution process described below. Throughout the Trading Window, all indications of interest would be aggregated through the Liquidity Platform with respect to the interests in a particular series, and, at the end of the Trading Window, the Broker sets a market-clearing price in the manner it determined: the price at which the maximum number of interests of a given series would be transacted during that particular Trading Window (e.g., the price at which the maximum number of indications of interest to transfer and purchase overlap), to the extent such transfers are permitted by applicable law and the transfer restrictions detailed in our operating agreement.

3.
Indication of interest execution: After the end of a Trading Window, each interest holder or prospective secondary purchaser that has an indication that meets the clearing price is notified through the Liquidity Platform and given a period of time, in their sole discretion, to withdraw their indication to transact at the market-clearing price. Indications that have not been withdrawn become orders, and the Broker matches, executes and closes orders during a fixed period of time after the end of the Trading Window, and instructs the transfer agent to transfer shares and the third-party holder of investor funds to transfer funds. Once executed, the appropriate information is submitted back to the Liquidity Platform and reflected for each interest holder.

Role of the Otis Platform
For the purposes of the Trading Windows described above (see “—Liquidity Platform Process”), the Otis Platform merely acts as a user interface to deliver and display information to investors and the Broker. For the avoidance of doubt, all transfers of cash and securities are performed by appropriately-licensed third parties, at the direction of investors, upon closing of a Trading Window.
Similarly, for the purposes of the trading accomplished via an ATS in the future, the Otis Platform will merely act as a user interface to facilitate the functionality of said ATS.
Neither our company, our manager nor the asset manager will receive any compensation for their respective roles in the trading procedures unless and until our manager or one of its affiliates registers as a broker-dealer and/or an ATS.

Secondary Trading by our Manager
Our manager may act as a buyer and seller of interests in any given series during the above Trading Windows or through an ATS. Prior to our manager participating in any secondary purchases or sales through the Liquidity Platform, our manager intends to put in place internal procedures that (1) limit the participation of the manger to the period within 30 days after the filing of any annual report or semiannual report required under Regulation A covering the respective series, and (2) prevent our manager from making any secondary purchases or sales when in possession of material, non-public information.
Employees
Our manager has 20 full-time employees and utilizes independent contractors and advisors to supplement its employee base.  Our company does not have any employees.
Government Regulation
Regulation of the art and collectible industry varies from jurisdiction to jurisdiction and state to state. In any jurisdictions or states in which we operate, we may be required to obtain licenses and permits to conduct business, including dealer and sales licenses, and will be subject to local laws and regulations, including, but not limited to, import and export regulations, laws and regulations involving sales, use, value-added and other indirect taxes.
Claims arising out of actual or alleged violations of law could be asserted against us by individuals or governmental authorities and could expose us or each series of interests to significant damages or other penalties.
Legal Proceedings
None of our company, any series, our manager, our asset manager or any director or executive officer of our manager is presently subject to any material legal proceedings.
Allocations of Expenses
To the extent relevant, Offering Expenses, Acquisition Expenses, Operating Expenses, revenue generated from underlying assets and any indemnification payments made by our company will be allocated amongst the various interests in accordance with our manager’s allocation policy, a copy of which is available to investors upon written request to our manager. The allocation policy requires our manager to allocate items that are allocable to a specific series to be borne by, or distributed to, as applicable, the applicable series. If, however, an item is not allocable to a specific series but to our company in general, it will be allocated pro rata based on the value of underlying assets or the number of interests, as reasonably determined by our manager or as otherwise set forth in the allocation policy. By way of example, as of the date hereof it is anticipated that revenues and expenses will be allocated as follows:
Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific underlying asset)
Revenue	Revenue from events and leasing opportunities for the asset	Allocable pro rata to the value of each underlying asset
	Asset sponsorship models	Allocable pro rata to the value of each underlying asset

Offering Expenses	Filing expenses related to submission of regulatory paperwork for a series	Allocable pro rata to the number of underlying assets
	Underwriting expense incurred outside of Brokerage Fee	Allocable pro rata to the number of underlying assets
	Legal expenses related to the submission of regulatory paperwork for a series	Allocable pro rata to the number of underlying assets
	Audit and accounting work related to the regulatory paperwork or a series	Allocable pro rata to the number of underlying assets
	Escrow agent fees for the administration of escrow accounts related to the offering	Allocable pro rata to the number of underlying assets
	Compliance work, including diligence related to the preparation of a series	Allocable pro rata to the number of underlying assets

Acquisition Expense	Transportation of underlying asset as at time of acquisition	Allocable pro rata to the number of underlying assets
	Insurance of underlying asset as at time of acquisition	Allocable pro rata to the value of each underlying asset
	Preparation of marketing materials	Allocable pro rata to the number of underlying assets
	Pre-purchase inspection	Allocable pro rata to the number of underlying assets
	Interest expense in the case an underlying asset was pre-purchased us prior to the closing of an offering through a loan	Allocable directly to the applicable underlying asset
	Storage	Allocable pro rata to the number of underlying assets
	Security (e.g., surveillance and patrols)	Allocable pro rata to the number of underlying assets
	Custodial fees	Allocable pro rata to the number of underlying assets

Operating	Appraisal and valuation fees	Allocable pro rata to the number of underlying assets
Expense	Marketing expenses in connection with any revenue-generating event	Allocable pro rata to the value of each underlying asset
	Insurance	Allocable pro rata to the value of each underlying asset
	Maintenance	Allocable directly to the applicable underlying asset
	Transportation to any revenue-generating event	Allocable pro rata to the number of underlying assets
	Ongoing reporting requirements (e.g., Reg A+ or Exchange Act reporting)	Allocable pro rata to the number of underlying assets
	Audit, accounting and bookkeeping related to the reporting requirements of the series	Allocable pro rata to the number of underlying assets
	Other revenue-generating event related expenses (e.g., location, catering, facility management, film and photography crew)	Allocable pro rata to the value of each underlying asset

Indemnification Payments	Indemnification payments under the operating agreement	Allocable pro rata to the value of each underlying asset
Notwithstanding the foregoing, our manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice to investors.

DESCRIPTION OF PROPERTY
Our manager currently leases space in purpose-built, secure, temperature-controlled storage facilities in New York and Oregon for the purpose of storing the underlying assets in a highly controlled environment, other than when they are being utilized for marketing or similar purposes. The monthly rent is approximately $1,100 per month at present.
Our manager also currently leases a purpose-built, secure, temperature-controlled gallery space in New York for the purpose of displaying the underlying assets for marketing and similar purposes.
Our manager and asset manager is located at 335 Madison Ave, 16th Floor, New York, NY 10017.
We believe that all our properties have been adequately maintained, are generally in good condition, and are suitable and adequate for our business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Overview
Since its formation in December 2018, our company has been engaged primarily in acquiring underlying assets from our manager financed through promissory notes issued to our manager and developing the financial, offering and other materials to begin offering interests in various series through the Otis Platform.
Emerging Growth Company
We may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an emerging growth company, as defined in the JOBS Act, under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including, but not limited to:
●
not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;
●
being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and
●
being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.
We would expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion; (ii) the date that we become a large accelerated filer as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.
Impact of Coronavirus Pandemic
In December 2019, a novel strain of coronavirus, referred to as COVID-19, was reported in Wuhan, China. COVID-19 has since spread to other countries, including the United States, and was declared a pandemic by the World Health Organization. Efforts to contain the spread of COVID-19 have intensified, and most states and localities in the United States and countries in Europe and Asia have implemented severe travel and social restrictions, including social distancing, “shelter-in-place” orders and restrictions on the types of businesses that may continue to operate. The impacts of the outbreak are unknown and rapidly evolving. Our principal office in New York State is closed, and we currently have limited access to our storage facility.
Our manager has taken steps to take care of its employees, including providing the ability for employees to work remotely. Our manager has also taken precautions with regard to employee, facility and office hygiene and implemented significant travel restrictions. Our manager is also assessing business continuity plans for all business units, including ours, in the context of COVID-19. This is a rapidly evolving situation, and our manager will continue to monitor and mitigate developments affecting its workforce. Our manager has reviewed and will continue to carefully review all rules, regulations and orders and will respond accordingly.

The continued spread of COVID-19 has also led to severe disruption and volatility in the global financial markets, which could increase our cost of capital and adversely affect our liquidity and ability to access capital markets in the future. The continued spread of COVID-19 has caused an economic slowdown and may cause a recession or other unpredictable events, each of which could adversely affect our business, results of operations or financial condition. The pandemic has had, and could have a significantly greater, material adverse effect on the United States economy as a whole and in our industry in particular.
If the spread of COVID-19 cannot be slowed and, ideally, contained, our business operations could be further delayed or interrupted. We expect that government and health authorities will announce new, or extend existing, restrictions, which could require us to make further adjustments to our operations in order to comply with any such restrictions. Our manager may also experience limitations in employee resources. In addition, our operations could be disrupted if any employee of our manager is suspected of having the virus, which could require quarantine of any such employees. The duration of any business disruption cannot be reasonably estimated at this time but may materially affect our ability to operate our business and result in additional costs.
The extent to which COVID-19 may impact our results will depend on future developments, which are highly uncertain and cannot be predicted as of the date of this offering circular, including new information that may emerge concerning the severity of the pandemic and steps taken to contain the pandemic or treat its impact, among others. Nevertheless, the pandemic; the current financial, economic and capital markets environment; and future developments in the global supply chain and other areas present material uncertainty and risk with respect to our performance, financial condition, results of operations and cash flows.
Further, the COVID-19 outbreak has caused unprecedented levels of global uncertainty and may impact the value of art and other collectables. We expect the COVID-19 outbreak will result in low transaction volume until confidence in the global economy is restored. The extent and duration of this disruption cannot be accurately estimated, and the art and collectibles industry may take a significant amount of time to recover. Although we intend to hold and manage all of the assets marketed on the Otis Platform for an average of three to seven years, the COVID-19 outbreak and resulting economic uncertainty may impact the value of the underlying assets, and consequently the value of the interests.
Results of Operations
The following discussion and analysis of our financial condition and results of operation should be read in conjunction with our financial statements and the related notes included in this offering circular. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.
The interim financial statements included in this filing are unaudited, and may not include year-end adjustments necessary to make those financial statements comparable to audited results, although in the opinion of management all adjustments necessary to make the interim financial statements not misleading have been included.
Revenues
Revenues are generated at the series level. As of December 31, 2019 and June 30, 2020, no series has generated any revenues. Our underlying assets are not expected to generate any revenues until the second half of 2021.
Operating Expenses
The operating expenses incurred prior to the closing of an offering related to any of the underlying assets are being paid by our manager and recognized by our company as capital contributions and will not be reimbursed by the series. Each series will be responsible for its own operating expenses, such as storage, insurance or maintenance, beginning on the closing date of the offering for such series’ interests.
We incurred $47,308 in operating expenses for the six months ended June 30, 2020, as compared to $32 for the six months ended June 30, 2019. For the year ended December 31, 2019, we incurred $11,143 in operating expenses, as compared to $0 for the year ended December 31, 2018. The following table summarizes the operating expenses by category:

Operating Expense	Six-Month Period Ended June 30, 2020	Year Ended December 31, 2019
Accounting fees	$24,800	$1,500
Brokerage fees	$3,439	$2,325
Insurance	$1,781	$86
Storage	$1,083	$163
Transportation	$6,528	$1,180
Sourcing fees	$8,543	$5,889
Other G&A expenses	$1,134	$-
TOTALS	$47,308	$11,143

At the close of the respective offerings for the series, each individual series became responsible for operating expenses. Pre-closing operating expenses are incurred on the books of our company, and post-closing operating expenses incurred by each series with a closed offering are incurred and recorded on the books of the series. Our manager has agreed to pay and not be reimbursed for operating expenses incurred prior to the closing of each offering. See the Offering Statement for additional information regarding the payment of operating expenses. The following table summarizes the operating expenses by series:
Series	Six-Month Period Ended June 30, 2020	Year Ended December 31, 2019
Otis Gallery LLC	$24,800	$(1,232)
Series #KW	$1,070	$12,375
Series Drop 002	$2,225	$-
Series Drop 003	$939	$-
Series Drop 004	$1,949	$-
Series Drop 005	$4,555	$-
Series Drop 008	$4,182	$-
Series Drop 010	$989	$-
Series Gallery Drop 011	$1,566	$-
Series Gallery Drop 014	$2,284	$-
Series Gallery Drop 015	$1,781	$-
Series Gallery Drop 016	$968	$-
TOTALS	$47,308	$11,143

Other Expenses
We incurred other expenses in the form of interest expenses of $6,599 for the six months ended June 30, 2020, as compared to $0 for the six months ended June 30, 2019. For the year ended December 31, 2019, we incurred other expenses in the form of interest expenses of $1,088, as compared to $0 for the year ended December 31, 2018. The following table summarizes the interest expenses by series:

Series	Six-Month Period Ended June 30, 2020	Year Ended December 31, 2019
Series Gallery Drop 011	$270	$67
Series Gallery Drop 012	$2,100	$524
Series Gallery Drop 013	$1,262	$316
Series Gallery Drop 014	$475	$88
Series Gallery Drop 015	$371	$93
Series Gallery Drop 016	$366	$-
Series Gallery Drop 017	$928	$-
Series Gallery Drop 018	$116	$-
Series Gallery Drop 019	$126	$-
Series Gallery Drop 022	$169	$-
Series Gallery Drop 023	$60	$-
Series Gallery Drop 024	$97	$-
Series Gallery Drop 025	$258	$-
TOTALS	$6,599	$1,088

Net Loss
As a result of the cumulative effect of the foregoing factors, we generated a net loss of $53,907 for the six months ended June 30, 2020 and $12,231 for the year ended December 31, 2019.
Liquidity and Capital Resources
From inception, our company and each series have financed their business activities through capital contributions to our company and individual series from our manager. Our company and each series expect to continue to have access to capital financing from our manager going forward. However, there is no obligation or assurance that our manager will provide such required capital. Until such time as the series have the capacity to generate cash flows from operations, our manager may cover any deficits through additional capital contributions or the issuance of additional interests in any individual series. In addition, parts of the proceeds of future offerings may be used to create reserves for future operating expenses for individual series at the sole discretion of our manager. There can be no assurance that our manager will continue to fund such expenses. These factors raise substantial doubt about our company’s ability to continue as a going concern for the twelve months following the date of this filing.
Cash and Cash Equivalent Balances
As of June 30, 2020, we had cash and cash equivalents of $19,647, as compared to $10,175 as of December 31, 2019. The following table summarizes the cash and cash equivalents by series:
Series	Six-Month Period Ended June 30, 2020	Year Ended December 31, 2019
Series #KW	$1,787	$10,175
Series Drop 002	$2,563	$-
Series Drop 003	$61	$-
Series Drop 004	$2,076	$-
Series Drop 005	$445	$-
Series Drop 008	$4,633	$-
Series Drop 010	$631	$-
Series Gallery Drop 011	$1,755	$-
Series Gallery Drop 014	$2,595	$-
Series Gallery Drop 015	$1,871	$-
Series Gallery Drop 016	$1,230	$-
TOTALS	$19,647	$10,175

Series Subscriptions
Our company records membership contributions at the effective date. If the subscription is not funded upon issuance, we record a subscription receivable as an asset on the balance sheet. When subscription receivables are not received prior to the issuance of financial statements at a reporting date, the subscription receivable is reclassified as a contra account to members’ equity on the balance sheet. Each series has a minimum offering size that once met will result in the eventual successful subscription to and closing of the series offering. Subscription receivable consists of membership subscriptions received as of June 30, 2020 and December 31, 2019, as applicable, for which the minimum subscription requirement was met. As of June 30, 2020 and December 31, 2019, there was a subscription receivable of $79,504 and $216,719, respectively. The following table summarizes the subscription receivable by series as of June 30, 2020 and December 31, 2019:
Series	Interests Subscribed for as of June 30, 2020	Subscription Amount as of June 30, 2020	Interests Subscribed for as of December 31, 2019	Subscription Amount as of December 31, 2019
Series Drop 002	-	$-	960	$31,680
Series Drop 003	-	$-	996	$34,860
Series Drop 005	-	$-	1,229	$93,404
Series Drop 008	-	$-	795	$31,800
Series Drop 010	-	$-	999	$24,975
Series Gallery Drop 019	709	$21,270	-	$-
Series Gallery Drop 021	1,098	$27,450	-	$-
Series Gallery Drop 022	962	$30,784	-	$-
TOTALS		$79,504		$216,719

Promissory Notes
In connection with the acquisition of the underlying assets from our manager, we have issued promissory notes to our manager which are due within 14 business days of the final closing of the related offering (i.e., when the offering is fully funded), provided that we may prepay the notes at any time. The following table summarizes these notes outstanding by series as of June 30, 2020 and December 31, 2019:

Series	Date Issued	Principal Amount	Interest Rate(1)	Balance June 30, 2020	Balance December 31, 2019
Series Drop 002	08/30/2019	$30,000	0%	$-	$30,000
Series Drop 003	08/30/2019	$34,000	0%	$-	$34,000
Series Drop 004	08/30/2019	$44,341	0%	$-	$44,341
Series Drop 005	08/30/2019	$90,000	0%	$-	$90,000
Series Drop 006(2)	08/30/2019	$78,000	0%	$-	$78,000
Series Drop 007(2)	08/30/2019	$56,250	0%	$-	$56,250
Series Drop 008	08/30/2019	$27,000	0%	$-	$27,000
Series Drop 009	08/30/2019	$310,000	0%	$310,000	$310,000
Series Drop 010	09/16/2019	$24,000	0%	$-	$24,000
Series Gallery Drop 011	12/13/2019	$18,000	7.5%	$338	$18,067
Series Gallery Drop 012	12/13/2019	$140,000	7.5%	$142,625	$140,524
Series Gallery Drop 013	12/13/2019	$84,150	7.5%	$85,728	$84,466
Series Gallery Drop 014	12/17/2019	$30,000	7.5%	$563	$30,088
Series Gallery Drop 015	12/13/2019	$24,750	7.5%	$464	$24,843
Series Gallery Drop 016	03/18/2020	$19,539	7.5%	$366	$-
Series Gallery Drop 017	03/18/2020	$49,500	7.5%	$50,428	$-
Series Gallery Drop 018	05/13/2020	$11,600	7.5%	$11,716	$-
Series Gallery Drop 019	05/28/2020	$18,900	7.25%	$19,026	$-
Series Gallery Drop 020	05/28/2020	$134,000	0%	$134,000	$-
Series Gallery Drop 021	05/29/2020	$26,560	0%	$26,560	$-
Series Gallery Drop 022	06/02/2020	$29,948	7.25%	$30,117	$-
Series Gallery Drop 023	06/10/2020	$15,000	7.25%	$15,060	$-
Series Gallery Drop 024	06/09/2020	$23,000	7.25%	$23,097	$-
Series Gallery Drop 025	06/10/2020	$64,000	7.25%	$64,258	$-
Series Gallery Drop 026	06/09/2020	$95,000	0%	$95,000	$-
TOTALS		$1,001,658		$1,009,345	$991,579

(1)
Interest is per annum, annualized over a three-month period from the date of issuance.
(2)
On March 4, 2020, our manager repurchased the underlying assets related to these series, and the applicable promissory notes were cancelled in consideration of the repurchases.
Plan of Operations
We plan to launch approximately 25 to 50 additional offerings in the next twelve months.  The proceeds from any offerings closed during the next twelve months will be used to acquire additional investment-grade art and other collectibles.
We also intend to develop revenue-generating events (as described in “Description of Business—Our Business”), allowing investors to enjoy the collection of art and collectibles acquired by us through events, museums and other programs, which we anticipate will enable the underlying assets to generate revenue for the applicable series to distribute dividends on a semi-annual basis at the discretion of our manager. See “Description of Business—Operating Expenses” for additional information regarding the payment of operating expenses.
We believe that the proceeds from the offerings will satisfy our cash requirements for the next six months to implement the foregoing plan of operations.
Off-Balance Sheet Arrangements
We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES
The Manager
Our company operates under the direction of our manager, which is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our investment strategy. Our manager has established a Board of Directors and will establish an Advisory Board that will make decisions with respect to all asset acquisitions, dispositions and maintenance schedules. Our manager and its officers and directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.  Our manager is responsible for determining maintenance required in order to maintain or improve an asset’s quality (if necessary), determining how to monetize the underlying assets at revenue-generating events in order to generate profits and evaluating potential sale offers, which may lead to the liquidation of the underlying asset or other series as the case may be.
We will follow guidelines adopted by our manager and implement policies set forth in the operating agreement unless otherwise modified by our manager. Our manager may establish further written policies and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled. Our manager may change our objectives at any time without approval of our interest holders.  Our manager itself has no track record and is relying on the track record of its individual officers, directors and advisors.
Our manager performs its duties and responsibilities pursuant to the operating agreement. Our manager maintains a contractual, as opposed to a fiduciary relationship, with us and our interest holders. Furthermore, we have agreed to limit the liability of our manager and to indemnify our manager against certain liabilities.
The responsibilities of our manager include the following:
Asset Sourcing and Disposition Services
●
together with members of the Advisory Board, define and oversee the overall underlying asset sourcing and disposition strategy;
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manage our asset sourcing activities, including creating the asset acquisition policy, organizing and evaluating due diligence for specific asset acquisition opportunities and structuring partnerships with collectors, brokers and dealers who may provide opportunities to source quality assets;
●
negotiate and structure the terms and conditions of acquisitions of assets with asset sellers;
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evaluate any potential asset takeover offers from third parties, which may result in asset dispositions, sales or other liquidity transactions;
●
structure and negotiate the terms and conditions of transactions pursuant to which underlying assets may be sold or otherwise disposed;
Services in Connection with an Offering
●
create and manage all series for offerings related to underlying assets on the Otis Platform;
●
develop offering materials, including the determination of its specific terms and structure and description of the underlying assets;
●
create and submit all necessary regulatory filings, including, but not limited to, Commission filings and financial audits and coordinate with the broker of record, lawyers, accountants and escrow agents as necessary in such processes;
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prepare all marketing materials related to offerings and obtain approval for such materials from the broker of record;

●
together with the broker of record, coordinate the receipt, collection, processing and acceptance of subscription agreements and other administrative support functions;
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create and implement various technology services, transactional services and electronic communications related to any offerings;
●
all other necessary offering related services;
Asset Monetization Services
●
create and manage all revenue-generating events and determine participation in such programs by any underlying assets;
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evaluate and enter into service provider contracts related to the operation of revenue-generating events;
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allocate revenues and costs related to revenue-generating events to the appropriate series in accordance with our allocation policy;
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approve potential joint ventures, limited partnerships and other such relationships with third parties related to asset monetization and revenue-generating events;
Interest Holder Relationship Services
●
provide any appropriate updates related to underlying assets or offerings electronically or through the Otis Platform;
●
manage communications with interest holders, including answering e-mails and preparing and sending written and electronic reports and other communications;
●
establish technology infrastructure to assist in providing interest holder support and services;
●
determine our distribution policy and determine amounts of and authorize Free Cash Flow distributions from time to time;
●
maintain Free Cash Flow funds in deposit accounts or investment accounts for the benefit of a series;
Administrative Services
●
manage and perform the various administrative functions necessary for our day-to-day operations;
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provide financial and operational planning services and collection management functions, including determination, administration and servicing of any Operating Expenses Reimbursement Obligation made to our company or any series by our manager to cover any Operating Expense shortfalls;
●
administer the potential issuance of additional interests to cover any potential Operating Expense shortfalls;
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maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and required to be filed with the Commission and any other regulatory agency, including annual and semi-annual financial statements;
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maintain all appropriate books and records for our company and all the series;
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obtain and update market research and economic and statistical data in connection with the underlying assets and the general collectible market;
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oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

●
supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;
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provide all necessary cash management services;
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manage and coordinate with the transfer agent, if any, the process of making distributions and payments to interest holders or the transfer or resale of securities as may be permitted by law;
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evaluate and obtain adequate insurance coverage for the underlying assets based upon risk management determinations;
●
provide timely updates related to the overall regulatory environment affecting our company, as well as managing compliance with regulatory matters;
●
evaluate our corporate governance structure and appropriate policies and procedures related thereto; and
●
oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.
Directors, Executive Officers and Key Employees of our Manager
The following table sets forth the name and position of each of the current executive officers, directors and significant employees of our manager.
Name	Position	Age	Term of Office (Beginning)	Approximate hours per week for part-time employees
Michael Karnjanaprakorn	Chief Executive Officer, Director	37	October 2018	N/A
Albert Wenger	Director	53	February 2019	N/A
Dan Levitan	Director	62	November 2019	N/A

Michael Karnjanaprakorn. Mr. Karnjanaprakorn is a serial entrepreneur who has developed several successful tech platforms. In 2010, he co-founded Skillshare, an online learning community for creative professionals. He led the platform to 7M+ registered users with 25K+ classes. Prior to Skillshare, Mr. Karnjanaprakorn was an early employee at Behance, which was acquired by Adobe, and Hot Potato, which was acquired by Facebook. Mr. Karnjanaprakorn graduated from the University of Virginia with a B.A. in Economics and the VCU Brandcenter with a M.S. in Advertising.
Albert Wenger. Mr. Wenger is a managing partner at Union Square Ventures, a New York City-based venture capital firm. Mr. Wenger joined Union Square Ventures as a Venture Partner in 2006 following the sale of Delicious to Yahoo in 2005 where he was President. He became a General Partner in 2008 and a Managing Partner in 2017. His notable investments include Etsy (IPO 2015), Twilio (IPO 2016) and MongoDB (IPO 2017). Mr. Wenger earned his PhD in Information Technology from MIT in 1999.
Dan Levitan. Mr. Levitan has over 25 years of collective experience in venture capital and investing, specializing in leading consumer and retail businesses. Eager to help innovative companies realize their full potential, Mr. Levitan launched Maveron in 1998 with Howard Schultz, former CEO and Executive Chairman of Starbucks Coffee Company. In his 20-year career at Maveron, Mr. Levitan has led many successful exits, including zulily (NASDAQ: ZU), Potbelly (NASDAQ: PBPB), Trupanion (NYSE: TRUP), Capella Education Company (NASDAQ: CPLA), eBay (NASDAQ: EBAY) and Shutterfly (NASDAQ: SFLY). He currently serves on the Board of Directors for Allbirds, Otis, PlutoVR, Pro.com, Spyce, Trupanion and Two Chairs. Mr. Levitan has been recognized by Forbes on its Midas List as one of the industry’s top technology investors. Mr. Levitan has also been named NASDAQ private company director of the year. Mr. Levitan graduated from Horace Mann School and received a BA magna cum laude from Duke University and an MBA from Harvard Business School.

Directors are elected until their successors are duly elected and qualified.
There are no arrangements or understandings known to us pursuant to which any director was or is to be selected as a director or nominee. There are no agreements or understandings for any executive officer or director to resign at the request of another person, and no officer or director is acting on behalf of, nor will any of them act, at the direction of any other person.
There are no family relationships between any director, executive officer, person nominated or chosen to become a director, executive officer or any significant employee.
To the best of our knowledge, none of our directors or executive officers has, during the past five years:
●
been convicted in a criminal proceeding (excluding traffic violations and other minor offences); or
●
had any petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of, such person, any partnership in which he was general partner at or within two years before the time of such filing or any corporation or business association of which he was an executive officer at or within two years before the time of such filing.
Advisory Board
Responsibilities of the Advisory Board
The Advisory Board will support our company, our asset manager and our manager and consists of advisors to our manager. It is anticipated that the Advisory Board will review our relationship with, and the performance of, our manager, and generally approve the terms of any material or related-party transactions.  In addition, it is anticipated that the Advisory Board will be responsible for the following:
●
approving, permitting deviations from, making changes to and annually reviewing the asset acquisition policy;
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evaluating all asset acquisitions;
●
evaluating any third-party offers for asset acquisitions and approving asset dispositions that are in the best interest of our company and our interest holders;
●
providing guidance with respect to the appropriate levels of insurance costs specific to each individual asset;
●
reviewing material conflicts of interest that arise, or are reasonably likely to arise, with the manager, on the one hand, and our company, a series or the other members, on the other hand, or our company or a series, on the one hand, and another series, on the other hand;
●
approving any material transaction between our company or a series, on the one hand, and our manager or any of its affiliates, another series or an interest holder, on the other hand, other than for the purchase of interests;
●
reviewing the total fees, expenses, assets, revenues and availability of funds for distributions to our interest holders at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the assets, and that funds available for distributions to interest holders are in accordance with our policies; and
●
approving any service providers appointed by our manager in respect of the underlying assets.

The resolution of any conflict of interest approved by the Advisory Board shall be conclusively deemed fair and reasonable to our company and its interest holders and not a breach of any duty at law, in equity or otherwise.  The members of the Advisory Board will not be managers or officers of our company or any series and will not have fiduciary or other duties to the interest holders of any series.
Compensation of the Advisory Board
Our manager will compensate the Advisory Board or their nominees (as so directed by an Advisory Board member) for their service. As such, it is anticipated that their costs will not be borne by any given series.
Members of the Advisory Board
We have already established an informal network of expert advisors who support or company in asset acquisitions, valuations and negotiations, but we have not yet established a formal Advisory Board.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Compensation of Executive Officers
We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by our company. Each of the executive officers of our manager manage our day-to-day affairs; oversee the review, selection and recommendation of investment opportunities; service acquired investments; and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of our manager, from our manager.  Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to our manager, we do not intend to pay any compensation directly to these individuals.
Compensation of Manager
Our manager will receive reimbursement for costs incurred relating to this and other offerings (e.g., Offering Expenses and Acquisition Expenses) and, in its capacity as our asset manager, a Sourcing Fee. Neither our manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with any offering. See “Plan of Distribution and Selling Securityholders—Fees and Expenses” and “Use of Proceeds to Issuer” for further details.
As of June 30, 2020, cost reimbursements and Sourcing Fees in the amount of $22,728 have accrued, but not been paid, to our manager, as compared to $7,318 accrued, but not paid, as of December 31, 2019. During the six-month period ended June 30, 2020, cost reimbursements and Sourcing Fees in the amount of $12,429 were paid to our manager, as compared to $0 during the year ended December 31, 2019.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS
Our company and each series are managed by our manager. Upon designation of each series, our manager was granted a single interest in each series and became the initial member holding 100% of the then-outstanding interests of each series. At the closing of each offering, our manager or its affiliates will purchase a minimum of 2% and up to a maximum of 19.99% of the interests sold in each offering for the same price as all other investors, although such minimum and maximum thresholds may be waived or modified by our manager in its sole discretion. Our manager may sell its interests from time to time after the closing of each offering in its sole discretion. Our manager has no present intention to sell its interests, and any future sales would be based upon our manager’s potential need for capital, market prices of the interests at the time of a proposed sale and other factors that a reasonable investor might consider in connection with the sale of securities similar to the interests. The address of our manager is 335 Madison Ave, 16th Floor, New York, NY 10017.
As of date of this offering circular, our manager owns the following securities:
Title of Class	Number of Interests Owned	Percent of Outstanding Interests Owned
Series #KW Interests	1,001	10.01%
Series Drop 002 Interests	20	2.00%
Series Drop 003 Interests	20	2.00%
Series Drop 004 Interests	19	1.90%
Series Drop 005 Interests	150	12.00%
Series Drop 008 Interests	195	19.50%
Series Drop 009 Interests	979	30.12%
Series Drop 010 Interests	20	2.00%
Series Gallery Drop 011 Interests	19	1.90%
Series Gallery Drop 012 Interests	1,485	74.25%
Series Gallery Drop 013 Interests	1	100.00%
Series Gallery Drop 014 Interests	20	2.00%
Series Gallery Drop 015 Interests	20	2.00%
Series Gallery Drop 016 Interests	18	1.80%
Series Gallery Drop 017 Interests	20	2.00%
Series Gallery Drop 018 Interests	10	2.08%
Series Gallery Drop 019 Interests	15	2.00%
Series Gallery Drop 020 Interests	37	2.03%
Series Gallery Drop 021 Interests	21	1.91%
Series Gallery Drop 022 Interests	20	2.00%
Series Gallery Drop 023 Interests	19	1.90%
Series Gallery Drop 024 Interests	19	1.90%
Series Gallery Drop 025 Interests	294	29.40%
Series Gallery Drop 026 Interests	40	2.00%
Series Gallery Drop 027 Interests	99	1.98%
Series Gallery Drop 028 Interests	40	2.00%
Series Gallery Drop 029 Interests	99	1.98%
Series Gallery Drop 030 Interests	40	2.00%
Series Gallery Drop 031 Interests	1	100.00%
Series Gallery Drop 032 Interests	202	4.04%
Series Gallery Drop 033 Interests	1	100.00%
Series Gallery Drop 034 Interests	424	2.00%

Series Gallery Drop 035 Interests	909	24.24%
Series Gallery Drop 036 Interests	102	2.00%
Series Gallery Drop 037 Interests	53	2.00%
Series Gallery Drop 038 Interests	146	1.99%
Series Gallery Drop 039 Interests	1	0.01%
Series Gallery Drop 040 Interests	1	100.00%
Series Gallery Drop 041 Interests	1	0.02%
Series Gallery Drop 042 Interests	1	0.05%
Series Gallery Drop 043 Interests	1	100.00%
Series Gallery Drop 044 Interests	1	100.00%
Series Gallery Drop 045 Interests	1	100.00%
Series Gallery Drop 046 Interests	1	100.00%
Series Gallery Drop 047 Interests	1	100.00%
Series Gallery Drop 048 Interests	1	100.00%
Series Gallery Drop 049 Interests	1	100.00%
Series Gallery Drop 050 Interests	1	100.00%
Series Gallery Drop 051 Interests	1	100.00%
Series Gallery Drop 052 Interests	1	0.10%
Series Gallery Drop 053 Interests	1	100.00%
Series Gallery Drop 054 Interests	1	100.00%
Series Gallery Drop 055 Interests	1	100.00%
Series Gallery Drop 056 Interests	1	100.00%
Series Gallery Drop 057 Interests	1	100.00%
Series Gallery Drop 058 Interests	1	100.00%
Series Gallery Drop 059 Interests	1	100.00%
Series Gallery Drop 060 Interests	1	100.00%
Series Gallery Drop 061 Interests	1	100.00%
Series Gallery Drop 062 Interests	1	100.00%
Series Gallery Drop 063 Interests	1	100.00%
Series Gallery Drop 064 Interests	1	100.00%
Series Gallery Drop 065 Interests	1	100.00%
Series Gallery Drop 066 Interests	1	100.00%
Series Gallery Drop 067 Interests	1	100.00%
Series Gallery Drop 068 Interests	1	100.00%
Series Gallery Drop 069 Interests	1	100.00%

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS
The following includes a summary of transactions since our inception, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 and one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Compensation of Directors and Executive Officers”).  We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.
On February 19, 2019, we acquired the Series #KW Asset from our manager in exchange for a note in the original principal amount of $237,500.  This note does not bear interest and must be repaid within 14 business days of the final closing of the offering of Series #KW Interests (i.e., when the offering is fully funded), provided that we may prepay the note at any time.  This note was repaid in full on December 16, 2019.
On August 30, 2019, we acquired the Series Drop 002 Asset from our manager in exchange for a note in the original principal amount of $30,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On August 30, 2019, we acquired the Series Drop 003 Asset from our manager in exchange for a note in the original principal amount of $34,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On August 30, 2019, we acquired the Series Drop 004 Asset from our manager in exchange for a note in the original principal amount of $44,341. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On August 30, 2019, we acquired the Series Drop 005 Asset from our manager in exchange for a note in the original principal amount of $90,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On August 30, 2019, we acquired the Series Drop 008 Asset from our manager in exchange for (i) a note in the original principal amount of $27,000 and (ii) our agreement to issue 200 Series Drop 008 Interests to the asset seller upon completion of the offering.  This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On August 30, 2019, we acquired the Series Drop 009 Asset from our manager in exchange for a note in the original principal amount of $310,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On September 16, 2019, we acquired the Series Drop 010 Asset from our manager in exchange for a note in the original principal amount of $24,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On December 13, 2019, we acquired the Series Gallery Drop 011 Asset from our manager in exchange for (i) a note in the original principal amount of $18,000 and (ii) our agreement to issue 200 Series Gallery Drop 011 Interests to the asset seller upon completion of the offering.  This note bears interest at an annualized rate of 7.5% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On December 13, 2019, we acquired the Series Gallery Drop 012 Asset from our manager in exchange for a note in the original principal amount of $140,000. This note bears interest at an annualized rate of 7.5% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.

On December 13, 2019, we acquired the Series Gallery Drop 013 Asset from our manager in exchange for a note in the original principal amount of $84,150. This note bears interest at an annualized rate of 7.5% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On December 17, 2019, we acquired the Series Gallery Drop 014 Asset from our manager in exchange for a note in the original principal amount of $30,000. This note bears interest at an annualized rate of 7.5% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On December 13, 2019, we acquired the Series Gallery Drop 015 Asset from our manager in exchange for a note in the original principal amount of $24,750. This note bears interest at an annualized rate of 7.5% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On March 18, 2020, we acquired the Series Gallery Drop 016 Asset from our manager in exchange for a note in the original principal amount of $19,539. This note bears interest at an annualized rate of 7.5% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On March 18, 2020, we acquired the Series Gallery Drop 017 Asset from our manager in exchange for a note in the original principal amount of $49,500. This note bears interest at an annualized rate of 7.5% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On May 13, 2020, we acquired the Series Gallery Drop 018 Asset from our manager in exchange for a note in the original principal amount of $11,600. This note bears interest at an annualized rate of 7.5% over a three-month period. Our manager agreed to waive the interest on this note, so the note must be repaid, without interest, within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On March 28, 2020, we acquired the Series Gallery Drop 019 Asset from our manager in exchange for a note in the original principal amount of $18,900. This note bears interest at an annualized rate of 7.25% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On March 28, 2020, we acquired the Series Gallery Drop 020 Asset from our manager in exchange for a note in the original principal amount of $134,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On May 29, 2020, we acquired the Series Gallery Drop 021 Asset from our manager in exchange for a note in the original principal amount of $26,560. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On June 2, 2020, we acquired the Series Gallery Drop 022 Asset from our manager in exchange for a note in the original principal amount of $29,948. This note bears interest at an annualized rate of 7.25% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On June 10, 2020, we acquired the Series Gallery Drop 023 Asset from our manager in exchange for a note in the original principal amount of $15,000. This note bears interest at an annualized rate of 7.25% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.

On June 9, 2020, we acquired the Series Gallery Drop 024 Asset from our manager in exchange for a note in the original principal amount of $23,000. This note bears interest at an annualized rate of 7.25% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On June 9, 2020, we acquired the Series Gallery Drop 026 Asset from our manager in exchange for a note in the original principal amount of $95,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On July 8, 2020, we acquired the Series Gallery Drop 027 Asset from our manager in exchange for a note in the original principal amount of $61,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On July 8, 2020, we acquired the Series Gallery Drop 028 Asset from our manager in exchange for a note in the original principal amount of $18,500. This note bears interest at an annualized rate of 7.25% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On July 8, 2020, we acquired the Series Gallery Drop 029 Asset from our manager in exchange for a note in the original principal amount of $53,309. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On July 31, 2020, we acquired the Series Gallery Drop 030 Asset from our manager in exchange for a note in the original principal amount of $24,000. This note bears interest at an annualized rate of 7.25% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On July 31, 2020, we acquired the Series Gallery Drop 031 Asset from our manager in exchange for a note in the original principal amount of $43,750. This note bears interest at an annualized rate of 7.25%% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On August 3, 2020, we acquired the Series Gallery Drop 032 Asset from our manager in exchange for a note in the original principal amount of $4,844. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On July 31, 2020, we acquired the Series Gallery Drop 033 Asset from our manager in exchange for a note in the original principal amount of $21,475. This note bears interest at an annualized rate of 7.25% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On August 3, 2020, we acquired the Series Gallery Drop 034 Asset from our manager in exchange for a note in the original principal amount of $405,000 and our agreement to issue 500 Series Gallery Drop 034 Interests to the asset seller upon completion of the offering. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On August 4, 2020, we acquired the Series Gallery Drop 035 Asset from our manager in exchange for a note in the original principal amount of $72,700. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.

On August 4, 2020, we acquired the Series Gallery Drop 036 Asset from our manager in exchange for a note in the original principal amount of $48,202. This note bears interest at an annualized rate of 7.25% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On August 4, 2020, we acquired the Series Gallery Drop 037 Asset from our manager in exchange for a note in the original principal amount of $24,758. This note bears interest at an annualized rate of 7.25% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On September 10, 2020, we acquired the Series Gallery Drop 038 Asset from our manager in exchange for a note in the original principal amount of $72,405. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On September 10, 2020, we acquired the Series Gallery Drop 039 Asset from our manager in exchange for a note in the original principal amount of $62,500. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On September 10, 2020, we acquired the Series Gallery Drop 040 Asset from our manager in exchange for a note in the original principal amount of $33,211. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On September 10, 2020, we acquired the Series Gallery Drop 041 Asset from our manager in exchange for a note in the original principal amount of $4,969. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On September 11, 2020, we acquired the Series Gallery Drop 042 Asset from our manager in exchange for a note in the original principal amount of $20,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On October 6, 2020, we acquired the Series Gallery Drop 043 Asset from our manager in exchange for a note in the original principal amount of $63,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On October 6, 2020, we acquired the Series Gallery Drop 044 Asset from our manager in exchange for a note in the original principal amount of $416,700 and our agreement to issue 23,330 Series Gallery Drop 044 Interests to an advisor to our manager upon completion of the offering. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On October 6, 2020, we acquired the Series Gallery Drop 045 Asset from our manager in exchange for a note in the original principal amount of $216,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On November 11, 2020, we acquired the Series Gallery Drop 046 Asset from our manager in exchange for a note in the original principal amount of $50,400. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On November 11, 2020, we acquired the Series Gallery Drop 047 Asset from our manager in exchange for a note in the original principal amount of $28,800.

This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On November 11, 2020, we acquired the Series Gallery Drop 048 Asset from our manager in exchange for a note in the original principal amount of $56,250. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On November 23, 2020, we acquired the Series Gallery Drop 049 Asset from our manager in exchange for a note in the original principal amount of $214,500. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On November 23, 2020, we acquired the Series Gallery Drop 050 Asset from our manager in exchange for a note in the original principal amount of $25,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On November 23, 2020, we acquired the Series Gallery Drop 051 Asset from our manager in exchange for a note in the original principal amount of $28,999. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On November 23, 2020, we acquired the Series Gallery Drop 052 Asset from our manager in exchange for a note in the original principal amount of $9,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On November 23, 2020, we acquired the Series Gallery Drop 053 Asset from our manager in exchange for a note in the original principal amount of $78,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On November 23, 2020, we acquired the Series Gallery Drop 054 Asset from our manager in exchange for a note in the original principal amount of $18,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On December 18, 2020, we acquired the Series Gallery Drop 055 Asset from our manager in exchange for a note in the original principal amount of $45,100. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On December 18, 2020, we acquired the Series Gallery Drop 056 Asset from our manager in exchange for a note in the original principal amount of $20,100. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On December 18, 2020, we acquired the Series Gallery Drop 057 Asset from our manager in exchange for a note in the original principal amount of $17,100. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.

On December 18, 2020, we acquired the Series Gallery Drop 058 Asset from our manager in exchange for a note in the original principal amount of $21,260. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On December 18, 2020, we acquired the Series Gallery Drop 059 Asset from our manager in exchange for a note in the original principal amount of $73,700. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On December 18, 2020, we acquired the Series Gallery Drop 060 Asset from our manager in exchange for a note in the original principal amount of $48,500. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On December 18, 2020, we acquired the Series Gallery Drop 061 Asset from our manager in exchange for a note in the original principal amount of $21,989. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On December 18, 2020, we acquired the Series Gallery Drop 062 Asset from our manager in exchange for a note in the original principal amount of $15,400. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On December 18, 2020, we acquired the Series Gallery Drop 063 Asset from our manager in exchange for a note in the original principal amount of $20,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On December 18, 2020, we acquired the Series Gallery Drop 064 Asset from our manager in exchange for a note in the original principal amount of $32,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On January 11, 2021, we acquired the Series Gallery Drop 065 Asset from our manager in exchange for a note in the original principal amount of $20,080 and our agreement to issue 502 Series Gallery Drop 065 Interests to the asset seller upon completion of the offering. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On January 11, 2021, we acquired the Series Gallery Drop 066 Asset from our manager in exchange for a note in the original principal amount of $90,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On January 11, 2021, we acquired the Series Gallery Drop 067 Asset from our manager in exchange for a note in the original principal amount of $60,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On January 11, 2021, we acquired the Series Gallery Drop 068 Asset from our manager in exchange for a note in the original principal amount of $24,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.

On January 11, 2021, we acquired the Series Gallery Drop 069 Asset from our manager in exchange for a note in the original principal amount of $35,128. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.

SECURITIES BEING OFFERED
The following is a summary of the principal terms of, and is qualified by reference to, the operating agreement and the subscription agreements relating to the purchase of the interests offered hereby, which are attached as exhibits to the offering statement of which this offering circular forms a part.  This summary is qualified in its entirety by reference to the detailed provisions of those agreements, which should be reviewed in their entirety by each prospective investor.  In the event that the provisions of this summary differ from the provisions of the operating agreement or the subscription agreements (as applicable), the provisions of the operating agreement or the subscription agreements (as applicable) shall apply.  Capitalized terms used in this summary that are not defined shall have the meanings ascribed thereto in the operating agreement.
Description of Interests
Our company is a series limited liability company formed pursuant to Section 18-215 of the LLC Act.  The purchase of the interests offered hereby is an investment only in the particular series and not an investment in our company as a whole.  In accordance with the LLC Act, any series of interests established by our company will be a separate series of limited liability company interests of our company and not in a separate legal entity. We have not issued, and will not issue, any class of interests entitled to any preemptive, preferential or other rights that are not otherwise available to the holders purchasing interests in connection with the offerings.
Title to the underlying assets will be held by, or for the benefit of, the applicable series.  We intend that each series will own its own underlying assets, which will be works of art or other collectibles.  We do not anticipate that any series will acquire any other art or collectibles other than the underlying assets related to that series.  An investor who invests in an offering will not have any indirect interest in any asset other than the underlying asset related to the applicable series unless the investor also participates in a separate offering associated with that other underlying asset.
Section 18-215(b) of the LLC Act provides that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the series limited liability company, and if the records maintained for any such series account for the assets associated with such series separately from the assets of the limited liability company, or any other series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable only against the assets of such series and not against the assets of the limited liability company generally or any other series.  Accordingly, our company expects our manager to maintain separate, distinct records for each series and its associated assets and liabilities.  As such, the assets of a series include only the works of art or other collectibles associated with that series and other related assets (e.g., cash reserves).  As noted in the “Risk Factors” section, the limitations on inter-series liability provided by Section 18-215(b) have never been tested in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series should be applied to meet the liabilities of the other series or the liabilities of our company generally where the assets of such other series or of our company generally are insufficient to meet our company’s liabilities.
Section 18-215(c) of the LLC Act provides that a series established in accordance with Section 18-215(b) may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security interests, and sue and be sued.  We intend for each series to conduct its business and enter into contracts in its own name to the extent such activities are undertaken with respect to a particular series and title to the relevant underlying assets will be held by, or for the benefit of, the relevant series.
All of the interests offered by this offering circular will be duly authorized and validly issued.  Upon payment in full of the consideration payable with respect to the interests, as determined by our manager, the holders of the interests will not be liable to our company to make any additional capital contributions (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the LLC Act).  Holders of the interests offered hereby have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any interests and no preferential rights to distributions.

In general, the holders of each series of our interests (which may include our manager, its affiliates or asset sellers) will participate in the available Free Cash Flow derived from the underlying assets related to the series, less expenses (as described in “—Distribution rights” below).  Our manager, an affiliate of our company, will own a minimum of 2% and a maximum of 19.99% of each series of interests, although such minimum and maximum thresholds may be waived or modified by our manager in its sole discretion. Our manager may sell its interests from time to time.  Our manager has no present intention to sell its interests, and any future sales would be based upon our potential need for capital, market prices of the interests at the time of a proposed sale and other factors that a reasonable investor might consider in connection with the sale of securities similar to our interests. Our manager has the authority under the operating agreement to cause our company to issue interests of a series to investors as well as to other persons for such cost (or no cost) and on such terms as our manager may determine, subject to the terms set forth in the designation for each series.
Each series will use the proceeds of its offerings to pay certain fees and expenses related to the acquisition and the offering, including to repay any loans taken to acquire the underlying assets (please see the “Use of Proceeds to Issuer” section for further details regarding the use of proceeds for each offering). An investor in each offering will acquire an ownership interest only in the applicable series and not, for the avoidance of doubt, in (i) our company, (ii) any other series of interests, (iii) our manager, (iv) the Otis Platform or (v) any underlying asset owned by any series. Although our interests will not immediately be listed on a stock exchange and a liquid market in our interests cannot be guaranteed, we plan to create our own trading market or partner with an existing platform to allow for trading of our interests (please review additional risks related to liquidity in the “Risk Factors” section).
Further Issuance of Interests
Our manager has the option to issue additional interests in any series offered hereby on the same terms as the interests offered hereunder as is required from time to time in order to pay any Operating Expenses which exceed revenue generated from the underlying assets.
Distribution Rights
Our manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to holders of each series of interests except as otherwise limited by law or the operating agreement.
Free Cash Flow consists of the net income (as determined under GAAP) generated by such series plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the underlying assets related to such series.  Our manager may maintain Free Cash Flow funds in a deposit account or an investment account for the benefit of the series.
We expect our manager to distribute any Free Cash Flow on a semi-annual basis as set forth below.  However, our manager may change the timing of distributions or determine that no distributions shall be made in its sole discretion.
Any Free Cash Flow generated by a series from the utilization of the underlying assets related to such series shall be applied within the series in the following order of priority:
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repay any amounts outstanding under Operating Expenses Reimbursement Obligations plus accrued interest;
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thereafter to create such reserves as our manager deems necessary, in its sole discretion, to meet future Operating Expenses; and
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thereafter by way of distribution to holders of the interests of such series (net of corporate income taxes applicable to the series), which may include asset sellers of the underlying assets related to such series or our manager or any of its affiliates.
No series will distribute an underlying asset in kind to its interest holders.

The LLC Act (Section 18-607) provides that a member who receives a distribution with respect to a series and knew at the time of the distribution that the distribution was in violation of the LLC Act shall be liable to the series for the amount of the distribution for three years.  Under the LLC Act, a series limited liability company may not make a distribution with respect to a series to a member if, after the distribution, all liabilities of such series, other than liabilities to members on account of their limited liability company interests with respect to such series and liabilities for which the recourse of creditors is limited to specific property of such series, would exceed the fair value of the assets of such series.  For the purpose of determining the fair value of the assets of the series, the LLC Act provides that the fair value of property of the series subject to liability for which recourse of creditors is limited shall be included in the assets of such series only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to it at the time the assignee became a member and that could not be ascertained from the operating agreement.
No Redemption Provisions
No series of our interests are redeemable.
No Registration Rights
There are no registration rights in respect of any series of our interests.
Limited Voting Rights
Our manager is not required to hold an annual meeting of interest holders.  The operating agreement provides that meetings of interest holders may be called by our manager and a designee of our manager shall act as chairman at such meetings. Interest holders do not have any voting rights as an interest holder in our company or a series except with respect to:
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the removal of our manager for cause as described below;
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the dissolution of our company upon the for-cause removal of our manager; and
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an amendment to the operating agreement that would:
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adversely affect the rights of an interest holder in any material respect;
o
reduce the voting percentage required for any action to be taken by the holders of interests in our company under the operating agreement;
o
change the situations in which our company and any series can be dissolved or terminated;
o
change the term of our company (other than the circumstances provided in the operating agreement); or
o
give any person the right to dissolve our company.
Our manager can only be removed as manager of our company and each series in the event our manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a series or our company which has a material adverse effect on our company.
When entitled to vote on a matter, each interest holder will be entitled to one vote per interest held by it on all matters submitted to a vote of the interest holders of an applicable series or of the interest holders of all series of our company, as applicable.  The removal of our manager as manager of our company and all series must be approved by two-thirds of the votes that may be cast by all interest holders in any series of our company. All other matters to be voted on by the interest holders must be approved by a majority of the votes cast by all interest holders in any series of our company present in person or represented by proxy.

Our manager or its affiliates (if they hold interests) may not vote as an interest holder in respect of any matter put to the interest holders.  However, the submission of any action of our company or a series for a vote of the interest holders shall first be approved by our manager and no amendment to the operating agreement may be made without the prior approval of our manager that would decrease the rights of our manager or increase the obligations of our manager thereunder.
Our manager has broad authority to take action with respect to our company and any series.  See “Directors, Executive Officers and Significant Employees—The Manager” for more information.  Except as set forth above, our manager may amend the operating agreement without the approval of the interest holders to, among other things, reflect the following:
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the merger of our company, or the conveyance of all of the assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in the legal form into another limited liability entity;
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a change that our manager determines to be necessary or appropriate to implement any state or federal statute, rule, guidance or opinion;
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a change that our manager determines to be necessary, desirable or appropriate to facilitate the trading of interests;
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a change that our manager determines to be necessary or appropriate for our company to qualify as a limited liability company under the laws of any state or to ensure that each series will continue to qualify as a corporation for U.S. federal income tax purposes;
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an amendment that our manager determines, based upon the advice of counsel, to be necessary or appropriate to prevent our company, our manager, or the officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act or “plan asset” regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;
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any amendment that our manager determines to be necessary or appropriate for the authorization, establishment, creation or issuance of any additional series;
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an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the operating agreement;
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any amendment that our manager determines to be necessary or appropriate for the formation by our company of, or its investment in, any corporation, partnership or other entity, as otherwise permitted by the operating agreement;
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a change in the fiscal year or taxable year and related changes; and
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any other amendments which our manager deems necessary or appropriate to enable our manager to exercise its authority under the Agreement.
In each case, our manager may make such amendments to the operating agreement provided our manager determines that those amendments:
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do not adversely affect the interest holders (including any particular series of interests as compared to other series of interests) in any material respect;
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are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

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are necessary or appropriate to facilitate the trading of interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the interests may be listed for trading, compliance with any of which our manager deems to be in the best interests of our company and the interest holders;
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are necessary or appropriate for any action taken by our manager relating to splits or combinations of interests under the provisions of the operating agreement; or
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are required to effect the intent expressed in this prospectus or the intent of the provisions of the operating agreement or are otherwise contemplated by the operating agreement.
Furthermore, our manager retains sole discretion to create and set the terms of any new series and will have the sole power to acquire, manage and dispose of underlying asset of each series.
Liquidation Rights
The operating agreement provides that our company shall remain in existence until the earlier of the following: (i) the election of our manager to dissolve it; (ii) the sale, exchange or other disposition of substantially all of the assets of our company; (iii) the entry of a decree of judicial dissolution of our company; (iv) at any time that our company no longer has any members, unless the business is continued in accordance with the LLC Act; and (v) a vote by a majority of all interest holders of our company following the for-cause removal of our manager.  Under no circumstances may our company be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members who hold more than two-thirds of the interests in the profits of our company).
A series shall remain in existence until the earlier of the following: (i) the dissolution of our company, (ii) the election of our manager to dissolve such series; (iii) the sale, exchange or other disposition of substantially all of the assets of the series; or (iv) at any time that the series no longer has any members, unless the business is continued in accordance with the LLC Act.  Under no circumstances may a series of interests be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members holding more than two-thirds of the interests in the profits of the series).
Upon the occurrence of any such event, our manager (or a liquidator selected by our manager) is charged with winding up the affairs of the series or our company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a series or our company as a whole, as applicable, the underlying assets will be liquidated and any after-tax proceeds distributed: (i) first, to any third-party creditors, (ii) second, to any creditors that are our manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation), and thereafter, (iii) first, 100% to the interest holders of the relevant series, allocated pro rata based on the number of interests held by each interest holder (which may include our manager, any of its affiliates and asset sellers and which distribution within a series will be made consistent with any preferences which exist within such series) until the interest holders receive back 100% of their capital contribution and second, (A) 10% to our manager and (B) 90% to the interest holders of the relevant series, allocated pro rata based on the number of interests held by each interest holder (which may include our manager, any of its affiliates and asset sellers and which distribution within a series will be made consistent with any preferences which exist within such series).
Transfer Restrictions

Each series of our interests are subject to restrictions on transferability. A holder of interests may not transfer, assign or pledge its interests without the consent of our manager.  Our manager may withhold consent in its sole discretion, including when our manager determines that such transfer, assignment or pledge would result in (a) there being more than 2,000 beneficial owners in such series or more than 500 beneficial owners in such series that are not “accredited investors” (provided that our manager may waive such limitations), (b) the assets of such series being deemed “plan assets” for purposes of ERISA, (c) a change of U.S. federal income tax treatment of our company and/or such series, or (d) our company, such series or our manager being subject to additional regulatory requirements. The transferring holder is responsible for all costs and expenses arising in connection with any proposed transfer (regardless of whether such sale is completed) including any legal fees incurred by us or any broker or dealer, any costs or expenses in connection with any opinion of counsel and any transfer taxes and filing fees. The restrictions on transferability listed above will also apply to any resale of interests via the Liquidity Platform (see “Description of the Business – Liquidity Platform” for additional information).
Our manager may transfer all or any portion of the interests held by it at any time and from time to time, in accordance with applicable securities laws, either directly or through brokers, via the Liquidity Platform, or otherwise.
Additionally, unless and until the interests are listed or quoted for trading, there are restrictions on the holder’s ability to the pledge or transfer the interests.  There can be no assurance that we will, or will be able to, register our interests for resale. Therefore, investors may be required to hold their interests indefinitely. Please refer to the subscription agreement for additional information regarding these restrictions.  To the extent certificated, the interests issued in each offering will bear a legend setting forth these restrictions on transfer and any legends required by state securities laws.
Agreement to be Bound by the Operating Agreement; Power of Attorney
By purchasing interests, the investor will be admitted as a member of our company and will be bound by the provisions of, and deemed to be a party to, the operating agreement.  Pursuant to the operating agreement, each investor grants to our manager a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, the operating agreement.
Duties of Officers
The operating agreement provides that, except as may otherwise be provided by the operating agreement, the property, affairs and business of each series of interests will be managed under the direction of our manager.  Our manager has the power to appoint the officers and such officers have the authority and exercise the powers and perform the duties specified in the operating agreement or as may be specified by our manager. Our manager will be appointed as the asset manager of each series to manage the underlying assets.
We may decide to enter into separate indemnification agreements with the directors and officers of our company, our manager or our asset manager (including if our manager or asset manager appointed is not Otis Wealth, Inc.).  If entered into, each indemnification agreement is likely to provide, among other things, for indemnification to the fullest extent permitted by law and the operating agreement against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim.  The indemnification agreements may also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to our company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the operating agreement.
Books and Reports
We are required to keep appropriate books of the business at our principal offices.  The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with GAAP.  For financial reporting purposes and tax purposes, the fiscal year and the tax year are the calendar year, unless otherwise determined by our manager in accordance with the Internal Revenue Code.  Our manager will file with the Commission periodic reports as required by applicable securities laws.

Under the Securities Act, we must update this offering circular upon the occurrence of certain events, such as asset acquisitions. We will file updated offering circulars and offering circular supplements with the Commission. We are also subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are qualified pursuant to Regulation A, and accordingly, we will file annual reports, semiannual reports and other information with the Commission. In addition, we plan to provide holders of interests with periodic updates, including offering circulars, offering circular supplements, pricing supplements, information statements and other information.
We will provide such documents and periodic updates electronically through the Otis Platform. As documents and periodic updates become available, we will notify holders of interests of this by sending the holders an email message or a message through the Otis Platform that will include instructions on how to retrieve the periodic updates and documents. If our email notification is returned to us as “undeliverable,” we will contact the holder to obtain an updated email address. We will provide holders with copies via email or paper copies at any time upon request. The contents of the Otis Platform are not incorporated by reference in or otherwise a part of this offering circular.
Exclusive Jurisdiction
Under Section 15.08 of our operating agreement, any dispute in relation to the operating agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, and each investor will covenant and agree not to bring any such claim in any other venue. If a holder of the interests were to bring a claim against our company or our manager pursuant to the operating agreement, it would have to do so in the Delaware Court of Chancery. Notwithstanding the foregoing, if, for any reason, the Delaware Chancery Court does not have jurisdiction over an action, then the action may be brought in other federal or state courts located in Delaware.
We believe the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting our litigation costs, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. We have adopted the provision to limit the time and expense incurred by our management to challenge any such claims. As a company with a small management team, this provision allows our officers to not lose a significant amount of time travelling to any particular forum so they may continue to focus on operations of our company.
Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.  We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Further, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision would require suits to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction to be brought in federal court located in Delaware. Investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.
Waiver of Right to Trial by Jury
Our operating agreement provides that each investor waives the right to a jury trial for any claim they may have against us arising out of, or relating to, the operating agreement and any transaction arising under the operating agreement, which could include claims under federal securities law. By subscribing to this offering and adhering to the operating agreement, the investor warrants that the investor has reviewed this waiver, and knowingly and voluntarily waives his or her jury trial rights. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law.
Listing
The interests offered hereby are not currently listed or quoted for trading on any national securities exchange or national quotation system.

MATERIAL UNITED STATES TAX CONSIDERATIONS
The following is a summary of the material United States federal income tax consequences of the ownership and disposition of the interests offered hereby to United States holders, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the U.S. Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.
This summary also does not address the tax considerations arising under the laws of any United States state or local or any non-United States jurisdiction or under United States federal gift and estate tax laws. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:
●
banks, insurance companies or other financial institutions;
●
persons subject to the alternative minimum tax;
●
tax-exempt organizations;
●
dealers in securities or currencies;
●
traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
●
persons that own, or are deemed to own, more than five percent of the series of interests (except to the extent specifically set forth below);
●
certain former citizens or long-term residents of the United States;
●
persons who hold the interests as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;
●
persons who do not hold the interests as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or
●
persons deemed to sell the interests under the constructive sale provisions of the Code.
In addition, if a partnership, including any entity or arrangement, domestic or foreign, classified as a partnership for United States federal income tax purposes, holds interests, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold interests, and partners in such partnerships, should consult their tax advisors.
You are urged to consult your tax advisor with respect to the application of the United States federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of the interests arising under the United States federal estate or gift tax rules or under the laws of any United States state or local or any foreign taxing jurisdiction or under any applicable tax treaty.
Taxation of Each Series of Interests is Intended to be as a “C” Corporation

Proposed but not yet finalized regulations, as well as one private ruling by the IRS, indicate that each series of a series limited liability company such as our company should each be treated as a separate entity formed under local law.  Our company intends to elect for each series of interests in the company to be taxed as a “C” corporation under Subchapter C of the Code, and expects that each series will be treated as a corporation for all federal and state tax purposes. Thus, each series of interests will be taxed at regular corporate rates on its income, including any gain from the sale or exchange of the assets that will be held by each series, before making any distributions to interest holders as described below.
Taxation of Distributions to Investors
A “U.S. Holder” includes a beneficial owner of interests that is, for U.S. federal income tax purposes, an individual citizen or resident of the United States.
Distributions to U.S. Holders out of each series’ current or accumulated earnings and profits (which would include any gains derived from the sale or exchange of the assets that will be held by each series, net of tax paid or accrued thereon, will be taxable to U.S. Holders as dividends. A U.S. Holder who receives a distribution constituting “qualified dividend income” may be eligible for reduced federal income tax rates. U.S. Holders are urged to consult their tax advisors as to whether any dividends paid by a series would be “qualified dividend income.” Distributions in excess of the current and accumulated earnings and profits of a series will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the adjusted tax basis of the U.S. Holder’s interests. Rather, such distributions will reduce the adjusted basis of such U.S. Holder’s interests. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. Holder’s adjusted basis in its interests will be taxable as capital gain in the amount of such excess if the interests are held as a capital asset. In addition, a 3.8% tax applies to certain investment income (referred to as the 3.8% NIIT).  In general, in the case of an individual, this tax is equal to 3.8% of the lesser of (i) the taxpayer’s “net investment income” or (ii) the excess of the taxpayer’s adjusted gross income over the applicable threshold amount ($250,000 for taxpayers filing a joint return, $125,000 for married individuals filing separate returns and $200,000 for other taxpayers). In the case of an estate or trust, the 3.8% tax will be imposed on the lesser of (x) the undistributed net investment income of the estate or trust for the taxable year, or (y) the excess of the adjusted gross income of the estate or trust for such taxable year over a beginning dollar amount (currently $7,500 of the highest tax bracket for such year).  Dividends are included as investment income in the determination of “net investment income” under Section 1411(c) of the Code.
Taxation of Dispositions of Interests
Upon any taxable sale or other disposition of interests, a U.S. Holder will recognize gain or loss for federal income tax purposes on the disposition in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on such disposition and (ii) the U.S. Holder’s adjusted tax basis in the interests. A U.S. Holder’s adjusted tax basis in the interests generally equals his, her or its initial amount paid for the interests and decreased by the amount of any distributions to the investor in excess of current or accumulated earnings and profits. In computing gain or loss, the proceeds that U.S. Holders receive will include the amount of any cash and the fair market value of any other property received for their interests, and the amount of any actual or deemed relief from indebtedness encumbering their interests. The gain or loss will be long-term capital gain or loss if the interests are held for more than one year before disposition. Long-term capital gains of individuals, estates and trusts currently are taxed at a maximum rate of 20% (plus any applicable state income taxes) plus the 3.8% NIIT. The deductibility of capital losses may be subject to limitation and depends on the circumstances of a particular U.S. Holder; the effect of such limitation may be to defer or to eliminate any tax benefit that might otherwise be available from a loss on a disposition of the interests. Capital losses are first deducted against capital gains, and, in the case of non-corporate taxpayers, any remaining such losses are deductible against salaries or other income from services or income from portfolio investments only to the extent of $3,000 per year.
Backup Withholding and Information Reporting
Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you.

Payments of dividends or of proceeds on the disposition of the interests made to you may be subject to additional information reporting and under some circumstances to backup withholding at a current rate of 24% unless you establish an exemption.  Backup withholding is not an additional tax; rather, the federal income tax liability of persons subject to backup withholding is reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.
The preceding discussion of United States federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular United States federal, state and local and foreign tax consequences, if applicable, of purchasing, holding and disposing of the interests, including the consequences of any proposed change in applicable laws.

LEGAL MATTERS
The validity of the interests offered hereby will be passed upon for us by Bevilacqua PLLC.

INDEPENDENT AUDITORS
Our financial statements as of December 31, 2019 included in this offering circular have been audited by Artesian CPA, LLC, an independent auditor, as stated in its report appearing in this offering circular.  Such financial statements have been so included in reliance upon the report of such firm given upon its authority in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the Commission an offering statement on Form 1-A under the Securities Act with respect to the interests offered by this offering circular. This offering circular does not contain all of the information included in the offering statement, portions of which are omitted as permitted by the rules and regulations of the Commission. For further information pertaining to us and the interests to be sold in the offerings, you should refer to the offering statement and its exhibits. Whenever we make reference in this offering circular to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the offering statement for copies of the actual contract, agreement or other document filed as an exhibit to the offering statement or such other document, each such statement being qualified in all respects by such reference.
We are subject to the informational requirements of Tier 2 of Regulation A and are required to file annual reports, semi-annual reports, current reports and other information with the Commission. We will make these documents publicly available, free of charge, on the Otis Platform as soon as reasonably practicable after filing such documents with the Commission.
You can read the offering statement and our filings with the Commission over the Internet at the Commission’s website at www.sec.gov. You may also read and copy any document we file with the Commission at its public reference facility at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities.
Our manager will answer inquiries from potential investors concerning the interests, our company, our manager and other matters relating to the offer and sale of the interests under this offering circular.  We will afford the potential investors the opportunity to obtain any additional information to the extent we possess such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this offering circular.
Requests and inquiries regarding this offering circular should be directed to:
Otis Wealth, Inc.
335 Madison Ave 16th floor
New York, NY 10017
E-Mail: hello@otiswealth.com
Tel: (201) 479-4408
Attention: Michael Karnjanaprakorn
We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

FINANCIAL STATEMENTS
INDEX TO FINANCIAL STATEMENTS

Page
Unaudited Consolidated Financial Statements
Consolidated Balance Sheets as of June 30, 2020 (Unaudited) and December 31, 2019 (Audited)	F-2
Consolidated Statements of Operations for the Six Months Ended June 30, 2020 (Unaudited) and June 30, 2019 (Unaudited)	F-3
Consolidated Statements of Changes in Members’ Equity for the Six Months Ended June 30, 2020 (Unaudited) and June 30, 2019 (Unaudited)	F-4
Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2020 (Unaudited) and June 30, 2019 (Unaudited)	F-5
Notes to Unaudited Consolidated Financial Statements	F-6

Consolidated Financial Statements for the Years Ended December 31, 2019 and 2018
Independent Auditors’ Reports	F-21
Consolidated Balance Sheets as of December 31, 2019 and 2018	F-24
Consolidated Statements of Operations for the Year Ended December 31, 2019 and for the Period from December 18, 2018 (Inception) to December 31, 2018	F-25
Consolidated Statements of Changes in Members’ Equity for the Year Ended December 31, 2019 and for the Period from December 18, 2018 (Inception) to December 31, 2018	F-26
Consolidated Statements of Cash Flows for the Year Ended December 31, 2019 and for the Period from December 18, 2018 (Inception) to December 31, 2018	F-27
Notes to Consolidated Financial Statements as of December 31, 2019 and 2018, for the Year Ended December 31, 2019 and for the Period from December 18, 2018 (Inception) to December 31, 2018	F-28

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2020 (UNAUDITED) AND DECEMBER 31, 2019 (AUDITED)

	As of June 30, 2020	As of Dec 31, 2019
	Total Consolidated (unaudited)	Total Consolidated (audited)
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$ 19,647	$ 10,175
Subscription Receivable	79,504	216,719
TOTAL CURRENT ASSETS	99,151	226,894

OTHER ASSETS
Art and Other Collectible Assets	1,593,788	1,240,991
TOTAL OTHER ASSETS	1,593,788	1,240,991

TOTAL ASSETS	$ 1,692,939	$ 1,467,885

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Interest Payable – related party	$ 7,687	1,088
Notes Payable – related party	1,001,658	990,491
Due to Manager	22,728	7,318
Equity Due to Artists	-	13,000
TOTAL CURRENT LIABILITIES	1,032,073	1,011,897
TOTAL LIABILITIES	1,032,073	1,011,897

MEMBERS’ EQUITY
Contributed Capital	16,500	1,500
Membership Contributions	710,504	466,719
Net Loss	(53,907)	(12,231)
Accumulated Deficit	(12,231)	-
TOTAL MEMBERS’ EQUITY	660,866	455,988

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$ 1,692,939	$ 1,467,885

See accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 (UNAUDITED)
AND JUNE 30, 2019 (UNAUDITED)

	June 30, 2020	June 30, 2019
	Total Consolidated (Unaudited)	Total Consolidated (Unaudited)
Operating Income
Revenue	$ -	$ -
Gross Profit/(Loss)	-	-

Operating Expenses
Accounting Fees	24,800	-
Brokerage Fees	3,439	-
Insurance	1,781	-
Storage	1,083	-
Transportation	6,528	-
Sourcing Fees – related party	8,543	-
Other G&A Expenses	1,134	32
Total Operating Expenses	47,308	32
Loss from Operations	(47,308)	(32)

Other Expenses
Interest Expense – related party	6,599	-
Total Other Expenses	6,599	-
Net Loss	$ (53,907)	$ (32)

See accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2020 (UNAUDITED)
AND JUNE 30, 2019 (UNAUDITED)

	June 30, 2020	June 30, 2019
	Total Consolidated (Unaudited)	Total Consolidated (Unaudited)
Beginning Balance	$ 455,988	$ -

Net Loss	(53,907)	(32)

Membership Contributions	243,785	-

Contributed Capital	15,000	-

Ending Balance	$ 660,866	$ (32)

See accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 (UNAUDITED)
AND JUNE 30, 2019 (UNAUDITED)

	June 30, 2020	June 30, 2019
	Total Consolidated (unaudited)	Total Consolidated (unaudited)
Cash Flows From Operating Activities:
Net Loss For the Period	$ (53,907)	$ (32)
Adjustment to reconcile Net Loss to Net Cash used in operations:
Interest Payable – related party	6,599	-
Total Adjustments	6,599	-
Net Cash Flows Used In Operating Activities	(47,308)	(32)

Cash Flows From Financing Activities:
Repayment of Notes Payable – related party	(341,630)	-
Capital Contribution	15,000	-
Membership Contributions	368,000	-
Due to Manager	15,410	-
Net Cash Flows From Financing Activities	56,780	-

Cash at Beginning of Period	10,175	-
Net Increase (Decrease) In Cash	9,472	(32)
Cash at End of Period	$ 19,647	$ (32)

Supplemental Disclosure of Non-Cash Financing Activities:
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	$ 1,593,788	$ 237,500
Total Non-Cash Financing Activities	$ 1,593,788	$ 237,500

See accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020

NOTE 1:  NATURE OF OPERATIONS
Otis Gallery LLC (the “Company”) is a series limited liability company formed on December 18, 2018 pursuant to Section 18-215 of the Delaware Limited Liability Company Act. The Company was formed to engage in the business of acquiring and managing a collection of investment grade art and collectibles (each asset or group of assets, as applicable, an “Underlying Asset”). The Company has created, and it is expected that the Company will continue to create, separate series of the Company (each, a “Series”), and that each Underlying Asset will be owned by a separate Series and that the assets and liabilities of each Series will be separate in accordance with Delaware law. Investors acquire membership interests (the “Interests”) in each Series and will be entitled to share in the return of that particular Series but will not be entitled to share in the return of any other Series.
The Company is dependent upon additional capital resources for its planned principal operations and subject to significant risks and uncertainties, including failure to secure funding to continue to operationalize the Company’s plans or failing to profitably operate the business.
Otis Wealth, Inc. is the manager of the Company (the “Manager”) and serves as the asset manager for the Underlying Assets owned by the Company and each Series (the “Asset Manager”). The Series acquire the Underlying Assets from the Manager financed through either non-interest-bearing or interest-bearing promissory notes issued to the Manager, and develop the financial, offering and other materials to begin offering the Interests through a mobile app-based investment platform called Otis (the “Otis Platform”).
The Company sells and intends to continue selling Interests in a number of separate individual Series. Investors in any Series acquire a proportional share of income and liabilities as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of the closing of an offering related to that particular Series are an Underlying Asset (plus any cash reserves for future operating expenses). All voting rights, except as specified in the Operating Agreement or required by law, remain with the Manager (e.g., determining the type and quantity of general maintenance and other expenses required for the appropriate upkeep of each Underlying Asset, determining how to best commercialize the applicable Underlying Assets, evaluating potential sale offers and the liquidation of a Series). The Manager manages the ongoing operations of each Series in accordance with the operating agreement of the Company, as amended and restated from time to time (the “Operating Agreement”).
Operating Agreement
General
In accordance with the Operating Agreement, each Interest holder in a Series grants a power of attorney to the Manager. The Manager has the right to appoint officers of the Company and each Series.

OTIS GALLERY LLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020

Voting Rights
The Manager has broad authority to take action with respect to the Company and any Series. Interest holders do not have any voting rights as an Interest holder in the Company or a Series except with respect to:
●
the removal of the Manager;
●
the dissolution of the Company upon the for-cause removal of the Managing Member; and
●
an amendment to the Operating Agreement that would:
o
adversely affect the rights of an Interest holder in any material respect;
o
reduce the voting percentage required for any action to be taken by the holders of Interests in the Company under the Operating Agreement;
o
change the situations in which the Company and any Series can be dissolved or terminated;
o
change the term of the Company (other than the circumstances provided in the Operating Agreement); or
o
give any person the right to dissolve the Company.
When entitled to vote on a matter, each Interest holder will be entitled to one vote per Interest held by it on all matters submitted to a vote of the Interest holders of an applicable Series or of the Interest holders of all Series of the Company, as applicable. The removal of the Manager as manager of the Company and all Series must be approved by two thirds of the votes that may be cast by all Interest holders in any Series. All other matters to be voted on by the Interest holders must be approved by a majority of the votes cast by all Interest holders in any Series present in person or represented by proxy.
Distributions upon Liquidation

OTIS GALLERY LLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020

Upon the occurrence of a liquidation event relating to the Company as a whole or any Series, the Manager (or a liquidator selected by the Manager) is charged with winding up the affairs of the Series or the Company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a Series or the Company as a whole, as applicable, the Underlying Assets will be liquidated and any after-tax proceeds distributed: (i) first, to any third-party creditors; (ii) second, to any creditors that are the Manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation); and thereafter, (iii) first, 100% to the Interest holders of the relevant Series, allocated pro rata based on the number of Interests held by each Interest holder (which may include the Manager, any of its affiliates and asset sellers and which distribution within a Series will be made consistent with any preferences which exist within such Series) until the Interest holders receive back 100% of their capital contribution and second, (A) 10% to the Manager and (B) 90% to the Interest holders of the relevant Series, allocated pro rata based on the number of Interests held by each Interest holder (which may include the Manager, any of its affiliates and asset sellers and which distribution within a Series will be made consistent with any preferences which exist within such Series).
Free Cash Flow Distributions
The Manager has sole discretion in determining what distributions of free cash flow, if any, are made to holders of Interests of each Series. Free cash flow consists of the net income (as determined under accounting principles generally accepted in the United States of America (“GAAP”)) generated by such Series plus any change in net working capital and depreciation and amortization (and any other non-cash operating expenses) and less any capital expenditures related to the Underlying Asset related to such Series. The Manager may maintain free cash flow funds in a deposit account or an investment account for the benefit of the Series.
Any free cash flow generated by a Series from the utilization of the Underlying Asset related to such Series shall be applied within the Series in the following order of priority:
●
repay any amounts outstanding under Operating Expenses Reimbursement Obligations plus accrued interest;
●
thereafter to create such reserves as the Manager deems necessary, in its sole discretion, to meet future operating expenses; and
●
thereafter by way of distribution to holders of the Interests of such Series (net of corporate income taxes applicable to the Series), which may include asset sellers of the Underlying Asset related to such Series or the Manager or any of its affiliates.
Manager’s Interest

OTIS GALLERY LLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020

At the closing of each offering, and unless otherwise set forth in the applicable Series designation, the Manager may acquire a minimum of 2% and up to a maximum of 19.99% of the Interests sold in connection with each offering (of which the Manager may sell all or any portion from time to time following the closing of such offering) for the same price per share offered to all other potential investors.
NOTE 2:  GOING CONCERN
The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated revenues or profits since inception. The Company’s ability to continue as a going concern for the next twelve months following the date the consolidated financial statements were available to be issued is dependent upon its ability to obtain additional capital financing. No assurance can be given that the Company will be successful in these efforts.
These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.
NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation and Principles of Consolidation
The accounting and reporting policies of the Company conform to GAAP. The Company adopted the calendar year as its basis of reporting.
The accompanying consolidated financial statements include the accounts of the Company as well as its Series required to be consolidated under GAAP. Significant intercompany accounts and transactions have been eliminated.
Use of Estimates
The preparation of consolidated financial statements in conformity with GAAP requires the Manager to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Cash and Cash Equivalents

OTIS GALLERY LLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020

The Company considers short-term, highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. As of June 30, 2020, the Company had $19,647 of cash on hand.
Subscription Receivable
The Company records membership contributions at the effective date. If the subscription is not funded upon issuance, the Company records a subscription receivable as an asset on the balance sheet. When subscription receivables are not received prior to the issuance of financial statements at a reporting date in satisfaction of the requirements under the Financial Accounting Standards Board (“FASB”) ASC 505-10-45-2, the subscription receivable is reclassified as a contra account to members’ equity on the balance sheet. Each Series has a minimum offering size that once met will result in the eventual successful subscription to and closing of the Series offering. Subscription receivable consists of membership subscriptions received prior to June 30, 2020, for which the minimum subscription requirement was met. As of June 30, 2020, there was a subscription receivable of $79,504.
Art and Other Collectible Assets
The Underlying Assets, including art and other collectible assets, are recorded at cost. The cost of the Underlying Asset includes the purchase price, including any amounts for the Underlying Asset funded by the Manager, and acquisition expenses, which include all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the Underlying Asset related to each Series incurred prior to the closing, including brokerage and sales fees and commissions (but excluding the brokerage fee referred to above), appraisal fees, research fees, transfer taxes, third-party industry and due diligence experts, auction house fees and travel and lodging for inspection purposes.
The Company treats the Underlying Assets as long-lived assets, and the Underlying Assets will be subject to an annual test for impairment and will not be depreciated or amortized. These long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.
The Underlying Assets are purchased by the Series from the Manager in exchange for either a non-interest-bearing or an interest-bearing promissory note. The Series uses the proceeds of the offering to pay off the note. Acquisition and operating expenses are typically paid for in advance by the Manager and are reimbursed by the Series from the proceeds of the offering. The Series also distributes the appropriate amounts for the brokerage fee and, if applicable, the sourcing fee, using cash from the offering.

OTIS GALLERY LLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020

Acquisition expenses related to a particular Series that are incurred prior to the closing of an offering are initially funded by the Manager but will be reimbursed with the proceeds from an offering related to such Series, to the extent described in the applicable offering document.
To the extent that certain expenses are anticipated prior to the closing of an offering but are to be incurred after the closing (e.g., storage fees), additional cash from the proceeds of the offering will be retained on the Series balance sheet as reserves to cover such future anticipated expenses after the closing of the offering. Acquisition expenses are capitalized into the cost of the Underlying Asset. Should a proposed offering prove to be unsuccessful, the Company will not reimburse the Manager, these expenses will be accounted for as capital contributions and the acquisition expenses expensed.
As of June 30, 2020, the total value of the Company’s Underlying Assets across all Series was $1,593,788 as detailed in the table below. The Company does not believe any of its art and other collectible assets are impaired.
Series	Series Description	Total Investment in Art and Other Collectibles
Series #KW	2018 Saint Jerome Hearing the Trumpet of Last Judgement painting by Kehinde Wiley	$237,500
Series Drop 002	Nike MAG Back to the Future (2016) Sneakers	30,000
Series Drop 003	The Incredible Hulk #181 Comic	34,000
Series Drop 004	Collection of Supreme skate decks (select limited-edition artist collaborations)	44,341
Series Drop 005	2018 DOB and Arrows: Patchworks Skulls painting by Takashi Murakami and Virgil Abloh	90,000
Series Drop 008	2019 series of commissioned paintings by fnnch	35,000
Series Drop 009	2012 Gone and Beyond painting by Kaws	310,000
Series Drop 010	Collection of Nike SB Dunks sneakers	24,000
Series Gallery Drop 011	2019 commissioned painting by Shelby and Sandy	23,000
Series Gallery Drop 012	2011 Love Is What You Want neon sculpture by Tracey Emin	140,000
Series Gallery Drop 013	2019 Grey Selenite Newspaper Machine sculpture by Daniel Arsham	84,150
Series Gallery Drop 014	Collection of 1985 Jordan 1 OG Sneakers	30,000
Series Gallery Drop 015	Collection of Supreme Skate Decks – Bundle II	24,750
Series Gallery Drop 016	Collection of Nike and Adidas Yeezy sneakers	19,539
Series Gallery Drop 017	2017 Colorbar Constellation 6 painting by Derrick Adams	49,500
Series Gallery Drop 018	Tomb of Dracula #10 comic	11,600

OTIS GALLERY LLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020

Series Gallery Drop 019	2020 CHROMADYNAMICA MSS painting by Felipe Pantone	18,900
Series Gallery Drop 020	X-Men #1 comic	134,000
Series Gallery Drop 021	Collection of artist collaboration Nike sneakers	26,560
Series Gallery Drop 022	Collection of Nike Air Jordan 1 sneakers	29,948
Series Gallery Drop 023	2019 Cape Woman painting by Katherine Bradford	15,000
Series Gallery Drop 024	Fantastic Four #52 comic	23,000
Series Gallery Drop 025	2018 No. 90 painting by Derek Fordjour	64,000
Series Gallery Drop 026	Avengers #1 comic	95,000
Total Art and Other Collectible Assets		$1,593,788

Fair Value of Financial Instruments
FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:
Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.
Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).
Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.
The carrying amounts reported in the balance sheets approximate their fair value.
Revenue Recognition
The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the fee for the arrangement is fixed or determinable and collectability is reasonably assured. Revenues are expected to be derived from the sale of each Underlying Asset in the associated Series. As of June 30, 2020, the Company had recognized no revenue as there have been no sales of Underlying Assets in any Series.

OTIS GALLERY LLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020

Operating Expenses
After the closing of an offering of Interests, each Series is responsible for its own operating expenses, including any and all fees, costs and expenses incurred in connection with the management of the Underlying Assets. This includes transportation, import taxes, income taxes, storage (including property rental fees should the Manager decide to rent a property to store a number of Underlying Assets), security, valuation, custodial, marketing and utilization of the Underlying Assets; any fees, costs and expenses incurred in connection with preparing any reports and accounts of each Series, including any blue sky filings required in order for a Series to be made available to investors in certain states, any annual audit of the accounts of such Series (if applicable) and any reports to be filed with the Securities and Exchange Commission; any and all insurance premiums or expenses, including directors and officers insurance of the directors and officers of the Manager or Asset Manager, in connection with the Underlying Assets; any withholding or transfer taxes imposed on the Company, a Series or any Interest holders as a result of its or their earnings, investments or withdrawals; any governmental fees imposed on the capital of the Company or a Series or incurred in connection with compliance with applicable regulatory requirements; any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against the Company, a Series or the Manager in connection with the affairs of the Company or a Series; the fees and expenses of any administrator, if any, engaged to provide administrative services to the Company or a Series; all custodial fees, costs and expenses in connection with the holding of an Underlying Asset; any fees, costs and expenses of a third-party registrar and transfer agent appointed by the Manager in connection with a Series; the cost of the audit of the annual consolidated financial statements of the Company or a Series and the preparation of tax returns and circulation of reports to Interest holders; any indemnification payments; the fees and expenses of counsel to the Company or a Series in connection with advice directly relating to its legal affairs; the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by the Manager in connection with the operations of the Company or a Series; and any similar expenses that may be determined to be operating expenses, as determined by the Manager in its reasonable discretion.
Prior to the closing, operating expenses are borne by the Manager and not reimbursed by the Series. The Manager will bear its own expenses of an ordinary nature, including all costs and expenses on account of rent (other than for storage of the Underlying Assets), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the Underlying Assets).

OTIS GALLERY LLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020

If the operating expenses exceed the amount of revenues generated from an Underlying Asset and cannot be covered by any operating expense reserves on the balance sheet of such Series, the Manager may (a) pay such operating expenses and not seek reimbursement; (b) loan the amount of the operating expenses to the applicable Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by such Underlying Asset (“Operating Expenses Reimbursement Obligation(s)”); and/or (c) cause additional Interests to be issued in the such Series in order to cover such additional amounts.
Sourcing Fee: The Asset Manager will be paid a fee as compensation for sourcing each Underlying Asset in an amount equal to up to 10% of the gross offering proceeds of each offering; provided that such sourcing fee may be waived by the Asset Manager.
Brokerage Fee: The broker of record for each offering is expected to receive a brokerage fee equal to 1% of the amount raised from outside investors through each offering. Notwithstanding the foregoing, such broker will not receive any fee on funds raised from the sale of Interests to the Manager. The Company expenses brokerage costs as they are incurred.
Organizational Costs: In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees and costs of incorporation, are expensed as incurred.
Income Taxes
The Company is a series limited liability company. Accordingly, under the Internal Revenue Code (“IRC”), all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in the statements. Income from the Company is reported and taxed to the members on their individual tax returns. However, the Company has elected, in accordance with IRC, to treat each individual Series as separate subchapter C corporation for tax purposes. No tax provision has been recorded for any Series through the balance sheet date as each is in a taxable loss position and no further tax benefits can be reasonably anticipated.
The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s consolidated financial statements, which prescribes a recognition threshold and measurement process for consolidated financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s consolidated financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

OTIS GALLERY LLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception. The Company is not presently subject to any income tax audit in any taxing jurisdiction.
NOTE 4:  RELATED PARTY TRANSACTIONS
In the normal course of business, the Series have and will acquire Underlying Assets from the Manager in exchange for promissory notes, which may or may not be interest bearing. Each note matures, and principal and accrued interest for each is due, within fourteen days of the closing of the offering for the associated Series. The principal balance due to Manager as of June 30, 2020 was $1,001,658, with interest payable to Manager of $7,687 as detailed in the table below:
Series Name	Interest Rate(1)	Note Principal Payable	Note Interest Payable	Total Due to Manager
Series Drop 009	0%	$ 310,000	$ -	$ 310,000
Series Gallery Drop 011	7.50%	-	338	338
Series Gallery Drop 012	7.50%	140,000	2,625	142,625
Series Gallery Drop 013	7.50%	84,150	1,578	85,728
Series Gallery Drop 014	7.50%	-	563	563
Series Gallery Drop 015	7.50%	-	464	464
Series Gallery Drop 016	7.50%	-	366	366
Series Gallery Drop 017	7.50%	49,500	928	50,428
Series Gallery Drop 018	7.50%	11,600	116	11,716
Series Gallery Drop 019	7.25%	18,900	126	19,026
Series Gallery Drop 020	0%	134,000	-	134,000
Series Gallery Drop 021	0%	26,560	-	26,560
Series Gallery Drop 022	7.25%	29,948	169	30,117
Series Gallery Drop 023	7.25%	15,000	60	15,060
Series Gallery Drop 024	7.25%	23,000	97	23,097
Series Gallery Drop 025	7.25%	64,000	258	64,258
Series Gallery Drop 026	0%	95,000	-	95,000
Totals		$ 1,001,658	$ 7,687	$ 1,009,345

(1) Notes with a 0% interest rate are non-interest bearing. The remaining notes bear interest at an annualized rate of 7.5% or 7.25% over a three-month period.
Because these are related party transactions, no guarantee can be made that the terms of the arrangements are at arm’s length.

OTIS GALLERY LLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020

NOTE 5: DUE TO MANAGER
To fund its organizational and start-up activities as well as to advance funds on behalf of a Series to purchase assets, the Manager has covered the expenses and costs of the Company and its Series thus far on a non-interest-bearing extension of revolving credit. The Company will evaluate when is best to repay the Manager depending on operations and fundraising ability. In general, the Company will repay the Manager for funds extended to acquire assets from the Series subscription proceeds, as they are received. As of June 30, 2020, the Company had $22,728 due to the Manager, of which (a) $9,800 was for accounting expenses and (b) $12,928 was for storage, transportation, insurance, sourcing fees and third-party authentication associated with and incurred on behalf of the Series as detailed in the table below:
Series Name	Storage	Transportation	Insurance	Sourcing Fees	Third-Party Authentication	Totals
Series Drop 002	$ 65	$ 385	$ 104	$ 1,234	$ -	$ 1,788
Series Drop 004	95	1,119	152	-	-	1,366
Series Drop 008	75	2,500	120	1,120	-	3,815
Series Drop 010	52	-	83	385	100	620
Series Gallery Drop 011	38	850	33	400	-	1,321
Series Gallery Drop 014	63	240	55	1,521	-	1,897
Series Gallery Drop 015	52	360	45	945	-	1,402
Series Gallery Drop 016	41	20	35	641	-	737
Totals	$ 481	$ 5,474	$ 627	$ 6,246	$ 100	$ 12,928

NOTE 6: MEMBERS’ LIABILITY
The Company is organized as a series limited liability company. As such, the liability of the members of the Company for the financial obligations of the Company is limited to each member’s contribution of capital.
NOTE 7: MEMBERS’ EQUITY
The members of each Series have certain rights with respect to the Series to which they are subscribed. Each Series generally holds a single asset or a collection of assets. A Series member is entitled to their pro rata share of the net profits derived from the Underlying Asset held in that series after deduction of expense allocations and direct expenses attributable to the Underlying Asset, based on their percentage of the total outstanding Interests in that Series.
The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, are solely the debts, obligations and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation or liability.

OTIS GALLERY LLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020

Series Subscriptions
The Company has received minimum subscriptions for the following Series as of June 30, 2020:
Series Name	Interests Subscribed For	Subscription Amount
Series #KW	10,000	$ 250,000
Series Drop 002	1,000	33,000
Series Drop 003	1,000	35,000
Series Drop 004	1,000	47,000
Series Drop 005	1,250	95,000
Series Drop 008	800	32,000
Series Drop 010	1,000	25,000
Series Gallery Drop 011	800	20,000
Series Gallery Drop 014	1,000	33,000
Series Gallery Drop 015	1,000	27,000
Series Gallery Drop 016	1,000	21,000
Series Gallery Drop 019	709	21,270
Series Gallery Drop 021	1,098	27,450
Series Gallery Drop 022	962	30,784
Total	22,619	$ 697,504

As of June 30, 2020, Series #KW, Series Drop 002, Series Drop 003, Series Drop 004, Series Drop 005, Series Drop 008, Series Drop 010, Series Gallery Drop 011, Series Gallery Drop 014, Series Gallery Drop 015 and Series Gallery Drop 016 had closed, and each had been fully subscribed. Subscriptions for $79,504 of membership interests for Series Gallery Drop 019, Series Gallery Drop 021 and Series Gallery Drop 022 were received and recorded as Subscription Receivable. These offerings had not closed as of June 30, 2020.

OTIS GALLERY LLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020

NOTE 8:  RECENT ACCOUNTING PRONOUNCEMENTS
In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). This ASU supersedes the previous revenue recognition requirements in ASC Topic 605—Revenue Recognition and most industry-specific guidance throughout the ASC. The core principle within this ASU is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers, which deferred the effective date for ASU 2014-09 by one year to fiscal years beginning after December 15, 2017, while providing the option to early adopt for fiscal years beginning after December 15, 2016. Transition methods under ASU 2014-09 must be through either (i) retrospective application to each prior reporting period presented or (ii) retrospective application with a cumulative effect adjustment at the date of initial application. The Company adopted this new standard effective January 1, 2019. The adoption of this standard did not have a material impact on the Company’s financial statements.
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2020, including interim periods within those fiscal years. Early adoption is permitted. The Company is continuing to evaluate the impact of this new standard on our financial reporting and disclosures.
The Company does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.
NOTE 9: COMMITMENTS AND CONTINGENCIES
The Company is not currently involved with and does not know of any pending or threatened litigation against the Company, the Series or the Manager.
NOTE 10:  SUBSEQUENT EVENTS
The Company has evaluated subsequent events through September 22, 2020, the date the consolidated financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these consolidated financial statements, except as set forth below.

OTIS GALLERY LLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020

Subsequent to June 30, 2020, the Company offered Series Gallery Drop 023, Series Gallery Drop 024, Series Gallery Drop 025, Series Gallery Drop 027, Series Gallery Drop 028, Series Gallery Drop 029, Series Gallery Drop 030, Series Gallery Drop 031, Series Gallery Drop 032, Series Gallery Drop 033, Series Gallery Drop 034 and Series Gallery Drop 036 Interests to the general public.
On August 14, 2020, Series Gallery Drop 018 and Series Gallery Drop 022 closed, and the Company raised $11,858 and $31,661, respectively, net of brokerage fees.
On August 17, 2020, Series Gallery Drop 024 closed, and the Company raised $23,740, net of brokerage fees.
On August 18, 2020, Series Gallery Drop 019 closed, and the Company raised $21,958, net of brokerage fees.
On August 18, 2020, Series Gallery Drop 022 and Series Gallery Drop 024 repaid in full the promissory note issued to the Manager in the original principal amount of $29,948 and $23,000, along with associated interest charges of $543 and $417.
On August 24, 2020, Series Gallery Drop 012 closed, and the Company raised $148,327, net of brokerage fees.
On August 24, 2020, Series Gallery Drop 016 repaid accrued interest of $366 that remained due on the promissory note issued to the Manager.
On August 24, 2020, Series Gallery Drop 016, Series Gallery Drop 018 and Series Gallery Drop 022 paid $737, $193 and $963, respectively, to the Manager for storage, transportation, insurance and sourcing fees owed.
On August 25, 2020, Series Gallery Drop 012 repaid in full the promissory note issued to the Manager in the original principal amount of $140,000, along with accrued interest of $2,625.
On August 28, 2020, Series Gallery Drop 024 paid $170 to the Manager for storage, transportation, insurance and sourcing fees owed.
On September 11, 2020, Series Gallery Drop 026 and Series Gallery Drop 027 closed, and the Company raised $98,995 and $61,863, respectively, net of brokerage fees.
On September 21, 2020, Series Gallery Drop 011, Series Gallery Drop 014 and Series Gallery Drop 015 repaid accrued interest of $338, $563 and $464, respectively, that remained due on the promissory note issued to the Manager.
On September 21, 2020, Series Gallery Drop 026 repaid in full the promissory note issued to the Manager in the original principal amount of $95,000. The note did not bear interest.

OTIS GALLERY LLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020

On September 21, 2020, Series Gallery Drop 027 repaid in full the promissory note issued to the Manager in the original principal amount of $61,000. The note did not bear interest.
On September 21, 2020, Series Gallery Drop 011, Series Gallery Drop 012, Series Gallery Drop 014, Series Gallery Drop 015, Series Gallery Drop 026 and Series Gallery Drop 027 paid $1,321, $4,345, $1,897, $1,402, $3,280 and $423, respectively, to the Manager for storage, transportation, insurance and sourcing fees owed.

To the Members of
Otis Gallery LLC
New York, New York

INDEPENDENT AUDITOR’S REPORT

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of Otis Gallery LLC, which comprise the consolidated balance sheet as of December 31, 2019, and the related consolidated statements of operations, changes in members’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatements.

Artesian CPA, LLC
1624 Market Street, Suite 202 | Denver, CO 80202
p:  877.968.3330  f: 720.634.0905
info@ArtesianCPA.com | www.ArtesianCPA.com

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Otis Gallery LLC as of December 31, 2019, and the results of its consolidated operations and cash flows for the year then ended, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matters

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the consolidated financial statements, the Company has not generated revenues or profits since inception, has sustained a net loss of $12,231 for the year ended December 31, 2019, has negative cash flows from operations for the year ended December 31, 2019, has limited liquid assets with cash of $10,175 as of December 31, 2019, and has a working capital deficit of $785,003 as of December 31, 2019. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Artesian CPA, LLC

Denver, Colorado
April 29, 2020

Artesian CPA, LLC
1624 Market Street, Suite 202 | Denver, CO 80202
p:  877.968.3330  f: 720.634.0905
info@ArtesianCPA.com | www.ArtesianCPA.com

Independent Auditor’s Report

To Management
Otis Gallery LLC
Dover, DE

We have audited the accompanying balance sheet of Otis Gallery LLC as of December 31, 2018, and the related statements of income, retained earnings, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these ﬁnancial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of ﬁnancial statements that are free from material misstatement whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these ﬁnancial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the ﬁnancial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the ﬁnancial statements. The procedures selected depend on the auditor’s judgment, including assessment of the risks of material misstatement of the ﬁnancial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the ﬁnancial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of signiﬁcant accounting estimates made by management, as well as evaluating the overall presentation of the ﬁnancial statements.

We believe that the audit evidence we have obtained is suﬃcient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the ﬁnancial statements referred to above present fairly, in all material respects, the ﬁnancial position of Otis Gallery LLC as of December 31, 2018, and the results of its operations and its cash ﬂows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter– Subsequent Events

The accompanying financial statements contain substantial disclosures in Note F (“Subsequent Events”) related to the terms of Otis Gallery LLC’s public offering of equity to occur during 2019. Our audit did not include procedures designed to evaluate the terms of the offering or management’s claims related to the offering, other than the fact that they were planned to occur as of the date the financial statements were avail‐ able to be issued. Our opinion is not modiﬁed with respect to this matter.

/s/ Jason M. Tyra, CPA, PLLC

Jason M. Tyra, CPA,
PLLC Dallas, TX
1700 Pacific Avenue, Suite 4710
Dallas, TX 75201 (P) 972-201-9008
info@tyracpa.com
www.tyracpa.com
February 15, 2019

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2019 AND 2018

	As of Dec 31, 2019	As of Dec 31, 2018
	Total Consolidated	Total Consolidated
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$ 10,175	$ -
Subscription Receivable	216,719	-
TOTAL CURRENT ASSETS	226,894	-

OTHER ASSETS
Art and Other Collectible Assets	1,240,991	-
TOTAL OTHER ASSETS	1,240,991	-

TOTAL ASSETS	$ 1,467,885	$ -

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Interest Payable – related party	$ 1,088	$ -
Notes Payable – related party	990,491	-
Due to Manager	7,318	-
Equity Due to Artists	13,000
TOTAL OTHER CURRENT LIABILITIES	1,011,897	-
TOTAL CURRENT LIABILITIES	1,011,897	-

MEMBERS’ EQUITY
Contributed Capital	1,500	-
Membership Contributions	466,719	-
Net Loss	(12,231)	-
TOTAL MEMBERS’ EQUITY	455,988	-

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$ 1,467,885	$ -

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2019
AND FOR THE PERIOD FROM
DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

	Dec 31, 2019	Dec 31, 2018
	Total Consolidated	Total Consolidated
Operating Income
Revenue	$ -	$ -
Gross Profit/(Loss)	-	-

Operating Expense
Accounting Fees	1,500	-
Brokerage Fees	2,325	-
Insurance	86	-
Storage	163	-
Transportation	1,180	-
Sourcing Fees – related party	5,889	-
Total Operating Expenses	11,143	-
Loss from Operations	(11,143)	-

Other Expenses
Interest Expense – related party	1,088	-
Total Other Expenses	1,088	-
Net Loss	$ (12,231)	$ -

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2019
AND FOR THE PERIOD FROM
DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

	Dec 31, 2019	Dec 31, 2018
	Total Consolidated	Total Consolidated
Beginning Balance	$ -	$ -

Net Loss	(12,231)	-

Membership Contributions	466,719	-

Capital Contributions	1,500	-

Ending Balance	$ 455,988	$ -

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2019
AND FOR THE PERIOD FROM
DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

	Dec 31, 2019	Dec 31, 2018
	Total Consolidated	Total Consolidated
Cash Flows From Operating Activities:
Net Loss For the Period	$ (12,231)	$ -
Adjustment to reconcile Net Loss to Net Cash used in operations:
Interest Payable – related party	1,088	-
Total Adjustments	1,088	-
Net Cash Flows Used in Operating Activities	(11,143)	-

Cash Flows From Financing Activities:
Repayment of Notes Payable – related party	(237,500)	-
Capital Contribution	1,500	-
Membership Contributions	250,000	-
Due to Manager	7,318	-
Net Cash Flows Provided by Financing Activities	21,318	-

Cash at Beginning of Period	-	-
Net Increase (Decrease) In Cash	10,175	-
Cash at End of Period	$ 10,175	$ -

Supplemental Disclosure of Non-Cash Financing Activities:
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	$ 1,227,991	$ -
Purchase of Art and Other Collectibles by equity commitment to artists	13,000	-
Total Non-Cash Financing Activities	$ 1,240,991	$ -

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2019 AND 2018, FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

NOTE 1:  NATURE OF OPERATIONS

Otis Gallery LLC (the “Company”) is a series limited liability company formed on December 18, 2018 pursuant to Section 18-215 of the Delaware Limited Liability Company Act. The Company was formed to engage in the business of acquiring and managing a collection of investment grade art and collectibles (the “Underlying Assets”). The Company has created, and it is expected that the Company will continue to create, separate series of the Company (each, a “Series”), and that each Underlying Asset will be owned by a separate Series and that the assets and liabilities of each Series will be separate in accordance with Delaware law. Investors acquire membership interests (the “Interests”) in each Series and will be entitled to share in the return of that particular Series but will not be entitled to share in the return of any other Series.

The Company is dependent upon additional capital resources for its planned principal operations and subject to significant risks and uncertainties, including failure to secure funding to continue to operationalize the Company’s plans or failing to profitably operate the business.

Otis Wealth, Inc. is the manager of the Company (the “Manager”) and serves as the asset manager for the Underlying Assets owned by the Company and each Series (the “Asset Manager”). The Series acquire the Underlying Assets from the Manager financed through either non-interest-bearing or interest-bearing promissory notes issued to the Manager, and develop the financial, offering and other materials to begin offering the Interests through a mobile app-based investment platform called Otis (the “Otis Platform”).

The Company sells and intends to continue selling Interests in a number of separate individual Series. Investors in any Series acquire a proportional share of income and liabilities as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of the closing of an offering related to that particular Series are an Underlying Asset (plus any cash reserves for future operating expenses). All voting rights, except as specified in the Operating Agreement or required by law, remain with the Manager (e.g., determining the type and quantity of general maintenance and other expenses required for the appropriate upkeep of each Underlying Asset, determining how to best commercialize the applicable Underlying Assets, evaluating potential sale offers and the liquidation of a Series). The Manager manages the ongoing operations of each Series in accordance with the operating agreement of the Company, as amended and restated from time to time (the “Operating Agreement”).

Operating Agreement

General

In accordance with the Operating Agreement, each Interest holder in a Series grants a power of attorney to the Manager. The Manager has the right to appoint officers of the Company and each Series.

OTIS GALLERY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2019 AND 2018, FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

Voting Rights

The Manager has broad authority to take action with respect to the Company and any Series. Interest holders do not have any voting rights as an Interest holder in the Company or a Series except with respect to:

●
the removal of the Manager;

●
the dissolution of the Company upon the for-cause removal of the Managing Member; and

●
an amendment to the Operating Agreement that would:

o
adversely affect the rights of an Interest holder in any material respect;

o
reduce the voting percentage required for any action to be taken by the holders of Interests in the Company under the Operating Agreement;

o
change the situations in which the Company and any Series can be dissolved or terminated;

o
change the term of the Company (other than the circumstances provided in the Operating Agreement); or

o
give any person the right to dissolve the Company.

When entitled to vote on a matter, each Interest holder will be entitled to one vote per Interest held by it on all matters submitted to a vote of the Interest holders of an applicable Series or of the Interest holders of all Series of the Company, as applicable. The removal of the Manager as manager of the Company and all Series must be approved by two thirds of the votes that may be cast by all Interest holders in any Series. All other matters to be voted on by the Interest holders must be approved by a majority of the votes cast by all Interest holders in any Series present in person or represented by proxy.

OTIS GALLERY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2019 AND 2018, FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

Distributions Upon Liquidation

Upon the occurrence of a liquidation event relating to the Company as a whole or any Series, the Manager (or a liquidator selected by the Manager) is charged with winding up the affairs of the Series or the Company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a Series or the Company as a whole, as applicable, the Underlying Assets will be liquidated and any after-tax proceeds distributed: (i) first, to any third-party creditors; (ii) second, to any creditors that are the Manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation); and thereafter, (iii) first, 100% to the Interest holders of the relevant Series, allocated pro rata based on the number of Interests held by each Interest holder (which may include the Manager, any of its affiliates and asset sellers and which distribution within a Series will be made consistent with any preferences which exist within such Series) until the Interest holders receive back 100% of their capital contribution and second, (A) 10% to the Manager and (B) 90% to the Interest holders of the relevant Series, allocated pro rata based on the number of Interests held by each Interest holder (which may include the Manager, any of its affiliates and asset sellers and which distribution within a Series will be made consistent with any preferences which exist within such Series).

Free Cash Flow Distributions

The Manager has sole discretion in determining what distributions of free cash flow, if any, are made to holders of Interests of each Series. Free cash flow consists of the net income (as determined under accounting principles generally accepted in the United States of America (“GAAP”)) generated by such Series plus any change in net working capital and depreciation and amortization (and any other non-cash operating expenses) and less any capital expenditures related to the Underlying Asset related to such Series. The Manager may maintain free cash flow funds in a deposit account or an investment account for the benefit of the Series.

Any free cash flow generated by a Series from the utilization of the Underlying Asset related to such Series shall be applied within the Series in the following order of priority:

●
repay any amounts outstanding under Operating Expenses Reimbursement Obligations plus accrued interest;
●
thereafter to create such reserves as the Manager deems necessary, in its sole discretion, to meet future operating expenses; and
●
thereafter by way of distribution to holders of the Interests of such Series (net of corporate income taxes applicable to the Series), which may include asset sellers of the Underlying Asset related to such Series or the Manager or any of its affiliates.

OTIS GALLERY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2019 AND 2018, FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

Manager’s Interest

At the closing of each offering, and unless otherwise set forth in the applicable Series designation, the Manager shall acquire a minimum of 2% and up to a maximum of 19.99% of the Interests sold in connection with each offering (of which the Manager may sell all or any portion from time to time following the closing of such offering) for the same price per share offered to all other potential investors.

NOTE 2:  GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated revenues or profits since inception. The Company’s ability to continue as a going concern for the next twelve months following the date the consolidated financial statements were available to be issued is dependent upon its ability to obtain additional capital financing. No assurance can be given that the Company will be successful in these efforts.

These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accounting and reporting policies of the Company conform to GAAP. The Company adopted the calendar year as its basis of reporting.

The accompanying consolidated financial statements include the accounts of Otis Gallery LLC as well as its Series required to be consolidated under GAAP. Significant intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires our manager to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

OTIS GALLERY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2019 AND 2018, FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

Cash and Cash Equivalents

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. As of December 31, 2019, the Company had $10,175 of cash on hand.

Subscription Receivable

The Company records membership contributions at the effective date. If the subscription is not funded upon issuance, the Company records a subscription receivable as an asset on the balance sheet. When subscription receivables are not received prior to the issuance of financial statements at a reporting date in satisfaction of the requirements under the Financial Accounting Standards Board (“FASB”) ASC 505-10-45-2, the subscription receivable is reclassified as a contra account to members’ equity on the balance sheet. Each Series has a minimum offering size that once met will result in the eventual successful subscription to and closing of the Series. Subscription receivable consists of membership subscriptions sold prior to December 31, 2019, for which the minimum subscription requirement was met.

Art and Other Collectible Assets

The Underlying Assets, including art and other collectible assets, are recorded at cost. The cost of the Underlying Asset includes the purchase price, including any deposits for the Underlying Asset funded by the Manager and acquisition expenses, which include all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the Underlying Asset related to each Series incurred prior to the closing, including brokerage and sales fees and commissions (but excluding the brokerage fee referred to above), appraisal fees, research fees, transfer taxes, third-party industry and due diligence experts, auction house fees and travel and lodging for inspection purposes.

The Company treats the Underlying Assets as long-lived assets, and the Underlying Assets will be subject to an annual test for impairment and will not be depreciated or amortized. These long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.

The Underlying Assets are purchased by the Series from the Manager in exchange for either a non-interest-bearing or an interest-bearing promissory note. The Series uses the proceeds of the offering to pay off the note. Acquisition expenses are typically paid for in advance by the Manager and are reimbursed by the Series from the proceeds of the offering. The Series also distributes the appropriate amounts for the brokerage fee and, if applicable, the sourcing fee, using cash from the offering.

OTIS GALLERY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2019 AND 2018, FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

Acquisition expenses related to a particular Series that are incurred prior to the closing of an offering are initially funded by the Manager but will be reimbursed with the proceeds from an offering related to such Series, to the extent described in the applicable offering document.

To the extent that certain expenses are anticipated prior to the closing of an offering but are to be incurred after the closing (e.g., storage fees), additional cash from the proceeds of the offering will be retained on the Series balance sheet as reserves to cover such future anticipated expenses after the closing of the offering. Acquisition expenses are capitalized into the cost of the Underlying Asset. Should a proposed offering prove to be unsuccessful, the Company will not reimburse the Manager, and these expenses will be accounted for as capital contributions, and the acquisition expenses expensed.

As of December 31, 2019, the Company’s total investment in the Underlying Assets across all Series was $1,240,991 as detailed in the table below. The Company does not believe any of its art and other collectible assets are impaired.

Series	Series Description	Total Investment in Art and Other Collectible Assets
Series #KW	2018 Saint Jerome Hearing the Trumpet of Last Judgement painting by Kehinde Wiley	$237,500
Series Drop 002	Nike MAG Back to the Future (2016) Sneakers	30,000
Series Drop 003	The Incredible Hulk #181 Comic	34,000
Series Drop 004	Collection of Supreme Skate Decks (Select Limited Edition Artist Collaborations)	44,341
Series Drop 005	2018 DOB and Arrows: Patchworks Skulls painting by Takashi Murakami and Virgil Abloh	90,000
Series Drop 006	1978 Rolex Daytona Ref. 6265 Big Red watch	78,000
Series Drop 007	2011 Hermes Birkin 35cm So Black handbag	56,250
Series Drop 008	2019 Series of Commissioned Paintings by fnnch	35,000
Series Drop 009	2012 Gone and Beyond painting by Kaws	310,000
Series Drop 010	Collection of Nike SB Dunks sneakers	24,000
Series Gallery Drop 011	2019 commissioned painting by Shelby and Sandy "Basketball"	23,000
Series Gallery Drop 012	2011 Love Is What You Want neon sculpture by Tracey Emin	140,000
Series Gallery Drop 013	2019 Grey Selenite Newspaper Machine sculpture by Daniel Arsham	84,150
Series Gallery Drop 014	Collection of 1985 Jordan 1 OG Sneakers	30,000
Series Gallery Drop 015	Collection of Supreme Skate Decks – Bundle II	24,750
Total		$1,240,991

OTIS GALLERY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2019 AND 2018, FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the fee for the arrangement is fixed or determinable and collectability is reasonably assured. Revenues are expected to be derived from the sale of each Underlying Asset in the associated Series. As of December 31, 2019, the Company had recognized $0 revenue as there have been no sales of Underlying Assets in any Series.

OTIS GALLERY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2019 AND 2018, FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

Operating Expenses

After the closing of an offering of Interests, each Series is responsible for its own operating expenses, including any and all fees, costs and expenses incurred in connection with the management of the Underlying Assets. This includes transportation, import taxes, income taxes, storage (including property rental fees should the Manager decide to rent a property to store a number of Underlying Assets), security, valuation, custodial, marketing and utilization of the Underlying Assets; any fees, costs and expenses incurred in connection with preparing any reports and accounts of each Series, including any blue sky filings required in order for a Series to be made available to investors in certain states, any annual audit of the accounts of such Series (if applicable) and any reports to be filed with the Securities and Exchange Commission; any and all insurance premiums or expenses, including directors and officers insurance of the directors and officers of the Manager or Asset Manager, in connection with the Underlying Assets; any withholding or transfer taxes imposed on the Company, a Series or any Interest holders as a result of its or their earnings, investments or withdrawals; any governmental fees imposed on the capital of the Company or a Series or incurred in connection with compliance with applicable regulatory requirements; any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against the Company, a Series or the Manager in connection with the affairs of the Company or a Series; the fees and expenses of any administrator, if any, engaged to provide administrative services to the Company or a Series; all custodial fees, costs and expenses in connection with the holding of an Underlying Asset; any fees, costs and expenses of a third-party registrar and transfer agent appointed by the Manager in connection with a Series; the cost of the audit of the annual consolidated financial statements of the Company or a Series and the preparation of tax returns and circulation of reports to Interest holders; any indemnification payments; the fees and expenses of counsel to the Company or a Series in connection with advice directly relating to its legal affairs; the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by the Manager in connection with the operations of the Company or a Series; and any similar expenses that may be determined to be operating expenses, as determined by the Manager in its reasonable discretion.

Prior to the closing, operating expenses are borne by the Manager and not reimbursed by the Series. The Manager will bear its own expenses of an ordinary nature, including all costs and expenses on account of rent (other than for storage of the Underlying Assets), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the Underlying Assets).

If the operating expenses exceed the amount of revenues generated from an Underlying Asset and cannot be covered by any operating expense reserves on the balance sheet of such Series, the Manager may (a) pay such operating expenses and not seek reimbursement; (b) loan the amount of the operating expenses to the applicable Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by such Underlying Asset (“Operating Expenses Reimbursement Obligation(s)”); and/or (c) cause additional Interests to be issued in the such Series in order to cover such additional amounts.

OTIS GALLERY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2019 AND 2018, FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

Sourcing Fee: The Asset Manager will be paid a fee as compensation for sourcing each Underlying Asset in an amount equal to up to 10% of the gross offering proceeds of each offering; provided that such sourcing fee may be waived by the Asset Manager.

Brokerage Fee: The broker of record for each offering is expected to receive a brokerage fee equal to 1% of the amount raised from outside investors through each offering. Notwithstanding the foregoing, such broker will not receive any fee on funds raised from the sale of Interests to the Manager. The Company expenses brokerage costs as they are incurred.

Organizational Costs: In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees and costs of incorporation, are expensed as incurred.

Income Taxes

The Company is a series limited liability company. Accordingly, under the Internal Revenue Code (“IRC”), all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in the statements. Income from the Company is reported and taxed to the members on their individual tax returns. However, the Company has elected, in accordance with IRC, to treat each individual Series as separate subchapter C corporation for tax purposes. No tax provision has been recorded for any Series through the balance sheet date as each is in a taxable loss position and no further tax benefits can be reasonably anticipated.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s consolidated financial statements, which prescribes a recognition threshold and measurement process for consolidated financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s consolidated financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception. The Company is not presently subject to any income tax audit in any taxing jurisdiction.

NOTE 4:  RELATED PARTY TRANSACTIONS

In the normal course of business, the Series have and will acquire Underlying Assets from the Manager in exchange for promissory notes, which may or may not be interest bearing. Each note matures, and principal and accrued interest for each is due, within fourteen days of the closing of the offering for the associated Series. The principal balance due to Manager as of December 31, 2019 was $990,491, with interest payable to Manager of $1,088 as detailed in the table below:

OTIS GALLERY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2019 AND 2018, FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

Series Name	Interest Rate(1)	Note Principal Payable	Note Interest Payable	Total Due to Manager
Series Drop 002	0%	$ 30,000	$ -	$ 30,000
Series Drop 003	0%	34,000	-	34,000
Series Drop 004	0%	44,341	-	44,341
Series Drop 005	0%	90,000	-	90,000
Series Drop 006	0%	78,000	-	78,000
Series Drop 007	0%	56,250	-	56,250
Series Drop 008	0%	27,000	-	27,000
Series Drop 009	0%	310,000	-	310,000
Series Drop 010	0%	24,000	-	24,000
Series Gallery Drop 011	7.5%	18,000	67	18,067
Series Gallery Drop 012	7.5%	140,000	524	140,524
Series Gallery Drop 013	7.5%	84,150	316	84,466
Series Gallery Drop 014	7.5%	30,000	88	30,088
Series Gallery Drop 015	7.5%	24,750	93	24,843
Totals		$ 990,491	$ 1,088	$ 991,579

(1)
Notes with a 0% interest rate are non-interest bearing. The remaining notes bear interest at an annualized rate of 7.5% over a three-month period.

Because these are related party transactions, no guarantee can be made that the terms of the arrangements are at arm’s length.

NOTE 5: DUE TO MANAGER

To fund its organizational and start-up activities as well as to advance funds on behalf of a Series to purchase assets, the Manager has covered the expenses and costs of the Company and its Series thus far on a non-interest-bearing extension of revolving credit. The Company will evaluate when is best to repay the Manager depending on operations and fundraising ability. In general, the Company will repay the Manager for funds extended to acquire assets from the Series subscription proceeds (less the applicable management fees), as they are received. As of December 31, 2019, the Company has a $7,318 due to Manager for storage, transportation, insurance and sourcing fees associated with and incurred on behalf of Series #KW.

NOTE 6: MEMBERS’ LIABILITY

The Company is organized as a series limited liability company. As such, the liability of the members of the Company for the financial obligations of the Company is limited to each member’s contribution of capital.

OTIS GALLERY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2019 AND 2018, FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

NOTE 7: MEMBERS’ EQUITY

The members of each Series have certain rights with respect to the Series to which they are subscribed. Each Series generally holds a single asset or a collection of assets. A Series member is entitled to their pro rata share of the net profits derived from the Underlying Asset held in that series after deduction of expense allocations and direct expenses attributable to the Underlying Asset, based on their percentage of the total outstanding Interests in that Series.

The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, are solely the debts, obligations and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation or liability.

Series Subscriptions

The Company has received subscriptions for the following Series as of December 31, 2019:

Series Name	Interests Sold as of 12/31/2019	Subscription Amount
Series #KW	10,000	$ 250,000
Series Drop 002	960	31,680
Series Drop 003	996	34,860
Series Drop 005	1,229	93,404
Series Drop 008	795	31,800
Series Drop 010	999	24,975
Total	14,979	$ 466,719

As of December 31, 2019, only Series #KW has closed, and it has been fully subscribed. Further, as of December 31, 2019, $216,719 of membership interests sold have been recorded as Subscriptions Receivable.

NOTE 8:  RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). This ASU supersedes the previous revenue recognition requirements in ASC Topic 605—Revenue Recognition and most industry-specific guidance throughout the ASC. The core principle within this ASU is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers, which deferred the effective date for ASU 2014-09 by one year to fiscal years beginning after December 15, 2017, while providing the option to early adopt for fiscal years beginning after December 15, 2016. Transition methods under ASU 2014-09 must be through either (i) retrospective application to each prior reporting period presented or (ii) retrospective application with a cumulative effect adjustment at the date of initial application. The Company adopted this new standard effective January 1, 2019. The adoption of this standard did not have a material impact on the Company’s financial statements.

OTIS GALLERY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2019 AND 2018, FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2020, including interim periods within those fiscal years. Early adoption is permitted. The Company is continuing to evaluate the impact of this new standard on our financial reporting and disclosures.

The Company does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 9: COMMITMENTS AND CONTINGENCIES

The Company is not currently involved with and does not know of any pending or threatened litigation against the Company, its member or its Manager.

NOTE 10:  SUBSEQUENT EVENTS

The Company has evaluated subsequent events through April 29, 2020, the date the consolidated financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these consolidated financial statements, except as set forth below.

Subsequent to December 31, 2019, the Company offered Series Gallery Drop 011, Series Gallery Drop 012, Series Gallery Drop 013, Series Gallery Drop 014, Series Gallery Drop 015 and Series Gallery Drop 016 Interests to the general public.

On March 4, 2020, Series Drop 006 resold the Series Drop 006 Asset to the Manager, prior to launch of the offering of Series Drop #006 Interests, in exchange for cancellation of a note in the original principal amount of $78,000. The note did not bear any interest, and the obligation of Series Drop 006 to make any payments under the note terminated upon the closing of the sale. Series Drop 006 is not in default under the note.

On March 4, 2020, Series Drop 007 resold the Series Drop 007 Asset to the Manager, prior to launch of the offering of Series Drop 007 Interests, in exchange for cancellation of a note in the original principal amount of $56,250. The note did not bear any interest, and the obligation of Series Drop 007 to make any payments under the note terminated upon the closing of the sale. Series Drop 007 is not in default under the note.

On March 6, 2020, Series Drop 005 and Series Drop 010 closed, and the Company raised $94,089 and $24,705, respectively, net of brokerage fees.

On March 11, 2020, Series Drop 004 closed, and the Company raised $46,489, net of brokerage fees.

OTIS GALLERY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2019 AND 2018, FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

On March 11, 2020, Series Drop 005 repaid in full the promissory note issued to the Manager on September 16, 2019 in the original principal amount of $24,000. The note did not bear interest.

On March 11, 2020, Series Drop 010 repaid in full the promissory note issued to the Manager on August 30, 2019 in the original principal amount of $90,000. The note did not bear interest.

On March 18, 2020, Series Drop 003 and Series Drop 008 closed, and the Company raised $34,607 and $31,708, respectively, net of brokerage fees.

On March 18, 2020, the Company acquired Series Gallery Drop 016 Asset from the Manager in exchange for a note in the original principal amount of $19,539. This note bears interest at an annualized rate of 7.5% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that the Company may prepay the note at any time.

On March 18, 2020, the Company acquired Series Gallery Drop 017 Asset from the Manager in exchange for a note in the original principal amount of $49,500. This note bears interest at an annualized rate of 7.5% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that the Company may prepay the note at any time.

On March 20, 2020, Series Drop 003 repaid in full the promissory note issued to the Manager on August 30, 2019 in the original principal amount of $34,000. The note did not bear interest.

On March 20, 2020, Series Drop 008 repaid in full the promissory note issued to the Manager on August 30, 2019 in the original principal amount of $27,000. The note did not bear interest.

On April 3, 2020, Series Gallery Drop 015 closed, and the Company raised $26,685, net of brokerage fees.

On April 13, 2020, Series Drop 002 closed, and the Company raised $32,627, net of brokerage fees.

On April 21, 2020, Series Gallery Drop 014 closed, and the Company raised $32,627, net of brokerage fees.

PART III - EXHIBITS

Exhibit Index
Exhibit No.	Description
2.1	Certificate of Formation of Otis Gallery LLC (incorporated by reference to Exhibit 2.1 to the Offering Statement on Form 1-A filed on February 20, 2019)

2.2	Limited Liability Company Agreement of Otis Gallery LLC (incorporated by reference to Exhibit 2.2 to the Offering Statement on Form 1-A filed on February 20, 2019)

2.3
First Amendment to the Limited Liability Company Agreement of Otis Gallery LLC (incorporated by reference to Exhibit 2.3 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)

2.4	Second Amendment to the Limited Liability Company Agreement of Otis Gallery LLC (incorporated by reference to Exhibit 2.4 to the Current Report on Form 1-U filed on October 5, 2020)

3.1	Series Designation for Series #KW Interests (incorporated by reference to Exhibit 3.1 to the Offering Statement on Form 1-A filed on February 20, 2019)

3.2	Series Designation for Series Drop 002 Interests (incorporated by reference to Exhibit 3.2 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

3.3	Series Designation for Series Drop 003 Interests (incorporated by reference to Exhibit 3.3 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

3.4	Series Designation for Series Drop 004 Interests (incorporated by reference to Exhibit 3.4 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

3.5	Series Designation for Series Drop 005 Interests (incorporated by reference to Exhibit 3.5 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

3.6	Series Designation for Series Drop 008 Interests (incorporated by reference to Exhibit 3.8 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

3.7	Series Designation for Series Drop 009 Interests (incorporated by reference to Exhibit 3.9 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

3.8	Series Designation for Series Drop 010 Interests (incorporated by reference to Exhibit 3.10 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

3.9	Series Designation for Series Gallery Drop 011 Interests (incorporated by reference to Exhibit 3.11 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

3.10	Series Designation for Series Gallery Drop 012 Interests (incorporated by reference to Exhibit 3.12 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

3.11	Series Designation for Series Gallery Drop 013 Interests (incorporated by reference to Exhibit 3.13 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

3.12	Series Designation for Series Gallery Drop 014 Interests (incorporated by reference to Exhibit 3.14 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

3.13	Series Designation for Series Gallery Drop 015 Interests (incorporated by reference to Exhibit 3.15 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

3.14	Series Designation for Series Gallery Drop 016 Interests (incorporated by reference to Exhibit 3.14 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)

3.15	Series Designation for Series Gallery Drop 017 Interests (incorporated by reference to Exhibit 3.15 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)

3.16	Series Designation for Series Gallery Drop 018 Interests (incorporated by reference to Exhibit 3.16 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 15, 2020)

3.17	Series Designation for Series Gallery Drop 019 Interests (incorporated by reference to Exhibit 3.17 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

3.18	Series Designation for Series Gallery Drop 020 Interests (incorporated by reference to Exhibit 3.18 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

3.19	Series Designation for Series Gallery Drop 021 Interests (incorporated by reference to Exhibit 3.19 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

3.20	Series Designation for Series Gallery Drop 022 Interests (incorporated by reference to Exhibit 3.20 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

3.21	Series Designation for Series Gallery Drop 023 Interests (incorporated by reference to Exhibit 3.21 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

3.22	Series Designation for Series Gallery Drop 024 Interests (incorporated by reference to Exhibit 3.22 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

3.23	Series Designation for Series Gallery Drop 025 Interests (incorporated by reference to Exhibit 3.23 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

3.24	Series Designation for Series Gallery Drop 026 Interests (incorporated by reference to Exhibit 3.24 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

3.25	Series Designation for Series Gallery Drop 027 Interests (incorporated by reference to Exhibit 3.25 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)

3.26	Series Designation for Series Gallery Drop 028 Interests (incorporated by reference to Exhibit 3.26 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)

3.27	Series Designation for Series Gallery Drop 029 Interests (incorporated by reference to Exhibit 3.27 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)

3.28	Series Designation for Series Gallery Drop 030 Interests (incorporated by reference to Exhibit 3.28 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

3.29	Series Designation for Series Gallery Drop 031 Interests (incorporated by reference to Exhibit 3.29 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

3.30	Series Designation for Series Gallery Drop 032 Interests (incorporated by reference to Exhibit 3.30 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

3.31	Series Designation for Series Gallery Drop 033 Interests (incorporated by reference to Exhibit 3.31 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

3.32	Series Designation for Series Gallery Drop 034 Interests (incorporated by reference to Exhibit 3.32 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

3.33	Series Designation for Series Gallery Drop 035 Interests (incorporated by reference to Exhibit 3.33 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

3.34	Series Designation for Series Gallery Drop 036 Interests (incorporated by reference to Exhibit 3.34 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

3.35	Series Designation for Series Gallery Drop 037 Interests (incorporated by reference to Exhibit 3.35 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

3.36	Series Designation for Series Gallery Drop 038 Interests (incorporated by reference to Exhibit 3.36 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

3.37	Series Designation for Series Gallery Drop 039 Interests (incorporated by reference to Exhibit 3.37 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

3.38	Series Designation for Series Gallery Drop 040 Interests (incorporated by reference to Exhibit 3.38 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

3.39	Series Designation for Series Gallery Drop 041 Interests (incorporated by reference to Exhibit 3.39 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

3.40	Series Designation for Series Gallery Drop 042 Interests (incorporated by reference to Exhibit 3.40 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

3.41	Series Designation for Series Gallery Drop 043 Interests (incorporated by reference to Exhibit 3.41 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)

3.42	Amended and Restated Series Designation for Series Gallery Drop 044 Interests (incorporated by reference to Exhibit 3.42 to the Current Report on Form 1-U filed on November 10, 2020)

3.43	Series Designation for Series Gallery Drop 045 Interests (incorporated by reference to Exhibit 3.43 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)

3.44	Series Designation for Series Gallery Drop 046 Interests (incorporated by reference to Exhibit 3.44 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

3.45	Series Designation for Series Gallery Drop 047 Interests (incorporated by reference to Exhibit 3.45 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

3.46	Series Designation for Series Gallery Drop 048 Interests (incorporated by reference to Exhibit 3.46 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

3.47	Series Designation for Series Gallery Drop 049 Interests (incorporated by reference to Exhibit 3.47 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

3.48	Series Designation for Series Gallery Drop 050 Interests (incorporated by reference to Exhibit 3.48 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

3.49	Series Designation for Series Gallery Drop 051 Interests (incorporated by reference to Exhibit 3.49 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

3.50	Series Designation for Series Gallery Drop 052 Interests (incorporated by reference to Exhibit 3.50 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

3.51	Series Designation for Series Gallery Drop 053 Interests (incorporated by reference to Exhibit 3.51 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

3.52	Series Designation for Series Gallery Drop 054 Interests (incorporated by reference to Exhibit 3.52 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

3.53	Series Designation for Series Gallery Drop 055 Interests (incorporated by reference to Exhibit 3.53 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

3.54	Series Designation for Series Gallery Drop 056 Interests (incorporated by reference to Exhibit 3.54 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

3.55	Series Designation for Series Gallery Drop 057 Interests (incorporated by reference to Exhibit 3.55 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

3.56	Series Designation for Series Gallery Drop 058 Interests (incorporated by reference to Exhibit 3.56 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

3.57	Series Designation for Series Gallery Drop 059 Interests (incorporated by reference to Exhibit 3.57 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

3.58	Series Designation for Series Gallery Drop 060 Interests (incorporated by reference to Exhibit 3.58 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

3.59	Series Designation for Series Gallery Drop 061 Interests (incorporated by reference to Exhibit 3.59 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

3.60	Series Designation for Series Gallery Drop 062 Interests (incorporated by reference to Exhibit 3.60 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

3.61	Series Designation for Series Gallery Drop 063 Interests (incorporated by reference to Exhibit 3.61 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

3.62	Series Designation for Series Gallery Drop 064 Interests (incorporated by reference to Exhibit 3.62 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

3.63*	Series Designation for Series Gallery Drop 065 Interests

3.64*	Series Designation for Series Gallery Drop 066 Interests

3.65*	Series Designation for Series Gallery Drop 067 Interests

3.66*	Series Designation for Series Gallery Drop 068 Interests

3.67*	Series Designation for Series Gallery Drop 069 Interests

4.1	Form of Subscription Agreement for Series #KW Interests (incorporated by reference to Exhibit 4.1 to the Amended Offering Statement on Form 1-A/A filed on July 10, 2019)

4.2	Form of Subscription Agreement for Series Drop 002 Interests (incorporated by reference to Exhibit 4.2 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

4.3	Form of Subscription Agreement for Series Drop 003 Interests (incorporated by reference to Exhibit 4.3 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

4.4	Form of Subscription Agreement for Series Drop 004 Interests (incorporated by reference to Exhibit 4.4 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

4.5	Form of Subscription Agreement for Series Drop 005 Interests (incorporated by reference to Exhibit 4.5 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

4.6	Form of Subscription Agreement for Series Drop 008 Interests (incorporated by reference to Exhibit 4.8 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

4.7	Form of Subscription Agreement for Series Drop 009 Interests (incorporated by reference to Exhibit 4.9 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

4.8	Form of Subscription Agreement for Series Drop 010 Interests (incorporated by reference to Exhibit 4.10 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

4.9	Form of Subscription Agreement for Series Gallery Drop 011 Interests (incorporated by reference to Exhibit 4.11 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

4.10	Form of Subscription Agreement for Series Gallery Drop 012 Interests (incorporated by reference to Exhibit 4.12 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

4.11	Form of Subscription Agreement for Series Gallery Drop 013 Interests (incorporated by reference to Exhibit 4.11 to the Current Report on Form 1-U filed on October 5, 2020)

4.12	Form of Subscription Agreement for Series Gallery Drop 014 Interests (incorporated by reference to Exhibit 4.14 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

4.13	Form of Subscription Agreement for Series Gallery Drop 015 Interests (incorporated by reference to Exhibit 4.15 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

4.14	Form of Subscription Agreement for Series Gallery Drop 016 Interests (incorporated by reference to Exhibit 4.14 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)

4.15	Form of Subscription Agreement for Series Gallery Drop 017 Interests (incorporated by reference to Exhibit 4.15 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)

4.16	Form of Subscription Agreement for Series Gallery Drop 018 Interests (incorporated by reference to Exhibit 4.16 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 15, 2020)

4.17	Form of Subscription Agreement for Series Gallery Drop 019 Interests (incorporated by reference to Exhibit 4.17 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

4.18	Form of Subscription Agreement for Series Gallery Drop 020 Interests (incorporated by reference to Exhibit 4.18 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

4.19	Form of Subscription Agreement for Series Gallery Drop 021 Interests (incorporated by reference to Exhibit 4.19 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

4.20	Form of Subscription Agreement for Series Gallery Drop 022 Interests (incorporated by reference to Exhibit 4.20 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

4.21	Form of Subscription Agreement for Series Gallery Drop 023 Interests (incorporated by reference to Exhibit 4.21 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

4.22	Form of Subscription Agreement for Series Gallery Drop 024 Interests (incorporated by reference to Exhibit 4.22 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

4.23	Form of Subscription Agreement for Series Gallery Drop 025 Interests (incorporated by reference to Exhibit 4.23 to the Current Report on Form 1-U filed on October 5, 2020)

4.24	Form of Subscription Agreement for Series Gallery Drop 026 Interests (incorporated by reference to Exhibit 4.24 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

4.25	Form of Subscription Agreement for Series Gallery Drop 027 Interests (incorporated by reference to Exhibit 4.25 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)

4.26	Form of Subscription Agreement for Series Gallery Drop 028 Interests (incorporated by reference to Exhibit 4.26 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)

4.27	Form of Subscription Agreement for Series Gallery Drop 029 Interests (incorporated by reference to Exhibit 4.27 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)

4.28	Form of Subscription Agreement for Series Gallery Drop 030 Interests (incorporated by reference to Exhibit 4.28 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

4.29	Form of Subscription Agreement for Series Gallery Drop 031 Interests (incorporated by reference to Exhibit 4.29 to the Current Report on Form 1-U filed on October 5, 2020)

4.30	Form of Subscription Agreement for Series Gallery Drop 032 Interests (incorporated by reference to Exhibit 4.30 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

4.31	Form of Subscription Agreement for Series Gallery Drop 033 Interests (incorporated by reference to Exhibit 4.31 to the Current Report on Form 1-U filed on October 5, 2020)

4.32	Form of Subscription Agreement for Series Gallery Drop 034 Interests (incorporated by reference to Exhibit 4.32 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

4.33	Form of Subscription Agreement for Series Gallery Drop 035 Interests (incorporated by reference to Exhibit 4.33 to the Current Report on Form 1-U filed on October 5, 2020)

4.34	Form of Subscription Agreement for Series Gallery Drop 036 Interests (incorporated by reference to Exhibit 4.34 to the Current Report on Form 1-U filed on October 5, 2020)

4.35	Form of Subscription Agreement for Series Gallery Drop 037 Interests (incorporated by reference to Exhibit 4.35 to the Current Report on Form 1-U filed on October 5, 2020)

4.36	Form of Subscription Agreement for Series Gallery Drop 038 Interests (incorporated by reference to Exhibit 4.36 to the Current Report on Form 1-U filed on October 5, 2020)

4.37	Form of Subscription Agreement for Series Gallery Drop 039 Interests (incorporated by reference to Exhibit 4.37 to the Current Report on Form 1-U filed on October 5, 2020)

4.38	Form of Subscription Agreement for Series Gallery Drop 040 Interests (incorporated by reference to Exhibit 4.38 to the Current Report on Form 1-U filed on October 5, 2020)

4.39	Form of Subscription Agreement for Series Gallery Drop 041 Interests (incorporated by reference to Exhibit 4.39 to the Current Report on Form 1-U filed on October 5, 2020)

4.40	Form of Subscription Agreement for Series Gallery Drop 042 Interests (incorporated by reference to Exhibit 4.40 to the Current Report on Form 1-U filed on October 5, 2020)

4.41	Form of Subscription Agreement for Series Gallery Drop 043 Interests (incorporated by reference to Exhibit 4.41 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)

4.42	Form of Subscription Agreement for Series Gallery Drop 044 Interests (incorporated by reference to Exhibit 4.42 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)

4.43	Form of Subscription Agreement for Series Gallery Drop 045 Interests (incorporated by reference to Exhibit 4.43 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)

4.44	Form of Subscription Agreement for Series Gallery Drop 046 Interests (incorporated by reference to Exhibit 4.44 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

4.45	Form of Subscription Agreement for Series Gallery Drop 047 Interests (incorporated by reference to Exhibit 4.45 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

4.46	Form of Subscription Agreement for Series Gallery Drop 048 Interests (incorporated by reference to Exhibit 4.46 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

4.47	Form of Subscription Agreement for Series Gallery Drop 049 Interests (incorporated by reference to Exhibit 4.47 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

4.48	Form of Subscription Agreement for Series Gallery Drop 050 Interests (incorporated by reference to Exhibit 4.48 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

4.49	Form of Subscription Agreement for Series Gallery Drop 051 Interests (incorporated by reference to Exhibit 4.49 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

4.50	Form of Subscription Agreement for Series Gallery Drop 052 Interests (incorporated by reference to Exhibit 4.50 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

4.51	Form of Subscription Agreement for Series Gallery Drop 053 Interests (incorporated by reference to Exhibit 4.51 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

4.52	Form of Subscription Agreement for Series Gallery Drop 054 Interests (incorporated by reference to Exhibit 4.52 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

4.53	Form of Subscription Agreement for Series Gallery Drop 055 Interests (incorporated by reference to Exhibit 4.53 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

4.54	Form of Subscription Agreement for Series Gallery Drop 056 Interests (incorporated by reference to Exhibit 4.54 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

4.55	Form of Subscription Agreement for Series Gallery Drop 057 Interests (incorporated by reference to Exhibit 4.55 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

4.56	Form of Subscription Agreement for Series Gallery Drop 058 Interests (incorporated by reference to Exhibit 4.56 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

4.57	Form of Subscription Agreement for Series Gallery Drop 059 Interests (incorporated by reference to Exhibit 4.57 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

4.58	Form of Subscription Agreement for Series Gallery Drop 060 Interests (incorporated by reference to Exhibit 4.58 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

4.59	Form of Subscription Agreement for Series Gallery Drop 061 Interests (incorporated by reference to Exhibit 4.59 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

4.60	Form of Subscription Agreement for Series Gallery Drop 062 Interests (incorporated by reference to Exhibit 4.60 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

4.61	Form of Subscription Agreement for Series Gallery Drop 063 Interests (incorporated by reference to Exhibit 4.61 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

4.62	Form of Subscription Agreement for Series Gallery Drop 064 Interests (incorporated by reference to Exhibit 4.62 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

4.63*	Form of Subscription Agreement for Series Gallery Drop 065 Interests

4.64*	Form of Subscription Agreement for Series Gallery Drop 066 Interests

4.65*	Form of Subscription Agreement for Series Gallery Drop 067 Interests

4.66*	Form of Subscription Agreement for Series Gallery Drop 068 Interests

4.67*	Form of Subscription Agreement for Series Gallery Drop 069 Interests

6.1.1
Termination Agreement, dated October 5, 2020, between Otis Gallery LLC and North Capital Private Securities Corporation (incorporated by reference to Exhibit 6.1.1 to the Current Report on Form 1-U filed on October 5, 2020)

6.1.2
Broker-Dealer Agreement, dated September 3, 2020, between Otis Gallery LLC and Dalmore Group, LLC (incorporated by reference to Exhibit 6.1.2 to the Current Report on Form 1-U filed on October 5, 2020)

6.2
Asset Management Agreement, dated February 19, 2019, between Otis Wealth, Inc. and Series #KW, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.2 to the Offering Statement on Form 1-A filed on February 20, 2019)

6.3
Purchase and Sale Agreement, dated February 19, 2019, between Series #KW, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.3 to the Offering Statement on Form 1-A filed on February 20, 2019)

6.4
Promissory Note issued by Series #KW, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on February 19, 2019 (incorporated by reference to Exhibit 6.4 to the Offering Statement on Form 1-A filed on February 20, 2019)

6.5
Asset Management Agreement, dated August 30, 2019, between Otis Wealth, Inc. and Series Drop 002, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.5 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.6
Purchase and Sale Agreement, dated August 30, 2019, between Series Drop 002, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.6 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.7
Promissory Note issued by Series Drop 002, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on August 30, 2019 (incorporated by reference to Exhibit 6.7 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.8
Asset Management Agreement, dated August 30, 2019, between Otis Wealth, Inc. and Series Drop 003, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.8 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.9
Purchase and Sale Agreement, dated August 30, 2019, between Series Drop 003, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.9 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.10
Promissory Note issued by Series Drop 003, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on August 30, 2019 (incorporated by reference to Exhibit 6.10 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.11
Asset Management Agreement, dated August 30, 2019, between Otis Wealth, Inc. and Series Drop 004, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.11 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.12
Purchase and Sale Agreement, dated August 30, 2019, between Series Drop 004, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.12 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.13
Promissory Note issued by Series Drop 004, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on August 30, 2019 (incorporated by reference to Exhibit 6.13 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.14
Asset Management Agreement, dated August 30, 2019, between Otis Wealth, Inc. and Series Drop 005, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.14 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.15
Purchase and Sale Agreement, dated August 30, 2019, between Series Drop 005, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.15 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.16
Promissory Note issued by Series Drop 005, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on August 30, 2019 (incorporated by reference to Exhibit 6.16 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.17
Asset Management Agreement, dated August 30, 2019, between Otis Wealth, Inc. and Series Drop 008, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.23 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.18
Purchase and Sale Agreement, dated August 30, 2019, between Series Drop 008, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.24 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.19
Promissory Note issued by Series Drop 008, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on August 30, 2019 (incorporated by reference to Exhibit 6.25 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.20
Asset Management Agreement, dated August 30, 2019, between Otis Wealth, Inc. and Series Drop 009, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.26 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.21
Purchase and Sale Agreement, dated August 30, 2019, between Series Drop 009, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.27 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.22
Promissory Note issued by Series Drop 009, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on August 30, 2019 (incorporated by reference to Exhibit 6.28 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.23
Asset Management Agreement, dated September 16, 2019, between Otis Wealth, Inc. and Series Drop 010, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.29 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.24
Purchase and Sale Agreement, dated September 16, 2019, between Series Drop 010, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.30 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.25
Promissory Note issued by Series Drop 010, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on September 16, 2019 (incorporated by reference to Exhibit 6.31 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.26
Asset Management Agreement, dated December 13, 2019, between Otis Wealth, Inc. and Series Gallery Drop 011, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.32 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.27
Purchase and Sale Agreement, dated December 13, 2019, between Series Gallery Drop 011, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.33 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.28
Promissory Note issued by Series Gallery Drop 011, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 13, 2019 (incorporated by reference to Exhibit 6.34 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.29
Asset Management Agreement, dated December 13, 2019, between Otis Wealth, Inc. and Series Gallery Drop 012, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.35 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.30
Purchase and Sale Agreement, dated December 13, 2019, between Series Gallery Drop 012, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.36 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.31
Promissory Note issued by Series Gallery Drop 012, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 13, 2019 (incorporated by reference to Exhibit 6.37 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.32
Asset Management Agreement, dated December 13, 2019, between Otis Wealth, Inc. and Series Gallery Drop 013, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.38 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.33
Purchase and Sale Agreement, dated December 13, 2019, between Series Gallery Drop 013, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.39 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.34
Promissory Note issued by Series Gallery Drop 013, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 13, 2019 (incorporated by reference to Exhibit 6.40 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.35
Asset Management Agreement, dated December 17, 2019, between Otis Wealth, Inc. and Series Gallery Drop 014, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.41 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.36
Purchase and Sale Agreement, dated December 17, 2019, between Series Gallery Drop 014, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.42 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.37
Promissory Note issued by Series Gallery Drop 014, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 17, 2019 (incorporated by reference to Exhibit 6.43 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.38
Asset Management Agreement, dated December 13, 2019, between Otis Wealth, Inc. and Series Gallery Drop 015, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.44 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.39
Purchase and Sale Agreement, dated December 13, 2019, between Series Gallery Drop 015, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.45 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.40
Promissory Note issued by Series Gallery Drop 015, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 13, 2019 (incorporated by reference to Exhibit 6.46 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.41
Asset Management Agreement, dated March 18, 2020, between Otis Wealth, Inc. and Series Gallery Drop 016, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.41 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)

6.42
Purchase and Sale Agreement, dated March 18, 2020, between Series Gallery Drop 016, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.42 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)

6.43
Promissory Note issued by Series Gallery Drop 016, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on March 18, 2020 (incorporated by reference to Exhibit 6.43 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)

6.44
Asset Management Agreement, dated March 18, 2020, between Otis Wealth, Inc. and Series Gallery Drop 017, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.44 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)

6.45
Purchase and Sale Agreement, dated March 18, 2020, between Series Gallery Drop 017, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.45 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)

6.46
Promissory Note issued by Series Gallery Drop 017, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on March 18, 2020 (incorporated by reference to Exhibit 6.46 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)

6.47
Asset Management Agreement, dated May 13, 2020, between Otis Wealth, Inc. and Series Gallery Drop 018, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.47 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 15, 2020)

6.48
Purchase and Sale Agreement, dated May 13, 2020, between Series Gallery Drop 018, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.48 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 15, 2020)

6.49
Promissory Note issued by Series Gallery Drop 018, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on May 13, 2020 (incorporated by reference to Exhibit 6.49 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 15, 2020)

6.50
Asset Management Agreement, dated May 28, 2020, between Otis Wealth, Inc. and Series Gallery Drop 019, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.50 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

6.51
Purchase and Sale Agreement, dated May 28, 2020, between Series Gallery Drop 019, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.51 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

6.52
Promissory Note issued by Series Gallery Drop 019, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on May 28, 2020 (incorporated by reference to Exhibit 6.52 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

6.53
Asset Management Agreement, dated May 28, 2020, between Otis Wealth, Inc. and Series Gallery Drop 020, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.53 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

6.54
Purchase and Sale Agreement, dated May 28, 2020, between Series Gallery Drop 020, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.54 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

6.55
Promissory Note issued by Series Gallery Drop 020, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on May 28, 2020 (incorporated by reference to Exhibit 6.55 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

6.56
Asset Management Agreement, dated May 29, 2020, between Otis Wealth, Inc. and Series Gallery Drop 021, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.56 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

6.57
Purchase and Sale Agreement, dated May 29, 2020, between Series Gallery Drop 021, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.57 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

6.58
Promissory Note issued by Series Gallery Drop 021, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on May 29, 2020 (incorporated by reference to Exhibit 6.58 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

6.59
Asset Management Agreement, dated June 2, 2020, between Otis Wealth, Inc. and Series Gallery Drop 022, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.59 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

6.60
Purchase and Sale Agreement, dated June 2, 2020, between Series Gallery Drop 022, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.60 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

6.61
Promissory Note issued by Series Gallery Drop 022, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on June 2, 2020 (incorporated by reference to Exhibit 6.61 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

6.62
Asset Management Agreement, dated June 10, 2020, between Otis Wealth, Inc. and Series Gallery Drop 023, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.62 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

6.63
Purchase and Sale Agreement, dated June 10, 2020, between Series Gallery Drop 023, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.63 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

6.64
Promissory Note issued by Series Gallery Drop 023, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on June 10, 2020 (incorporated by reference to Exhibit 6.64 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

6.65
Asset Management Agreement, dated June 9, 2020, between Otis Wealth, Inc. and Series Gallery Drop 024, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.65 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

6.66
Purchase and Sale Agreement, dated June 9, 2020, between Series Gallery Drop 024, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.66 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

6.67
Promissory Note issued by Series Gallery Drop 024, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on June 9, 2020 (incorporated by reference to Exhibit 6.67 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

6.68
Asset Management Agreement, dated June 10, 2020, between Otis Wealth, Inc. and Series Gallery Drop 025, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.68 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

6.69
Purchase and Sale Agreement, dated June 10, 2020, between Series Gallery Drop 025, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.69 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

6.70
Promissory Note issued by Series Gallery Drop 025, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on June 10, 2020 (incorporated by reference to Exhibit 6.70 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

6.71
Asset Management Agreement, dated June 9, 2020, between Otis Wealth, Inc. and Series Gallery Drop 026, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.71 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

6.72
Purchase and Sale Agreement, dated June 9, 2020, between Series Gallery Drop 026, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.72 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

6.73
Promissory Note issued by Series Gallery Drop 026, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on June 9, 2020 (incorporated by reference to Exhibit 6.73 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

6.74
Asset Management Agreement, dated July 8, 2020, between Otis Wealth, Inc. and Series Gallery Drop 027, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.74 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)

6.75
Purchase and Sale Agreement, dated July 8, 2020, between Series Gallery Drop 027, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.75 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)

6.76
Promissory Note issued by Series Gallery Drop 027, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on July 8, 2020 (incorporated by reference to Exhibit 6.76 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)

6.77
Asset Management Agreement, dated July 8, 2020, between Otis Wealth, Inc. and Series Gallery Drop 028, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.77 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)

6.78
Purchase and Sale Agreement, dated July 8, 2020, between Series Gallery Drop 028, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.78 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)

6.79
Promissory Note issued by Series Gallery Drop 028, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on July 8, 2020 (incorporated by reference to Exhibit 6.79 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)

6.80
Asset Management Agreement, dated July 8, 2020, between Otis Wealth, Inc. and Series Gallery Drop 029, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.80 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)

6.81
Purchase and Sale Agreement, dated July 8, 2020, between Series Gallery Drop 029, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.81 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)

6.82
Promissory Note issued by Series Gallery Drop 029, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on July 8, 2020 (incorporated by reference to Exhibit 6.82 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)

6.83
Asset Management Agreement, dated July 31, 2020, between Otis Wealth, Inc. and Series Gallery Drop 030, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.83 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7,

6.84
Purchase and Sale Agreement, dated July 31, 2020, between Series Gallery Drop 030, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.84 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.85
Promissory Note issued by Series Gallery Drop 030, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on July 31, 2020 (incorporated by reference to Exhibit 6.85 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.86
Asset Management Agreement, dated July 31, 2020, between Otis Wealth, Inc. and Series Gallery Drop 031, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.86 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.87
Purchase and Sale Agreement, dated July 31, 2020, between Series Gallery Drop 031, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.87 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.88
Promissory Note issued by Series Gallery Drop 031, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on July 31, 2020 (incorporated by reference to Exhibit 6.88 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.89
Asset Management Agreement, dated August 3, 2020, between Otis Wealth, Inc. and Series Gallery Drop 032, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.89 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.90
Purchase and Sale Agreement, dated August 3, 2020, between Series Gallery Drop 032, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.90 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.91
Promissory Note issued by Series Gallery Drop 032, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on August 3, 2020 (incorporated by reference to Exhibit 6.91 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.92
Asset Management Agreement, dated July 31, 2020, between Otis Wealth, Inc. and Series Gallery Drop 033, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.92 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.93
Purchase and Sale Agreement, dated July 31, 2020, between Series Gallery Drop 033, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.93 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.94
Promissory Note issued by Series Gallery Drop 033, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on July 31, 2020 (incorporated by reference to Exhibit 6.94 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.95
Asset Management Agreement, dated August 3, 2020, between Otis Wealth, Inc. and Series Gallery Drop 034, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.95 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.96
Purchase and Sale Agreement, dated August 3, 2020, between Series Gallery Drop 034, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.96 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.97
Promissory Note issued by Series Gallery Drop 034, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on August 3, 2020 (incorporated by reference to Exhibit 6.97 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.98
Asset Management Agreement, dated August 4, 2020, between Otis Wealth, Inc. and Series Gallery Drop 035, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.98 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.99
Purchase and Sale Agreement, dated August 4, 2020, between Series Gallery Drop 035, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.99 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.100
Promissory Note issued by Series Gallery Drop 035, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on August 4, 2020 (incorporated by reference to Exhibit 6.100 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.101
Asset Management Agreement, dated August 4, 2020, between Otis Wealth, Inc. and Series Gallery Drop 036, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.101 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.102
Purchase and Sale Agreement, dated August 4, 2020, between Series Gallery Drop 036, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.102 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.103
Promissory Note issued by Series Gallery Drop 036, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on August 4, 2020 (incorporated by reference to Exhibit 6.103 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.104
Asset Management Agreement, dated August 4, 2020, between Otis Wealth, Inc. and Series Gallery Drop 037, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.104 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.105
Purchase and Sale Agreement, dated August 4, 2020, between Series Gallery Drop 037, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.105 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.106
Promissory Note issued by Series Gallery Drop 037, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on August 4, 2020 (incorporated by reference to Exhibit 6.106 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.107
Asset Management Agreement, dated September 10, 2020, between Otis Wealth, Inc. and Series Gallery Drop 038, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.107 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

6.108
Purchase and Sale Agreement, dated September 10, 2020, between Series Gallery Drop 038, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.108 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

6.109
Promissory Note issued by Series Gallery Drop 038, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on September 10, 2020 (incorporated by reference to Exhibit 6.109 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

6.110
Asset Management Agreement, dated September 10, 2020, between Otis Wealth, Inc. and Series Gallery Drop 039, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.110 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

6.111
Purchase and Sale Agreement, dated September 10, 2020, between Series Gallery Drop 039, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.111 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

6.112
Promissory Note issued by Series Gallery Drop 039, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on September 10, 2020 (incorporated by reference to Exhibit 6.112 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

6.113
Asset Management Agreement, dated September 10, 2020, between Otis Wealth, Inc. and Series Gallery Drop 040, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.113 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

6.114
Purchase and Sale Agreement, dated September 10, 2020, between Series Gallery Drop 040, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.114 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

6.115
Promissory Note issued by Series Gallery Drop 040, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on September 10, 2020 (incorporated by reference to Exhibit 6.115 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

6.116
Asset Management Agreement, dated September 10, 2020, between Otis Wealth, Inc. and Series Gallery Drop 041, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.116 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

6.117
Purchase and Sale Agreement, dated September 10, 2020, between Series Gallery Drop 041, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.117 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

6.118
Promissory Note issued by Series Gallery Drop 041, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on September 10, 2020 (incorporated by reference to Exhibit 6.118 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

6.119
Asset Management Agreement, dated September 10, 2020, between Otis Wealth, Inc. and Series Gallery Drop 042, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.119 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

6.120
Purchase and Sale Agreement, dated September 10, 2020, between Series Gallery Drop 042, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.120 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

6.121
Promissory Note issued by Series Gallery Drop 042, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on September 10, 2020 (incorporated by reference to Exhibit 6.121 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

6.122
Asset Management Agreement, dated October 6, 2020, between Otis Wealth, Inc. and Series Gallery Drop 043, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.122 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)

6.123
Purchase and Sale Agreement, dated October 6, 2020, between Series Gallery Drop 043, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.123 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)

6.124
Promissory Note issued by Series Gallery Drop 043, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on October 6, 2020 (incorporated by reference to Exhibit 6.124 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)

6.125
Asset Management Agreement, dated October 6, 2020, between Otis Wealth, Inc. and Series Gallery Drop 044, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.125 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)

6.126
Purchase and Sale Agreement, dated October 6, 2020, between Series Gallery Drop 044, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.126 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)

6.127
Promissory Note issued by Series Gallery Drop 044, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on October 6, 2020 (incorporated by reference to Exhibit 6.127 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)

6.128
Asset Management Agreement, dated October 6, 2020, between Otis Wealth, Inc. and Series Gallery Drop 045, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.128 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)

6.129
Purchase and Sale Agreement, dated October 6, 2020, between Series Gallery Drop 045, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.129 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)

6.130
Promissory Note issued by Series Gallery Drop 045, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on October 6, 2020 (incorporated by reference to Exhibit 6.130 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)

6.131
Asset Management Agreement, dated November 11, 2020, between Otis Wealth, Inc. and Series Gallery Drop 046, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.131 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.132
Purchase and Sale Agreement, dated November 11, 2020, between Series Gallery Drop 046, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.132 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.133
Promissory Note issued by Series Gallery Drop 046, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on November 11, 2020 (incorporated by reference to Exhibit 6.133 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.134
Asset Management Agreement, dated November 11, 2020, between Otis Wealth, Inc. and Series Gallery Drop 047, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.134 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.135
Purchase and Sale Agreement, dated November 11, 2020, between Series Gallery Drop 047, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.135 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.136
Promissory Note issued by Series Gallery Drop 047, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on November 11, 2020 (incorporated by reference to Exhibit 6.136 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.137
Asset Management Agreement, dated November 11, 2020, between Otis Wealth, Inc. and Series Gallery Drop 048, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.137 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.138
Purchase and Sale Agreement, dated November 11, 2020, between Series Gallery Drop 048, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.138 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.139
Promissory Note issued by Series Gallery Drop 048, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on November 11, 2020 (incorporated by reference to Exhibit 6.139 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.140
Asset Management Agreement, dated November 23, 2020, between Otis Wealth, Inc. and Series Gallery Drop 049, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.140 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.141
Purchase and Sale Agreement, dated November 23, 2020, between Series Gallery Drop 049, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.141 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.142
Promissory Note issued by Series Gallery Drop 049, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on November 23, 2020 (incorporated by reference to Exhibit 6.142 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.143
Asset Management Agreement, dated November 23, 2020, between Otis Wealth, Inc. and Series Gallery Drop 050, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.143 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.144
Purchase and Sale Agreement, dated November 23, 2020, between Series Gallery Drop 050, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.144 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.145
Promissory Note issued by Series Gallery Drop 050, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on November 23, 2020 (incorporated by reference to Exhibit 6.145 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.146
Asset Management Agreement, dated November 23, 2020, between Otis Wealth, Inc. and Series Gallery Drop 051, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.146 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.147
Purchase and Sale Agreement, dated November 23, 2020, between Series Gallery Drop 051, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.147 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.148
Promissory Note issued by Series Gallery Drop 051, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on November 23, 2020 (incorporated by reference to Exhibit 6.148 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.149
Asset Management Agreement, dated November 23, 2020, between Otis Wealth, Inc. and Series Gallery Drop 052, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.149 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.150
Purchase and Sale Agreement, dated November 23, 2020, between Series Gallery Drop 052, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.150 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.151
Promissory Note issued by Series Gallery Drop 052, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on November 23, 2020 (incorporated by reference to Exhibit 6.151 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.152
Asset Management Agreement, dated November 23, 2020, between Otis Wealth, Inc. and Series Gallery Drop 053, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.152 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.153
Purchase and Sale Agreement, dated November 23, 2020, between Series Gallery Drop 053, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.153 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.154
Promissory Note issued by Series Gallery Drop 053, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on November 23, 2020 (incorporated by reference to Exhibit 6.154 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.155
Asset Management Agreement, dated November 23, 2020, between Otis Wealth, Inc. and Series Gallery Drop 054, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.155 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.156
Purchase and Sale Agreement, dated November 23, 2020, between Series Gallery Drop 054, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.156 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.157
Promissory Note issued by Series Gallery Drop 054, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on November 23, 2020 (incorporated by reference to Exhibit 6.157 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.158
Asset Management Agreement, dated December 18, 2020, between Otis Wealth, Inc. and Series Gallery Drop 055, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.158 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.159
Purchase and Sale Agreement, dated December 18, 2020, between Series Gallery Drop 055, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.159 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.160
Promissory Note issued by Series Gallery Drop 055, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 18, 2020 (incorporated by reference to Exhibit 6.160 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.161
Asset Management Agreement, dated December 18, 2020, between Otis Wealth, Inc. and Series Gallery Drop 056, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.161 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.162
Purchase and Sale Agreement, dated December 18, 2020, between Series Gallery Drop 056, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.162 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.163
Promissory Note issued by Series Gallery Drop 056, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 18, 2020 (incorporated by reference to Exhibit 6.163 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.164
Asset Management Agreement, dated December 18, 2020, between Otis Wealth, Inc. and Series Gallery Drop 057, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.164 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.165
Purchase and Sale Agreement, dated December 18, 2020, between Series Gallery Drop 057, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.165 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.166
Promissory Note issued by Series Gallery Drop 057, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 18, 2020 (incorporated by reference to Exhibit 6.166 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.167
Asset Management Agreement, dated December 18, 2020, between Otis Wealth, Inc. and Series Gallery Drop 058, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.167 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.168
Purchase and Sale Agreement, dated December 18, 2020, between Series Gallery Drop 058, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.168 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.169
Promissory Note issued by Series Gallery Drop 058, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 18, 2020 (incorporated by reference to Exhibit 6.169 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.170
Asset Management Agreement, dated December 18, 2020, between Otis Wealth, Inc. and Series Gallery Drop 059, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.170 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.171
Purchase and Sale Agreement, dated December 18, 2020, between Series Gallery Drop 059, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.171 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.172
Promissory Note issued by Series Gallery Drop 059, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 18, 2020 (incorporated by reference to Exhibit 6.172 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.173
Asset Management Agreement, dated December 18, 2020, between Otis Wealth, Inc. and Series Gallery Drop 060, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.173 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.174
Purchase and Sale Agreement, dated December 18, 2020, between Series Gallery Drop 060, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.174 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.175
Promissory Note issued by Series Gallery Drop 060, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 18, 2020 (incorporated by reference to Exhibit 6.175 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.176
Asset Management Agreement, dated December 18, 2020, between Otis Wealth, Inc. and Series Gallery Drop 061, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.176 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.177
Purchase and Sale Agreement, dated December 18, 2020, between Series Gallery Drop 061, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.177 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.178
Promissory Note issued by Series Gallery Drop 061, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 18, 2020 (incorporated by reference to Exhibit 6.178 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.179
Asset Management Agreement, dated December 18, 2020, between Otis Wealth, Inc. and Series Gallery Drop 062, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.179 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.180
Purchase and Sale Agreement, dated December 18, 2020, between Series Gallery Drop 062, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.180 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.181
Promissory Note issued by Series Gallery Drop 062, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 18, 2020 (incorporated by reference to Exhibit 6.181 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.182
Asset Management Agreement, dated December 18, 2020, between Otis Wealth, Inc. and Series Gallery Drop 063, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.182 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.183
Purchase and Sale Agreement, dated December 18, 2020, between Series Gallery Drop 063, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.183 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.184
Promissory Note issued by Series Gallery Drop 063, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 18, 2020 (incorporated by reference to Exhibit 6.184 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.185
Asset Management Agreement, dated December 18, 2020, between Otis Wealth, Inc. and Series Gallery Drop 064, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.185 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.186
Purchase and Sale Agreement, dated December 18, 2020, between Series Gallery Drop 064, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.186 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.187
Promissory Note issued by Series Gallery Drop 064, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 18, 2020 (incorporated by reference to Exhibit 6.187 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.188*	Asset Management Agreement, dated January 11, 2021, between Otis Wealth, Inc. and Series Gallery Drop 065, a Series of Otis Gallery LLC

6.189*	Purchase and Sale Agreement, dated January 11, 2021, between Series Gallery Drop 065, a Series of Otis Gallery LLC, and Otis Wealth, Inc.

6.190*	Promissory Note issued by Series Gallery Drop 065, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on January 11, 2021

6.191*	Asset Management Agreement, dated January 11, 2021, between Otis Wealth, Inc. and Series Gallery Drop 066, a Series of Otis Gallery LLC

6.192*	Purchase and Sale Agreement, dated January 11, 2021, between Series Gallery Drop 066, a Series of Otis Gallery LLC, and Otis Wealth, Inc.

6.193*	Promissory Note issued by Series Gallery Drop 066, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on January 11, 2021

6.194*	Asset Management Agreement, dated January 11, 2021, between Otis Wealth, Inc. and Series Gallery Drop 067, a Series of Otis Gallery LLC

6.195*	Purchase and Sale Agreement, dated January 11, 2021, between Series Gallery Drop 067, a Series of Otis Gallery LLC, and Otis Wealth, Inc.

6.196*	Promissory Note issued by Series Gallery Drop 067, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on January 11, 2021

6.197*	Asset Management Agreement, dated January 11, 2021, between Otis Wealth, Inc. and Series Gallery Drop 068, a Series of Otis Gallery LLC

6.198*	Purchase and Sale Agreement, dated January 11, 2021, between Series Gallery Drop 068, a Series of Otis Gallery LLC, and Otis Wealth, Inc.

6.199*	Promissory Note issued by Series Gallery Drop 068, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on January 11, 2021

6.200*	Asset Management Agreement, dated January 11, 2021, between Otis Wealth, Inc. and Series Gallery Drop 069, a Series of Otis Gallery LLC

6.201*	Purchase and Sale Agreement, dated January 11, 2021, between Series Gallery Drop 069, a Series of Otis Gallery LLC, and Otis Wealth, Inc.

6.202*	Promissory Note issued by Series Gallery Drop 069, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on January 11, 2021

8.1
Second Amended and Restated Escrow Agreement, dated July 9, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series #KW, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 4.1 to the Amended Offering Statement on Form 1-A/A filed on July 10, 2019)

8.2
Escrow Agreement, dated September 11, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 002, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.2 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.3
Amendment to Escrow Agreement, dated September 20, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 002, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.3 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.4
Escrow Agreement, dated September 11, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 003, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.4 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.5
Amendment to Escrow Agreement, dated September 20, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 003, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.5 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.6
Escrow Agreement, dated September 11, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 004, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.6 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.7
Amendment to Escrow Agreement, dated September 20, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 004, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.7 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.8
Escrow Agreement, dated September 11, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 005, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.8 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.9
Amendment to Escrow Agreement, dated September 20, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 005, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.9 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.10
Escrow Agreement, dated September 11, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 008, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.14 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.11
Amendment to Escrow Agreement, dated September 16, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 008, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.15 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.12
Second Amendment to Escrow Agreement, dated September 20, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 008, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.16 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.13
Escrow Agreement, dated September 11, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 009, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.17 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.14
Amendment to Escrow Agreement, dated September 20 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 009, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.18 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.15
Escrow Agreement, dated September 17, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 010, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.19 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.16
Amendment to Escrow Agreement, dated September 20 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 010, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.20 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.17
Escrow Agreement, dated December 20, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 011, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.21 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

8.18
Escrow Agreement, dated December 20, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 012, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.22 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

8.19
Amended and Restated Escrow Agreement, dated October 5, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 013, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.19 to the Current Report

8.20
Escrow Agreement, dated December 20, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 014, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.24 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

8.21
Escrow Agreement, dated December 20, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 015, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.25 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

8.22
Escrow Agreement, dated March 19, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 016, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.22 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)

8.23
Escrow Agreement, dated March 19, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 017, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.23 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)

8.24
Escrow Agreement, dated May 14, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 018, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.24 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 15, 2020)

8.25
Escrow Agreement, dated May 29, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 019, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.25 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

8.26
Escrow Agreement, dated May 29, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 020, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.26 to the Post-Qualification Offering Statement on From 1-A POS filed on June 4, 2020)

8.27
Escrow Agreement, dated June 1, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 021, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.27 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

8.28
Escrow Agreement, dated June 3, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 022, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.28 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

8.29
Escrow Agreement, dated June 11, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 023, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.29 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

8.30
Escrow Agreement, dated June 11, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 024, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.30 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

8.31
Amended and Restated Escrow Agreement, dated October 5, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 025, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.31 to the Current Report

8.32
Escrow Agreement, dated June 11, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 026, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.32 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

8.33
Escrow Agreement, dated July 10, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 027, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.33 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)

8.34
Escrow Agreement, dated July 10, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 028, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.34 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)

8.35
Escrow Agreement, dated July 10, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 029, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.35 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020

8.36
Escrow Agreement, dated August 7, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 030, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.36 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

8.37
Amended and Restated Escrow Agreement, dated October 5, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 031, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.37 to the Current Report on Form 1-U filed on October 5, 2020)

8.38
Escrow Agreement, dated August 6, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 032, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.38 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

8.39
Amended and Restated Escrow Agreement, dated October 5, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 033, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.39 to the Current Report on Form 1-U filed on October 5, 2020)

8.40
Escrow Agreement, dated August 7, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 034, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.40 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

8.41
Amended and Restated Escrow Agreement, dated October 5, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 035, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.41 to the Current Report on Form 1-U filed on October 5, 2020)

8.42
Amended and Restated Escrow Agreement, dated October 5, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 036, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.42 to the Current Report on Form 1-U filed on October 5, 2020)

8.43
Amended and Restated Escrow Agreement, dated October 5, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 037, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.43 to the Current Report on Form 1-U filed on October 5, 2020)

8.44
Amended and Restated Escrow Agreement, dated October 5, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 038, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.44 to the Current Report on Form 1-U filed on October 5, 2020)

8.45
Amended and Restated Escrow Agreement, dated October 5, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 039, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.45 to the Current Report on Form 1-U filed on October 5, 2020)

8.46
Amended and Restated Escrow Agreement, dated October 5, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 040, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.46 to the Current Report on Form 1-U filed on October 5, 2020)

8.47
Amended and Restated Escrow Agreement, dated October 5, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 041, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.47 to the Current Report on Form 1-U filed on October 5, 2020)

8.48
Amended and Restated Escrow Agreement, dated October 5, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 042, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.48 to the Current Report on Form 1-U filed on October 5, 2020)

8.49
Escrow Agreement, dated October 7, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 043, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.49 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)

8.50
Escrow Agreement, dated October 7, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 044, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.50 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)

8.51
Escrow Agreement, dated October 7, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 045, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.51 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)

8.52
Escrow Agreement, dated November 11, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 046, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.52 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

8.53
Escrow Agreement, dated November 11, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 047, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.53 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

8.54
Escrow Agreement, dated November 11, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 048, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.54 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

8.55
Escrow Agreement, dated November 24, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 049, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.55 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

8.56
Escrow Agreement, dated November 24, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 050, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.56 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

8.57
Escrow Agreement, dated November 24, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 051, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.57 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

8.58
Escrow Agreement, dated November 24, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 052, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.58 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

8.59
Escrow Agreement, dated November 24, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 053, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.59 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

8.60
Escrow Agreement, dated November 24, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 054, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.60 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

8.61
Escrow Agreement, dated December 21, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 055, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.61 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

8.62
Escrow Agreement, dated December 21, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 056, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.62 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

8.63
Escrow Agreement, dated December 21, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 057, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.63 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

8.64
Escrow Agreement, dated December 21, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 058, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.64 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

8.65
Escrow Agreement, dated December 21, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 059, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.65 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

8.66
Escrow Agreement, dated December 21, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 060, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.66 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

8.67
Escrow Agreement, dated December 21, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 061, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.67 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

8.68
Escrow Agreement, dated December 21, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 062, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.68 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

8.69
Escrow Agreement, dated December 21, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 063, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.69 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

8.70
Escrow Agreement, dated December 21, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 064, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.70 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

8.71*	Escrow Agreement, dated January 13, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 065, a Series of Otis Gallery LLC

8.72*	Escrow Agreement, dated January 13, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 066, a Series of Otis Gallery LLC

8.73*	Escrow Agreement, dated January 13, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 067, a Series of Otis Gallery LLC

8.74*	Escrow Agreement, dated January 13, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 068, a Series of Otis Gallery LLC

8.75*	Escrow Agreement, dated January 13, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 069, a Series of Otis Gallery LLC

10.1	Power of attorney (included on the signature page of this offering statement)

11.1*	Consent of Artesian CPA, LLC

11.2*	Consent of Jason M. Tyra, CPA, PLLC

11.3*	Consent of Bevilacqua PLLC (included in Exhibit 12.1)

12.1*	Opinion of Bevilacqua PLLC

13.1	“Testing the Waters” Materials – Series Drop 002 (incorporated by reference to Exhibit 13.1 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

13.2	“Testing the Waters” Materials – Series Drop 003 (incorporated by reference to Exhibit 13.2 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

13.3	“Testing the Waters” Materials – Series Drop 004 (incorporated by reference to Exhibit 13.3 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

13.4	“Testing the Waters” Materials – Series Drop 005 (incorporated by reference to Exhibit 13.4 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

13.5	“Testing the Waters” Materials – Series Drop 008 (incorporated by reference to Exhibit 13.7 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

13.6	“Testing the Waters” Materials – Series Drop 009 (incorporated by reference to Exhibit 13.8 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

13.7	“Testing the Waters” Materials – Series Drop 010 (incorporated by reference to Exhibit 13.9 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

13.8	“Testing the Waters” Materials – Series Drop 014 (incorporated by reference to Exhibit 13.10 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

*filed herewith

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 15, 2021.

OTIS GALLERY LLC By: Otis Wealth, Inc., its managing member
By:	/s/ Michael Karnjanaprakorn
Michael Karnjanaprakorn Chief Executive Officer

This offering statement has been signed by the following persons, in the capacities, and on the dates indicated.

SIGNATURE		TITLE	DATE

/s/ Michael Karnjanaprakorn		Chief Executive Officer and Director of Otis Wealth, Inc. (principal executive officer and principal financial and accounting officer)	January 15, 2021
Michael Karnjanaprakorn

Otis Wealth, Inc.		Managing Member	January 15, 2021

By:	/s/ Michael Karnjanaprakorn
Name: Michael Karnjanaprakorn
Title: Chief Executive Officer